Filed pursuant to Rule 424(b)(3)
Securities Act File No. 333-286336

PROSPECTUS

CALAMOS AKSIA HEDGED STRATEGIES FUND

SHARES OF BENEFICIAL INTEREST

Class A Shares

Class C Shares

Class I Shares

Class M Shares

September 30, 2025

Calamos Aksia Hedged Strategies Fund (the “Fund”) is a newly organized Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company that intends to operate as an interval fund. Shares of the Fund (“Shares”) are continuously offered under the Securities Act of 1933, as amended (the “Securities Act”), and repurchased by the Fund on a quarterly basis in an amount no less than 5% and not more than 25% of the outstanding Shares, according to the Fund’s repurchase policy established pursuant to Rule 23c-3 under the 1940 Act. The Fund intends to elect to be treated as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”).

The Fund operates under an Agreement and Declaration of Trust dated March 25, 2025 (the “Declaration of Trust”). The Fund’s investment advisor is Calamos Advisors LLC (the “Advisor” or “Calamos”) and the Fund’s sub-advisor is Aksia LLC (the “Sub-Advisor” or “Aksia” and, together with the Advisor, the “Advisors”). The Advisor and the Sub-Advisor are each registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Advisor oversees the allocation of the portion of the Fund’s assets which the Sub-Advisor is responsible for investing. The Fund is offering through this prospectus four separate classes of Shares designated as Class A (“Class A Shares”), Class C (“Class C Shares”), Class I (“Class I Shares”) and Class M (“Class M Shares”).

Simultaneous with the commencement of the Fund’s operations (“Commencement of Operations”), Calamos Aksia Hedge Fund Access Core Alpha LP (the “Predecessor Fund”), reorganized with and transferred substantially all of its assets into the Fund. The Fund maintains an investment objective, strategies and investment policies, guidelines and restrictions that are, in all material respects, equivalent to those of the Predecessor Fund. The Fund and the Predecessor Fund share the same investment adviser, sub-adviser and portfolio managers.

Total Offering(1)	Class A Shares	Class C Shares	Class I Shares	Class M Shares
Public Offering Price	Current Net Asset Value	Current Net Asset Value	Current Net Asset Value	Current Net Asset Value
Sales Load(2)	2.25%	—	—	—
Proceeds to the Fund (Before Expenses)(3)	Current Net Asset Value minus Sales Load	Current Net Asset Value	Current Net Asset Value	Current Net Asset Value

(1)	Generally, the stated minimum initial investment by an investor in the Fund is $2,500 with respect to Class A Shares and Class C Shares, $1,000,000 for Class I Shares and $10,000 with respect to Class M Shares, which stated minimum may be reduced for certain investors. The Fund reserves the right to waive investment minimums for Class A Shares, Class C Shares, Class I Shares and Class M Shares. See “Purchasing Shares—Purchase Terms.” Investors purchasing Class A Shares may be charged a sales load of up to 2.25% of the investor’s gross purchase. The table assumes the maximum sales load is charged. Class C Shares, Class I Shares and Class M Shares are not subject to front-end sales loads. While Class M Shares do not charge a front-end sales load, if you purchase Class M Shares through certain financial firms, they may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information.

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(2)	Assumes all amounts currently registered are sold in the continuous offering. The Advisor and Sub-Advisor will also bear, for a three-year period from August 13, 2025, certain ongoing offering costs on a 50/50 basis associated with the Fund’s continuous offering. Pursuant to an expense limitation agreement (the “Expense Limitation Agreement”) among the Fund, the Advisor and the Sub-Advisor, the Fund will be obligated to reimburse the Advisor and the Sub-Advisor on a 50/50 basis for any such payments, subject to certain limitations. See “Fund Expenses.”

Securities Offered. The Fund is offering its Shares on a continuous basis. While Class M Shares do not charge a front-end sales load, if you purchase Class M Shares through certain financial firms, such firms may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information. The minimum initial investment with respect to Class A Shares and Class C Shares is $2,500 for all accounts; subsequent investments may be made with at least $100, except for purchases made pursuant to the Fund’s dividend reinvestment plan or as otherwise permitted by the Fund. The minimum initial investment with respect to Class M Shares is $10,000; subsequent investments may be made with at least $100, except for purchases made pursuant to the Fund’s dividend reinvestment plan or as otherwise permitted by the Fund. See “Distributions—Dividend Reinvestment Plan.” With respect to Class I Shares, the minimum initial investment is $1,000,000 for all accounts; subsequent investments may be made in any amount. The Fund reserves the right to waive investment minimums for Class A Shares, Class C Shares, Class I Shares and Class M Shares. See “Purchasing Shares—Purchase Terms.” Shares are being offered through Calamos Financial Services LLC (the “Distributor”) at an offering price equal to the Fund’s then-current NAV per Share, plus any applicable sales load.

The Advisor and the Fund rely on exemptive relief to, among other things, (i) designate multiple classes of Shares; (ii) impose on certain of the classes an early withdrawal charge and schedule waivers of such; (iii) impose class specific annual asset-based distribution fees on the assets of the various classes of Shares to be used to pay for expenses incurred in fostering the dividend of the Shares of the particular class; and (iv) to participate in certain privately negotiated co-investment transactions alongside certain other funds that are advised by the Advisor, the Sub-Advisor or their respective affiliates, subject to the satisfaction of certain conditions, including (i) that a majority of the Trustees of the Board who have no financial interest in the co-investment transaction and a majority of the Independent Trustees pre-approve the co-investment, and (ii) that the price, terms and conditions of the co-investment will be identical for each fund participating in a transaction pursuant to the exemptive relief.

Investment Objective. The Fund’s investment objective is to achieve long-term capital appreciation while maintaining a low sensitivity to equity markets primarily by allocating capital across a number of investment funds, managed by third-party investment managers (“Underlying Managers”), that employ a variety of alternative investment strategies (whether hedged or not) and are commonly known as “hedge funds” (“Alternative Funds”).

Principal Investment Strategies. The Fund will seek to achieve its investment objective primarily by investing in Alternative Funds. Alternative Funds are commingled asset pools that typically offer their securities privately, without registering such securities under the Securities Act. The Fund expects to invest in Alternative Funds that invest or trade in a wide range of assets and pursue a variety of alternative investment strategies, such as relative value, multi-strategy, tactical trading, event driven and long/short equity. The Fund may make direct investments in equity, debt and other financial instruments and obligations that are consistent with the types of alternative investment strategies pursued by Alternative Funds or that provide access to private markets (“Direct Investments”). Under normal market conditions, the Fund will invest at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in Alternative Funds and Direct Investments (the “80% Policy”). For the purposes of the 80% policy, investments in public liquid alternative investment vehicles (including registered investment companies which may be affiliated or unaffiliated with the Advisor) with principal investment strategies that are consistent with the Fund’s objective of maintaining low sensitivity to the equity markets are counted as Alternative Funds.

The Underlying Managers are third-party fund sponsors who offer co-mingled investment products, including Alternative Funds, that the Fund intends to invest in. The Underlying Managers organize and sponsor Alternative Funds in which the Fund is one of many investors. The Fund will not “control” the Alternative Funds as that term is defined in Section 2(a)(9) of the 1940 Act. The Fund will bear its proportionate share of the management fees and other expenses that are charged by an Alternative Fund in addition to the management fees and other expenses paid by the Fund. In the event the Fund invests in another affiliated fund (the “Acquired Fund”), the portion of the Fund’s Investment Management Fee equal to the advisory fee payable to the Acquired Fund (based on average daily net assets invested) is waived.

The 80% Policy is not a fundamental policy of the Fund and may be changed by the Board of Trustees without the vote of a majority of the Fund’s outstanding Shares. The Fund will provide shareholders with at least 60 days’ notice prior to changing the 80% Policy.

The Fund intends to utilize a multi-layered strategy and expects to hold Liquid Investments (defined below) for the purposes of liquidity management and to meet liquidity needs for quarterly repurchase “Liquid Investments” include: (i) public liquid alternative investment vehicles (including registered investment companies which may be affiliated or unaffiliated with the Advisor) whose principal investment strategies are consistent with the Fund’s investment objective of maintaining a low sensitivity to equity markets and may also, from time to time, utilize the following securities and instruments: (ii) equities, (iii) convertible securities (including synthetic convertible securities) of U.S. companies without regard to market capitalization, (iv) employing short selling and entering into total return swaps to enhance income and hedge against market risk, (iv) high yield fixed-income securities (often referred to as “junk bonds”), (v) obligations of U.S., state, and local governments, their agencies and instrumentalities, (vi) mortgage- and asset-backed debt securities (including TBAs), (vii) corporate debt securities, and (viii) repurchase agreements, money market instruments, Treasury Bills, and other securities believed to have debt-like characteristics (such as preferred securities and corporate loans and related assignments and participations).

The Sub-Advisor selects and negotiates terms of the Fund’s investments in Alternative Funds. The Sub-Advisor will monitor the performance of such investments and has the authority to divest of such investments and enter into new investments within its purview from time to time on behalf of the Fund.

The Sub-Advisor will focus on Alternative Funds managed by Underlying Managers that invest in historically uncorrelated strategies with the potential for long-term capital appreciation. Other factors considered in conducting qualitative and quantitative reviews of an Underlying Manager include strategy, length of operating history, amount of assets under management, historical risk-adjusted returns, infrastructure, experience of staff, and overall risk control policies.

The Sub-Advisor will seek to diversify investments in Alternative Funds across Underlying Managers, investment type, strategies, industries and geographies in an attempt to reduce the sector-specific risk, geographic-specific risk, and strategy-specific risk created by concentrated investments. The Sub-Adviser believes that a diversified portfolio of Alternative Funds will provide returns that are less correlated to those of the public financial markets. The identity and number of Alternative Funds in which the Fund invests will change over time as new opportunities arise and are added to the Fund’s portfolio, and existing Alternative Funds liquidate and thus are removed from the Fund’s portfolio. No assurance is given that the Fund’s portfolio at any given time will represent either a diversified or a representative group of strategies.

Interval Fund. The Fund is designed primarily for long-term investors and not as a trading vehicle. The Fund is an “interval fund” (defined below) pursuant to which it, subject to applicable law, will conduct quarterly repurchase offers for between 5% and 25% of the Fund’s outstanding Shares at net asset value (“NAV”). The Fund expects to conduct its initial repurchase offer in the first quarter of 2026. Under normal market conditions, the Fund currently intends to offer to repurchase 5% of its outstanding shares at NAV on a quarterly basis. In connection with any given repurchase offer, it is possible that a repurchase offer may be oversubscribed, with the result that Fund shareholders (“Shareholders”) may only be able to have a portion of their Shares repurchased. The Fund does not currently intend to list its Shares for trading on any national securities exchange. The Shares are, therefore, not readily marketable. Even though the Fund will make quarterly repurchase offers to repurchase a portion of the Shares to try to provide liquidity to Shareholders, you should consider the Shares to have limited liquidity. See “Types of Investments and Related Risks - Repurchase Offers” beginning on page 34 of this prospectus.

The Board of Trustees (the “Board”) will establish the deadline by which the Fund must receive repurchase requests in response to a repurchase offer. Quarterly repurchases will occur in the months of March, June, September, and December. Written notification of each quarterly repurchase offer (the “Repurchase Offer Notice”) will be sent to Shareholders at least 21 calendar days before the repurchase request deadline (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer) (the “Repurchase Request Deadline”); however, the Fund will seek to provide such Repurchase Offer Notice earlier but no more than 42 calendar days before the Repurchase Request Deadline. The NAV will be calculated on the Repurchase Pricing Date, which will be no later than the 14th calendar day (or the next business day if the 14th calendar day is not a business day) after the Repurchase Request Deadline (the “Repurchase Pricing Date”). The Fund will distribute payment to Shareholders within seven calendar days after the Repurchase Pricing Date. See “Share Repurchase Program” beginning on page 76 of this prospectus.

This prospectus provides the information that a prospective investor should know about the Fund before investing. Investors are advised to read this prospectus carefully and to retain it for future reference. Additional information about the Fund, including a statement of additional information about the Fund, dated September 30, 2025 (the “Statement of Additional Information”), has been filed with the SEC and is incorporated by reference in its entirety into this prospectus. The Statement of Additional Information and the Fund’s annual and semi-annual reports, once available, and any or all information that has been incorporated by reference into the prospectus or Statement of Additional Information but not delivered with the prospectus or Statement of Additional Information, will be provided upon request and without charge by writing to the Fund at Calamos Aksia Hedged Strategies Fund, 2020 Calamos Court, Naperville, Illinois 60563, Client Services, 4th Floor, or by calling toll-free 888-444-3613. Investors may request the Fund’s Statement of Additional Information, annual and semi-annual reports and other information about the Fund or make Shareholder inquiries by calling 888-444-3613 or by visiting www.calamos.com. In addition, the contact information provided above may be used to request additional information about the Fund and to make Shareholder inquiries. The Statement of Additional Information, other material incorporated by reference into this prospectus and other information about the Fund is also available on the SEC’s website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link.

Unlisted Closed-End Fund. An investment in the Fund is subject to, among others, the following risks:

●	There is not expected to be any secondary trading market in the Shares. Thus, an investment in the Fund may not be suitable for investors who may need the money they invest within a specified timeframe.

●	Unlike many closed-end funds, the Shares are not listed on any securities exchange. The Fund will provide liquidity through quarterly offers to repurchase a limited amount of the Fund’s Shares (at least 5%).

●	Shareholders should not expect to be able to sell their Shares in a secondary market transaction regardless of how the Fund performs. An investment in the Fund is considered to be of limited liquidity.

●	Because you will be unable to sell your Shares or have them repurchased immediately, you will find it difficult to reduce your exposure on a timely basis during a market downturn.

●	An investor will pay a sales load of up to 2.25% on the amounts it invests in Class A Shares. If you pay the maximum aggregate 2.25% for sales load, you must experience a total return on your net investment of 2.30% in order to recover these expenses.

●	The amount of distributions that the Fund may pay, if any, is uncertain.

●	All or a portion of an annual distribution may consist of a return of capital (i.e., from your original investment) and not a return of net investment income. A return of capital to Shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result of such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Fund Shares, even if such Shares are sold for less than the Shareholder’s original investment.

●	A significant portion of the Fund’s underlying investments are expected to be illiquid, and this may limit the number of Shares available for repurchase.

●	The Fund invests in Alternative Funds, as defined below. Investing in Alternative Funds includes additional risks related to illiquidity, indirect fees, valuation, limited operating histories, and limited information regarding underlying investments. See “Types of Investments and Related Risks - Special Risks of Investing in Alternative Funds; Reliance on Underlying Managers” beginning on page 46 of this prospectus.

●	Investing in Shares involves a high degree of risk. Only investors that can tolerate a high degree of risk and potential for loss should invest in the Fund. See “Types of Investments and Related Risks” beginning on page 28 of this prospectus, “Types of Investments and Related Risks - Use of Leverage: Risk of Borrowing by the Fund” beginning on page 30 of this prospectus, “Types of Investments and Related Risks—Repurchase Offers” beginning on page 34 of this prospectus, and “Conflicts of Interest” beginning on page 75 of this prospectus.

Shares are not deposits or obligations of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and Shares are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other government agency.

You should not construe the contents of this Prospectus as legal, tax or financial advice. You should consult with your own professional advisers as to legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund.

You should rely only on the information contained in this Prospectus. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date shown below.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE FUND’S PRINCIPAL UNDERWRITER IS CALAMOS FINANCIAL SERVICES LLC

The date of this prospectus is September 30, 2025

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SUMMARY OF TERMS

This is only a summary and does not contain all of the information that a prospective investor should consider before investing in the Fund. Before investing, a prospective investor in the Fund should carefully read the more detailed information appearing elsewhere in this prospectus and the Statement of Additional Information.

THE FUND AND THE SHARES

The Fund is a newly organized Delaware statutory trust that is registered under the 1940 Act as a non-diversified, closed-end management investment company. The Fund was organized as a Delaware statutory trust on March 21, 2025. The Fund intends to operate as an “interval fund” (as defined below).

The Fund offers four separate classes of Shares designated as Class A Shares, Class C Shares, Class I Shares and Class M Shares, all of which are offered by this prospectus. The Fund may offer additional classes of Shares in the future.

Simultaneous with the commencement of the Fund’s operations (“Commencement of Operations”), Calamos Aksia Hedge Fund Access Core Alpha LP (the “Predecessor Fund”), reorganized with and transferred substantially all of its assets into the Fund. The Fund maintains an investment objective, strategies and investment policies, guidelines and restrictions that are, in all material respects, equivalent to those of the Predecessor Fund. The Fund and the Predecessor Fund share the same investment advisor, sub-advisor and portfolio managers. For past performance information of the Predecessor Fund, see “Performance.”

THE ADVISOR	Calamos Advisors LLC will serve as the Fund’s investment advisor. The Advisor is registered as an investment adviser with the SEC under the Advisers Act. See “The Advisor and Sub-Advisor.”

THE SUB-ADVISOR	Aksia LLC will serve as the Fund’s sub-advisor. The Sub-Advisor is registered as an investment adviser with the SEC under the Advisors Act. See “The Advisor and Sub-Advisor.”

INVESTMENT OBJECTIVES

The Fund’s investment objective is to achieve long-term capital appreciation while maintaining a low sensitivity to equity markets primarily by allocating capital across a number of investment funds, managed by third-party investment managers (“Underlying Managers”), that employ a variety of alternative investment strategies (whether hedged or not) and are commonly known as “hedge funds” and, as noted above, alternative funds are commingled asset pools that typically offer their securities privately, without registering such securities under the Securities Act (“Alternative Funds”).

There can be no assurance that the Fund will achieve its investment objective. See “Investment Objective, Opportunities and Strategies—Investment Objectives.”

INVESTMENT OPPORTUNITIES AND STRATEGIES	The Fund will seek to achieve its investment objective primarily by investing in Alternative Funds. The Fund expects to invest in Alternative Funds that invest or trade in a wide range of assets and pursue a variety of alternative investment strategies, such as relative value, multi-strategy, tactical trading, event driven and long/short equity. The Fund may make direct investments in equity, debt and other financial instruments and obligations that are consistent with the types of alternative investment strategies pursued by Alternative Funds or that provide access to private markets (“Direct Investments”). Under normal market conditions, the Fund will invest at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in Alternative Funds and Direct Investments (the “80% Policy”). For the purposes of the 80% policy, investments in public liquid alternative investment vehicles (including registered investment companies which may be affiliated or unaffiliated with the Advisor) with principal investment strategies that are consistent with the Fund’s objective of maintaining low sensitivity to the equity markets are counted as Alternative Funds.

The Underlying Managers are third-party fund sponsors who offer co-mingled investment products, including Alternative Funds, that the Fund intends to invest in. The Underlying Managers organize and sponsor Alternative Funds in which the Fund is one of many investors. The Fund will not “control” the Alternative Funds as that term is defined in Section 2(a)(9) of the 1940 Act. The Fund will bear its proportionate share of the management fees and other expenses that are charged by an Alternative Fund in addition to the management fees and other expenses paid by the Fund. In the event the Fund invests in another affiliated fund (the “Acquired Fund”), the portion of the Fund’s Investment Management Fee equal to the advisory fee payable to the Acquired Fund (based on average daily net assets invested) is waived.

The 80% Policy is not a fundamental policy of the Fund and may be changed by the Board of Trustees without the vote of a majority of the Fund’s outstanding Shares. The Fund will provide shareholders with at least 60 days’ notice prior to changing the 80% Policy.

The Fund intends to utilize a multi-layered strategy and expects to hold Liquid Investments (defined below) for the purposes of liquidity management and to meet liquidity needs for quarterly repurchase “Liquid Investments” include: (i) public liquid alternative investment vehicles (including registered investment companies which may be affiliated or unaffiliated with the Advisor) whose principal investment strategies are consistent with the Fund’s investment objective of maintaining a low sensitivity to equity markets and may also, from time to time, utilize the following securities as instruments: (ii) equities, (iii) convertible securities (including synthetic convertible securities) of U.S. companies without regard to market capitalization, (iv) employing short selling and entering into total return swaps to enhance income and hedge against market risk, (iv) high yield fixed-income securities (often referred to as “junk bonds”), (v) obligations of U.S., state, and local governments, their agencies and instrumentalities, (vi) mortgage- and asset-backed debt securities (including TBAs), (vii) corporate debt securities, and (viii) repurchase agreements, money market instruments, Treasury Bills, and other securities believed to have debt-like characteristics (such as preferred securities and corporate loans and related assignments and participations).

The Sub-Advisor selects and negotiates terms of the Fund’s investments in Alternative Funds. The Sub-Advisor will monitor the performance of such investments and has the authority to divest of such investments and enter into new investments within its purview from time to time on behalf of the Fund.

The Sub-Advisor will focus on Alternative Funds managed by Underlying Managers that invest in historically uncorrelated strategies with the potential for long-term capital appreciation. Other factors considered in conducting qualitative and quantitative reviews of an Underlying Manager include strategy, length of operating history, amount of assets under management, historical risk-adjusted returns, infrastructure, experience of staff, and overall risk control policies.

The Sub-Advisor will seek to diversify investments in Alternative Funds across Underlying Managers, investment type, strategies, industries and geographies in an attempt to reduce the sector-specific risk, geographic-specific risk, and strategy-specific risk created by concentrated investments. The Sub-Adviser believes that a diversified portfolio of Alternative Funds will provide returns that are less correlated to those of the public financial markets. The identity and number of Alternative Funds in which the Fund invests will change over time as new opportunities arise and are added to the Fund’s portfolio, and existing Alternative Funds liquidate and thus are removed from the Fund’s portfolio. No assurance is given that the Fund’s portfolio at any given time will represent either a diversified or a representative group of strategies.

LEVERAGE

The Fund may borrow money in connection with its investment activities - i.e., the Fund may utilize leverage. Specifically, the Fund may borrow money through a credit facility or other similar arrangement to achieve its investment objectives. The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment. There can be no assurance that the Fund will use leverage or that its leveraging strategy will be successful during any period in which it is employed. The Fund will be limited in its ability to borrow (or guarantee other obligations) by the 1940 Act requirement that a registered investment company must satisfy an “asset coverage” requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness. This requirement means that the value of the investment company’s total indebtedness may not exceed 33% of the value of its total assets (including the indebtedness). The Fund also may borrow to pay Fund expenses, including, without limitation, the Management Fee and Sub-Advisory Fee (as described below) and for other investment or business purposes.

Certain of the Fund’s Alternative Funds may use substantial amounts of leverage for a wide variety of purposes.

Use of leverage, even on a temporary basis, could increase investment risk. See “Types of Investments and Related Risks—Use of Leverage: Risk of Borrowing by the Fund.”

BOARD OF TRUSTEES	The Board, including a majority of the members of the Board (each, a “Trustee”) that are considered independent and are not “interested persons” (as defined in the 1940 Act) of the Fund or the Advisors (collectively, the “Independent Trustees”), oversees and monitors the Fund’s management and operations. See “Management of the Fund.”

INVESTMENT MANAGEMENT FEE	Pursuant to the investment advisory agreement, effective as of August 31, 2025 (the “Investment Advisory Agreement”), by and between the Fund and the Advisor, and in consideration of the advisory services provided by the Advisor to the Fund, the Advisor is entitled to an investment management fee (the “Investment Management Fee”) payable monthly in arrears and accrued daily based upon the Fund’s average daily net assets at an annual rate of 1.10%. See “Investment Management Fee.” In addition, pursuant to the sub-advisory agreement between the Advisor and the Sub-Advisor, the Advisor pays the Sub-Advisor a sub-advisory fee (the “Sub-Advisory Fee”) payable monthly in arrears and accrued daily based upon the Fund’s average daily net assets at an annual rate of 0.55%. See “Investment Management Fee—Sub-Advisory Fee.” The Investment Management Fee paid to the Advisor will be paid out of the Fund’s assets and the Sub-Advisory Fee will be paid out of the Investment Management Fee. The Investment Management Fee will be paid to the Advisor before giving effect to any repurchase of Shares in the Fund effective as of that date and will decrease the net profits (or increase the net losses) of the Fund.

The Advisor and Sub-Advisor are obligated to pay their respective expenses associated with providing the investment advisory services outlined in the Investment Advisory Agreement and Sub-Advisory Agreement or as otherwise agreed between the Advisor, the Sub-Advisor, and the Fund (to the extent applicable), including compensation of and office space for its officers and employees connected with investment and economic research, trading, and investment management of the Fund.

The Board will periodically review the Investment Advisory Agreement and the Sub-Advisory Agreement to determine, among other things, whether the fees payable under such agreements are reasonable in light of the services provided. If the Sub-Advisory Agreement is not continued by the Board or is terminated by the Board or the Advisor, the Investment Advisory Agreement shall be terminated at the time the Sub-Advisory Agreement is terminated. See “Investment Management Fee—Approval of the Investment Advisory Agreement and Sub-Advisory Agreement”

The Advisor, the Sub-Advisor and the Fund have entered into the Expense Limitation Agreement under which the Advisor and Sub-Advisor have agreed contractually, on a monthly basis, to reimburse on a 50/50 basis between the Advisor and the Sub-Advisor the Fund’s “Specified Expenses” in respect of each class of the Fund (each, a “Class”) where “Specified Expenses” means all other expenses incurred in the business of the Fund and allocated to a Class, including the Fund’s annual operating expenses, with the exception of (i) the Investment Management Fee (as defined herein), (ii) the Shareholder Servicing Fee (as defined herein), (iii) the Distribution Fee (as defined herein), (iv) certain costs associated with the acquisition, ongoing investment and disposition of the Fund’s investments and unconsummated investments, including legal costs, professional fees, travel costs and brokerage costs, (v) acquired fund fees and expenses, (vi) dividend and interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund), (vii) taxes and costs to reclaim foreign taxes, and (viii) extraordinary expenses (as determined in the discretion of the Advisor and Sub-Advisor), to the extent that such expenses exceed 0.35% of the average daily net assets of such Class (the “Expense Limitation”). If, while the Advisor is the investment advisor to the Fund and the Sub-Advisor is investment sub-advisor to the Fund, the Fund’s estimated annualized Specified Expenses in respect of a Class for a given month are less than the Expense Limitation, the Advisor and Sub-Advisor shall be entitled to reimbursement by the Fund on a 50/50 basis of the other expenses borne by the Advisor and Sub-Advisor on behalf of the Fund (the “Reimbursement Amount”) during any of the previous thirty-six (36) months, but only to the extent that the Fund’s estimated annualized Specified Expenses in respect of a Class are less than, for such month, the lesser of the Expense Limitation or any other relevant expense limit then in effect with respect to the Class, and provided that such amount paid to the Advisor and Sub-Advisor will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed. The Advisor and Sub-Advisor may recapture a Specified Expense in any year within the thirty-six (36) month period after the Advisor and Sub-Advisor bear the expense. See “Fund Expenses - Expense Limitation Agreement” for additional information. The Expense Limitation Agreement will remain in effect for an initial three-year period from August 13, 2025, unless and until the Board approves its modification or termination. Thereafter, the Expense Limitation Agreement may be renewed annually with the written agreement of the Advisor, the Sub-Advisor and the Fund. The Fund’s obligation to make reimbursement payments shall survive the termination of the Expense Limitation Agreement. See “Fund Expenses.”

FUND ACCOUNTING AND ADMINISTRATION EXPENSES	The Fund has retained State Street Bank and Trust Company (the “Administrator”) to provide it with certain administrative and accounting services. The Fund compensates the Administrator for these services. See “Management of the Fund—Fund Accounting and Administrative Services.”

FEES OF UNDERLYING MANAGERS

As an investor in Alternative Funds, the Fund will indirectly bear asset-based fees and performance-based fees or allocations charged by the Underlying Managers. Such fees and performance-based compensation are in addition to the fees that are charged by the Advisor and allocated to the Fund. Generally, fees payable to Underlying Managers of the Alternative Funds will range from 0% to 3% (annualized) of the average NAV of the Fund’s investment. In addition, certain Underlying Managers charge an incentive allocation or fee generally ranging from 0% to 30% of an Alternative Funds’ net profits, although it is possible that such ranges may be exceeded for certain Underlying Managers.

In some cases, instead of a management fee, an Underlying Manager may charge through all or a significant portion of the costs of operating the Alternative Fund, which would typically be absorbed by an underlying manager (e.g., salaries of investment personnel, office rent and overhead, technology costs, etc.), directly to investors (commonly referred to as “pass-through fees”), including the Fund. These pass-through fees can range from the low single digits to the high single digits (or slightly more) of an Alternative Fund’s net asset value in a given year, depending on factors such as performance, expense management, and netting. Pass-through fees are typically charged in addition to any incentive allocation or fee. An investor in the Fund bears a proportionate share of the expenses of the Fund.

DISTRIBUTIONS

Because the Fund intends to qualify annually as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”), the Fund intends to distribute at least 90% of its annual net taxable income to its Shareholders. Nevertheless, there can be no assurance that the Fund will pay distributions to Shareholders at any particular rate. Each calendar year, a statement on Internal Revenue Service (“IRS”) Form 1099-DIV identifying the amount and character of the Fund’s distributions will be mailed to Shareholders. See “Taxes” below. See “Distributions.”

The Board reserves the right to change the distribution policy from time to time.

DIVIDEND REINVESTMENT PLAN	The Fund will operate under a dividend reinvestment plan (“DRP”) administered by State Street Bank and Trust Company (the “Transfer Agent”). Pursuant to the DRP, the Fund’s income dividends or capital gains or other distributions (each, a “Distribution” and collectively, “Distributions”), net of any applicable U.S. withholding tax, are reinvested in the same class of Shares of the Fund.

Shareholders automatically participate in the DRP, unless and until an election is made to withdraw from the DRP on behalf of such participating Shareholder. A Shareholder who does not wish to have Distributions automatically reinvested may terminate participation in the DRP by written instruction to that effect to the Transfer Agent, or to the Financial Intermediary through which the Shares are held. Shareholders who elect not to participate in the DRP will receive all distributions in cash paid to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee). For accounts on which the Transfer Agent controls this function, such written instructions must be received by the Transfer Agent at least five business days prior to the record date of the Distribution or the Shareholder will receive such Distribution in Shares through the DRP. Any written request received later than such time may be processed by the Transfer Agent but is not guaranteed. For accounts held through a Financial Intermediary, Shareholders should contact such Financial Intermediary directly for specific instructions on the process and timing required to make such changes. Under the DRP, the Fund’s Distributions to Shareholders are reinvested in full and fractional Shares. See “Distributions—Dividend Reinvestment Plan.”

PURCHASES OF SHARES

The Fund’s Shares are offered on a daily basis. Shares are being offered through the Distributor at an offering price equal to the Fund’s then-current NAV per Share, plus any applicable sales load. Please see “Plan of Distribution” for purchase instructions and additional information.

With respect to Class A Shares and Class C Shares, the minimum initial investment is $2,500 for all accounts; subsequent investments may be made with at least $100, except for purchases made pursuant to the Fund’s DRP or as otherwise permitted by the Fund. The minimum initial investment with respect to Class M Shares is $10,000; subsequent investments may be made with at least $100, except for purchases made pursuant to the Fund’s DRP or as otherwise permitted by the Fund. With respect to Class I Shares, the minimum initial investment is $1,000,000 for all accounts; subsequent investments may be made in any amount. See “Distributions-Dividend Reinvestment Plan.” The Fund reserves the right to waive investment minimums for Class A Shares, Class C Shares, Class I Shares and Class M Shares. See “Purchasing Shares—Purchase Terms.”

The Fund reserves the right to accept or reject, in its sole discretion, any request to purchase Shares at any time. The Fund also reserves the right to suspend or terminate offerings of Shares at any time. Additional information regarding the subscription process is set forth under “Purchasing Shares.”

PLAN OF DISTRIBUTION

The Distributor, located at 2020 Calamos Court, Naperville, IL 60563, serves as the Fund’s principal underwriter and acts as the Distributor of the Fund’s Shares on a best efforts basis, subject to various conditions. The Fund’s Shares are offered for sale through the Distributor at a price equal to the then-current NAV per share plus any applicable sales load. The Distributor also may enter into broker-dealer selling agreements with other broker dealers for the sale and distribution of the Fund’s Shares. While Class M Shares do not impose a front-end sales charge, if you purchase Class M Shares through certain financial firms, such firms may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information.

The Distributor is not required to sell any specific number or dollar amount of the Fund’s Shares, but will use its best efforts to solicit orders for the sale of the Shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market maker in Fund Shares.

The Fund has adopted a “Distribution and Shareholder Services Plan” with respect to its Class A, Class C and Class M Shares under which the Fund may compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of clients with whom they have distributed Shares of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s transfer agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Advisor may reasonably request. Under the Distribution and Shareholder Services Plan, the Fund, with respect to Class A, Class C and Class M, may incur expenses on an annual basis equal to 0.25%, 1.00% and 0.75%, respectively, of its average daily net assets. With respect to Class A Shares, the entire fee is characterized as a “shareholder service fee.” With respect to Class C Shares, up to 0.25% of the fee is characterized as a “shareholder service fee” and the remaining portion is characterized as a “distribution fee.” With respect to Class M Shares, the entire fee is characterized as a “distribution fee.”

The Advisors or their affiliates, in the Advisors’ and the Sub-Advisor’s discretion and from their own resources, may pay additional compensation to financial intermediaries and their agents that have made arrangements with the Fund and are authorized to buy and sell Shares of the Fund (collectively, “Financial Intermediaries”) in connection with the sale of Fund Shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages including access to a broker’s or dealer’s registered representatives, placement on a list of investment options offered by a broker or dealer, or the ability to assist in training and educating the broker’s or dealer’s registered representatives. The Additional Compensation may differ among brokers or dealers in amount or in the manner of calculation. Payments of Additional Compensation may be fixed dollar amounts be based on the aggregate value of outstanding Shares held by Shareholders introduced by the broker or dealer, or determined in some other manner. The receipt of Additional Compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

See “Plan of Distribution” for additional information.

ERISA PLANS AND OTHER TAX-EXEMPT ENTITIES	Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts (“IRAs”), 401(k) plans and Keogh plans, may purchase Shares. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of the ERISA plans investing in the Fund for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. Thus, none of the Fund or the Advisors will be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA plan that becomes a Shareholder, solely as a result of the ERISA plan’s investment in the Fund. See “ERISA Considerations.”

UNLISTED CLOSED-END INTERVAL FUND STRUCTURE

The Fund has been organized as a continuously offered, non-diversified closed-end management investment company that is operated as an interval fund. Closed-end funds differ from open-end funds (commonly known as mutual funds) in that investors in closed-end funds do not have the right to redeem their shares on a daily basis. Unlike most closed-end funds, which typically list their shares on a securities exchange, the Fund does not currently intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. Therefore, an investment in the Fund, unlike an investment in a typical closed-end fund, is not a liquid investment. To provide some liquidity to Shareholders, the Fund is structured as an “interval fund” and conducts quarterly repurchase offers for a limited amount of the Fund’s Shares (at least 5%). See “Types of Investments and Related Risks—Closed-end Interval Fund; Liquidity.”

The Fund believes that a closed-end structure is most appropriate for the Fund given the long-term nature of the Fund’s strategy. The Fund’s NAV per Share may be volatile. As the Shares are not traded, Shareholders will not be able to dispose of their Shares in the Fund, except through repurchases conducted through the share repurchase program, no matter how the Fund performs.

SHARE CLASSES	The Fund currently offers four different classes of Shares: Class A, Class C, Class I, and Class M Shares. An investment in any Share class of the Fund represents an investment in the same assets of the Fund. However, the purchase restrictions and ongoing fees and expenses for each Share class are different. The fees and expenses for the Fund are set forth in “Summary of Fees and Expenses.” If you have hired an intermediary and are eligible to invest in more than one class of Shares, the intermediary may help determine which share class is appropriate for you. When selecting a Share class, you should consider which Share classes are available to you, how much you intend to invest, how long you expect to own Shares and the total costs and expenses associated with a particular Share class. See “Plan of Distribution.”

Each investor’s financial considerations are different. You should speak with your intermediary to help you decide which Share class is best for you. Not all Financial Intermediaries offer all classes of Shares. If your Financial Intermediary offers more than one class of Shares, you should carefully consider which class of shares to purchase.

VALUATIONS	The Board is responsible for the oversight of the valuation of the Fund’s portfolio investments for which market quotations are not readily available, as determined in good faith pursuant to the Fund’s valuation policy and consistently applied valuation process. Pursuant to Rule 2a-5 under the 1940 Act, the Board has designated the Advisor as its valuation designee to perform fair valuation determinations for the Fund with respect to all Fund investments.

The Board has delegated the day-to-day responsibility of implementing the portfolio valuation process set forth in the Fund’s valuation policy to the Advisor and has authorized the Advisor to engage independent third-party pricing service providers and independent third-party valuation service providers if such services providers have been approved by the Board. Portfolio securities and other assets for which market quotes are readily available are valued at market value. In circumstances where market quotes are not readily available, the Board has adopted methods for determining the fair value of such securities and other assets. The Fund determines NAV per Share in accordance with the methodology described in the Fund’s valuation policy. Valuations of Fund investments are disclosed in reports publicly filed with the SEC.

The Fund calculates the NAV of each class of its Shares on a daily basis. In addition, the Fund intends to publicly report the NAV per Share of each class of the Fund on its website on a daily basis. For information on the Fund’s daily NAV, please call the Fund toll-free at 888-444-3613. As valuation designee, the Advisor is responsible for assessment and management of valuation risks, establishment and application of fair value methodologies, testing of fair value methodologies, and overseeing pricing services, as set forth in the Rule. The Advisor fair values the Fund’s Alternative Funds based on valuations provided by the Underlying Managers of the Alternative Funds, which valuations may also be based on fair valuation procedures. See “Determination of Net Asset Value” and “Types of Investments and Related Risks - General Risks - Liquidty and Valuation.” The Fund’s investments may be difficult to value because it may be relatively difficult for the Fund to obtain reliable valuations of Alternative Funds, Co-Investments and the underlying portfolio companies in which they invest. In most cases, the Fund will rely on the Underlying Managers’ valuations. Prospective investors should be aware that situations involving uncertainties as to valuation of assets held by the Fund could have an adverse effect on the returns of the Fund. In order to mitigate these uncertainties, the Advisor has adopted valuation procedures to govern the valuation of all Fund investments and is responsible for maintaining records in accordance with Rule 31a-4 under the 1940 Act. See “Types of Investments and Related Risks - Special Risks of Investing in Alternative Funds; Reliance on Underlying Managers.”

The Advisor provides the Board with periodic reports, no less than quarterly, that discuss, among other things, the fair valuation of the Fund’s assets, as applicable. The Advisor is responsible for the accuracy, reliability or completeness of any market or fair market valuation determinations made with respect to the Fund’s assets. See “Determination of Net Asset Value.”

SHARE REPURCHASE PROGRAM

The Shares have no history of public trading, nor is it intended that the Shares will be listed on a public exchange at this time. No secondary market is expected to develop for the Fund’s Shares.

The Fund is an “interval fund,” a type of fund which, to provide some liquidity to Shareholders, makes quarterly repurchase offers for between 5% and 25% of the Fund’s outstanding Shares at NAV, pursuant to Rule 23c-3 under the 1940 Act, unless such offers are suspended or postponed in accordance with regulatory requirements (as discussed below). Under normal market conditions, the Fund currently intends to offer to repurchase 5% of its outstanding shares at NAV on a quarterly basis. The offer to purchase Shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Written notification of each quarterly repurchase offer (the “Repurchase Offer Notice”) is sent to Shareholders at least 21 calendar days before the repurchase request deadline (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer) (the “Repurchase Request Deadline”); however, the Fund will seek to provide such written notification earlier but no more than 42 calendar days before the Repurchase Request Deadline. The NAV will be calculated on the Repurchase Pricing Date, which will be no later than the 14th calendar day (or the next business day if the 14th calendar day is not a business day) after the Repurchase Request Deadline (the “Repurchase Pricing Date”). The Fund’s NAV may fluctuate between the date you submit your repurchase request and the Repurchase Request Deadline and may also fluctuate to the extent there is any delay between the Repurchase Request Deadline and the Repurchase Pricing Date. The Fund will distribute payment to Shareholders within seven calendar days after the Repurchase Pricing Date. The Fund’s Shares are not listed on any securities exchange, and the Fund anticipates that no secondary market will develop for its Shares. Accordingly, you may not be able to sell Shares when and/or in the amount that you desire. Thus, the Shares are appropriate only as a long-term investment. If a repurchase offer is oversubscribed and the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if Shareholders tender an amount of Shares greater than that which the Fund is entitled to purchase, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. In addition, the Fund’s repurchase offers may subject the Fund and Shareholders to special risks. See “Types of Investments and Related Risks—Repurchase Offers.”

SUMMARY OF TAXATION	The Fund intends to elect to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a RIC under Subchapter M of Subpart A, Chapter 1 (“Subchapter M”) of the Code. As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any net ordinary income or capital gains that is currently distributed as dividends for U.S. federal income tax purposes to Shareholders, as applicable. To qualify for and maintain its treatment as a RIC for U.S. federal income tax purposes, the Fund is required to meet certain specified source-of-income and asset diversification requirements, and is required to distribute dividends for U.S. federal income tax purposes of an amount at least equal to 90% of the sum of its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses each tax year to Shareholders, as applicable. See “Distributions” and “Tax Aspects.”

FISCAL YEAR	For accounting purposes, the Fund’s fiscal year is the 12-month period ending on March 31. See “Fiscal Year; Reports.”

REPORTS TO SHAREHOLDERS	As soon as practicable after the end of each calendar year, a statement on Form 1099-DIV identifying the sources of the distributions paid by the Fund to Shareholders for tax purposes will be furnished to Shareholders subject to IRS reporting. In addition, the Fund will prepare and transmit to Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. See “Fiscal Year; Reports.”

RISK FACTORS

The Fund is subject to substantial risks — including market risks and strategy risks. The Fund is also subject to the risks associated with the investment strategies employed by the Advisors. While the Advisors will attempt to moderate any risks, there can be no assurance that the Fund’s investment activities will be successful or that the investors will not suffer losses. There may also be certain conflicts of interest relevant to the management of the Fund, arising out of, among other things, activities of the Advisors and their affiliates and employees with respect to the management of accounts for other clients as well as the investment of proprietary assets. An investment in the Fund should only be made by investors who understand the risks involved and who are able to withstand the loss of the entire amount invested.

Accordingly, the Fund should be considered a speculative investment, and you should invest in the Fund only if you can sustain a complete loss of your investment. Past results of the Advisor, the Sub-Advisor, their respective principals, and the Fund are not indicative of future results. Prospective investors should review carefully the “Types of Investments and Related Risks” section of this Prospectus; “Types of Investments and Related Risks - Closed-end Interval Fund; Liquidity” beginning on page 28 of this prospectus; “Types of Investments and Related Risks - Repurchase Offers” beginning on page 34 of this prospectus; and “Conflicts of Interest” beginning on page 75 of this prospectus.

SUMMARY OF FEES AND EXPENSES

The following table illustrates the aggregate fees and expenses that the Fund expects to incur and that Shareholders can expect to bear directly or indirectly.

	Class A	Class C	Class I	Class M
SHAREHOLDER TRANSACTION FEES
Maximum sales load imposed on purchases(1)	2.25%	None	None	None
Maximum contingent deferred sales charge(2)	None	1.00%	None	None
ANNUAL FUND EXPENSES(3)
(as a percentage of average net assets attributable to Shares)
Management Fee	1.10%	1.10%	1.10%	1.10%
Interest payments on borrowed funds and securities sold short(4)	0.05%	0.05%	0.05%	0.05%
Other expenses(5)	1.25%	1.25%	1.25%	1.25%
Distribution and/or Service Fees(6)	0.25%	1.00%	None	0.75%
Acquired Fund Fees and Expenses(7)	15.50%	15.50%	15.50%	15.50%
Total annual fund expenses	18.15%	18.90%	17.90%	18.65%
Expense reimbursement(8)	(0.90)%	(0.90)%	(0.90)%	(0.90)%
Total annual fund expenses after expense reimbursement(8)	17.25%	18.00%	17.00%	17.75%

(1)	Investors purchasing Class A Shares may be charged a front-end sales load of up to 2.25% of the investor’s gross purchase. The table assumes the maximum sales load is charged. The Distributor may, in its discretion, waive all or a portion of the sales load for certain investors (as further described under “Purchasing Shares—Purchase Terms”). See “Purchasing Shares—Purchase Terms.” While Class M Shares do not charge a front-end sales load, if you purchase Class M Shares through certain financial firms, such firms may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information. See “Plan of Distribution.”

(2)	Class C shareholders will be subject to a contingent deferred sales charge on shares redeemed during the first 12 months after their purchase. See “Contingent Deferred Sales Charge” under “Share Repurchase Program.”

(3)	Assuming estimated net assets for the Fund of $150 million with no leverage at the end of the Fund’s first twelve months of operations.

(4)	These expenses represent estimated interest payments the Fund expects to incur in connection with its expected credit facility and short sales during the current fiscal year. See “Investment Objective, Opportunities and Strategies - Leverage.”

(5)	Other expenses are based on estimated amounts for the current fiscal year and include accounting, custody, transfer agency, legal, valuation agent, pricing vendor and auditing fees of the Fund, organizational and offering costs, and fees payable to the Independent Trustees.

(6)	Class C Shares and Class M Shares will pay to the Distributor a distribution fee that will accrue at an annual rate equal to 0.75% of the average daily net assets attributable to Class C Shares or Class M Shares, respectively (the “Distribution Fee”). See “Plan of Distribution”. Class A Shares and Class C may charge a shareholder servicing fee of up to 0.25% per year (the “Shareholder Servicing Fee”). The Fund may use these fees, in respect of the relevant class, to compensate Financial Intermediaries or financial institutions for distribution-related expenses, if applicable, and providing ongoing services in respect of clients with whom they have distributed Shares of the Fund. Such services may also include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s transfer agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Advisor may reasonably request.

(7)	The “Acquired Fund Fees and Expenses” disclosed above are based on historical returns of the types of hedge funds in which the Fund anticipates investing, which may change substantially over time and, therefore, significantly affect “Acquired Fund Fees and Expenses.” The Acquired Fund Fees and Expenses are based on estimated amounts for the current fiscal year and include pass-through fees. See “Special Risks of Investing in Alternative Funds; Reliance on Underlying Managers - Multiple Levels of Fees and Expenses.”

(8)	The Advisor, the Sub-Advisor and the Fund have entered into the Expense Limitation Agreement under which the Advisor and Sub-Advisor have contractually agreed on a monthly basis, to reimburse on a 50/50 basis between the Advisor and the Sub-Advisor the Fund’s “Specified Expenses” in respect of each class of the Fund (each, a “Class”) where “Specified Expenses” means all other expenses incurred in the business of the Fund and allocated to a Class, including the Fund’s annual operating expenses, with the exception of (i) the Investment Management Fee (as defined herein), (ii) the Shareholder Servicing Fee (as defined herein), (iii) the Distribution Fee (as defined herein), (iv) certain costs associated with the acquisition, ongoing investment and disposition of the Fund’s investments and unconsummated investments, including legal costs, professional fees, travel costs and brokerage costs, (v) acquired fund fees and expenses, (vi) dividend and interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund), (vii) taxes and costs to reclaim foreign taxes, and (viii) extraordinary expenses (as determined in the discretion of the Advisor and Sub-Advisor), to the extent that such expenses exceed 0.35% of the average daily net assets of such Class (the “Expense Limitation”).

If, while the Advisor is the investment advisor to the Fund and the Sub-Advisor is investment sub-advisor to the Fund, the Fund’s estimated annualized Specified Expenses in respect of a Class for a given month are less than the Expense Limitation, the Advisor and Sub-Advisor shall be entitled to reimbursement by the Fund on a 50/50 basis of the other expenses borne by the Advisor and Sub-Advisor on behalf of the Fund (the “Reimbursement Amount”) during any of the previous thirty-six (36) months, but only to the extent that the Fund’s estimated annualized Specified Expenses in respect of a Class are less than, for such month, the lesser of the Expense Limitation or any other relevant expense limit in effect when the fees were waived or expenses reimbursed with respect to the Class, and provided that such amount paid to the Advisor and Sub-Advisor will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed. The Advisor and Sub-Advisor may recapture a Specified Expense in any year within the thirty-six (36) month period after the Advisor and Sub-Advisor bear the expense. See “Fund Expenses - Expense Limitation Agreement” for additional information. The Expense Limitation Agreement will remain in effect for a three-year period from August 13, 2025, unless and until the Board approves its modification or termination. Thereafter, the Expense Limitation Agreement may be renewed annually with the written agreement of the Advisor, the Sub-Advisor, and the Fund. The Fund’s obligation to make reimbursement payments shall survive the termination of the Expense Limitation Agreement. See “Fund Expenses.”

Example:

The following example demonstrates the projected dollar amount of total expenses that would be incurred over various periods with respect to a hypothetical investment in Shares. In calculating the following expense amounts, the Fund has assumed its direct and indirect annual operating expenses would remain at the percentage levels set forth in the table above (except that the example incorporates the expense reimbursement arrangement for only the first year).

An investor would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return:

Class A

1 Year	3 Years	5 Years	10 Years
$181	$443	$651	$975

Class C

1 Year	3 Years	5 Years	10 Years
$168	$443	$658	$983

Class I

1 Year	3 Years	5 Years	10 Years
$160	$425	$638	$972

Class M

1 Year	3 Years	5 Years	10 Years
$166	$439	$653	$980

An investor would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return, and redemption of Shares in full at the end of such period:

Class C*

1 Year	3 Years	5 Years	10 Years
$178	$443	$658	$983

*      If the contingent deferred sales charge applies, the hypothetical expenses you would pay on $1,000 investment in Class C Shares would be $10, assuming annual expenses attributable to Shares remain unchanged, Shares earn a 5% annual return, and you redeemed your shares in full at the end of the 1-year period. See “Contingent Deferred Sales Charge” under “Share Repurchase Program.”

The example and the expenses in the tables above should not be considered a representation of the Fund’s future expenses, and actual expenses may be greater or less than those shown. While the example assumes a 5.0% annual return, as required by the SEC, the Fund’s performance will vary and may result in a return greater or less than 5.0%. In addition to the fees and expenses described above, you may also be required to pay transaction or other fees on the purchase of Class M Shares, which are not reflected in the example. For a more complete description of the various fees and expenses borne directly and indirectly by the Fund, see “Fund Expenses” and “Investment Management Fee.”

FINANCIAL HIGHLIGHTS

Because the Fund has not commenced operations as of the date of this Prospectus, there are no financial highlights for the Fund.

THE FUND

The Fund is a newly organized non-diversified, closed-end management investment company that is registered under the 1940 Act. The Fund is structured as an “interval fund” and continuously offers its Shares. The Fund was organized as a Delaware statutory trust on March 21, 2025 and has no operating history as of the date of this Prospectus. The principal office of the Fund is located at 2020 Calamos Court, Naperville, IL 60563 and its telephone number is 888-444-3613.

Simultaneous with the commencement of the Fund’s operations (“Commencement of Operations”), the Calamos Aksia Hedge Fund Access Core Alpha LP (the “Predecessor Fund”), reorganized with and transferred substantially all of its assets into the Fund. The Fund maintains an investment objective, strategies and investment policies, guidelines and restrictions that are, in all material respects, equivalent to those of the Predecessor Fund. The Fund and the Predecessor Fund share the same investment adviser, sub-adviser and portfolio managers.

The Fund’s investment objective is to achieve long-term capital appreciation while maintaining a low sensitivity to equity markets primarily by allocating capital across a number of investment funds, managed by third-party investment managers (“Underlying Managers”), that employ a variety of alternative investment strategies (whether hedged or not) and are commonly known as “hedge funds” (“Alternative Funds”). There can be no assurance that the Fund will achieve its investment objective.

The Advisor oversees the amount of leverage used by the Fund and various other investment matters. Responsibility for monitoring and overseeing the Fund’s investment program, management, and operation is vested in the Board.

The Advisor maintains an Investment Committee, which oversees the allocation of the Fund’s assets, the amount of leverage used by the Fund and various other investment matters, including providing a framework, maintaining oversight of risk and performance metrics and evaluating the investment process.

THE ADVISOR

Calamos, an investment adviser registered with the SEC effective May 29, 1987 under the Advisers Act, serves as the Fund’s advisor. A discussion regarding the basis for the Board’s approval of the Investment Advisory Agreement will be available in the Fund’s first annual or semi-annual report on Form N-CSR.

Calamos is a global active asset management firm founded in 1977. The Advisor’s assets under management as of December 31, 2024 was approximately $38 billion. The Advisor is located at 2020 Calamos Court, Naperville, IL 60563 and is a wholly owned subsidiary of Calamos Investments LLC (“CILLC”).

Calamos Asset Management, Inc. (“CAM”) is the sole manager of CILLC. As of December 31, 2024, approximately 22% of the outstanding interests of CILLC was owned by CAM and the remaining approximately 78% of CILLC was owned by Calamos Partners LLC (“CPL”) and John P. Calamos, Sr. CAM was owned by John P. Calamos, Sr. and John S. Koudounis, and CPL was owned by John S. Koudounis and Calamos Family Partners, Inc. (“CFP”). CFP was beneficially owned by members of the Calamos family, including John P. Calamos, Sr.

THE SUB-ADVISOR

Aksia, an investment adviser registered with the SEC under the Advisers Act, serves as the Fund’s sub-advisor. The Sub-Advisor, a Delaware limited liability company, is a premier investment research and advisory firm whose clients include large and sophisticated pension funds and other institutional investors. cretionary basis. In addition, Aksia had approximately $349.0 billion in assets under advisement attributable to advisory clients. The Sub-Advisor’s principal place of business is 599 Lexington Ave., 37th Floor, New York, NY 10022.A discussion regarding the basis for the Board’s approval of the Sub-Advisory Agreement will be available in the Fund’s first annual or semi-annual report on Form N-CSR.

USE OF PROCEEDS

The proceeds from the sale of Shares, not including the amount of any applicable sales loads paid by investors and net of the Fund’s fees and expenses, are invested by the Fund to pursue its investment program and strategies.

Pending the investment of the proceeds of any offering or any other available funds pursuant to the Fund’s investment objective and strategies, a portion of such amounts, which may include a substantial portion of the proceeds of an offering, may be invested in short-term debt securities or money market funds. In addition, subject to applicable law, the Fund may maintain a portion of its assets in cash or short-term securities or money market funds to meet operational needs, for temporary defensive purposes, or to maintain liquidity. The Fund may be prevented from achieving its objective during any period in which the Fund’s assets are not substantially invested in accordance with its principal investment strategies.

INVESTMENT OBJECTIVE, OPPORTUNITIES AND STRATEGIES

Investment Objectives

The Fund’s investment objective is to achieve long term capital appreciation while maintaining a low sensitivity to equity markets primarily by allocating capital across a number of investment funds, managed by third-party investment managers (“Underlying Managers”), that employ a variety of alternative investment strategies (whether hedged or not) and are commonly known as “hedge funds” (“Alternative Funds”). There can be no assurance that the Fund will achieve its investment objective.

Investment Opportunities and Strategies

The Fund will seek to achieve its investment objective primarily by investing in Alternative Funds. The Fund expects to invest in Alternative Funds managed by Underlying Managers that invest or trade in a wide range of assets and pursue a variety of alternative investment strategies, such as relative value, multi-strategy, tactical trading, event driven and long/short equity. The Fund will make primary investments in Alternative Funds managed by Underlying Managers (“Primary Investments”). The Fund may make direct investments in equity, debt and other financial instruments and obligations that are consistent with the types of alternative investment strategies pursued by Alternative Funds or that provide access to private markets (“Direct Investments”).

Under normal market conditions, the Fund will invest at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in Alternative Funds and Direct Investments (the “80% Policy”). For the purposes of the 80% policy, investments in public liquid alternative investment vehicles (including registered investment companies which may be affiliated or unaffiliated with the Advisor) with principal investment strategies that are consistent with the Fund’s objective of maintaining low sensitivity to the equity markets are counted as Alternative Funds. The 80% Policy is not a fundamental policy of the Fund and may be changed by the Board of Trustees without the vote of a majority of the Fund’s outstanding Shares. The Fund will provide shareholders with at least 60 days’ notice prior to changing the 80% Policy.

Descriptions of the principal strategies to be employed by the Underlying Managers of the Alternative Funds in which the Fund expects to principally invest, and by the Advisors in connection with Direct Investments, are as follows:

●	Relative Value. Relative value strategies attempt to take advantage of relative pricing discrepancies between financial instruments. Financial instruments are sometimes mispriced relative to an underlying financial instrument, related financial instruments, groups of financial instruments or the overall market. Underlying Managers may employ mathematical, technical or fundamental analyses to identify these opportunities, and frequently hedge positions to isolate the discrepancy and minimize market risk. The investments may represent either short-term trading opportunities or longer-term fundamental judgment on the relative performance of a financial instrument.

●	Multi-Strategy. The investment objective of this type of strategy is to achieve attractive, risk-adjusted rates of return pursuant to a “multi-manager, multi-strategy” investment approach by identifying and allocating its capital among a number of independent investment advisors each of whom employs a wide range of alternative investment strategies. While certain of the independent investment advisors may diversify their investment and trading activities, others may focus primarily on certain markets, sectors or geographic regions.

●	Event Driven. Event driven strategies center on investing in securities of companies facing major corporate events. Mergers and acquisitions are the most prevalent type of event; however, restructurings, spin-offs and significant litigation also present opportunities. Event driven strategies are research intensive and require continual review of announced and anticipated events. The investment manager’s goal is to uncover investment combinations (both long and short, or either long or short) that exhibit favorable risk and reward characteristics based on the probability that the event will occur. The investments are usually hedged to ensure that the investment will generate a return that can be forecast with reasonable accuracy if events unfold as anticipated.

●	Tactical Trading. Tactical Trading strategies are distinguished by their primary return driver being the manager’s anticipation of market direction. Approaches vary between discretionary, systematic, and hybrids of the two. Inputs range from fundamental economic data in a discretionary macro fund to technical indicators based on price in a managed futures trend following strategy. The trading universe typically includes derivatives and securities linked to interest rates, FX, commodities, and equity indices.

●	Long/Short Equity. Equity long/short strategies consist of taking both long and short positions in equity securities that an investment manager considers to be under or overvalued. Investment managers pursuing equity long/short strategies frequently employ bottom-up fundamental research to identify equity securities that either should perform well (in which case the securities will be held long) or poorly (in which case the equities will be sold short). Technical analysis may be used; however, many place those who use technical analysis in the relative value category. Typically, investment managers employing long/short equity techniques hold some combination of both long and short positions that will at least partly offset one another to minimize market risk.

Additionally, the Fund may make co-investments in the equity or debt of companies whose securities are not traded on any securities exchange, typically alongside private equity or private debt funds and other co-investment vehicles, including affiliated funds (“Co-Investments”).

The Fund intends to utilize a multi-layered strategy and expects to hold Liquid Investments for the purposes of liquidity management and to meet liquidity needs for quarterly repurchases. “Liquid Investments” include: (i) public investment vehicles (including registered investment companies which may be affiliated or unaffiliated with the Advisor) whose principal investment strategies are consistent with the Fund’s investment objective of maintaining a low sensitivity to equity markets and may also, from time to time, utilize the following securities and instruments: (ii) equities, (iii) convertible securities (including synthetic convertible securities) of U.S. companies without regard to market capitalization, (iv) employing short selling and entering into total return swaps to enhance income and hedge against market risk, (iv) high yield fixed-income securities (often referred to as “junk bonds”), (v) obligations of U.S., state, and local governments, their agencies and instrumentalities, (vi) mortgage- and asset-backed debt securities (including TBAs), (vii) corporate debt securities, and (viii) repurchase agreements, money market instruments, Treasury Bills, and other securities believed to have debt-like characteristics (such as preferred securities and corporate loans and related assignments and participations).

Leverage

The Fund expects to incur indebtedness in an amount not to exceed 33 1/3 percent of its NAV, and use the proceeds to pay operating expenses, including, without limitation the investment management fee, to fund repurchases of Shares, or for other investment or business purposes. The use of leverage involves a high degree of risk. The rights of any lenders to the Fund to receive payments of interest or repayments of principal will be senior to those of the Shareholders and the terms of any borrowings may contain provisions that limit certain activities of the Fund.

The Fund may incur indebtedness to cover short-term cash flow requirements; make investments; pay Fund Expenses, including the Management Fee; repurchase Shares; or meet any other obligations or business purpose of the Fund.

Alternative Funds in which the Fund invests generally have the authority to incur indebtedness for a wide range of purposes, often in any amount without limitations.

Foreign Instruments

The Fund may make investments in non-U.S. investments, including in emerging markets. Emerging market countries are countries that major international financial institutions, such as the World Bank, generally consider to be less economically mature than developed nations, such as the United States or most nations in Western Europe. Emerging market countries can include every nation in the world except the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. The Fund expects that its investments in non-U.S. issuers will be made generally in U.S. dollar denominated securities, but it reserves the right to purchase securities that are foreign currency denominated. Some non-U.S. securities may be less liquid and more volatile than securities of comparable U.S. issuers. Factors considered in determining whether an issuer may be deemed to be from a particular foreign country or geographic region include, among others, the issuer’s principal trading market, the country in which the issuer was legally organized, whether the issuer derives a substantial portion of its operations or assets from a particular country or region or derives a substantial portion of its revenue or profits from businesses, investments or sales outside of the United States.

Foreign investments have risks not typically involved in domestic investments. Foreign investing can result in higher transaction and operating costs. Foreign issuers are not subject to the same accounting and disclosure requirements to which U.S. issuers are subject and consequently, less information may be available to investors in companies located in such countries than is available to investors in companies located in the United States. The value of foreign investments may be affected by reduced levels of governmental exchange control regulations; foreign withholding taxes; reduced liquidity in foreign markets; fluctuations in the rate of exchange between currencies and costs associated with currency conversions; the potential difficulty in repatriating funds; expropriation or nationalization of a company’s assets; delays in settlement of transactions; other jurisdictions imposing restrictions on investments; changes in governmental economic or monetary policies in the United States or abroad; or other political and economic factors. In addition, there may be difficulty in obtaining or enforcing a court judgment abroad.

Emerging Markets Risk

Investments in emerging and developing markets present risks not found in more developed markets. Investments in emerging and developing markets may be more difficult to sell at acceptable prices and their prices may be more volatile than in more developed markets. Emerging markets generally have less developed trading markets and exchanges, and legal and accounting systems. In addition, emerging markets countries may have more or less government regulation and generally do not impose as extensive and frequent accounting, auditing, financial and other reporting requirements as the securities markets of more developed countries. The accounting, auditing and financial reporting standards and practices applicable to emerging market companies may be less rigorous, and there may be significant differences between financial statements prepared in accordance with those accounting standards as compared to financial statements prepared in accordance with international accounting standards. Consequently, the quality of certain foreign audits may be unreliable, which may require enhanced procedures, and the Fund may not be provided with the same level of protection or information as would generally apply in developed countries, potentially exposing the Fund to significant losses. As a result, there could be less information available about issuers in emerging market countries, which could negatively affect an Underlying Manager’s ability to evaluate investments or their potential impact on the Fund’s performance. Further, investments located in certain emerging countries involve the risk of loss resulting from problems in share registration, settlement or custody, substantial economic, political and social disruptions and the imposition of exchange controls (including repatriation restrictions). The legal remedies for investors in emerging markets may be more limited than the remedies available in the U.S., and the ability of U.S. authorities to bring actions against bad actors may be limited.

Cash and Short-Term Investments

The Fund may invest its cash balances in money market instruments, U.S. government securities, commercial paper, certificates of deposit, repurchase agreements and other high-quality debt instruments maturing in one year or less, among other instruments. In addition, and in response to adverse market, economic or political conditions, the Fund may invest in high-quality fixed income securities, money market instruments and money market funds or may hold significant positions in cash or cash equivalents for defensive purposes.

Overview of Investment Process

The Advisor’s personnel manage the Advisor’s various functions and roles, such as the Advisor’s board of directors, Valuation Committee (as defined herein) and officers. The Advisor and Sub-Advisor seek to rely on the combined institutional knowledge and experiences of their personnel to manage the operations and business of the Fund and the Advisors in a streamlined, coordinated manner.

Sub-Advisor’s Alternative Fund Investment Process

The Sub-Advisor selects and negotiates terms of the Fund’s investments in Alternative Funds. The Sub-Advisor will monitor the performance of such investments and has the authority to divest of such investments and enter into new investments within its purview from time to time on behalf of the Fund.

The Sub-Advisor will focus on Alternative Funds managed by Underlying Managers that invest in historically uncorrelated strategies with the potential for long-term capital appreciation. Other factors considered in conducting qualitative and quantitative reviews of an Underlying Manager include the manager’s edge in implementing the strategy, its investment process, its operating history, alignment of incentives with its investors, historical risk-adjusted returns, infrastructure, experience of staff, and overall risk management policies, among other factors.

The operational due diligence process analyzes the core operational-related components of the proposed fund, including operational structure and process (organizational setup, trading and wiring controls, valuation procedures, strength of compliance program); conflicts of interest (affiliated entities, revenue sources, outside business activities); monitoring and security (systems, cybersecurity, disaster recovery); and terms (industry standard, investor protections).

The Sub-Advisor will seek to diversify investments in Alternative Funds across Underlying Managers, investment type, strategies, industries and geographies in an attempt to reduce the sector-specific risk, geographic-specific risk, and strategy-specific risk created by concentrated investments. The Sub-Adviser believes that a diversified portfolio of Alternative Funds will provide returns that are less correlated to those of the public financial markets. The identity and number of Alternative Funds in which the Fund invests will change over time as new opportunities arise and are added to the Fund’s portfolio, and existing Alternative Funds liquidate and thus are removed from the Fund’s portfolio. No assurance is given that the Fund’s portfolio at any given time will represent either a diversified or a representative group of strategies.

TYPES OF INVESTMENTS AND RELATED RISKS

Investors should carefully consider the risk factors described below, before deciding on whether to make an investment in the Fund. The risks set out below are not the only risks the Fund faces. Additional risks and uncertainties not currently known to the Fund or that the Fund currently deems to be immaterial also may materially adversely affect the Fund’s business, financial condition and/or operating results. If any of the following events occur, the Fund’s business, financial condition and results of operations could be materially adversely affected. In such case, the NAV of the Fund’s Shares could decline, and investors may lose all or part of their investment.

General Risks

Market Risk

The risk that securities will increase or decrease in value is considered market risk and applies to any security. The market value of your account is expected to fluctuate. If there is a general decline in the stock market, it is possible a Limited Partner’s investment may lose value regardless of the individual results of the Alternative Funds and securities in which the Fund invests. Further, securities may decline in value or not increase in value when the market in general is rising.

Shares Not Listed; No Market for Shares

The Fund has been organized as a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) because investors in a closed-end fund do not have the right to redeem their shares on a daily basis. Unlike most closed-end funds, which typically list their shares on a securities exchange, the Fund does not currently intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. Therefore, an investment in the Fund, unlike an investment in a typical closed-end fund, is not a liquid investment.

Closed-end Interval Fund; Liquidity

The Fund is a non-diversified, closed-end management investment company structured as an “interval fund” and designed primarily for long-term investors. The Fund is not intended to be a typical traded investment. There is no secondary market for the Fund’s Shares and the Fund expects that no secondary market will develop. An investor should not invest in the Fund if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies, commonly known as mutual funds, in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on NAV. Although the Fund, as a fundamental policy, will make quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, the number of Shares tendered in connection with a repurchase offer may exceed the number of Shares the Fund has offered to repurchase, in which case not all of your Shares tendered in that offer will be repurchased. In connection with any given repurchase offer, it is likely that the Fund may offer to repurchase only the minimum amount of 5% of its outstanding Shares. Hence, you may not be able to sell your Shares when and/or in the amount that you desire.

Substantial Repurchases

Substantial requests for the Fund to repurchase Shares could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Shares.

No Operating History

The Fund is a recently organized closed-end management investment company with no operating history, and as a result, the Fund has minimal financial information on which investors can evaluate an investment in the Fund or prior performance. Investors must rely on the Advisors to implement the Fund’s investment policies, to evaluate all of the Fund’s investment opportunities and to structure the terms of the Fund’s investments rather than evaluating the Fund’s investments in advance. Because investors are not able to thoroughly evaluate the Fund’s investments in advance of acquiring shares, the offering of shares may entail more risk than other types of offerings. This additional risk may hinder investors’ ability to achieve their own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives. Additionally, the results of any other businesses or companies that have or have had an investment objective which is similar to, or different from, the Fund’s investment objectives are not indicative of the results that the Fund may achieve. The Fund expects to have a different investment portfolio from other businesses or companies. Accordingly, the Fund’s results may differ from and are independent of the results obtained by such businesses or companies. Moreover, past performance is no assurance of future returns.

The Fund is subject to all of the business risks and uncertainties associated with any new business, including the risk that the Fund will not achieve its investment objectives and that the value of investors’ investments could decline substantially or that investors’ investments could become worthless. In order to comply with the RIC diversification requirements during the startup period, the Fund may invest proceeds in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment, which may earn yields substantially lower than the interest, dividend or other income that the Fund seeks to receive in respect of suitable portfolio investments. The Fund may not be able to pay any significant distributions during this period, and any such distributions may be substantially lower than the distributions expected to be paid when the Fund’s portfolio is fully invested. The Fund will pay an Investment Management Fee to the Advisor throughout this interim period irrespective of the Fund’s performance. If the Investment Management Fee and other expenses exceed the return on the temporary investments, the Fund’s returns could be negatively impacted.

Non-Diversified Status

The Fund is a “non-diversified” investment company for purposes of the 1940 Act, which means that it is not subject to percentage limitations under the 1940 Act on the percentage of its assets that may be invested in the securities of any one issuer. The Fund’s NAV may therefore be subject to greater volatility than that of an investment company that is subject to such diversification requirements. In addition, while the Fund is a “non-diversified” fund for purposes of the 1940 Act, the Fund intends to maintain its qualification to be treated as a RIC under the Code. To qualify as a RIC under the Code, the Fund must, among other things, diversify its holdings so that, at the end of each quarter of each taxable year, (A) at least 50% of the market value of the Fund’s assets is represented by cash, cash items, U.S. government securities, securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and 10% of the outstanding voting securities of such issuer and (B) not more than 25% of the market value of the Fund’s total assets is invested in the securities (other than U.S. government securities and the securities of other RICs) of (1) any one issuer, (2) any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses, or (3) any one or more “qualified publicly traded partnerships.”

Temporary Investments

For defensive purposes, during periods in which the Fund determines that economic, market or political conditions are unfavorable to investors and a defensive strategy would benefit the Fund, the Fund may temporarily deviate from its investment strategies and objective. During such periods, the Fund may invest all or a portion of its assets in U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the Treasury or by U.S. government agencies or instrumentalities; non-U.S. government securities which have received the highest investment grade credit rating, certificates of deposit issued against funds deposited in a bank or a savings and loan association; commercial paper; bankers’ acceptances; bank time deposits; shares of money market funds; credit-linked notes or repurchase agreements with respect to any of the foregoing. In addition, the Fund may also make these types of investments to comply with regulatory or contractual requirements, including with respect to leverage restrictions, or to keep cash fully invested pending the investment of assets. It is impossible to predict when, or for how long, the Fund will use these strategies. There can be no assurance that such strategies will be successful. The Fund is not required to adopt defensive positions or hedge its investments and may choose not to do so even in periods of extreme market volatility and economic uncertainty.

Liquidity and Valuation

The Fund expects to invest in securities which are subject to legal or other restrictions on transfer or for which no liquid market exists. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over-the-counter (“OTC”) markets. Restricted securities may sell at a price lower than similar securities that are not subject to restrictions on resale. Because the markets for such securities are still evolving, liquidity in these securities is limited and liquidity with respect to lower-rated and unrated subordinated classes may be even more limited. The Fund may be unable to liquidate all or a portion of its position in such securities. In addition, the market prices, if any, for such securities tend to be more volatile and the Fund may not be able to realize what it perceives to be their fair value in the event of a sale. The high yield securities markets have suffered periods of extreme illiquidity for certain types of instruments in the past. For these reasons, among others, calculating the fair market value of the Fund’s holdings may be difficult. The Board has designated the Advisor as Valuation Designee, responsible for implementing the portfolio valuation process set forth in the Fund’s valuation policy, and has authorized the Advisor to utilize the independent third-party pricing services and independent third-party valuation services that have been approved by the Board at the Fund’s expense. If market quotations for the Fund’s investments are not readily available, the Advisor may seek to value the Fund’s investments by testing possible sales prices for such investments with at least one potential investor or, if there are market makers, by obtaining quotations and may sell investments through such pricing mechanism. Should no quotes be available for a particular investment, the Fund will determine the fair market value of such investment in good faith. Illiquid securities are subject to wide spreads. Fair valuation is not exact, and prices can vary significantly from one period to the next. The Advisor fair values the Fund’s Alternative Funds based on valuations provided by the Underlying Managers of the Alternative Funds, which valuations may also be based on fair valuation procedures. Further, the fair values of Alternative Funds are subject to adjustment or revisions if the Fund’s NAV is adjusted after a Shareholder has received their Shares upon purchase or received repurchase proceeds in a repurchase offer. The adjustment will not, in most cases, result in an adjustment to the number of Shares received by the Shareholder in a purchase, or a Shareholder’s repurchase proceeds in a repurchase offer. See “Determination of Net Asset Value.”

Use of Leverage: Risk of Borrowing by the Fund

The Fund may employ leverage through a secured credit facility to achieve its investment objectives and may consider other potential uses in the future. The Fund’s willingness to use leverage, and the extent to which leverage is used at any time, will depend on many factors, including an Advisor’s assessment of the yield curve environment, interest rate trends, market conditions and other factors.

The Fund may incur permanent, Fund-level leverage, such as bridge, asset-backed facilities, term loan debt, subscription facilities, financing transactions from prime brokers or custodians, short-sales and/or related to the Fund’s hedging activities. The Fund may leverage its investments through borrowings. Borrowings by the Fund will further diminish returns (or increase losses on capital) to the extent overall returns are less than the Fund’s cost of funds. Such debt exposes the Fund to refinancing, recourse and other risks. As a general matter, the presence of leverage can accelerate losses.

Subject to prevailing market conditions, the Fund may add financial leverage if, immediately after such borrowing, it would have asset coverage (as defined in the 1940 Act) of 300% or more (in the event leverage is obtained solely through debt) or 200% or more (in the event leverage is obtained solely though preferred stock). For example, if the Fund has $100 in net assets, it may utilize leverage through obtaining debt of up to $50, resulting in $150 in total assets (or 300% asset coverage). The Fund does not presently intend to obtain leverage through preferred stock. The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment.

The 1940 Act generally limits the extent to which the Fund may utilize borrowings and “uncovered” transactions that may give rise to a form of leverage, including reverse repurchase agreements, swaps, futures and forward contracts, options, the leverage incurred in securities lending and other derivative transactions or short selling, together with any other senior securities representing indebtedness, by requiring asset coverage (as defined in the 1940 Act) immediately after any borrowing of 300% or more. To the extent the Fund “covers” its commitment under these transactions, such instrument will not be considered a “senior security” by the Fund and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings (or, as the case may be, the 200% asset coverage requirement applicable to preferred shares). The Fund will “cover” its applicable positions by segregating an amount of cash and/or liquid securities to the extent required by the 1940 Act and applicable SEC interpretations and guidance from time to time.

Alternatively, the Fund may enter into an offsetting position or own positions covering its obligations with respect to a transaction; otherwise, the transaction will be considered “uncovered.” The Fund may not cover an applicable derivative transaction if it does not need to do so to comply with the foregoing 1940 Act requirements and, in the view of the Advisor, the assets that would have been used to cover could be better used for a different purpose. However, these transactions, even if covered, may represent a form of economic leverage and will create risks. The potential loss on derivative instruments may be substantial relative to the initial investment therein. In addition, these segregation and coverage requirements could result in the Fund maintaining securities positions that it would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. Such segregation and cover requirements will not limit or offset losses on related positions.

The Advisors expect that the Fund’s borrowings may ultimately be secured with a security interest in investments. In times of adverse market conditions, the Fund may be required to post additional collateral that could affect the Fund’s liquidity. Incurrence of indebtedness at the level of the Fund (or entity through which it invests) may, among others, have the following consequences to Shareholders, such as: (i) greater fluctuations in the NAV of the Fund’s assets; (ii) use of cash flow for debt service, distributions, or other purposes (and prospective investors should specifically note in this regard that, for the avoidance of doubt, in connection with one or more credit facilities entered into by the Fund, distributions to Shareholders may be subordinated to payments required in connection with any indebtedness contemplated thereby); (iii) to the extent that Fund revenues are required to meet principal payments, Shareholders may be allocated income (and therefore tax liability) in excess of cash distributed; and (iv) in certain circumstances, the Fund may be required to dispose of investments at a loss or otherwise on unattractive terms in order to service its debt obligations or meet its debt covenants. There can be no assurance that the Fund will have sufficient cash flow to meet its debt service obligations. As a result, the Fund’s exposure to foreclosure and other losses may be increased due to the illiquidity of its investments.

In addition, the Fund may need to refinance its outstanding debt as it matures. There is a risk that the Fund may not be able to refinance existing debt or that the terms of any refinancing may not be as favorable as the terms of any then existing loan agreements. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates upon refinancing, then the interest expense relating to that refinanced indebtedness would increase. These risks could adversely affect the Fund’s financial condition, cash flows and the return on its investments.

With respect to any asset-backed facility entered into by the Fund (or an affiliate thereof), a decrease in the market value of the Fund’s investments would increase the effective amount of leverage and could result in the possibility of a violation of certain financial covenants pursuant to which the Fund must repay the borrowed funds to the lender. Liquidation of the Fund’s investments at an inopportune time in order to satisfy such financial covenants could adversely impact the performance of the Fund and could, if the value of its investments had declined significantly, cause the Fund to lose all or a substantial amount of its capital. In the event of a sudden, precipitous drop in the value of the Fund’s assets, the Fund might not be able to dispose of assets quickly enough to pay off its debt resulting in a foreclosure or other total loss of some or all of the pledged assets. Fund-level debt facilities typically include other covenants such as, covenants against the Fund incurring or being in default under other recourse debt, including certain Fund guarantees of asset level debt, which, if triggered could cause adverse consequences to the Fund if it is unable to cure or otherwise mitigate such breach.

No Assurance of Investment Return

The Fund’s task of identifying and evaluating investment opportunities, managing such investments, and realizing a significant return for investors is difficult. Many organizations operated by persons of competence and integrity have been unable to make, manage, and realize a profit on such investments successfully. The Advisors believe that their investment strategy and investment approach moderate this risk through a careful selection of securities and other financial instruments. However, there is no assurance that the Fund will be able to invest its capital on attractive terms or generate returns for its investors. Investors in the Fund could experience losses on their investment.

Reporting Requirements

Shareholders who beneficially own Shares that constitute more than 5% or 10% of the Fund’s Shares are subject to certain requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. These include requirements to file certain reports with the SEC. The Fund has no obligation to file such reports on behalf of such Shareholders or to notify Shareholders that such reports are required to be made. Shareholders who may be subject to such requirements should consult with their legal advisers.

Valuation

Unlike publicly traded common stock, which trades on national exchanges, there is no central place or exchange for shares or interests in some of the Fund’s investments, generally including Alternative Funds, to trade. Similarly, investments held by an Alternative Fund may also not be traded on an exchange or central marketplace. Due to the lack of centralized information and trading, the valuation of such investments may carry more risk than that of common stock. Uncertainties in the conditions of the financial and other markets, incomplete or unreliable reference data, human error, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund or the Alternative Funds in which the Fund invests. As a result, the Fund may be subject to the risk that when an instrument is sold in the market, the amount received by the Fund or an Alternative Fund is less than the value of such instruments carried on such fund’s books.

The Fund may value its investments at fair value. The Advisor fair values the Fund’s Alternative Funds based on valuations provided by the Underlying Managers of the Alternative Funds, which valuations may also be based on fair valuation procedures applicable to such Alternative Funds. Further, the fair values of Alternative Funds are subject to adjustment or revisions if the Fund’s NAV is adjusted after a Shareholder has received their Shares upon purchase or received repurchase proceeds in a repurchase offer. The adjustment will not, in most cases, result in an adjustment to the number of Shares received by the Shareholder in a purchase, or a Shareholder’s repurchase proceeds in a repurchase offer. In general, fair value represents a good faith approximation of the current value of an asset. Shareholders should recognize that fair value pricing involve various judgments and consideration of factors that may be subjective and inexact. As a result, there can be no assurance that fair value priced assets will not result in future adjustments to the prices of securities or other assets (including securities and assets held by the Alternative Funds), or that fair value pricing will reflect a price that the Fund or an Alternative Fund is able to obtain upon sale. It is also possible that the fair value determined for a security or other asset will be materially different from quoted or published prices, from the prices used by others for the same security or other asset and/or from the value that actually could be or is realized upon the sale of that security or other asset. For example, an Alternative Fund’s NAV could be adversely affected if the Alternative Fund’s determinations regarding the fair value of the Alternative Fund’s investments were materially higher than the values that the Alternative Fund ultimately realizes upon the disposal of such investments. In addition, valuation for illiquid assets may require more research than for more liquid investments and elements of judgment may play a greater role in valuation in such cases than for investments with a more active secondary market because there is less reliable objective data available.

There may not exist readily available market quotations for certain investments of the Fund and/or the Alternative Funds in which the Fund invests. The most relevant information may often be provided by the issuer of such investments, which information could be extremely limited and outdated, and it may be difficult or impossible to confirm or review the accuracy of such information. Further, the issuer of such investments may face a conflict of interest in providing information or valuations to the Fund or an Alternative Fund.

The Fund’s NAV is a critical component in several operational matters including computation of advisory and services fees and determination of the price at which the Shares will be offered and at which the Shares will be repurchased. Consequently, variance in the valuation of the Fund’s investments or in the valuation of the NAV of the Alternative Funds in which the Fund invests will impact, positively or negatively, the fees and expenses shareholders will pay, the price a shareholder will receive in connection with a repurchase offer and the number of shares an investor will receive upon investing in the Fund. The Fund may need to liquidate certain investments, including illiquid investments, in order to repurchase Shares in connection with a repurchase offer. A subsequent decrease in the valuation of the Fund’s investments after a repurchase offer could potentially disadvantage remaining shareholders to the benefit of shareholders whose Shares were accepted for repurchase. Alternatively, a subsequent increase in the valuation of the Fund’s investments could potentially disadvantage shareholders whose Shares were accepted for repurchase to the benefit of remaining shareholders. Similarly, a subsequent decrease in the valuation of the Fund’s investments after a subscription could potentially disadvantage subscribing investors to the benefit of pre-existing shareholders, and a subsequent increase in the valuation of the Fund’s investments after a subscription could potentially disadvantage pre-existing shareholders to the benefit of subscribing investors.

Business and Structure Related Risks

Availability of Suitable Investments

While the Advisors believe that many attractive investments of the type in which the Fund expects to invest are currently available, there can be no assurance that such investments will continue to be available or that available investments will continue to meet the Fund’s investment criteria. Furthermore, the Fund may be unable to find a sufficient number of attractive investment opportunities to meet its investment objectives. Past performance is not necessarily indicative of future performance.

Cyber Security

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, investment vehicles such as the Fund and its service providers may be prone to operational and information security risks resulting from cyber-attacks. In general, cyber-attacks result from deliberate attacks, but unintentional events may have effects similar to those caused by cyber-attacks. Cyber-attacks include, among other behaviors, stealing or corrupting data maintained online or digitally, denial-of-service attacks on websites, the unauthorized release of confidential information and causing operational disruption. Successful cyberattacks against, or security breakdowns of, the Fund, the Advisor, the Fund’s custodian and/or other third-party service providers may adversely impact the Fund or the Shareholders. For instance, cyber-attacks may interfere with the processing of Shareholder transactions, impact the Fund’s ability to value its assets, cause the release of private Shareholder information or confidential information of the Fund, impede trading, cause reputational damage, and subject the Fund to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and/or additional compliance costs. The Fund may also incur substantial costs for cyber security risk management in order to prevent any cyber incidents in the future. The Fund and the Shareholders could be negatively impacted as a result. While the Fund or the Fund’s service providers have established business continuity plans and systems designed to prevent such cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Similar types of cyber security risks are also present for issuers of securities or other instruments in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund’s investment therein to lose value.

Distribution Payment and Frequency Not Guaranteed

The Fund expects to pay distributions out of assets legally available for distribution from time to time, at the sole discretion of the Board. Nevertheless, the Fund cannot assure Shareholders that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year increases in cash distributions. The Fund’s ability to pay distributions may be adversely affected by the impact of the risks described in this Prospectus. All distributions will depend on the Fund’s earnings, its net investment income, its financial condition, and such other factors as the Board may deem relevant from time to time.

In the event that the Fund encounters delays in locating suitable investment opportunities, the Fund may return all or a substantial portion of the proceeds from the offering of Shares in anticipation of future cash flow, which may constitute a return of your capital and will lower your tax basis in your Shares. A return of capital generally is a return of your investment rather than a return of earnings or gains derived from the Fund’s investment activities and will be made after deduction of the fees and expenses payable in connection with the proceeds from the offering of Shares, including any fees payable to the Adviser. A return of capital to Shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result of such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Fund Shares, even if such Shares are sold for less than the Shareholder’s original investment.

Repurchase Offers

As described under “Share Repurchase Program,” the Fund is an “interval fund” and, to provide some liquidity to Shareholders, makes quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, pursuant to Rule 23c-3 under the 1940 Act. Under normal market conditions, the Fund currently intends to repurchase 5% of its outstanding shares at NAV on a quarterly basis. The Fund believes that these repurchase offers are generally beneficial to the Fund’s Shareholders, and generally are funded from available cash or sales of portfolio securities. However, the repurchase of Shares by the Fund decreases the assets of the Fund and, therefore, may have the effect of increasing the Fund’s expense ratio. Repurchase offers and the need to fund repurchase obligations may also affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities, and may limit the ability of the Fund to participate in new investment opportunities. If the Fund uses leverage, repurchases of Shares may compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows money to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing Fund expenses and reducing any net investment income. Certain Shareholders may from time to time own or control a significant percentage of the Fund’s Shares. Repurchase requests by these Shareholders of these Shares of the Fund may cause repurchases to be oversubscribed, with the result that Shareholders may only be able to have a portion of their Shares repurchased in connection with any repurchase offer. If a repurchase offer is oversubscribed and the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if Shareholders tender an amount of Shares greater than that which the Fund is entitled to purchase, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. Shareholders will be subject to the risk of NAV fluctuations during that period. Thus, there is also a risk that some Shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarterly period, thereby increasing the likelihood that proration will occur. The NAV of Shares tendered in a repurchase offer may fluctuate between the date a Shareholder submits a repurchase request and the Repurchase Request Deadline, and to the extent there is any delay between the Repurchase Request Deadline and the Repurchase Pricing Date. The NAV on the Repurchase Request Deadline or the Repurchase Pricing Date may be higher or lower than on the date a Shareholder submits a repurchase request. See “Share Repurchase Program.”

Failure to Qualify as a RIC or Satisfy Distribution, Income and Asset Requirements

To qualify for and maintain RIC qualification under the Code, the Fund must meet the following annual distribution, source-of-income and asset-diversification requirements.

●	The annual distribution requirement for a RIC will be satisfied if the Fund distributes to Shareholders on an annual basis at least 90% of the Fund’s net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, and at least 90% of the Fund’s net income from tax-exempt obligations, if any. Because the Fund may borrow, it is subject to an asset coverage ratio requirement under the Investment Company Act and may in the future become subject to certain financial covenants under loan and credit agreements that could, under certain circumstances, restrict the Fund from making distributions necessary to satisfy the distribution requirement. If the Fund is unable to obtain cash from other sources, it could fail to maintain its RIC status and thus become subject to corporate-level income tax.

●	The source-of-income requirement will be satisfied if the Fund obtains at least 90% of its gross income for each year from dividends, interest, gains from the sale of stock or securities or similar passive sources. If the source-of-income requirement is not met, the Fund may fail to qualify for RIC tax treatment and be subject to corporate-level income tax.

●	The asset diversification requirement will be satisfied if the Fund meets certain asset diversification requirements at the end of each quarter of the Fund’s tax year. To satisfy this requirement, (i) at least 50% of the value of the Fund’s assets must consist of cash, cash equivalents, U.S. government securities, securities of other RICs and other securities if such other securities of any one issuer do not represent more than 5% of the value of the Fund’s assets or more than 10% of the outstanding voting securities of such issuer, and (ii) no more than 25% of the value of the Fund’s assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under the Code and its applicable regulations, by the Fund and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships.” Failure to meet these requirements may result in the Fund having to dispose of certain investments quickly in order to prevent the loss of its qualification as a RIC. Because most of the Fund’s investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If the Fund fails to maintain its RIC status for any reason and is subject to corporate income tax, the resulting corporate taxes could substantially reduce the Fund’s net assets, the amount of income available for distribution and the amount of the Fund’s distributions.

Difficulty Meeting RIC Status Requirements Because of Alternative Funds

Each of the above ongoing requirements for qualification for the favorable tax treatment available to RICs requires that the Advisors obtain information from or about the Alternative Funds in which the Fund is invested. However, Alternative Funds generally are not obligated to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Advisors to monitor the sources of the Fund’s income and the diversification of its assets, and otherwise to comply with Subchapter M. Ultimately this may limit the universe of Alternative Funds in which the Fund can invest.

Alternative Funds classified as partnerships for U.S. federal income tax purposes may generate income allocable to the Fund that is not qualifying income for purposes of the source-of-income requirement, described above. In order to meet the source-of-income requirement, the Fund may structure its investments in a way potentially increasing the taxes imposed thereon or in respect thereof. Because the Fund may not have timely or complete information concerning the amount and sources of such an Alternative Fund’s income until such income has been earned by the Alternative Fund or until a substantial amount of time thereafter, it may be difficult for the Fund to satisfy the source-of-income requirement.

In the event that the Fund believes that it is possible that it will fail the asset diversification requirement at the end of any quarter of a taxable year, it may seek to take certain actions to avert such failure, including by acquiring additional investments to come into compliance with the asset diversification tests or by disposing of non-diversified assets. Although the Code affords the Fund the opportunity, in certain circumstances, to cure a failure to meet the asset diversification test, including by disposing of non-diversified assets within six months, there may be constraints on the Fund’s ability to dispose of its interest in an Alternative Fund that limits utilization of this cure period.

Moreover, because the Fund’s allocable portion of an Alternative Fund’s taxable income will be included in the Fund’s investment company taxable income for the year of the accrual, the Fund may be required to make a distribution to Shareholders in order to satisfy the annual distribution requirement, even though the Fund will not have received any corresponding cash amount. As a result, the Fund may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain its qualification as a RIC under the Code. The Fund may have to sell some of its investments at times and/or at prices the Fund would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If the Fund has to sell investments for this purpose, it will generally seek to sell more liquid investments first. If the Fund is not able to obtain cash from other sources, the Fund may fail to maintain its RIC tax status and, thus, become subject to corporate-level income tax.

For additional discussion regarding the tax implications of a RIC, see “TAX ASPECTS.”

Risks Associated with the Fund and the Advisors

Investments in the Fund Generally

Because the Fund invests in multiple Alternative Funds, an investment in the Fund will be affected by the investment policies and decisions of the Underlying Manager of each Alternative Fund in direct proportion to the amount of Fund assets that are invested in such Alternative Fund. The value of the Fund’s assets may fluctuate in response to, among other things, various market and economic factors related to the markets in which the Alternative Funds invest and the financial condition and prospects of issuers in which the Fund invest.

Senior Management Personnel of the Advisors

Since the Fund has no employees, it depends on the investment expertise, skill and network of business contacts of the Advisors. The Advisors evaluate, negotiate, structure, execute, monitor and service certain of the Fund’s investments. The Fund’s future success depends to a significant extent on the continued service and coordination of the Advisors and their respective senior management teams. The departure of any members of the Advisors’ respective senior management teams could have a material adverse effect on the Fund’s ability to achieve its investment objectives.

The Fund’s ability to achieve its investment objectives depends on the Advisors’ ability to identify, analyze, invest in, finance and monitor companies that meet the Fund’s investment criteria. The Advisors’ capabilities in managing the investment process, providing competent, attentive and efficient services to the Fund, and facilitating access to financing on acceptable terms depend on the employment of investment professionals in an adequate number and of adequate sophistication to match the corresponding flow of transactions. To achieve the Fund’s investment objectives, the Advisors may need to hire, train, supervise and manage new investment professionals to participate in the Fund’s investment selection and monitoring process. The Advisors may not be able to find investment professionals in a timely manner or at all. Failure to support the Fund’s investment process could have a material adverse effect on the Fund’s business, financial condition and results of operations.

In addition, the Investment Advisory Agreement and Sub-Advisory Agreement have termination provisions that allow the parties to terminate the agreements without penalty. The Investment Advisory Agreement and the Sub-Advisory Agreement may be terminated at any time, without penalty, by the Advisor or the Sub-Advisor, respectively, upon 60 days’ notice to other party or parties thereto. If the Sub-Advisory Agreement is not continued by the Board or is terminated by the Board or the Advisor, the Investment Advisory Agreement shall be terminated at the time the Sub-Advisory Agreement is terminated. If any such agreement is terminated, it may adversely affect the quality of the Fund’s investment opportunities. In addition, in the event such agreements are terminated, it may be difficult for the Fund to replace the Advisor and/or Sub-Advisor.

Key Personnel

The Advisors depend on the diligence, skill, and network of business contacts of their professionals. The Advisors also depend, to a significant extent, on deal flow generated by these investment professionals in the course of their investment and portfolio management activities. The Fund’s success depends on the continued service of such personnel. The investment professionals associated with the Advisors are actively involved in other investment activities not concerning the Fund and will not be able to devote all of their time to the Fund’s business and affairs. The departure of any of the senior managers of the Advisors, or a significant number of the investment professionals or partners of the Advisors’ affiliates, could have a material adverse effect on the Fund’s ability to achieve their investment objectives. Individuals not currently associated with the Advisors may become associated with the Fund and the performance of the Fund may also depend on the experience and expertise of such individuals. In addition, there is no assurance that the Advisors will remain the Fund’s investment advisor and/or sub-advisor or that the Advisors will continue to have access to the investment professionals and partners of their affiliates and the information and deal flow generated by the investment professionals of their affiliates.

Unspecified Investments

The Advisor and Sub-Advisor each has complete discretion to select the investments for its allocated portion of the Fund’s portfolio as opportunities arise. The Fund must rely upon the ability of the Advisor and Sub-Advisor to identify and implement investments consistent with the Fund’s investment objective.

Systems and Operational

The Fund depends on the Advisor and the Sub-Advisor, respectively, to develop and implement appropriate systems for the Fund’s activities. The Fund relies heavily and on a daily basis on financial, accounting and other data processing systems to execute, clear and settle transactions across numerous and diverse markets and to evaluate certain securities, to monitor its portfolio and capital, and to generate risk management and other reports that are critical to oversight of the Fund’s activities. Certain of the Fund’s, the Advisor’s and the Sub-Advisor’s activities will be dependent upon systems operated by third parties, including prime brokers, the Administrator, market counterparties and other service providers, and the Advisor may not be in a position to verify the risks or reliability of such third-party systems. Failures in the systems employed by the Advisor, Sub-Advisor, prime brokers, the Administrator, counterparties, exchanges and similar clearance and settlement facilities and other parties could result in mistakes made in the confirmation or settlement of transactions, or in transactions not being properly booked, evaluated or accounted for. Disruptions in the Fund’s operations may cause the Fund to suffer, among other things, financial loss, the disruption of its business, liability to third parties, regulatory intervention or reputational damage. Any of the foregoing failures or disruptions could have a material adverse effect on the Fund and the Investors’ investments therein.

Fundamental Analysis

Investment decisions will be based on fundamental analysis. Data on which fundamental analysis relies may be inaccurate or may be generally available to other market participants. Fundamental market information is subject to interpretation. To the extent that the Advisor or Sub-Advisor misinterpret the meaning of certain data, the Fund may incur losses.

Investment and Due Diligence Process

Before making investments, the Advisors will conduct due diligence that they deem reasonable and appropriate based on the facts and circumstances applicable to each investment. When conducting due diligence, the Advisors may be required to evaluate important and complex business, financial, tax, accounting and legal issues. When conducting due diligence and making an assessment regarding an investment, the Advisors will rely on the resources reasonably available to them, which in some circumstances whether or not known to the Advisors at the time, may not be sufficient, accurate, complete or reliable. Due diligence may not reveal or highlight matters that could have a material adverse effect on the value of an investment.

Co-Investment Exemptive Relief

The Advisor and the Sub-Advisor have received exemptive relief from the SEC that permits the Fund to participate in certain joint transactions that otherwise may be prohibited by the provisions of Sections 17(d) of the 1940 Act. The exemptive relief permits the Fund to participate in certain privately negotiated co-investment transactions alongside certain other funds that are advised by the Advisor, the Sub-Advisor or their respective affiliates, subject to the satisfaction of certain conditions, including (i) that a majority of the Trustees of the Board who have no financial interest in the co-investment transaction and a majority of the Independent Trustees pre-approve the co-investment, and (ii) that the price, terms and conditions of the co-investment will be identical for each fund participating in a transaction pursuant to the exemptive relief. Such conditions may limit or restrict the Fund’s ability to participate in a portfolio investment, including, without limitation, in the event that the available capacity with respect to a portfolio investment is less than the aggregate recommended allocations to the Fund and the other funds. In such case, the Fund may participate in such investments to a lesser extent or, under certain circumstances, may not participate in such investment.

Investment Performance of the Fund and Other Investment Vehicles May Vary Significantly

The Advisors have established, and expect to continue to establish, additional companies, partnerships or other entities, pooled investment vehicles for multiple investors, funds, separate accounts, and other entities that may have, in whole or in part, investment objectives and strategies that may be similar to or overlap with those of the Fund (collectively, “Other Investment Vehicles”). The Fund may at times compete with the Other Investment Vehicles for certain investments and the returns of each of the Other Investment Vehicles will likely differ materially from the returns of the Fund.

The results of the investment activities of the Fund may differ significantly from the results achieved by the Advisors for their own benefit and from the results achieved by Other Investment Vehicles based on the investment strategies employed by such investors.

Subject to applicable law, including the 1940 Act, Other Investment Vehicles may invest alongside the Fund. In allocating any investment opportunities, the Advisors will take into account numerous factors, including factors specific only to such Other Investment Vehicles, in their discretion. Any such investments made alongside the Fund may or may not be in proportion to the relevant commitments of the investing parties and, subject to applicable law, may involve different terms and fee structures than those of the Fund. As a result, investment returns may vary materially among the Fund and Other Investment Vehicles that invest alongside the Fund. In certain circumstances, negotiated co-investments may be made because the Fund has received an exemptive order from the SEC permitting such investment. See “Co-Investment Exemptive Relief.”

“Best-Efforts” Offering

This offering is being made on a best-efforts basis, whereby the Distributor is only required to use its best efforts to sell the Shares and has no firm commitment or obligation to purchase any of the Shares. To the extent that less than the maximum offering amount is subscribed for, the opportunity for the allocation of the Fund’s investments among various issuers and industries may be decreased, and the returns achieved on those investments may be reduced as a result of allocating all of the Fund’s expenses over a smaller capital base.

Inadequate Return

No assurance can be given that the returns on the Fund’s investments will be commensurate with the risk of investment in its Shares.

Inadequate Network of Broker-Dealer

The success of the Fund’s continuous public offering, and correspondingly the Fund’s ability to implement its investment objectives and strategies, depends upon the ability of the Distributor to establish, operate and maintain a network of selected broker-dealers to sell the Shares. If the Distributor fails to perform, the Fund may not be able to raise adequate proceeds through the Fund’s continuous public offering to implement the Fund’s investment objectives and strategies. If the Fund is unsuccessful in implementing its investment objectives and strategies, an investor could lose all or a part of his or her investment in the Fund.

The Fund’s and the Alternative Fund’s Investments, Investment Activities and Related Risks

Hedge Funds

The Fund will invest in private investment funds, or “hedge funds,” which pursue alternative investment strategies. Hedge funds often engage in speculative investment practices such as leverage, short-selling, arbitrage, hedging, derivatives, and other strategies that may increase investment loss. Hedge funds can be highly illiquid, are not required to provide periodic pricing or valuation information to investors, and often charge high fees that can erode performance. Additionally, they may involve complex tax structures and delays in distributing tax information. A shareholder will also bear fees and expenses charged by the underlying hedge funds in addition to the Fund’s direct fees and expenses, thereby increasing indirect costs and potentially reducing returns to shareholders. There can be no assurance that the investment objective of a hedge fund will be achieved. A hedge fund may change its investment objective or policies without the Fund’s approval, which could force the Fund to withdraw its investment from such fund at a time that is unfavorable. In addition, one hedge fund may buy the same securities that another investment fund sells. Therefore, the Fund would indirectly bear the costs of these trades without accomplishing any investment purpose. Moreover, certain hedge fund managers charge performance-based fees that may create an incentive to invest hedge fund assets in investments that are riskier or more speculative than the investments the managers would have selected in the absence of a performance fee.  Because of the speculative nature of a hedge fund’s investments and trading strategies, the Fund may suffer a significant or complete loss of its invested capital in one or more hedge funds.

General Economic Conditions and Recent Events

The value of the Fund’s or Alternative Fund’s investments may increase or decrease in response to expected, real or perceived economic, political or financial events in the U.S. or global markets. The frequency and magnitude of such changes in value cannot be predicted. Certain securities and other investments held by the Fund or Alternative Funds may experience increased volatility, illiquidity, or other potentially adverse effects in response to changing market conditions, inflation/deflation, changes in interest rates, lack of liquidity in the bond or equity markets, volatility in the equity markets. U.S. or global markets may be adversely affected by uncertainties and events in the U.S. and around the world, such as major cybersecurity events, geopolitical events (including wars, terror attacks, natural disasters, spread of infectious disease (including epidemics or pandemics) or other public health emergencies), social unrest, political developments, and changes in government policies, taxation, restrictions on foreign investment and currency repatriation, currency fluctuations and developments in the laws and regulations in the U.S. and other countries, or other political, regulatory, economic and social developments, and developments that impact specific economic sectors, industries or segments of the market.

The impairment or failure of one or more banks with whom the Fund transacts may inhibit the Fund’s or an Alternative Fund’s ability to access depository accounts. In such cases, the Fund or an Alternative Fund may be forced to delay or forgo investments, resulting in lower Fund performance. In the event of such a failure of a banking institution where the Fund or an Alternative Fund or other Fund investment holds depository accounts, access to such accounts could be restricted and U.S. Federal Deposit Insurance Corporation (“FDIC”) protection may not be available for balances in excess of amounts insured by the FDIC. In such instances, the Fund or an Alternative Fund or other Fund investment may not recover such excess, uninsured amounts.

The Fund cannot predict the effects or likelihood of such events on the U.S. and global economies, the value of the Shares or the NAV of the Fund. The issuers of securities, including those held in the Fund’s portfolio, could be materially impacted by such events which may, in turn, negatively affect the value of such securities or such issuers’ ability to make interest payments or distributions to the Fund. These risks may be magnified if certain events or developments adversely interrupt the global supply chain; in these and other circumstances, such risks might affect companies worldwide due to increasingly interconnected global economies and financial markets.

Recently, the United States has enacted or proposed to enact significant new tariffs, and various federal agencies have been directed to further evaluate key aspects of U.S. trade policy, which could potentially lead to significant changes to current policies, treaties, and tariffs. There continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global trade, in particular, trade between the impacted nations and the U.S.; global financial markets’ stability; and global economic conditions. These events could, in turn, adversely affect the Fund and the performance of its investments.

Equity Securities

Equity securities in which the Fund or an Alternative Fund may invest include common stocks, preferred stocks, convertible securities and warrants. Common stocks and preferred stocks represent shares of ownership in a corporation. Preferred stocks usually have specific dividends and rank after bonds and before common stock in claims on assets of the corporation should it be dissolved. Increases and decreases in earnings are usually reflected in a corporation’s stock price. Convertible securities are debt or preferred equity securities convertible into common stock. Usually, convertible securities pay dividends or interest at rates higher than common stock, but lower than other securities. Convertible securities usually participate to some extent in the appreciation or depreciation of the underlying stock into which they are convertible.

Preferred securities, which are a form of hybrid security (i.e., a security with both debt and equity characteristics), may pay fixed or adjustable rates of return. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities, however, unlike common stocks, participation in the growth of an issuer may be limited. Distributions on preferred securities are generally payable at the discretion of the issuer’s board and after the company makes required payments to holders of its bonds and other debt securities. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt securities to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred securities of larger companies. Preferred securities may be less liquid than common stocks. Preferred securities may include provisions that permit the issuer, at its discretion, to defer or omit distributions for a stated period without any adverse consequences to the issuer. Preferred shareholders may have certain rights if distributions are not paid but generally have no legal recourse against the issuer and may suffer a loss of value if distributions are not paid. Generally, preferred shareholders have no voting rights with respect to the issuer unless distributions to preferred shareholders have not been paid for a stated period, at which time the preferred shareholders may elect a number of Trustees to the issuer’s board. Generally, once all the distributions have been paid to preferred shareholders, the preferred shareholders no longer have voting rights.

Warrants are options to buy a stated number of shares of common stock at a specified price anytime during the life of the warrants. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of investments. In addition, the value of a warrant or right does not necessarily change with the value of the underlying securities. The Fund could lose the value of a warrant or right if the right to subscribe to additional shares is not exercised prior to the warrant’s or right’s expiration date. The market for warrants and rights may be very limited and there may at times not be a liquid secondary market for warrants and rights.

Publicly Traded Equity Securities Risk

Stock markets are volatile, and the prices of equity securities fluctuate based on changes in a company’s financial condition and overall market and economic conditions. Although common stocks have historically generated higher average total returns than fixed-income securities over the long-term, common stocks also have experienced significantly more volatility in those returns and, in certain periods, have significantly underperformed relative to fixed-income securities. Common stocks of companies that operate in certain sectors or industries tend to experience greater volatility than companies that operate in other sectors or industries or the broader equity markets. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Fund. A common stock may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. The value of a particular common stock held by the Fund or an Alternative Fund may decline for a number of other reasons which directly relate to the issuer, such as management performance, financial leverage, the issuer’s historical and prospective earnings, the value of its assets and reduced demand for its goods and services. Also, the prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Fund has exposure. Common stock prices fluctuate for several reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase. Common equity securities in which the Fund or an Alternative Fund may invest are structurally subordinated to preferred stock, bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and are therefore inherently more risky than preferred stock or debt instruments of such issuers.

Short Positions Risk

A short sale of an instrument entails the theoretical risk of an unlimited increase in the market price of that instrument, which can in turn result in significant losses to a client. Purchasing instruments to close out a short position in such instruments can itself cause the price of the instrument to rise further, increasing losses. Furthermore, a client may be forced to close out a short position in a security prematurely if a lender of such security demands the return of the security sold short. Short selling transactions expose the Fund and Alternative Funds who engage in short sales to the risk of loss in an amount greater than the initial investment, and such losses can increase rapidly and without effective limit. There is the risk that the securities borrowed by the Fund or an Alternative Fund in connection with a short sale would need to be returned to the securities lender on short notice. If such request for return of securities occurs at a time when other short sellers of the subject security are receiving similar requests, a “short squeeze” can occur, wherein the Fund or an Alternative Fund may be compelled, at the most disadvantageous time, to replace the borrowed securities previously sold short with purchases on the open market, possibly at prices significantly in excess of the proceeds received earlier.

Minority Positions

The Fund may hold minority positions in issuers. Accordingly, the Fund may not be able to exercise control over such issuers. In addition, in certain situations, including where the issuer is in bankruptcy or undergoing a reorganization, minority investors may be subject to the decisions taken by majority investors and the outcome of the Fund’s investment may depend on such majority-controlled decisions, which decisions may not be consistent with the Fund’s objectives.

Cash Equivalents and Short-Term Debt Securities

For temporary defensive purposes, the Fund may invest up to 100% of its assets in cash equivalents and short-term debt securities. Short-term debt securities are defined to include, without limitation, the following:

(1) U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities. U.S. government securities include securities issued by: (a) the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration and Government National Mortgage Association, the securities of which are supported by the full faith and credit of the United States; (b) the Federal Home Loan Banks, Federal Intermediate Credit Banks and Tennessee Valley Authority, the securities of which are supported by the right of the agency to borrow from the U.S. Treasury; (c) the Federal National Mortgage Association, the securities of which are supported by the discretionary authority of the U.S. government to purchase certain obligations of the agency or instrumentality; and (d) the Student Loan Marketing Association, the securities of which are supported only by its credit. While the U.S. government provides financial support to such U.S. government-sponsored agencies or instrumentalities, no assurance can be given that it always will do so since it is not so obligated by law. The U.S. government, its agencies and instrumentalities do not guarantee the market value of their securities. Consequently, the value of such securities may fluctuate. The economic crisis in the United States during 2008 and 2009 negatively impacted government-sponsored entities. As the real estate market deteriorated through declining home prices and increasing foreclosure, government-sponsored entities, which back the majority of U.S. mortgages, experienced extreme volatility, and in some cases, a lack of liquidity. The Advisor and the Sub-Advisor will monitor developments and seek to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objectives; but there can be no assurance that it will be successful in doing so.

(2)  Repurchase agreements, which involve purchases of debt securities. At the time the Fund purchases securities pursuant to a repurchase agreement, it simultaneously agrees to resell and redeliver such securities to the seller, who also simultaneously agrees to buy back the securities at a fixed price and time. This assures a predetermined yield for the Fund during its holding period, since the resale price is always greater than the purchase price and reflects an agreed-upon market rate. Such actions afford an opportunity for the Fund to invest temporarily available cash. The Fund may enter into repurchase agreements only with respect to obligations of the U.S. government, its agencies or instrumentalities; certificates of deposit; or bankers’ acceptances in which the Fund may invest. Repurchase agreements may be considered loans to the seller, collateralized by the underlying securities. The risk to the Fund is limited to the ability of the seller to pay the agreed-upon sum on the repurchase date; in the event of default, the repurchase agreement provides that the Fund is entitled to sell the underlying collateral. If the value of the collateral declines after the agreement is entered into, and if the seller defaults under a repurchase agreement when the value of the underlying collateral is less than the repurchase price, the Fund could incur a loss of both principal and interest. The Advisors will monitor the value of the collateral at the time the action is entered into and at all times during the term of the repurchase agreement. The Advisors will do so in an effort to determine that the value of the collateral always equals or exceeds the agreed-upon repurchase price to be paid to the Fund. If the seller were to be subject to a federal bankruptcy proceeding, the ability of the Fund to liquidate the collateral could be delayed or impaired because of certain provisions of the bankruptcy laws.

Risks Relating to Accounting, Auditing, Financial Reporting, etc.

The legal, regulatory, disclosure, accounting, auditing and reporting standards in certain of the countries in which the Fund’s investments may be made may be less stringent and may not provide the same degree of protection or information to investors as would generally apply in the United States. The accounting, auditing and financial reporting standards and practices applicable to foreign companies may be less rigorous, and there may be significant differences between financial statements prepared in accordance with those accounting standards as compared to financial statements prepared in accordance with international accounting standards. Consequently, the quality of certain foreign audits may be unreliable, which may require enhanced procedures, and the Fund may not be provided with the same level of protection or information as would generally apply in developed countries, potentially exposing the Fund to significant losses. Although the Fund will be using U.S. GAAP, the assets, liabilities, profits and losses appearing in published financial statements of the Fund’s investments may not reflect their financial position or operating results as they would be reflected under U.S. GAAP. Accordingly, the NAV of the Fund published from time to time may not accurately reflect a realistic value for any or all such investments. In addition, privately held companies may not have third-party debt ratings or audited financial statements. As a result, the Fund must rely on the ability of the Adviser to obtain adequate information through due diligence to evaluate the creditworthiness and potential returns from investing in a privately held company. These companies and their financial information will generally not be subject to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and other rules and regulations that govern public companies. If the Fund is unable to uncover all material information about these companies, it may not make a fully informed investment decision, and the Fund may lose money on Fund’s investments.

Use of Derivatives

The Sub-Advisor and a number of the Underlying Managers used by the Fund may use derivative instruments, including without limitation, option contracts, swap agreements and forward contracts, and derivative techniques, including without limitation, synthetic short sales, for various hedging and/or speculative purposes. The use of such instruments and techniques may result in leveraging the assets of an Alternative Fund or managed account, thereby exposing such fund or managed account (and thus the Fund) to significant risks.

Among other things, the prices of derivative instruments can be highly volatile. Price movements of derivative instruments are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial futures and options. Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations.

Uncertainties remain as to how the markets for these instruments will perform during periods of unusual price volatility or instability, market illiquidity or credit distress. Market movements are difficult to predict and financing sources and related interest rates are subject to rapid change. One or more markets may move against the derivatives positions held by a trader, thereby causing substantial losses. Many of these instruments are not traded on exchanges but rather through an informal network of banks and dealers who have no obligation to make markets in them and can apply essentially discretionary margin and credit requirements (and thus in effect force a trader to close out its positions).

Futures. In the futures markets, margin deposits typically range between 2% and 15% of the value of the futures contract purchased or sold. Because of these low margin deposits, futures trading is inherently highly leveraged. As a result, a relatively small price movement in a futures contract may result in immediate and substantial losses to the trader. For example, if at the time of purchase 10% of the price of a futures contract is deposited as margin, a 10% decrease in the price of the contract would, if the contract is then closed out, result in a total loss of the margin deposit before any deduction for brokerage commissions. A decrease of more than 10% would result in a loss of more than the total margin deposit.

Futures positions may be illiquid because certain commodity exchanges limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Under such limits, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a particular futures contract has increased or decreased by an amount equal to the daily limit, positions in that contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. This could prevent the Fund from promptly liquidating unfavorable positions and thus subject the Fund to substantial losses. In addition, the Fund may not be able to execute futures contract trades at favorable prices if little trading in the contracts involved is taking place. It also is possible that an exchange or the CFTC may suspend trading in a particular contract, order immediate liquidation and settlement of a particular contract, or order that trading in a particular contract be conducted for liquidation only.

Certain commodity exchanges have also established limits, referred to as “position limits,” on the maximum net long or net short positions which any person may hold or control in particular commodity futures contracts. The General Partner may have to modify its investment and trading decisions, and might have to liquidate positions, in order to avoid exceeding such limits. If this should occur, it could adversely affect the profitability of the Fund.

Options. There are various risks inherent in options trading. For example, the seller (writer) of a covered call option (i.e., the writer holds the underlying security) assumes the risk of a decline in the market price of the underlying security to a level below the purchase price of the security, less the premium received by the writer for writing the option. The writer of a covered call option also gives up the opportunity for gain on the underlying security above the exercise price of the option. The buyer of a call option assumes the risk of losing the premium invested in the option. The seller (writer) of a covered put option (e.g., the writer has a short position in the underlying security) assumes the risk of an increase in the market price of the underlying security above the sales price (in establishing the short position) of the underlying security plus the premium received, and gives up the opportunity for gain on the underlying security below the exercise price of the option less the premium received on the put option. The buyer of a put option assumes the risk of losing the premium it paid to purchase the put option.

The options markets have the authority to prohibit the exercise of particular options, which if imposed when trading in the option has also been halted, would lock holders and writers of that option into their positions until one of the two restrictions has been lifted.

Combination Transactions. Underlying Managers may engage in spreads or other combination options transactions involving the purchase and sale of related options contracts. These transactions are considerably more complex than the purchase or writing of a single option. They involve the risk that executing simultaneously two or more buy or sell orders at the desired prices may be difficult or impossible, the possibility that a loss could be incurred on both sides of a multiple options transaction, and the possibility of significantly increased risk exposure resulting from the hedge against loss inherent in most spread positions being lost as a result of the assignment of an exercise to the short leg of a spread while the long leg remains outstanding. Also, the transaction costs of combination options transactions can be especially significant because separate costs are incurred on each component of the combination.

Straddles. In straddle writing, where the investor writes both a put and a call on the same underlying interest at the same exercise price in exchange for a combined premium on the two writing transactions, the potential risk of loss is unlimited. To the extent the price of the underlying interest is either above or below the exercise price by more than the combined premium, the writer of a straddle will incur a loss when one of the options is exercised. If the writer is assigned an exercise on one option position in the straddle and fails to close out the other position, subsequent fluctuations in the price of the underlying interest could cause the other option to be exercised as well, causing a loss on both writing positions.

Forward Trading. Underlying Managers may utilize forward contracts and options thereon which, unlike futures contracts, are not traded on exchanges and are not standardized; rather banks and dealers act as principals in these markets, negotiating each transaction on an individual basis. Forward and “cash” trading is substantially unregulated; there is no limitation on daily price movements and speculative position limits are not applicable. The principals who deal in the forward markets are not required to continue to make markets in the currencies or commodities they trade, and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain currencies or commodities or have quoted prices with an unusually widespread between the price at which they were prepared to buy and that at which they were prepared to sell. Disruptions can occur in any market in which Underlying Managers used by the Fund trade due to unusually high trading volume, political intervention or other factors. The imposition of controls by governmental authorities might also limit such forward trading to less than that which an Underlying Manager would otherwise recommend, to the possible detriment of the Fund. Market illiquidity or disruption could result in major losses to the Fund.

In the forward markets, margin deposits may be even lower than in other markets or may not be required at all. Such low or non-existent margin deposits are indicative of the fact that any trading in the forward markets typically is accompanied by a high degree of leverage.

Swaps. The Fund or an Alternative Fund may enter into swap agreements with respect to currencies, interest rates and security indices. There can be no assurance that a liquid secondary market will exist at any specified time for any particular swap. The Fund or an Alternative Fund may use these techniques for efficient portfolio management purposes to hedge against changes in currency rates, securities prices, market movements, or as part of the Fund’s or the Alternative Fund’s overall investment strategy. Whether the Fund’s, or an Alternative Fund’s, use of swap agreements for efficient portfolio management purposes will be successful will depend on the Advisor and Sub-Advisor’s, or the Underlying Manager’s, ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments.

Over-the-Counter Derivatives Transactions

Although the Dodd Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) currently requires many OTC interest rate derivative transactions and certain credit default swaps previously entered into on a principal-to-principal basis to be submitted for clearing by a regulated clearinghouse and may require additional types of OTC derivatives transactions to be submitted for clearing in the future, certain of the derivatives that may be traded by the Fund or an Alternative Fund may remain principal-to-principal or OTC contracts between the Fund or an Alternative Fund and third parties entered into privately. The risk of counterparty nonperformance can be significant in the case of these OTC instruments and “bid-ask” spreads may be unusually wide in these OTC derivatives markets. While the Dodd-Frank Act is intended in part to reduce these risks, it is still uncertain whether the Dodd-Frank Act has been effective in reducing counterparty risk. To the extent not mitigated by implementation of the Dodd-Frank Act, if at all, the risks posed by such instruments and techniques, which can be extremely complex and may involve leveraging of the assets of the Fund one or more Alternative Funds, include: (1) counterparty credit risks (the exposure to the possibility of loss resulting from a counterparty’s failure to meet its financial obligations); (2) market risk (adverse movements in the price of a financial asset or commodity); (3) legal risks (the characterization of a transaction or a party’s legal capacity to enter into it could render the financial contract unenforceable and the insolvency or bankruptcy of a counterparty could preempt otherwise enforceable contract rights); (4) operational risk (inadequate controls, deficient procedures, human error, system failure or fraud); (5) documentation risk (exposure to losses resulting from inadequate documentation); (6) liquidity risk (exposure to losses created by inability to prematurely terminate the derivative); (7) systemic risk (the risk that financial difficulties in one institution or a major market disruption will cause uncontrollable financial harm to the financial system); (8) concentration risk (exposure to losses from the concentration of closely related risks, such as exposure to a particular industry or exposure linked to a particular entity); and (9) settlement risk (the risk faced when one party to a transaction has performed its obligations under a contract but has not yet received value from its counterparty).

Counterparty Risk

Many of the markets in which the Fund or Alternative Funds effect their transactions are “over the counter” or “inter-dealer” markets. The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange based” markets. To the extent the Fund or an Alternative Fund invests in swaps, derivative or synthetic instruments, or other over the counter transactions, on these markets, the Fund or the Alternative Fund is assuming a credit risk with regard to parties with whom it trades and may also bear the risk of settlement default. These risks may differ materially from those associated with transactions effected on an exchange, which generally are backed by clearing organization guarantees, daily marking to market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections. This exposes the Fund or the Alternative Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Fund or the Alternative Fund to suffer a loss. Such counterparty risk is accentuated in the case of contracts with longer maturities where events may intervene to prevent settlement, or where an the Fund or an Alternative Fund has concentrated its transactions with a single or small group of counterparties. The Fund nor the Alternative Funds are not restricted from dealing with any particular counterparty or from concentrating any or all of their transactions with one counterparty. The ability of the Fund or the Alternative Funds to transact business with any one or number of counterparties, the lack of any independent evaluation of such counterparties’ financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Fund or the Alternative Funds.

Foreign Currency and Exchange

The Fund’s Shares are denominated in U.S. dollars and will be issued in U.S. dollars. A portion of the Fund’s investments (and the income and gains received by the Fund in respect of such investments) may be denominated in currencies other than the U.S. dollar. However, the books of the Fund will be maintained, and contributions to and distributions from the Fund will generally be made, in U.S. dollars. Accordingly, changes in foreign currency exchange rates and exchange controls may materially adversely affect the value of the investments and the other assets of the Fund. For example, any significant depreciation in the exchange rate of the Euro, or any other currency in which the Fund makes investments, against the U.S. dollar, could adversely affect the value of dividends or proceeds on investments denominated in the Euro or such other currencies. In addition, the Fund will incur costs, which may be significant, in connection with the conversion of various currencies. The Advisors may hedge the foreign currency exposure of the Fund; however, the Fund will necessarily be subject to foreign exchange risks. In addition, prospective investors whose assets and liabilities are predominantly in other currencies should take into account the potential risk of loss arising from fluctuations in value between U.S. dollars and such other currencies. The Fund may enter into forward contracts to hedge exchange risk exposure.

Hedging

Alternative Funds may seek to hedge against interest rate and currency exchange rate fluctuations and credit risk by using structured financial instruments such as futures, options, swaps and forward contracts, subject to the requirements of the 1940 Act. Use of structured financial instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the instrument being hedged. Use of hedging activities may not prevent significant losses and could increase losses. Further, hedging transactions may reduce cash available to pay distributions to shareholders.

Economic, Political and Legal Risks

The Fund’s investments will include investments in a number of countries, including less developed countries, exposing investors to a range of potential economic, political and legal risks, which could have an adverse effect on the Fund. These may include declines in economic growth, inflation, deflation, currency revaluation, nationalization, expropriation, confiscatory taxation, governmental restrictions, adverse regulation, social or political instability, negative diplomatic developments, military conflicts, the spread of infectious diseases (including epidemics and pandemics) or other public health issues and terrorist attacks.

For instance, military conflict between Russia and Ukraine and the Israel-Hamas war could result in geopolitical instability and adversely affect the global economy or specific markets. Strategic competition between the US and China and resulting tensions have also contributed to uncertainty in the geopolitical and regulatory landscapes. Similarly, other events, including natural disasters, climate-related events, pandemics or health crises may arise from time to time and be accompanied by governmental actions that may increase international tension. Any such events and responses, including regulatory developments, may cause significant volatility and declines in the global markets, disproportionate impacts to certain industries or sectors, disruptions to commerce (including to economic activity, travel and supply chains), loss of life and property damage, and may adversely affect the global economy or capital markets, as well as Fund’s investments.

Prospective investors should note that the capital markets in countries where Fund investments are made may be significantly less developed than those in the United States. Certain investments may be subject to extensive regulation by national governments and/or political subdivisions thereof, which could prevent the Fund or the Alternative Funds from making investments they otherwise would make or cause them to incur substantial additional costs or delays that they otherwise would not suffer. Such countries may have different regulatory standards with respect to insider trading rules, restrictions on market manipulation, shareholder proxy requirements and/or disclosure of information. In addition, the laws of various countries governing business organizations, bankruptcy and insolvency may make legal action difficult and provide little, if any, legal protection for investors, including the Fund and the Alternative Funds. In addition, accounting and auditing standards in many markets are different, and sometimes significantly different from those applicable in the United States or Europe. There may be significant differences between financial statements prepared in accordance with those accounting standards as compared to financial statements prepared in accordance with U.S. GAAP. Any such laws or regulations may change unpredictably based on political, economic, social and/or market developments.

Eurozone Risk

The Fund may invest directly or indirectly from time to time in European companies and assets and companies and assets that may be affected by the Eurozone economy. Ongoing concerns regarding the sovereign debt of various Eurozone countries, including the potential for investors to incur substantial write-downs, reductions in the face value of sovereign debt and/or sovereign defaults, as well as the possibility that one or more countries might leave the European Union (the “EU”) or the Eurozone create risks that could materially and adversely affect the Fund’s investments. Sovereign debt defaults and EU and/or Eurozone exits could have material adverse effects on the Fund’s investments in European companies and assets, such as the availability of credit to support such companies’ financing needs, uncertainty and disruption in relation to financing, increased currency risk in relation to contracts denominated in Euros and wider economic disruption in markets served by those companies, while austerity and/or other measures introduced to limit or contain these issues may themselves lead to economic contraction and resulting adverse effects for the Fund. Legal uncertainty about the funding of Euro-denominated obligations following any breakup or exits from the Eurozone, particularly in the case of investments in companies and assets in affected countries, could also have material adverse effects on the Fund.

Portfolio Concentration

Some Alternative Funds may have overlapping strategies or portfolios and thus could accumulate large positions in the same or related instruments at the same time. In many cases, however, the Advisor and the Sub-Advisor will not be given access to information regarding the actual investments made by the Alternative Funds in which the Fund invests, as such information is considered proprietary by the Underlying Managers of such Alternative Funds. As a result, the Sub-Advisor ordinarily will be unable to ascertain the degree of the Fund’s overall hedged or directional positions, or the extent of concentration risk or exposure to specific markets or strategies. Even if it were able to ascertain these matters, the Sub-Advisor’s ability to mitigate the associated risks would depend on its ability to reallocate capital among existing or new Alternative Funds. This might not be feasible for several months until withdrawals and contributions are permitted by the Fund.

Because each Underlying Manager of Alternative Funds will trade independently of the others, the trading losses of some Alternative Funds could offset trading profits achieved by the profitable Alternative Funds. Different Underlying Managers might compete for the same investment positions for the Alternative Funds they manage. Conversely, some Alternative Funds may take offsetting positions which would result in transaction costs for the Fund without the possibility of profits.

Special Risks of Investing in Alternative Funds; Reliance on Underlying Managers

General Risks of Arbitrage Transactions

The success of arbitrage strategies depends often on the ability to execute two or more simultaneous transactions at desired prices. Should such transactions not be executed simultaneously at the desired prices, losses may be incurred on both sides of the transaction. Additionally, separate costs are incurred on both sides of an arbitrage transaction, and substantial favorable price moves may be required before a profit can be realized. There can be no assurances that the hedging and arbitrage strategies used by the Advisors or the Underlying Managers will be successful. The market values of related financial instruments may not move in correlation with each other or in ways anticipated by the Advisors or Underlying Managers, and intervening events may cause hedged positions not to perform as anticipated. A hedged position may perform less favorably in generally rising markets than an unhedged position.

Convertible Arbitrage Transactions

In an effort to remain market neutral with respect to their purchase of convertible securities, the Fund or Alternative Funds may hedge the purchase of convertible securities by the simultaneous short sale of another related security (e.g., the short sale of some portion of the common stock into which the securities on the long side are convertible or the sale of the related option). To the extent that there are losses on a long position, and the hedged portion (short position) of the strategy is not sufficient to completely offset such losses, the Fund or Alternative Funds will incur a loss. Losses also may be incurred if the prices of two securities which are arbitraged against each other do not move as expected. Additionally, losses may result if the Fund or an Alternative Fund holds securities of a company that is taken over at a price that does not generate profits on the long portion of the convertible security sufficient to recoup the premiums paid and any accrued but unpaid interest that would be lost if conversion became necessary.

●	If an issuer’s credit status weakens, the value of the convertible position may decline, resulting in losses to the Fund or an Alternative Fund due to decreases in the position’s market conversion value and investment value, a decline in the market price of the underlying common stock and/or a reduction in liquidity. While these losses will, to some extent, be offset by the hedge component of the position (i.e., the short sale of the common stock or option), such losses nonetheless potentially are significant.

●	Certain securities are callable by the issuer. If the call is at a price below the then-current market price, losses may result due to interest that has been accrued but has not been paid at the time of the conversion of the called security. Additionally, losses may occur if an issuer declares a special dividend or spin-off which either causes a reduction in the premium of the security and/or forces a premature conversion.

●	The Fund or an Alternative Fund may incur losses if a security lender demands that the Fund or an Alternative Fund return its borrowed security and the Fund or such Alternative Fund is unable to find an alternative-lending source. In such event, the Fund or the Alternative Fund may be forced to convert the security, lose accrued interest, unwind the position at unfavorable prices or purchase securities to cover the position at a price that is higher than that which would be available in an orderly market.

Merger Arbitrage Transactions

The price offered for the securities of a company in a tender offer, merger or other acquisition transaction will generally be at a significant premium above the market price of the security prior to the offer. The announcement of such a transaction will generally cause the market price of the securities to begin rising. The Fund or an Alternative Fund may purchase securities after the announcement of the transaction at a price that is higher than the pre-announcement market price, but which is lower than the price at which the Advisors or an Underlying Manager expects the transaction to be consummated. If the proposed transaction is not consummated, the value of such securities purchased by the Fund or an Alternative Fund may decline significantly. It is also possible that the difference between the price paid by the Fund or an Alternative Fund for securities and the amount anticipated to be received upon consummation of the proposed transaction may be very small. If a proposed transaction is in fact not consummated or is delayed, the market price of the securities may decline sharply. In addition, where the Fund or an Alternative Fund has sold short the securities it anticipates receiving in an exchange offer or merger, the Fund or the Alternative Fund may be forced to cover its short position in the market at a higher price than its short sale, with a resulting loss. If the Fund or an Alternative Fund has sold short securities which are the subject of a proposed exchange offer, merger or tender offer and the transaction is consummated, the Fund or the Alternative Fund may also be forced to cover its short position at a loss.

In certain proposed takeovers, the Fund or an Alternative Fund may determine that the price offered for the security is likely to be increased, either by the original bidder or by a competing offeror. In such cases, the Fund or an Alternative Fund may purchase securities at a market price that is above the offer price, incurring the additional risk that the offer price will not be increased or that the offer is withdrawn. If ultimately no transaction is consummated, it is likely that a substantial loss will result.

The consummation of a merger, tender offer or exchange offer can be prevented or delayed, or the terms changed, by a variety of factors, including (i) the opposition of the management or shareholders of the target company, which may result in litigation to enjoin the proposed transaction, (ii) the intervention of a federal or state regulatory agency, (iii) efforts by the target company to pursue a defensive strategy, including a merger with, or a friendly tender offer by, a company other than the offeror, (iv) in the case of a merger, the failure to obtain the necessary shareholder (or, in some cases, regulatory) approvals, (v) market conditions resulting in material changes in securities prices, (vi) compliance with any applicable U.S. federal or state securities laws, and (vii) the failure of an acquirer to obtain the necessary financing to consummate the transaction.

The SEC pro ration requirements applicable to cash tender and exchange offers also may affect the Fund or an Alternative Fund’s ability to profit from its investments. Often a cash tender or exchange offer is made for less than all of the outstanding securities of an issuer or a higher price is offered for a limited number of the securities. SEC rules require that, if a greater number of securities are tendered than is to be accepted at a particular price, securities of the various tendering shareholders must be accepted pro-rata. Thus, a portion of the securities tendered by the Fund or an Alternative Fund in response to certain offers may not be accepted by the offeror and may be returned to it. Since, after completion of the tender offer, the market price of the securities may have declined below the Fund or an Alternative Fund’s cost, returned securities may be resold at a loss.

Fixed Income Arbitrage

Fixed income arbitrage strategies generally involve identifying and exploiting pricing anomalies within and across global fixed income markets and their derivatives. Evaluating credit risk for debt securities involves uncertainty because credit rating agencies throughout the world have different standards, making comparison across countries difficult. Also, the market for credit spreads is often inefficient and illiquid, making it difficult to accurately calculate discounting spreads for valuing financial instruments. It is likely that a major economic recession could disrupt severely the market for such securities and may have an adverse impact on the value of such securities. In addition, it is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.

Market Neutral Strategies

The use of “market neutral” or “relative value” hedging or arbitrage strategies should in no respect be taken to imply that the Fund or relevant Alternative Fund or the Advisors or relevant Underlying Manager’s strategy is without risk. Substantial losses may be recognized on “hedge” or “arbitrage” positions, and illiquidity and default on one side of a position can effectively result in the position being transformed into an outright speculation. Every market neutral or relative value strategy involves exposure to some second order risk of the market, such as the implied volatility in convertible bonds or warrants, the yield spread between similar term government bonds or the price spread between different classes of stock for the same underlying issuer. Further, “market neutral” Underlying Managers may employ limited directional strategies that expose their respective Alternative Funds to certain market risks.

Special Situation Investments/Distressed Companies

Certain of the Fund’s or Alternative Funds’ investments may involve start-up companies, companies developing new products or companies seeking to raise additional capital for expansion. In addition, the Fund or the Alternative Funds may invest in companies involved in bankruptcy or other reorganization and liquidation proceedings. Although such investments may result in significant returns to the Fund or an Alternative Fund, they involve a substantial degree of risk. Any one or all of the issuers of the securities in which the Fund or an Alternative Fund may invest, directly or indirectly, may be unsuccessful or not show any return for a considerable period of time. The level of analytical sophistication, both financial and legal, necessary for successful investment in companies experiencing significant business and financial difficulties is unusually high. There is no assurance that the Advisors or Underlying Managers will correctly evaluate the nature and magnitude of the various factors that could affect the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company in which the Fund or an Alternative Fund invests, the Fund or the Alternative Fund may lose its entire investment or may be required to accept cash or securities with a value less than the Fund’s or the Alternative Fund’s original investment.

Investments in Undervalued Equity and Equity-Related Securities

The Fund or Alternative Funds may invest in undervalued equity and equity-related securities. The identification of investment opportunities in undervalued securities is a difficult task. While investments in undervalued securities offer the opportunities for above-average capital appreciation, these investments involve a high degree of financial risk and can result in substantial losses. Returns generated from such investments may not adequately compensate the Fund or Alternative Funds for the business and financial risks assumed. The Fund or an Alternative Fund may take certain speculative investments in securities which the Advisors or Underlying Managers believe to be undervalued; however, there are no assurances that the securities purchased will in fact be undervalued. In addition, the Fund or an Alternative Fund may be required to hold such securities for a substantial period of time before realizing their anticipated value. During this period, a portion of the Fund or an Alternative Fund’s assets may be committed to the securities purchased, thus possibly preventing the Fund or an Alternative Fund from investing in other opportunities. In addition, the Fund or an Alternative Fund may finance such purchases with borrowed funds and thus will have to pay interest on such funds during such waiting period. If the Fund or an Alternative Fund takes long positions in stocks that decline and short positions in stocks that increase in value, then the losses of the Fund or an Alternative Fund may exceed those of other portfolios that hold long positions only.

Capital Structure Arbitrage

The strategies of the Advisors or certain Underlying Managers may involve trading the spreads in the debt of companies with multiple classes of debt, trading the spreads in the equity of companies with multiple classes of equity and/or trading combinations of a company’s debt and equity, in each case to take advantage of relative mispricings. The Advisors or an Underlying Manager may be incorrect in its assumption and the Fund or applicable Alternative Funds may not realize profits from such investments. Moreover, the Advisors or the Underlying Manager may be correct in its assumption but may not be able to maintain such investments long enough for them to be profitable.

Spread Trading

A part of the Underlying Managers’ strategies may involve spread positions between two or more security positions. To the extent the price relationships between such positions remain constant, no gain or loss on the positions will occur. Such positions, however, do entail a substantial risk that the price differential could change unfavorably, thus causing a loss to the spread position. The Advisors’ or the Underlying Managers’ strategies also may involve arbitraging among two or more securities. This means, for example, that the Fund or an Alternative Fund may purchase (or sell) securities (on a current basis) and take offsetting positions in the same or related securities. To the extent the price relationships between such positions remain constant, no gain or loss on the positions will occur. These offsetting positions entail substantial risk that the price differential could change unfavorably causing a loss to the position. Moreover, the arbitrage business is extremely competitive, and many of the major participants in the business are large investment banking firms with substantially greater financial resources, larger research staffs and more investment professionals than will be available to the Advisors or Underlying Managers. Arbitrage activity by other larger firms may tend to narrow the spread between the price at which a security may be purchased by the Fund or an Alternative Fund and the price the Advisors or Underlying Manager expects to receive upon consummation of a transaction.

Technical Trading Systems

The Advisors and Underlying Managers may rely on technical trading systems. For any technical trading system to be profitable, there must be price moves or “trends” - either upward or downward - in some security that the system can track and those trends must be significant enough to dictate entry or exit decisions. Trendless markets have occurred in the past and are likely to recur. In a trendless or erratic market, a technical trading system may fail to identify a trend on which action should be taken or may overreact to minor price movements and thus establish a position contrary to overall price trends, which may result in losses. In addition, a technical trading system may be profitable for a period of time, after which the system fails to correctly detect any future price movements. Accordingly, technical traders often modify or replace their systems on a periodic basis. Any factor (such as increased governmental control of, or participation in, the markets traded) that lessens the prospect of sustained price moves in the future may reduce the likelihood that the Advisors’ or an Underlying Manager’s technical systems will be profitable.

Increased Use in the Markets of Technical Trend-Following Trading Methods

In recent years, there has been a substantial increase in trading systems, methods, and strategies employing trend-following timing signals, based either exclusively on technical analysis or on a combination of fundamental and technical analysis. There also has been an increase in the overall volume of trading and liquidity of the financial markets. While the effect of any increase in the proportion of funds traded pursuant to trend-following trading approaches in recent years cannot be determined, any such increase could alter trading patterns or affect execution of trades to the detriment of the Fund or the applicable Alternative Funds.

Reliance on Quantitative Analysis

The Advisors and certain Underlying Managers’ investment strategies may rely upon quantitative models and systems. Such models and systems may entail the use of sophisticated statistical calculations and complex computer systems, and there is no assurance that the Advisors or Underlying Managers will be successful in carrying out such calculations correctly or that the use of these quantitative models and systems will not expose the Fund or applicable Alternative Funds to the risk of significant losses. In addition, the analytical techniques used by the Advisors and such Underlying Managers cannot provide any assurance that the Fund or applicable Alternative Funds will not be exposed to the risk of significant trading losses if the underlying patterns that form the basis for the quantitative models and systems employed by the Advisors or such Underlying Managers change in unanticipated ways. The effectiveness of quantitative models and systems may diminish over time, and attempts to apply existing quantitative models and systems to new or different markets, strategies or securities may prove ineffective.

To the extent that information regarding an Alternative Fund’s positions or trades becomes or is required to be made publicly available, there is a material risk that other market participants may seek to reverse engineer the Underlying Manager’s quantitative investment strategies from such public information. The use of an Underlying Manager’s investment strategies by other persons, whether as a result of reverse engineering, “frontrunning” or other actions, may have a material adverse effect on the performance of the associated Alternative Funds.

Reliance on Fundamental Analysis

The Advisors and certain Underlying Managers may base their trading decisions, in whole or in part, on fundamental analysis. Fundamental trading systems consider factors, such as inflation, trade balances, inventories and interest rates, which do not have an impact on traditional technical trading systems, in an attempt to identify investment opportunities. To the extent that such factors provide mixed or conflicting signals, a fundamental trading system may not be able to detect and/or accurately predict price trends. There can be no guarantee that the Advisors’ or an Underlying Manager’s fundamental trading systems will enable the Advisors or the Underlying Manager to accurately value the securities in which the Fund or the Alternative Funds invest or that any anticipated price trends will materialize with respect to such investments.

New Strategies

While the Advisors or an Underlying Manager might develop new investment strategies in the future, any such strategies may not be thoroughly tested before being employed and may not, in any event, be successful. Were the Advisors or an Underlying Manager to attempt to implement new strategies for the Fund or an Alternative Fund, the risk/reward profile of the Fund or the Alternative Fund could be shifted significantly towards increased levels of risk. The Fund and the Alternative Funds can only be successful if they are able to trade and invest successfully, and there can be no assurance that this will be the case.

Complexity of Quantitative Trading Strategies; Reliance on Technology

Many of the investments that the Advisors are expected to trade on behalf of the Fund, and many of the trading strategies that the Underlying Managers are expected to execute on behalf of the Alternative Funds, are highly complex. In certain cases, the successful application of a particular trading strategy may require relatively sophisticated mathematical calculations and relatively complex computer programs.

Activist Trading Strategy

The success of the Fund’s investments in Alternative Funds that pursue an activist trading strategy may require, among other things: (i) that the Underlying Manager properly identify companies whose securities prices can be improved through corporate and/or strategic action; (ii) that the Alternative Funds acquire sufficient securities of such companies at a sufficiently attractive price; (iii) that the Alternative Funds avoid triggering anti-takeover and regulatory obstacles while acquiring their positions; (iv) that management of companies and other security holders respond positively to the Underlying Manager’s proposals; and (v) that the market price of a company’s securities increases in response to any actions taken by companies. There can be no assurance that any of the foregoing will succeed.

Successful execution of an activist strategy will depend on the cooperation of security holders and others with an interest in the company. Some security holders may have interests which diverge significantly from those of the Alternative Funds and some of those parties may be indifferent to the proposed changes. Moreover, securities that the Underlying Manager believes are fundamentally undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within the time frame the Underlying Manager anticipates, even if the Alternative Fund’s strategy is successfully implemented. Even if the prices for a company’s securities have increased, there is no assurance that the Alternative Fund will be able to realize any increase in the price.

Alternative Funds

Alternative Funds will not be registered as investment companies under the 1940 Act and are excluded from the definition of “investment company” pursuant to Sections 3(c)(1) or 3(c)(7) of the 1940 Act. Accordingly, the provisions of the 1940 Act, which, among other things, require investment companies to have securities held in custody at all times in segregated accounts and regulate the relationship between the investment company and its asset management, are not applicable to an investment in the Alternative Funds. In addition, Alternative Funds generally are not obligated to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Advisors to monitor whether holdings of the Alternative Funds cause the Fund to be above specified levels of ownership in certain investment strategies. Although the Fund expects to receive information from each Underlying Manager regarding its investment performance on a regular basis, in most cases there is little or no means of independently verifying this information. An Underlying Manager may use proprietary investment strategies that are not fully disclosed to its investors and may involve risks under some market conditions that are not anticipated by the Fund. In addition, while many Underlying Managers will register with the SEC and state agencies as a result of developments in certain laws, rules and regulations, some Underlying Managers may still be exempt from registration. In such cases, these Underlying Managers will not be subject to various disclosure requirements and rules that would apply to registered investment advisers. Similarly, while many Underlying Managers will register as commodity pool operators under the Commodity Exchange Act, other Underlying Managers will be exempt from registration and will not be subject to various disclosure requirements and rules that would apply to registered commodity pool operators.

Multiple Levels of Fees and Expenses

Although in many cases investor access to Alternative Funds may be limited or unavailable, an investor who meets the conditions imposed by an Alternative Fund may be able to invest directly with the Alternative Fund. By investing in Alternative Funds indirectly through the Fund, the investor bears asset-based fees and performance-based fees and allocations. Moreover, investors in the Fund bear a proportionate share of the fees and expenses of the Fund (including organizational and offering expenses not paid by the Advisor, Sub-Advisor, operating costs, sales charges, brokerage transaction expenses, and administrative fees) and, indirectly, similar expenses of the Alternative Funds. Thus, an investor in the Fund may be subject to higher operating expenses than if he or she invested in an Alternative Fund directly or in a closed-end fund that did not utilize a “fund of funds” structure.

Most of the Alternative Funds are subject to a performance-based fee or allocation, irrespective of the performance of other Alternative Funds and the Fund generally. Accordingly, an Underlying Manager to an Alternative Fund with positive performance may receive performance-based compensation from the Alternative Fund, and thus indirectly from the Fund and its Shareholders, even if the Fund’s overall performance is negative. The Alternative Funds in which the Fund intends to invest generally charge a management fee of 0% to 3% based on the original cost of their investments, and performance or incentive fees or allocations are typically 0% to 30% of an Alternative Fund’s net profits annually, although it is possible that such amounts may be exceeded for certain Underlying Managers. In some cases, instead of a management fee, an Underlying Manager may charge through all or a significant portion of the costs of operating the Alternative Fund, which would typically be absorbed by an underlying manager (e.g., salaries of investment personnel, office rent and overhead, technology costs, etc.), directly to investors (commonly referred to as “pass-through fees”), including the Fund. These pass-through fees can range from the low single digits to the high single digits (or slightly more) of an Alternative Fund’s net asset value in a given year, depending on factors such as performance, expense management, and netting. Pass-through fees are typically charged in addition to any incentive allocation or fee.

The performance-based compensation received by an Underlying Manager also may create an incentive for that Underlying Manager to make investments that are riskier or more speculative than those that it might have made in the absence of the performance-based allocation. Such compensation may be based on calculations of realized and unrealized gains made by the Underlying Manager without independent oversight.

Investors that invest in the Fund through financial advisers or intermediaries may also be subject to account fees or charges levied by such parties. Prospective investors should consult with their respective financial advisers or intermediaries for information regarding any fees or charges that may be associated with the services provided by such parties.

Investment Delays

Delays in investing the Fund’s assets may occur (i) because of the time typically required to complete certain transactions (which may be considerable), (ii) because certain Alternative Funds selected by the Fund or the Sub-Advisor may provide infrequent opportunities to purchase their securities, and/or (iii) because of the time required for Underlying Managers to invest the amounts committed by the Fund. Delays in investing the net proceeds of the offering of Shares may impair the Fund’s performance. The Fund cannot assure you it will be able to identify any investments that meet its investment objective or that any investment that the Fund makes will produce a positive return. The Fund may be unable to invest the net proceeds of the Fund’s offering on acceptable terms within the time period that the Fund anticipates or at all, which could harm the Fund’s financial condition and operating results.

Expedited Transactions

Investment analyses and decisions by the Sub-Advisor, especially in Co-Investments, may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Sub-Advisor at the time an investment decision is made may be limited, and the Sub-Advisor may not have access to detailed information regarding the potential investments. Therefore, no assurance can be given that the Sub-Advisor will have knowledge of all facts and circumstances that may adversely affect a Fund investment.

Valuation of Alternative Funds and Co-Investments

There are various conflicts of interest associated with the valuation of the Fund’s interests in Alternative Funds and Co-Investments, in particular, higher valuations of its assets may result in increased fees. In addition, inflated valuations may result in better performance which may assist in marketing for the Advisor and Sub-Advisor. Conflicts of interest may be heightened in the case of assets that do not have readily ascertainable market values. To address these conflicts, each of the Advisor and Sub-Advisor has adopted and implemented policies and procedures for the valuation of client investments, including the Investment Committee’s oversight of the valuations process, and the review of fair-valued investments.

The Fund’s investments may also be difficult to value because it may be relatively difficult for the Fund to obtain reliable valuations of Alternative Funds, Co-Investments and the underlying portfolio companies in which they invest. In most cases, the Fund will rely on the Underlying Managers’ valuations, which valuations may also be based on fair valuation procedures. Further, the fair values of Alternative Funds are subject to adjustment or revisions if the Fund’s NAV is adjusted after a Shareholder has received their Shares upon purchase or received repurchase proceeds in a repurchase offer. The adjustment will not, in most cases, result in an adjustment to the number of Shares received by the Shareholder in a purchase, or a Shareholder’s repurchase proceeds in a repurchase offer. Prospective investors should be aware that situations involving uncertainties as to valuation of assets held by the Fund could have an adverse effect on the returns of the Fund.

Illiquid Investments

Since the Fund may make additional investments in or effect withdrawals from an Alternative Fund only at certain times pursuant to limitations set forth in the governing documents of the Alternative Fund, the Fund from time to time may have to invest a greater portion of its assets temporarily in money market securities than it otherwise might wish to invest and may have to borrow money to repurchase Shares. The redemption or withdrawal provisions regarding the Alternative Funds vary from fund to fund. Therefore, the Fund may not be able to withdraw its investment in an Alternative Fund promptly after it has made a decision to do so. Some Alternative Funds may impose early redemption fees while others may not. This may adversely affect the Fund’s investment return or increase the Fund’s expenses and limit the Fund’s ability to make offers to repurchase Shares from Shareholders.

Follow-On Investments

Following an initial investment, the Fund may make additional investments as “follow-on” investments, in order to: (i) increase or maintain in whole or in part the Fund’s equity ownership percentage; (ii) exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or (iii) attempt to preserve or enhance the value of the Fund’s investment. The Fund may elect not to make follow-on investments or otherwise lack sufficient funds to make those investments.

The Fund has the discretion to make any follow-on investments, subject to the availability of capital resources. The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of an investment and the Fund’s initial investment, or may result in a missed opportunity for the Fund to increase its participation in a successful operation. Even if the Fund has sufficient capital to make a desired follow-on investment, it may elect not to make a follow-on investment because it may not want to increase its concentration of risk, because it prefers other opportunities or because it is inhibited by compliance with 1940 Act requirements, or compliance with the requirements for maintenance of its RIC status.

Risks Associated with Bridge Financings

Certain Alternative Funds may provide bridge financing in connection with one or more of their equity investments. As a result, such Funds will bear the risk of any changes in the capital markets which may adversely affect the ability of such Fund to refinance any bridge investments. If a Fund were unable to complete a refinancing, such Fund could have a long-term investment in a junior security or that junior security might be converted to equity.

Termination of the Fund’s Interest in an Alternative Fund

Subject to the terms of its limited partnership agreement and related formation documents, an Alternative Fund could, among other things, terminate the Fund’s interest in that Alternative Fund if the Fund fails to timely satisfy any capital call by that Alternative Fund or if the continued participation of the Fund in the Alternative Fund would have a material adverse effect on the Alternative Fund or its assets.

Leverage Risk

Alternative Funds typically have the power to borrow funds and utilize leverage through various methods and may do so when deemed appropriate by the Underlying Manager, in order to make investments, to pay expenses and to satisfy withdrawals that would otherwise result in the premature liquidation of private equity investments. Such leverage may be substantial.

Alternative Funds may borrow funds from brokers, banks and other lenders with no limit on the amount of leverage that may be utilized. The use of leverage can dramatically magnify both gains and losses, increasing the possibility of a total loss of investment. The level of interest rates generally, and the rates at which the Fund and Alternative Funds can borrow in particular, can affect the operating results of their portfolios. Any restriction on the availability of credit from lenders could adversely affect the Alternative Funds’, and thus the Fund’s, performance.

Trading in Non-U.S. Companies and Markets

Some Alternative Funds in which the Fund invests many themselves invest in non-U.S. companies. Trading in the securities of non-U.S. companies involves certain considerations not usually associated with trading in securities of U.S. companies, including political and economic considerations, such as greater risks of expropriation and nationalization, confiscatory taxation, the potential difficulty of repatriating funds, general social, political and economic instability and adverse diplomatic developments; the possibility of imposition of withholding or other taxes on dividends, interest, capital gains or other income; the small size of the some markets in foreign countries and the low volume of trading, resulting in potential lack of liquidity and in price volatility; fluctuations in the rate of exchange between currencies and costs associated with currency conversion; and certain government policies that may restrict investment opportunities. In addition, accounting and financial reporting standards that prevail in foreign countries generally are not equivalent to United States standards and, consequently, less information may be available to investors in companies located in foreign countries than is available to investors in companies located in the United States.

Reliance on Management of Alternative Funds

The Fund will be investing in Alternative Funds (including Co-Investments) that are generally managed by independent managers. The Fund will not have any role in the day-to-day management of the Alternative Funds or the Underlying Managers. Moreover, the Fund will typically not have the opportunity to evaluate the specific investments made by any Alternative Fund even if the Fund is represented on the advisory committee or similar investor body of such fund. Accordingly, the returns of the Fund will primarily depend on the efforts and performance results obtained by the independent managers and other investment personnel of these Alternative Funds and could be substantially adversely affected by the unfavorable performance of, or an inability to retain, such independent managers. Moreover, the historical performance of the independent managers is not a guarantee or prediction of the future performance of an Alternative Fund investment. Co-Investments will be made through special purpose vehicles. Typically, an independent manager will make decisions for the special purpose vehicle.

Underlying Manager’s Misconduct or Bad Judgment

The Fund ordinarily will not have custody or control over the assets it allocates to underlying Alternative Funds. As a result, it will be difficult, and likely impossible, for the Sub-Advisor to protect the Fund from the risk of Underlying Manager fraud, misrepresentation or simple bad judgment in those circumstances. Among other things, an Underlying Manager could divert or abscond with the assets allocated to it, fail to follow its stated investment strategy and restrictions, issue false reports or engage in other misconduct. This could result in serious losses to the Fund.

Changes in Investment Approach

The Underlying Managers could materially alter an Alternative Fund’s trading strategy from time to time without notice to the Fund.

Wide Investment Discretion

The governing documents of the Alternative Funds in which the Fund invests typically will not impose significant restrictions on the manner in which the Underlying Manager of such Alternative Fund could invest and trade for such fund, and often will permit the Underlying Managers to invest and trade in a broad range of securities and other financial instruments. As a result, the Underlying Managers used by the Fund may from time to time modify their investment strategies in response to changing market conditions, in some cases without notice to the Fund. Any such modification could involve changes in the types of securities and other instruments an Underlying Manager uses to implement its strategy, as well as changes in the markets in which such securities and other instruments trade. There can be no assurance that any such modification would be successful or not result in losses to the Fund.

Lack of Information Concerning Underlying Managers

The Sub-Advisor may not learn of significant structural events affecting an Underlying Manager, such as personnel changes, major asset withdrawals/redemptions or substantial capital growth, until after the fact.

The Sub-Advisor will conduct a level of due diligence that it believes is adequate to select the appropriate Alternative Funds. However, due diligence is not infallible and may not uncover problems associated with a particular Alternative Fund, Underlying Manager, or those who provide accounting, audit, brokerage, custody or other services to the Alternative Fund. The Sub-Advisor may rely upon representations made by Underlying Managers and, if any representation is misleading, incomplete, or false, it may result in that selection of Underlying Managers that might otherwise have been eliminated from consideration had complete information been made available.

Sole Principal or Portfolio Manager

Some of the Underlying Managers to which the Fund may allocate capital may consist of only one or a limited number of principals, portfolio managers and other key employees. If the services of any of such principals or employees became unavailable (for example, by reason of death, disability, severance or retirement), the Alternative Fund, and thus the Fund, could sustain losses.

Competition

The Alternative Funds will engage in investment and trading activities which are highly competitive with other investment and trading programs including those of mutual funds and other financial institutions, investment banks, broker/dealers, commercial banks, insurance companies and pension funds, as well as private investors, all of whom may have investment objectives similar to those of the Alternative Funds. These competitors may have substantially greater resources and substantially greater experience than the Alternative Funds. Such competition may negatively impact the performance of the Fund.

New Underlying Managers and Alternative Funds

Some Alternative Funds or Underlying Managers may be new or relatively new ventures and have little or no operating history upon which their performance can be evaluated.

Risk of Litigation

Alternative Funds and Co-Investments could become involved in litigation which would be expensive and time consuming to resolve. In addition, the Fund may agree to indemnify certain of the Alternative Funds (including Co-Investments), the Underlying Managers and their affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions undertaken in connection with the management of Alternative Fund or Co-Investment. If the Fund were required to make payments (or return distributions received) in respect of any such indemnity, the Fund could be materially adversely affected.

Underlying Managers used by the Fund might become involved in litigation as a result of investments made by Alternative Funds. Under such circumstances, such Alternative Funds and/or the Fund could be named as a defendant in a lawsuit or regulatory action.

Misuse of Confidential Information

In trading public securities, there are consequences for trading on insider information, and the Sub-Advisor expects that Underlying Managers will use only public information in managing the Alternative Funds. Underlying Managers may be charged with misuse of confidential information. If that were the case, the performance records of these Underlying Managers and the Alternative Funds they manage could be misleading. Furthermore, if an Underlying Manager of an Alternative Fund with which the Fund invests has engaged in the past or engages in the future in such misuse, the Fund could be exposed to losses.

Alternative Funds’ Fees and Expenses

Shareholders are responsible not only for the payment of Fund expenses, but also for the management fees, carried interest, and other fees charged by the Alternative Funds in which the Fund invests, as well as the expenses of those Alternative Fund investments. While the Sub-Advisor intends for the Alternative Funds to have reasonable fees and other compensation payable to the Underlying Manager, the Fund will ultimately have no control over expenses incurred by the Alternative Funds that are paid from the Fund’s invested capital. The fees and expenses that the investors pay in the aggregate may be higher than what they would pay if they invested directly in the Alternative Funds, or in the securities in which those Alternative Funds invest.

Changes in Amount of Assets Under Management

The Fund may invest with Underlying Managers who are experiencing a major change in the assets they manage. It is not known what effect, if any, an increase or decrease in the amount of assets under management will have on their investment strategies or investment results, but it could impair the ability of their strategies and operations to perform up to historical levels.

Other Clients of Underlying Managers

The Underlying Managers of the Alternative Funds in which the Fund invests have responsibility for investing the assets of such Alternative Funds. The Underlying Managers also manage other accounts (including other accounts in which the Underlying Managers may have an interest) and may have financial and other incentives to favor such accounts over the Alternative Fund (and thus, the Fund as an investor in the Alternative Fund). In investing on behalf of other clients, as well as the Fund, Underlying Managers must allocate their resources, as well as limited market opportunities. Doing so not only could increase the level of competition for the same trades that otherwise might be made for the Alternative Fund, including the priorities of order entry, but also could make it difficult or impossible to take or liquidate a particular position at a price indicated by an Alternative Fund’s strategy.

Custody Risk; Failure of Custodians

There are risks involved in dealing with the banks, broker-dealers and other custodians who hold cash and securities of the Fund and Alternative Funds. There is no guarantee that these will not become bankrupt or insolvent. While both the U.S. Bankruptcy Code and the Securities Investor Protection Act of 1970 seek to protect customer property in the event of a bankruptcy, insolvency, failure, or liquidation of a custodian, there is no certainty that, in the event of a failure of a custodian, the Fund would not incur losses due to its assets being unavailable for a period of time, the ultimate receipt of less than full recovery of its assets, or both. Financial difficulty, fraud or misrepresentation at one of these institutions could impair the operational capabilities or capital position of the Fund.

Inability to Vote

To the extent that the Fund owns less than 5% of the voting securities of an Alternative Fund or Co-Investment, it may be able to avoid that any such Alternative Fund or Co-Investment is deemed an “affiliated person” of the Fund for purposes of the 1940 Act (which designation could, among other things, potentially impose limits on transactions with the Alternative Funds or Co-Investments, both by the Fund and other clients of the Advisors). To limit its voting interest in certain Alternative Funds or Co-Investments, the Fund may enter into contractual arrangements under which the Fund irrevocably waives its rights (if any) to vote its interests in an Alternative Fund or Co-Investment. These voting waiver arrangements may increase the ability of the Fund and other clients of the Advisors to invest in certain Alternative Funds or Co-Investments. However, to the extent the Fund contractually forgoes the right to vote the securities of an Alternative Fund or Co-Investment, the Fund will not be able to vote on matters that require the approval of such Alternative Fund or Co-Investment’s investors, including matters which may be adverse to the Fund’s interests.

There are, however, other statutory tests of affiliation (such as on the basis of control), and, therefore, the prohibitions of the 1940 Act with respect to affiliated transactions could apply in certain situations where the Fund owns less than 5% of the voting securities of an Alternative Fund or Co-Investment. If the Fund is considered to be affiliated with an Alternative Fund or Co-Investment, transactions between the Fund and such Alternative Fund or Co-Investment may, among other things, potentially be subject to the prohibitions of Section 17 of the 1940 Act notwithstanding that the Fund has entered into a voting waiver arrangement.

Expenditure of Additional Costs and Resources Relating to Co-Investments

The costs and resources required to investigate the commercial, tax and legal issues relating to Co-Investments may be greater than those relating to other investments.

Risks Associated with Co-Investments.

The Fund will make Co-Investments alongside Alternative Funds managed by independent Underlying Managers. Co-Investments will be subject to additional risk factors as compared to Alternative Funds making multiple investments. Co-Investments will ordinarily provide exposure to only one underlying portfolio company and are therefore substantially less diversified as compared to a traditional investment fund. There can be no assurance that the Fund’s investments in Funds structured as co-investments will be successful and/or will not suffer losses. The Fund’s exposure to Co-Investments could be substantial.

Illiquidity of Alternative Funds and Co-Investments.

The Fund may receive from an Alternative Fund or Co-Investment an in-kind distribution of securities that are illiquid or difficult to value and difficult to dispose of, with similar risks.

Other Investments and Related Risks

Asset-Backed and Mortgage-Backed Securities

Asset-backed securities represent interests in pools of mortgages, loans, receivables, or other assets. Mortgage-backed securities are a type of asset-backed security that represents direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Payment of interest and repayment of principal may be largely dependent upon the cash flows generated by the assets backing the securities and, in certain cases, supported by letters of credit, surety bonds, or other credit enhancements.

Asset-backed securities differ from conventional debt securities because principal is paid back over the life of the security rather than at maturity. A strategy may receive unscheduled prepayments of principal before the security’s maturity date due to voluntary prepayments, refinancing, or foreclosures on the underlying mortgage loans, which would result in a loss of anticipated interest and a portion of its principal investment represented by any premium the Fund may have paid. Generally, rising interest rates tend to extend the duration of fixed rate mortgage-backed securities, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, if a strategy holds mortgage-backed securities, it may exhibit additional volatility. This is known as extension risk. In addition, adjustable and fixed rate mortgage-backed securities are subject to prepayment risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of the Fund because the strategy may have to reinvest that money at the lower prevailing interest rates. The Fund’s investments in other asset-backed securities are subject to risks similar to those associated with mortgage-backed securities, as well as additional risks associated with the nature of the assets and the servicing of those assets. Asset-backed securities may not have the benefit of a security interest in collateral comparable to that of mortgage assets, resulting in additional credit risk. In the event of a default, a strategy may suffer a loss if it cannot sell collateral quickly and receive the amount it is owed. Asset-backed securities also may be subject to increased volatility and may become illiquid and more difficult to value even when there is no default or threat of default due to market conditions impacting asset-backed securities more generally.

Asset-backed security values also may be affected by other factors including changes in interest rates, the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the loans or receivables, or the entities providing the credit enhancement.

If a strategy purchases asset-backed or mortgage-backed securities that are “subordinated” to other interests in the same pool of assets, the strategy as a holder of those securities may only receive payments after the pool’s obligations to other investors have been satisfied. For example, an unexpectedly high rate of defaults on the mortgages held by a mortgage pool may limit substantially the pool’s ability to make payments of principal or interest to the strategy as a holder of such subordinated securities, reducing the values of those securities or in some cases rendering them worthless. Certain mortgage-backed securities may include securities backed by pools of mortgage loans made to “subprime” borrowers or borrowers with blemished credit histories; the risk of defaults is generally higher for mortgage pools that include such subprime mortgages. Moreover, instability in the markets for mortgage-backed and asset-backed securities, as well as the perceived financial strength of the issuer and specific restrictions on resale of the securities, may affect the liquidity of such securities, which means that it may be difficult (or impossible) to sell such securities at an advantageous time and price. As a result, the value of such securities may decrease and the Fund may have to hold these securities longer than it would like, forgo other investment opportunities, or incur greater losses on the sale of such securities than under more stable market conditions. Furthermore, instability and illiquidity in the market for lower-rated mortgage-backed and asset-backed securities may affect the overall market for such securities, thereby impacting the liquidity and value of higher-rated securities. This lack of liquidity may affect a strategies’ NAV and total return adversely during the time the strategy holds these securities.

Collateralized Loan Obligations

The Fund or an Alternative Fund may invest in CLOs and other similarly structured investments. A CLO is an asset-backed security whose underlying collateral is a pool of loans, which may include, among others, domestic and foreign floating rate and fixed rate senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. In the case of most CLOs, the structured finance securities are issued in multiple tranches, offering investors various maturity and credit risk characteristics, often categorized as senior, mezzanine and subordinated/equity according to their degree of risk. If there are defaults or the relevant collateral otherwise underperforms, scheduled payments to senior tranches of such securities take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches have a priority in right of payment to subordinated/equity tranches. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the collateral and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Because it is partially protected from defaults, a senior tranche from a CLO trust typically has higher ratings and lower yields than its underlying collateral and may be rated investment grade. Despite the protection from the equity and mezzanine tranches, more senior tranches of CLOs can experience losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of more subordinate tranches, market anticipation of defaults, as well as aversion to CLO securities as a class.

In light of the above, CLOs may present risks similar to those of other types of debt obligations and, in fact, such risks may be of greater significance in the case of CLOs depending upon the Fund’s ranking in the capital structure. In certain cases, losses may equal the total amount of the Fund’s principal investment. Investments in structured vehicles involve risks, including credit risk and market risk. Changes in interest rates and credit quality may cause significant price fluctuations.

In addition to the general risks associated with investing in debt securities and asset-backed securities (e.g., interest rate risk, credit risk and default risk), CLO securities carry additional risks, including: (1) the possibility that distributions from collateral assets will not be adequate to make interest or other payments; (2) the quality of the collateral may decline in value or default; (3) the Fund may invest in tranches of a CLO that are subordinate to other classes; and (4) the complex structure of a particular security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results. Additionally, changes in the collateral held by a CLO may cause payments on the instruments held by the Fund to be reduced, either temporarily or permanently. CLOs also may be subject to prepayment risk. Further, the performance of a CLO may be adversely affected by a variety of factors, including the security’s priority in the capital structure of the issuer thereof, the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets. There are also the risks that the trustee of a CLO does not properly carry out its duties to the CLO, potentially resulting in loss to the CLO. In addition, the complex structure of the security may produce unexpected investment results, especially during times of market stress or volatility.

Convertible Securities

Convertible securities are bonds, debentures, notes, preferred stock, or other securities that may be converted into or exchanged for a specified amount of common equity of the same or different issuer within a specified period of time at a specified price or based on a specified formula. In many cases, a convertible security entitles the holder to receive interest or a dividend that is generally paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields (i.e., rates of interest or dividends) than common stocks, but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying common stock into which they are convertible due to their fixed-income characteristics and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases. The Fund’s and/or an Alternative Fund’s investments in convertible securities are expected to primarily be in private convertible securities, but may be in public convertible securities.

The value of a convertible security is primarily a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (determined by reference to the security’s anticipated worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value typically declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also increase or decrease the convertible security’s value. If the conversion value is low relative to the investment value, the convertible security is valued principally by reference to its investment value. To the extent the value of the underlying common stock approaches or exceeds the conversion value, the convertible security will be valued increasingly by reference to its conversion value. Generally, the conversion value decreases as the convertible security approaches maturity. Where no market exists for a convertible security and/or the underlying common stock, such investments may be difficult to value. A public convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security.

A convertible security may in some cases be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security is called for redemption, the holder will generally have a choice of tendering the security for redemption, converting it into common stock prior to redemption, or selling it to a third party. Any of these actions could have a material adverse effect and result in losses to the Fund or an Alternative Fund.

Synthetic Convertible Instruments

The value of a synthetic convertible instrument will respond differently to market fluctuations than a convertible security because a synthetic convertible instrument is composed of two or more separate securities, each with its own market value. In addition, if the value of the underlying common stock or the level of the index involved in the convertible component falls below the exercise price of the warrant or option, the warrant or option may lose all value.

Total Return Swaps

A total return swap is a contract in which one party agrees to make periodic payments to another party based on the change in market value of the assets underlying the contract, which may include a specified security, basket of securities, or securities indices during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Total return swap agreements may effectively add leverage to a fund’s portfolio because, in addition to its total net assets, the fund would be subject to investment exposure on the notional amount of the swap. The primary risks associated with total return swaps include credit risk (if the counterparty fails to meet its obligations) and market risk (if there is no liquid market for the agreement or unfavorable changes occur to the underlying asset).

Fixed-Income and Debt Securities

Investment in fixed-income and debt securities such as bonds, notes and asset-backed securities residential mortgage backed securities, commercial mortgage backed securities, investment grade corporate bonds, non-investment grade corporate bonds, loans, sovereign bonds and U.S. government debt securities and financial instruments that reference the price or interest rate associated with these fixed income securities, subject the Fund to the risk that the value of these securities overall will decline because of rising interest rates. Similarly, portfolios that hold such securities are subject to the risk that the portfolio’s income will decline because of falling interest rates. Investments in these types of securities will also be subject to the credit risk created when a debt issuer fails to pay interest and principal in a timely manner, or that negative perceptions of the issuer’s ability to make such payments will cause the price of that debt to decline. The Fund may also invest in debt securities which are not protected by financial covenants or limitations on additional indebtedness. Most fixed income instruments trade in over-the-counter transactions and lack the benefit of transparent exchange pricing. Bid and asks for these instruments are generally wider than equity securities, and trading is less frequent. These factors may cause distortions and/or volatility in the prices of fixed income-related instruments. Lastly, investments in lower-rated debt securities are also subject to the risk that the securities may fluctuate more in price, and are less liquid than higher-rated securities because issuers of such lower-rated debt securities are weaker financially, and are more likely to encounter financial difficulties and be more vulnerable to adverse changes in the economy.

Below “Investment Grade” Securities

The Fund and some Alternative Funds may invest in bonds or other fixed income securities, including, “high yield” (and, therefore, high risk) debt securities. These securities may be below “investment grade” and are subject to uncertainties and exposure to adverse business, financial or market conditions which could lead to the issuer’s inability to make timely interest and principal payments. The market values of these securities tend to be more sensitive to individual corporate developments and general economic conditions than do higher rated securities.

Interest-Rate Risk

The value of fixed-income securities generally decreases in periods when interest rates are rising. In addition, interest rate changes typically have a greater effect on prices of longer-term fixed-income securities rather than shorter-term fixed-income securities. The Fund is subject to the risk that the market value of the bonds in its or an Alternative Fund’s portfolio will fluctuate because of changes in interest rates, changes in supply and demand for investment securities, or other market factors. Bond prices generally are linked to the prevailing market interest rates. In general, when interest rates rise, bond prices fall; and conversely, when interest rates fall, bond prices rise. The price volatility of a bond also depends on its duration. Duration is a measure that relates the expected price volatility of a bond to changes in interest rates. The duration of a bond may be shorter than or equal to the full maturity of a bond. Generally, the longer the maturity of a bond, the greater is its sensitivity to interest rates. Bonds with longer durations have more risk and will decrease in price as interest rates rise. For example, a bond with a duration of three years will decrease in value by approximately 3% if interest rates increase by 1%. To compensate investors for this higher interest rate risk, bonds with longer maturities generally offer higher yields than bonds with shorter duration. If interest rates increase, the yield of a strategy may increase and the market value of the strategies’ securities may decline, adversely affecting the strategies’ NAV and total return. If interest rates decrease, the yield of a strategy may decrease and the market value of the strategies’ securities may increase, which may increase the strategies’ NAV and total return.

US Treasury Securities Risk

Securities backed by the U.S. Treasury or the full faith and credit of the United States are guaranteed only as to the timely payment of interest and principal when held to maturity, but the market prices for such securities are not guaranteed and will fluctuate, including as changes in global economic conditions affect the demand for these securities.

SOFR Risk

The Secured Overnight Financing Rate (“SOFR”) is intended to be a broad measure of the cost of borrowing funds overnight in transactions that are collateralized by U.S. Treasury securities. SOFR is calculated based on transaction-level repo data collected from various sources. For each trading day, SOFR is calculated as a volume-weighted median rate derived from such data. SOFR is calculated and published by the (“FRBNY”). If data from a given source required by the FRBNY to calculate SOFR is unavailable for any day, then the most recently available data for that segment will be used, with certain adjustments. If errors are discovered in the transaction data or the calculations underlying SOFR after its initial publication on a given day, SOFR may be republished at a later time that day. Rate revisions will be effected only on the day of initial publication and will be republished only if the change in the rate exceeds one basis point. Because SOFR is a financing rate based on overnight secured funding transactions, it differs fundamentally from the London Interbank Offered Rate (“LIBOR”), which had been used extensively in the U.S. and globally as a “benchmark” or “reference rate” for various commercial and financial contracts, however as of June 30, 2023, almost all settings of LIBOR have ceased to be published.. LIBOR was intended to be an unsecured rate that represents interbank funding costs for different short-term maturities or tenors. It was a forward-looking rate reflecting expectations regarding interest rates for the applicable tenor. Thus, LIBOR was intended to be sensitive, in certain respects, to bank credit risk and to term interest rate risk. In contrast, SOFR is a secured overnight rate reflecting the credit of U.S. Treasury securities as collateral. Thus, it is largely insensitive to credit-risk considerations and to short-term interest rate risks. SOFR is a transaction-based rate, and it has been more volatile than other benchmark or market rates during certain periods. For these reasons, among others, there is no assurance that SOFR, or rates derived from SOFR. SOFR has a limited history, having been first published in April 2018. The future performance of SOFR, and SOFR-based reference rates, cannot be predicted based on SOFR’s history or otherwise. Levels of SOFR in the future may bear little or no relation to historical levels of SOFR, LIBOR or other rates.

Other Investment Companies

The Fund may invest in the securities of other investment companies to the extent that such investments are consistent with the Fund’s investment objectives and permissible under the 1940 Act. Under one provision of the 1940 Act, the Fund may not acquire the securities of other investment companies if, as a result, (i) more than 10% of the Fund’s total assets would be invested in securities of other investment companies, (ii) such purchase would result in more than 3% of the total outstanding voting securities of any one investment company being held by the Fund or (iii) more than 5% of the Fund’s total assets would be invested in any one investment company. In some instances, the Fund may invest in an investment company in excess of these limits. For example, the Fund may invest in other registered investment companies, such as mutual funds, closed-end funds and exchange-traded funds (“ETFs”), including affiliated funds, and in BDCs in excess of the statutory limits imposed by the 1940 Act in reliance on Rule 12d1-4 under the 1940 Act. These investments would be subject to the applicable conditions of Rule 12d1-4, which in part would affect or otherwise impose certain limits on the investments and operations of the underlying fund. Accordingly, if the Fund serves as an “underlying fund” to another investment company, the Fund’s ability to invest in other investment companies, private funds and other investment vehicles may be limited and, under these circumstances, the Fund’s investments in other investment companies, private funds and other investment vehicles will be consistent with applicable law and/or exemptive relief obtained from the SEC. The Fund, as a holder of the securities of other investment companies, will bear its pro rata portion of the other investment companies’ expenses, including advisory fees. These expenses will be in addition to the direct expenses incurred by the Fund. In the event the Fund invests in another affiliated fund (the “Acquired Fund”), the portion of the Fund’s Investment Management Fee equal to the advisory fee payable to the Acquired Fund (based on average daily net assets invested) is waived.

Certain money market funds that operate in accordance with Rule 2a-7 under the 1940 Act float their net asset value while others seek to reserve the value of investments at a stable net asset value (typically $1.00 per share). An investment in a money market fund, even an investment in a fund seeking to maintain a stable net asset value per share, is not guaranteed, and it is possible for the Fund to lose money by investing in these and other types of money market funds. If the liquidity of a money market fund’s portfolio deteriorates below certain levels, the money market fund may suspend redemptions (i.e., impose a redemption gate) and thereby prevent the Fund from selling its investment in the money market fund or impose a fee of up to 2% on amounts the Fund redeems from the money market fund (i.e., impose a liquidity fee).

ETFs and Other Exchange-Traded Investment Vehicles

The Fund or an Alternative Fund may invest, subject to applicable regulatory limits, in the securities of ETFs and other pooled investment vehicles that are traded on an exchange and that hold a portfolio of securities or other financial instruments (collectively, “exchange-traded investment vehicles”). When investing in the securities of exchange-traded investment vehicles, the Fund will be indirectly exposed to all the risks of the portfolio securities or other financial instruments they hold. The performance of an exchange-traded investment vehicle will be reduced by transaction and other expenses, including fees paid by the exchange-traded investment vehicle to service providers. ETFs are investment companies that are registered as open-end management companies or unit investment trusts. The limits that apply to the Fund’s investment in securities of other investment companies generally apply also to the Fund’s investment in securities of ETFs.

Shares of exchange-traded investment vehicles are listed and traded in the secondary market. Many exchange-traded investment vehicles are passively managed and seek to provide returns that track the price and yield performance of a particular index or otherwise provide exposure to an asset class (e.g., currencies or commodities). Although such exchange-traded investment vehicles may invest in other instruments, they largely hold the securities (e.g., common stocks) of the relevant index or financial instruments that provide exposure to the relevant asset class. The share price of an exchange-traded investment vehicle may not track its specified market index, if any, and may trade below its NAV. An active secondary market in the shares of an exchange-traded investment vehicle may not develop or be maintained and may be halted or interrupted due to actions by its listing exchange, unusual market conditions, or other reasons. There can be no assurance that the shares of an exchange-traded investment vehicle will continue to be listed on an active exchange.

Closed-End Fund Risk

The Fund may invest in closed-end funds. Closed-end funds are subject to various risks, including management’s ability to meet the closed-end fund’s investment objective and to manage the closed-end fund’s portfolio during periods of market turmoil and as investors’ perceptions regarding closed-end funds or their underlying investments change.

Shares of closed-end funds frequently trade at a discount from their net asset value in the secondary market. This risk is separate and distinct from the risk that the net asset value of closed-end funds shares may decrease. The amount of such discount from net asset value is subject to change from time to time in response to various factors.

Certain closed-end funds may employ the use of leverage in their portfolios through the issuance of preferred stock. While leverage often serves to increase the yield of a closed-end fund, this leverage also subjects the closed-end fund to increased risks, including the likelihood of increased volatility and the possibility that the closed-end fund’s common share income will fall if the dividend rate on the preferred shares or the interest rate on any borrowings rises. In addition, closed-end funds are subject to their own annual fees and expenses, including a management fee. Such fees reduce the potential benefits associated with owning a closed-end fund and are in addition to the Fund’s expenses.

PIPEs

The Fund may make private investments in public companies whose stocks are quoted on stock exchanges or which trade in the over-the-counter (“OTC”) securities market, a type of investment commonly referred to as a “PIPE” transaction. PIPE transactions will generally result in the Fund acquiring either restricted stock or an instrument convertible into restricted stock. As with investments in other types of restricted securities, such an investment may be illiquid. The Fund’s ability to dispose of securities acquired in PIPE transactions may depend upon the registration of such securities for resale. Any number of factors may prevent or delay a proposed registration. Even if the Fund is able to have securities acquired in a PIPE transaction registered or sell such securities through an exempt transaction, the Fund may not be able to sell all the securities on short notice, and the sale of the securities could lower the market price of the securities.

Counterparty Risk

Some of the markets in which the Fund or an Alternative Fund invest and trade (as well as any direct hedging transactions implemented by the Sub-Advisor) are over-the-counter or “interdealer” markets. The participants in these markets typically are not subject to the type of strict credit evaluation and regulatory oversight applicable to members of “exchange based” markets, and transactions in these markets typically are not settled through clearinghouses that guarantee the trades of their participants. This results in the risk that a counterparty may not be able to settle a transaction with an Alternative Fund or the Fund in accordance with its terms because of a credit or liquidity problem of the counterparty, thereby exposing the Fund to loss. In addition, in the case of a default by a counterparty, the Alternative Fund or the Fund could become subject to adverse market movements while it attempts to execute a substitute transaction.

“Counterparty risk” is accentuated in the case of contracts having longer maturities, where events may intervene to prevent settlement, or where an investor has concentrated its transactions with a single or small number of counterparties. The Underlying Managers used by the Fund generally are not restricted from dealing with any particular counterparties or from concentrating any or all of their transactions for the Alternative Fund or the Fund with one counterparty.

Investments in Energy and Natural Resources Investment

One or more Alternative Funds could invest in securities of energy and natural resources companies, which means that their performances will be susceptible to the economic, business, or other developments that affect those industries. For example, the value of such investments may be impacted by energy prices, supply and demand fluctuations, energy conservation, tax and other regulatory policies of governments and global events including instability in the Middle East or war. Prices of natural resources can be influenced by a variety of global economic, financial and political factors and may fluctuate substantially over short periods of time, and such investments may be more volatile than other types of investments. At times, the performance of these companies may lag the performance of the broader stock market.

Reverse Repurchase Agreements

An Alternative Fund may enter into reverse repurchase agreements with respect to its portfolio investments subject to such Alternative Fund’s investment restrictions. Reverse repurchase agreements involve the sale of securities held by an Alternative Fund with an agreement by the Alternative Fund to repurchase the securities at an agreed upon price, date and interest payment. At the time an Alternative Fund enters into a reverse repurchase agreement, it may designate on its books and records liquid instruments having a value not less than the repurchase price (including accrued interest). If an Alternative Fund establishes and maintains such a segregated account, a reverse repurchase agreement will not be considered a borrowing by the Alternative Fund; however, under certain circumstances in which the Alternative Fund does not establish and maintain such a segregated account, such reverse repurchase agreement will be considered a borrowing for the purpose of the Alternative Fund’s limitation on borrowings. The use by an Alternative Fund of reverse repurchase agreements involves many of the same risks of leverage since the proceeds derived from such reverse repurchase agreements may be invested in additional securities. Reverse repurchase agreements involve the risk that the market value of the securities acquired in connection with the reverse repurchase agreement may decline below the price of the securities the Alternative Fund has sold but is obligated to repurchase. Also, reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by the Alternative Fund in connection with the reverse repurchase agreement may decline in price.

If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Alternative Fund’s obligation to repurchase the securities, and the Alternative Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Also, the Alternative Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the securities subject to such agreement.

Foreign Currency Transactions

The Fund may engage in foreign currency transactions for a variety of purposes, including “locking in” the U.S. dollar price of a security between trade and settlement date, or hedging the U.S. dollar value of securities held in the Fund. The Fund may also engage in foreign currency transactions for non-hedging purposes to generate returns.

Foreign currency transactions may involve, for example, the purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies. Foreign currency transactions may involve the Fund agreeing to exchange an amount of a currency it does not currently own for another currency at a future date. The Fund would typically engage in such a transaction in anticipation of a decline in the value of the currency it sells relative to the currency that the Fund has contracted to receive in the exchange. The Fund’s success in these transactions will depend principally on its ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

The Fund may enter into forward contracts for hedging and non-hedging purposes in pursuing its investment objective. Forward contracts are transactions involving an obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used for hedging purposes to protect against uncertainty in the level of future non-U.S. currency exchange rates, such as when the Fund anticipates purchasing or selling a non-U.S. security. This technique would allow the Fund to “lock in” the U.S. dollar price of the security. Forward contracts may also be used to attempt to protect the value of an existing holding of non-U.S. securities. Imperfect correlation may exist, however, between the non-U.S. securities holdings of the Fund, and the forward contracts entered into with respect to those holdings. In addition, forward contracts may be used for non-hedging purposes, such as when the Fund anticipates that particular non-U.S. currencies will appreciate or depreciate in value. Generally, the Fund is subject to no requirement that it hedges all or any portion of its exposure to non-U.S. currency risks, and there can be no assurance that hedging techniques will be successful if used.

Limits of Risk Disclosure

The above discussions relate to the various principal risks associated with the Fund, the Fund’s investments and Shares and are not intended to be a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire Prospectus, the SAI, and the Agreement and Declaration of Trust and should consult with their own advisers before deciding whether to invest in the Fund. In addition, as the Fund’s investment program or market conditions change or develop over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this Prospectus.

In view of the risks noted above, the Fund should be considered a speculative investment and prospective investors should invest in the Fund only if they can sustain a complete loss of their investment.

No guarantee or representation is made that the investment program of the Fund will be successful, that the various Fund investments selected will produce positive returns, or that the Fund will achieve its investment objective.

SUBSIDIARIES

The Fund may make investments through wholly-owned subsidiaries (“Subsidiaries”). Such Subsidiaries will not be registered under the 1940 Act; however, the Fund will wholly own and control any Subsidiaries. The Board has oversight responsibility for the investment activities of the Fund, including its investment in any Subsidiary, and the Fund’s role as sole shareholder of any Subsidiary. To the extent applicable to the investment activities of a Subsidiary, the Subsidiary will follow the same compliance policies and procedures as the Fund. The Fund would “look through” any such Subsidiary to determine compliance with its investment policies. The Fund complies with: Section 8 of the 1940 Act governing investment policies on an aggregate basis with any Subsidiary. The Fund also complies with Section 18 of the 1940 Act governing capital structure and leverage on an aggregate basis with each Subsidiary so that the Fund treats a Subsidiary’s debt as its own for purposes of Section 18. Further, each Subsidiary complies with the provisions of Section 17 of the 1940 Act relating to affiliated transactions and custody. The Fund will not create or acquire primary control of any entity which engages in investment activities in securities or other assets, other than entities wholly owned by the Fund.

Each investment adviser to any such Subsidiary will comply with Section 15 of the 1940 Act with respect to advisory contract approval, including that (i) material amendments to any such Subsidiary’s advisory contract must be approved by the Fund’s shareholders or the Fund’s Board of Trustees in the manner and to the extent that the Fund’s advisory agreement must be approved by the Fund’s shareholders or the Fund’s Board of Trustees; and (ii) the Fund’s shareholders will have the ability to vote to terminate the Subsidiary’s advisory agreements to the extent that they can vote to terminate the Fund’s advisory agreement.

MANAGEMENT OF THE FUND

Trustees

Pursuant to the Declaration of Trust and bylaws, the Fund’s business and affairs are managed under the direction of the Board, which has overall responsibility for monitoring and overseeing the Fund’s management and operations. The Board consists of five members, three of whom are considered Independent Trustees and two of whom are Interested Trustees. The Trustees are subject to removal or replacement in accordance with Delaware law and the Declaration of Trust. The Statement of Additional Information provides additional information about the Trustees.

The Board, including a majority of the Independent Trustees, oversees and monitors the Fund’s management and operations. After an initial two-year term, the Board will review on an annual basis the Investment Advisory Agreement and the Sub-Advisory Agreements to determine, among other things, whether the fees payable under such agreements are reasonable in light of the services provided.

The Advisor and Sub-Advisor

Calamos Advisors LLC, an investment adviser registered with the SEC under the Advisers Act has been retained by the Fund to provide investment advisory services.

Aksia LLC, an investment adviser registered with the SEC under the Advisers Act has been retained by the Advisor, pursuant to an investment sub-advisory agreement to provide investment sub-advisory services in connection with the Fund’s investments.

Investment Personnel

Investment sourcing and investment decisions are primarily the responsibility of the Principal Sub-Advisor’s portfolio managers, investment professionals and personnel. The Fund is also supported by the Advisor’s Investment Committee.

Below is biographical information relating to the Sub-Advisor’s Principals:

Brian Goldberg, CFA, Partner, Co-Head of Hedge Funds, Aksia LLC

Brian is a Co-Head of Hedge Funds and has over 18 years of industry experience. He manages the teams responsible for sourcing, conducting due diligence, evaluating and monitoring funds in the event driven and multi-strategy sectors. Brian also works with global investors focused on hedge funds, directing strategic portfolio construction, management, and providing customized investment decisions.

Prior to joining Aksia in 2011, Brian was an execution trader for a high-frequency equity group at SAC Capital Advisors, where he was responsible for the group’s domestic and international trading activity. Before that, Brian worked as a research analyst and salesperson at GFI Group where he generated actionable equity trading ideas based on movements in related credit instruments.

Brian graduated from Cornell University with a BS in Policy Analysis and Management. He is a CFA charterholder.

In 2015, he was recognized as a Rising Star of Hedge Funds by Institutional Investor.

Joseph Larucci, Partner, Aksia LLC

Joseph is on the Hedge Fund team and has over 31 years of experience in equity trading and alternative investments. He manages the team of research professionals responsible for sourcing, researching and underwriting equity strategies.

Prior to joining Aksia, Joseph was a Director and Head of the Long/Short Equity team in the Alternative Capital Division at Credit Suisse. Before that, he was at Donaldson Lufkin and Jenrette Asset Management (DLJAM), which was acquired by Credit Suisse. Joseph started his career at Cowen and Company as an equity trader.

Joseph graduated from New York Maritime College with a BEng in Marine Engineering.

Below is biographical information relating to the voting members of the Advisor’s Investment Committee:

David O’Donohue, Co-Head of Alternative Strategies, Senior Co-Portfolio Manager, Calamos

Mr. O’Donohue is responsible for portfolio management and investment research, focusing on the Market Neutral Income, Hedged Equity, and Merger Arbitrage strategies, as well as the Calamos Structured Protection ETFs™. He joined Calamos Advisors LLC in 2014. His investment industry experience of more than 20 years includes co-manager responsibilities at Hard Eight Futures, Forty4 Asset Management, Chicago Fundamental Investment Partners, Mulligan Partners LLC and Ritchie Capital. He began his career as a trader at SAM Investments. Mr. O’Donohue graduated from the University of Illinois with a BS in Finance.

Michael Grant, Co-CIO, Head of Long/Short Strategies and Growth Strategies, and Senior Co-Portfolio Manager, Calamos

Mr. Grant manages investment team members and leads the portfolio management team responsible for our Long/Short strategies. He is also a member of the Calamos Investment Committee, which is charged with providing a top-down framework, maintaining oversight of risk and performance metrics, and evaluating investment process. He joined Calamos in 2015 and has more than 35 years of investment industry experience. Prior to joining Calamos, Michael founded Phineus Partners in 2002, where he launched a successful long/short strategy. Previously, he was a Managing Director of Schroder Investment Management with responsibilities over US equity mandates. During his tenure at Schroders, he also served as Head of the Global Technology Team and Head of the U.S. Equity Team in London. Prior to that, Mr. Grant was a portfolio manager for the National Investment Trust Co. in Taipei, Taiwan and a US equity analyst for the Principal Group in Canada. Mr. Grant earned a master’s degree from the London School of Economics, where he specialized in International History. He has Bachelor of Commerce from the University of Alberta, Canada.

The Statement of Additional Information provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of Shares in the Fund.

Control Persons and Principal Holders of Securities

A control person generally is a person who beneficially owns more than 25% of the voting securities of a company or has the power to exercise control over the management or policies of such company. Calamos Investments LLC (“CILLC”) has provided the initial investment for the Fund. For so long as CILLC or the Advisor has a greater than 25% interest in the Fund, it may be deemed to be a “control person” of the Fund for purposes of the 1940 Act.

Fund Accounting and Administrative Services

The Fund has retained State Street Bank and Trust Company (the “Administrator”) to provide it with certain administrative and accounting services. The Administrator provides such services to the Fund pursuant to an administration agreement between the Fund and the Administrator (the “Administration Agreement”). In consideration for these services, the Administrator is paid a monthly fee calculated based upon the average net asset value of the Fund, subject to a minimum monthly fee (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Administrator receives a fee for transfer agency services. The Administration Fee and the other terms of the Administration Agreement may change from time to time as may be agreed to by the Fund and the Administrator.

Indemnification

The Investment Advisory Agreement and Sub-Advisory Agreement provide that, absent willful misfeasance, lack of good faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under the Agreement, the Advisor, the Sub-Advisor, their respective members and officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor or Sub-Advisor, as the case may be, are entitled to indemnification from the Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and other expenses) arising out of or otherwise based upon the performance of any of their respective duties or obligations under the Investment Advisory Agreement and Sub-Advisory Agreements or otherwise as an investment advisor or investment sub-advisor of the Fund.

Custodian and Transfer Agent

State Street Bank and Trust Company, which has its principal office at One Congress Street, Suite 1, Boston, MA 02114, serves as custodian for the Fund.

State Street Bank and Trust Company, which has its principal office at 1776 Heritage Way, Quincy MA 02171, serves as the Fund’s transfer agent and dividend paying agent.

FUND EXPENSES

The Advisors bear all of their own respective costs incurred in providing investment advisory and sub-advisory services to the Fund. As described below, however, the Fund bears all other expenses incurred in the business and operation of the Fund.

Expenses borne directly by the Fund include:

● corporate, organizational and offering costs relating to offerings of Shares, except as provided in the section labelled Expense Limitation Agreement below;

● the cost of calculating the NAV of Shares, including the cost of any third-party pricing or valuation services;

● the cost of effecting sales and repurchases of Shares and other securities;

● the Investment Management Fee;

● the Distribution Fee and/or Shareholder Servicing Fee;

● investment related expenses (e.g., expenses that, in the Advisors’ discretion, are related to the investment of the Fund’s assets, whether or not such investments are consummated), including, as applicable, brokerage commissions, borrowing charges on securities sold short, clearing and settlement charges, recordkeeping, interest expense, line of credit fees, dividends on securities sold but not yet purchased, margin fees, investment related travel and lodging expenses and research-related expenses, professional fees relating to investments, including expenses of consultants, investment bankers, attorneys, accountants and other experts;

● transfer agent and custodial fees;

● Distributor costs;

● fees and expenses associated with marketing efforts;

● federal and any state registration or notification fees;

● federal, state and local taxes;

● costs incident to payment of dividends or distributions by the Fund;

● costs associated with the Fund’s share repurchase program;

● fees and expenses of Trustees not also serving in an executive officer capacity for the Fund or the Advisor, including dues and expenses incurred in connection with membership in investment company organizations;

● the costs of preparing, printing and mailing reports and other communications, including repurchase offer correspondence or similar materials, to Shareholders;

● fidelity bond, Trustees and officers errors and omissions liability insurance and other insurance premiums;

● broken deal expenses (including, without limitation, research costs, fees and expenses of legal, financial, accounting, consulting or other advisors in connection with conducting due diligence or otherwise pursuing a particular non-consummated transaction);

● legal expenses (including those expenses associated with preparing the Fund’s public filings, attending and preparing for Board meetings, as applicable, and generally serving as counsel to the Fund or the Independent Trustees of the Fund);

● external accounting expenses (including fees and disbursements and expenses related to the annual audit of the Fund and the preparation of the Fund’s tax information);

● any costs and expenses associated with or related to due diligence performed with respect to the Fund’s offering of its Shares, such as costs associated with or related to due diligence activities performed by, on behalf of, or for the benefit of broker-dealers, registered investment advisors and third-party due diligence providers;

● costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws, including compliance with The Sarbanes-Oxley Act of 2002;

● all other expenses incurred by the Fund in connection with administering the Fund’s business, including expenses by the Administrator for performing administrative services for the Fund, subject to the terms of the Administration Agreement; and

● any expenses incurred outside of the ordinary course of business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceeding and indemnification expenses as provided for in the Fund’s organizational documents.

Except as otherwise described in this prospectus, the Advisor will be reimbursed by the Fund, as applicable, for any of the above expenses that they pay on behalf of the Fund.

Expense Limitation Agreement

The Advisor, the Sub-Advisor and the Fund have entered into the Expense Limitation Agreement under which the Advisor and Sub-Advisor have agreed contractually, on a monthly basis, to reimburse on a 50/50 basis between the Advisor and the Sub-Advisor the Fund’s “Specified Expenses” in respect of each class of the Fund (each, a “Class”) where “Specified Expenses” means all other expenses incurred in the business of the Fund and allocated to a Class, including the Fund’s annual operating expenses, with the exception of (i) the Investment Management Fee (as defined herein), (ii) the Shareholder Servicing Fee (as defined herein), (iii) the Distribution Fee (as defined herein), (iv) certain costs associated with the acquisition, ongoing investment and disposition of the Fund’s investments and unconsummated investments, including legal costs, professional fees, travel costs and brokerage costs, (v) acquired fund fees and expenses, (vi) dividend and interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund), (vii) taxes and costs to reclaim foreign taxes, and (viii) extraordinary expenses (as determined in the discretion of the Advisor and Sub-Advisor), to the extent that such expenses exceed 0.35% of the average daily net assets of such Class (the “Expense Limitation”).

If, while the Advisor is the investment advisor to the Fund and the Sub-Advisor is investment sub-advisor to the Fund, the Fund’s estimated annualized Specified Expenses in respect of a Class for a given month are less than the Expense Limitation, the Advisor and Sub-Advisor shall be entitled to reimbursement by the Fund on a 50/50 basis of the other expenses borne by the Advisor and Sub-Advisor on behalf of the Fund (the “Reimbursement Amount”) during any of the previous thirty-six (36) months, but only to the extent that the Fund’s estimated annualized Specified Expenses in respect of a Class are less than, for such month, the lesser of the Expense Limitation or any other relevant expense limit in effect when the fees were waived or expenses reimbursed with respect to the Class, and provided that such amount paid to the Advisor and Sub-Advisor will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed. The Advisor and Sub-Advisor may recapture a Specified Expense in any year within the thirty-six (36) month period after the Advisor and Sub-Advisor bear the expense. The Expense Limitation Agreement will remain in effect for a three-year period from August 13, 2025, unless and until the Board approves its modification or termination. Thereafter, the Expense Limitation Agreement may be renewed annually with the written agreement of the Advisor, the Sub-Advisor, and the Fund. The Fund’s obligation to make reimbursement payments shall survive the termination of the Expense Limitation Agreement. See “Fund Expenses.”

Organization and Offering Costs

The Advisor and the Sub-Advisor have agreed to advance the Fund’s organizational costs and offering costs already incurred and any additional costs incurred prior to the commencement of operation by the Fund. Organizational costs include, among other things, the cost of organizing as a Delaware statutory trust, including the cost of legal services and other fees pertaining to the Fund’s organization. Organizational costs are expensed as incurred by the Fund and are subject to recoupment by the Advisor and the Sub-Advisor in accordance with the Expense Limitation Agreement.

The Fund’s initial offering costs, which are also subject to the Expense Limitation Agreement, include, among other things, legal, printing and other expenses pertaining to this offering. Any offering costs paid by the Advisor or Sub-Advisor on behalf of the Fund will be recorded as a payable for offering costs in the Statement of Assets and Liabilities and accounted for as a deferred charge until commencement of operations. Thereafter these initial offering costs will be amortized over 12 months on a straightline basis.

INVESTMENT MANAGEMENT FEE

Pursuant to the Investment Advisory Agreement, and in consideration of the advisory services provided by the Advisor to the Fund, the Advisor is entitled to an Investment Management Fee. Pursuant to the Sub-Advisory Agreement, and in consideration of the sub-advisory services provided by the Sub-Advisor to the Fund, the Sub-Advisor is entitled to a Sub-Advisory Fee. The Investment Management Fee paid to the Advisor is paid out of the Fund’s assets and the Sub-Advisory Fee is paid out of the Investment Management Fee.

Investment Management Fee

The Investment Management Fee is payable monthly in arrears and accrued daily based upon the Fund’s average daily net assets at an annual rate of 1.10%. The Investment Management Fee will be paid to the Advisor before giving effect to any repurchase of Shares in the Fund effective as of that date and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. Net assets means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund; provided that for purposes of determining the Investment Management Fee payable to the Advisor for any month, net assets will be calculated prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Investment Management Fee payable to the Advisor for that month.

Sub-Advisory Fee

The Advisor pays Aksia a Sub-Advisory Fee payable monthly in arrears and accrued daily based upon the Fund’s average daily net assets at an annual rate of 0.55%. Such Sub-Advisory Fee will be paid to the Sub-Advisor before giving effect to any repurchase of Shares in the Fund effective as of that date.

Approval of the Investment Advisory Agreement and Sub-Advisory Agreement

Board approval of the Investment Advisory Agreement was made in accordance with, and on the basis of an evaluation satisfactory to the Board, as required by Section 15(c) of the 1940 Act and the applicable rules and regulations thereunder, including consideration of, among other factors, (i) the nature, quality and extent of the services provided by the Advisor under the Investment Advisory Agreement; (ii) comparative information with respect to advisory fees and other expenses paid by other comparable investment companies; and (iii) information about the services performed by the Advisor and the personnel of the Advisor providing such services under the Investment Advisory Agreement. A discussion regarding the basis for the Board’s approval of the Investment Advisory Agreement will be available in the Fund’s first annual or semi-annual report on Form N-CSR. The Investment Advisory Agreement will continue in effect from year to year thereafter so long as such continuance is approved annually by the Board or by vote of a majority of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Trustees by vote cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement is terminable without penalty, inter alia, upon 60 days’ prior written notice by the Fund or by the Advisor. The Investment Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.

Board approval of the Sub-Advisory Agreement was made in accordance with, and on the basis of an evaluation satisfactory to the Board, as required by Section 15(c) of the 1940 Act and the applicable rules and regulations thereunder, including consideration of, among other factors, (i) the nature, quality and extent of the services provided by the Sub-Advisor under its Sub-Advisory Agreement; (ii) comparative information with respect to advisory fees and other expenses paid by other comparable investment companies; and (iii) information about the services performed by the Sub-Advisor and the personnel providing such services under the Sub-Advisory Agreement. A discussion regarding the basis for the Board’s approval of the Sub-Advisory Agreement will be available in the Fund’s first annual or semi-annual report on Form N-CSR.

CALAMOS AKSIA Hedge Fund Core ALPHA LP’S PERFORMANCE

Simultaneous with the Fund’s Commencement of Operations, Calamos Aksia Hedge Fund Core Alpha LP, a Delaware limited partnership (the “Predecessor Fund”) reorganized with and into the Fund (the “Fund Conversion”). The Predecessor Fund maintained an investment objective, strategies and investment policies, guidelines and restrictions that are, in all material respects, equivalent to those of the Fund and at the time of the Fund Conversion was managed by the sameAdvisor, Sub-Advisor and portfolio managers as the Fund.

The Predecessor Fund commenced operations on June 1, 2024. The performance quoted below is that of the Predecessor Fund and was adjusted to reflect the Fund's estimated expenses of Class I Shares (with the exception of estimated Acquired Fund Fees and Expenses, the effect of which is already incorporated into the performance of the Predecessor Fund) and the Fund's Expense Limitation Agreement in effect for its first year as a registered investment company, and timing of recording and reporting its investments' practical expedient valuations to be in accordance with the expected valuation procedure of the Fund. The performance returns of the Predecessor Fund are unaudited and are calculated by the Advisor on a total return basis. If the effect of the Fund’s Expense Limitation Agreement were not reflected in the Predecessor Fund’s returns shown below, the returns would be lower. After-tax performance returns are not included for the Predecessor Fund. The Predecessor Fund was a privately placed fund, was not registered under the 1940 Act, and was not subject to certain investment limitations, diversification requirements, and other restrictions imposed by the Investment Company Act and the Code, which, if applicable, may have adversely affected its performance.

The Fund Conversion itself was treated as a non-taxable contribution by the Predecessor Fund of limited partner interest to the Fund in exchange for shares of the interval fund, followed by a non-taxable liquidation of the Fund.

Past performance is no indication of future returns. Because the Predecessor Fund had less than one full calendar year of performance, the average annual total return table has been omitted.

MONTHLY PERFORMANCE (%) NET OF FEES

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2024						0.41%	0.45%	0.59%	0.96%	0.80%	1.45%	1.18%	6.00%
2025	1.64%	0.72%	0.18%	0.28%	0.75%	0.89%							4.53%

DETERMINATION OF NET ASSET VALUE

The Fund’s NAV per Share will be determined daily by the Advisor as of the close of business on each day the New York Stock Exchange (“NYSE”) is open for trading or at such other times as the Board may determine. In accordance with the procedures approved by the Board, the NAV per outstanding Shares of beneficial interest is determined, on a class-specific basis, by dividing the value of total assets minus liabilities by the total number of Shares outstanding.

The Board has designated the Advisor as its Valuation Designee to perform fair valuation determinations for the Fund with respect to all Fund investments. The Board oversees the Advisor in its role as Valuation Designee and has approved a valuation policy for the Fund (the “Valuation Policy” and the Advisor’s valuation procedures (the “Valuation Procedures”). The Advisor, as Valuation Designee, has formed a separate valuation committee (the “Valuation Committee”) for determining the fair value of the Fund’s investments. The Valuation Committee oversees the implementation of the Valuation Procedures and may consult with representatives from the Fund’s outside legal counsel or other third-party consultants in their discussions and deliberations. The Valuation Committee is composed of individuals affiliated with the Advisor.

The Advisor, including through the Valuation Committee, conducts the valuation determinations, provides primary day-to-day oversight of valuation of the Fund’s investments and acts in accordance with the Valuation Procedures as approved by the Board. The Fund accounts for its investments in accordance with GAAP, and fair values its investment portfolio in accordance with the provisions of the FASB ASC Topic 820 Fair Value Measurements and Disclosures of the Financial Accounting Standards Board’s Accounting Standards Codification, as amended (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and requires enhanced disclosures about fair value measurements. The Valuation Procedures are set forth in more detail below.

ASC 820 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value is a market-based measurement, not an entity-specific measurement. For some assets and liabilities, observable market transactions or market information might be available. For other assets and liabilities, observable market transactions and market information might not be available. However, the objective of a fair value measurement in both cases is the same-to estimate the price at which an orderly transaction to sell the asset or transfer the liability would take place between market participants at the measurement date under current market conditions (that is, an exit price at the measurement date from the perspective of a market participant that holds the asset or owes the liability).

ASC 820 establishes a hierarchal disclosure framework which ranks the observability of inputs used in measuring financial instruments at fair value. The observability of inputs is impacted by a number of factors, including the type of financial instrument, the characteristic specific to the financial instrument and the state of the marketplace, including the existence and transparency of transactions between market participants. Financial instruments with readily available quoted prices, or for which fair value can be measured from quoted prices in active markets, will generally have a higher degree of market price observability and a lesser degree of judgment applied in determining fair value.

The three-level hierarchy for fair value measurement is defined as follows:

Level 1 - inputs to the valuation methodology are readily available market quotations. These are quoted prices (unadjusted) available in active markets for identical investments that the Fund can access at the measurement date, provided that a quotation will not be “readily available” if it is not reliable. The types of financial instruments included in Level 1 generally include unrestricted securities, including equities and derivatives, listed in active markets. The Advisor does not adjust the quoted price for these investments, even in situations where the Fund holds a large position and a sale could reasonably impact the quoted price.

Level 2 - inputs to the valuation methodology are either directly or indirectly observable as of the reporting date and are those other than quoted prices in active markets. The type of financial instruments in this category generally includes less liquid and restricted securities listed in active markets, securities traded in other than active markets, government and agency securities, and certain OTC derivatives where the fair value is based on observable inputs.

Level 3 - inputs to the valuation methodology are unobservable and significant to overall fair value measurement. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in this category generally include co-investments illiquid loans and investments in privately held entities, non-investment grade residual interests in securitizations, CLOs, and certain OTC derivatives where the fair value is based on unobservable inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is materially significant to the overall fair value measurement. The Advisor’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

The Advisor values securities/instruments traded in active markets on the measurement date by multiplying the closing price of such traded securities/instruments by the quantity of shares or amount of the instrument held. The Advisor values Level 2 securities (those that are not actively traded but whose fair value can be determined based on other observable market data) using a price determined by an approved independent pricing vendor.

The Fund expects that it will hold a high proportion of Level 3 investments relative to its total investments, which is directly related to the Fund’s investment philosophy and target portfolio. The valuation approach may vary by security/instrument but may include discounted cash flow analysis, comparable public market valuations and comparable transaction valuations. Factors that might materially impact the value of an investment (e.g., operating results, financial condition, achievement of milestones, economic and/or market events and recent sales prices) may be considered. The factors and methodologies used for the valuation of such securities are not necessarily an indication of the risks associated with investing in those securities nor can it be assured that the Fund can realize the fair value assigned to a security if it were to sell the security. Because such valuations are inherently uncertain, they often reflect only periodic information received by the Advisor about such companies’ financial condition and/or business operations, which may be on a lagged basis and therefore fluctuate over time and can be based on estimates. Determinations of fair value may differ materially from the values that would have been used if an exchange-traded market for these securities existed.

The Advisor may engage one or more independent valuation firms to perform procedures, including providing input about calculation models or providing assurance on the concluded fair values for individual Level 3 investments held by the fund. Such independent third-party pricing services and independent third-party valuation services may be utilized by the Advisor to verify valuation models pursuant to the Fund’s valuation policy at such timing intervals as the Advisor may deem appropriate.

Primary and secondary investments in private markets funds are generally valued based on the latest net asset value reported by the third-party fund manager through capital account statements, financial statements, or other statements. Such statements may be provided by the third-party fund manager monthly, quarterly, or at another frequency. For primary and secondary investments where NAV as a practical expedient is not available to be utilized, the Fund will follow established procedures related to valuing Level 3 investments. If the net asset value of an investment in a private markets fund is not available at the time the Fund is calculating its net asset value, the Fund will review any cash flows since the reference date of the last net asset value for a private markets fund received by the Fund from a third-party manager until the determination date are recognized by (i) adding the nominal amount of the investment related capital calls and (ii) deducting the nominal amount of investment related distributions from the net asset value as reported by the third-party fund manager. The resulting value may be further adjusted based on the yield of the investment and/or the investment’s correlation with public or private indexes to capture market movement since the reference date.

Notwithstanding the above, managers of primary and secondary investments in private markets funds may adopt a variety of valuation bases and provide differing levels of information where there will generally be no liquid markets for such investments. Consequently, there are inherent difficulties in determining the fair value that cannot be eliminated. None of the Valuation Committee, the Board or the Advisors will be able to confirm independently the accuracy of valuations provided by these investments in private market funds (which are generally unaudited). Due to the inherent uncertainty in determining the fair value of investments for which market values are not readily available, the fair value of these investments may fluctuate from period to period. In addition, such fair value may differ materially from the values that may have been used had a ready market existed for such investments and may significantly differ from the value ultimately realized by the Fund.

The Advisor seeks to evaluate on a daily basis material information about the Fund’s portfolio investments; however, for the reasons noted herein, the Advisor may not be able to acquire and/or evaluate properly such information on a daily basis. Due to these various factors, the Fund’s fair value determinations can cause the Fund’s NAV on a given day to materially understate or overstate the value of its investments. As a result, investors who purchase Shares may receive more or less Shares and investors who tender their Shares may receive more or less cash proceeds than they otherwise would receive. If the Fund’s NAV is adjusted after a Shareholder has received their Shares upon purchase or received repurchase proceeds in a repurchase offer, for example as a result of the Fund’s next annual audit following such purchase or repurchase, the adjustment will not, in most cases, result in an adjustment to the number of Shares received by the Shareholder in a purchase, or a Shareholder’s repurchase proceeds in a repurchase offer.

If the Advisor reasonably believes an opinion from an independent valuation firm or pricing vendor is inaccurate or unreliable, the Advisor’s Valuation Committee will determine a good-faith fair valuation for the impacted investment. The Advisor’s Valuation Committee, who is solely responsible for the determination of the fair value of the investments, will consider all available information at its disposal prior to making a valuation determination, including information or opinions from third-party firms.

The Fund calculates the NAV of each class of its Shares on a daily basis. In addition, the Fund intends to publicly report the NAV per Share of each class of the Fund on its website on a daily basis. For information on the Fund’s daily NAV per Share, please call the Fund toll-free at 888-444-3613. The Advisor is responsible for the accuracy, reliability or completeness of any market or fair market valuation determinations made with respect to the Fund’s assets.

CONFLICTS OF INTEREST

The Fund’s executive officers and Trustees, and the employees of the Advisor or Sub-Advisor, serve or may serve as officers, trustees or principals of Other Investment Vehicles that operate in the same or a related line of business as the Fund or of other Calamos- or Aksia-advised funds. As a result, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of the Fund or its Shareholders. Moreover, notwithstanding the difference in principal investment objectives between the Fund and the Other Investment Vehicles, such other funds, including potential new pooled investment vehicles or managed accounts not yet established (whether managed or sponsored by the Advisors or their affiliates), have, and may from time to time have, overlapping investment objectives with the Fund and, accordingly, invest in, whether principally or secondarily, asset classes similar to those targeted by the Fund. To the extent the Other Investment Vehicles have overlapping investment objectives, the scope of opportunities otherwise available to the Fund may be adversely affected and/or reduced.

The Advisors are entities in which certain of the Fund’s Trustees and officers may have direct or indirect ownership and/or economic interests. Certain of the Fund’s Trustees and officers also serve as officers or principals of other investment managers affiliated with the Advisors that currently, and may in the future, manage Other Investment Vehicles. In addition, certain of the Fund’s officers and Trustees serve or may serve as officers, trustees or principals of entities that operate in the same or related line of business as the Fund does or of Other Investment Vehicles. Accordingly, the Fund may not be made aware of and/or given the opportunity to participate in certain investments made by investment funds managed by the Advisors or their affiliates. However, the Advisors intend to allocate investment opportunities in a fair and equitable manner in accordance with their investment allocation policy, consistent with each Other Investment Vehicle’s investment objective and strategies and legal and regulatory requirements.

The results of the Fund’s investment activities may differ significantly from the results achieved by the Other Investment Vehicles. It is possible that one or more of such funds will achieve investment results that are substantially more or less favorable than the results achieved by the Fund. Moreover, it is possible that the Fund will sustain losses during periods in which one or more affiliates of the Advisor achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible.

The Advisors, their affiliates and their clients may pursue or enforce rights with respect to an issuer in which the Fund has invested, and those activities may have an adverse effect on the Fund. As a result, prices, availability, liquidity, and terms of the Fund’s investments may be negatively impacted by the activities of the Advisors and their affiliates or their clients, and transactions for the Fund may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

The Advisors may enter into transactions and invest in securities, instruments, and currencies on behalf of the Fund in which customers of its affiliates, to the extent permitted by applicable law, serve as the counterparty, principal, or issuer. In such cases, such party’s interests in the transaction could be adverse to the interests of the Fund, and such party may have no incentive to assure that the Fund obtains the best possible prices or terms in connection with the transaction. In addition, the purchase, holding and sale of such investments by the Fund may enhance the profitability of the Advisors or their affiliates. One or more affiliates may also create, write or issue derivatives for their customers, the underlying securities, currencies or instruments of which may be those in which the Fund invests, or which may be based on the performance of the Fund. The Fund may, subject to applicable law, purchase investments that are the subject of an underwriting or other distribution by one or more Advisor affiliates and may also enter into transactions with other clients of an affiliate where such other clients have interests adverse to those of the Fund.

Applicable law, including the 1940 Act, may at times prevent the Fund from being able to participate in investments that it otherwise would participate in and may require the Fund to dispose of investments at a time when it otherwise would not dispose of such investment, in each case, in order to comply with applicable law.

The 1940 Act contains prohibitions and restrictions relating to certain transactions between registered investment companies and certain affiliates (including any investment advisors), principal underwriters and certain affiliates of those affiliates or underwriters. Because the Fund is a registered investment company, the Fund is not generally permitted to make loans to companies controlled by the Advisors or other funds managed by the Advisors or their affiliates. The Fund, the Advisor and the Sub-Advisor have received exemptive relief that would permit the Fund and certain co-investment affiliates to co-invest in suitable negotiated investments. Co-investments made under the exemptive relief are subject to compliance with the conditions and other requirements contained in the exemptive relief, which could limit the Fund’s ability to participate in a co-investment transaction.

The Fund will be required to establish business relationships with its counterparties based on the Fund’s own credit standing. Neither the Advisors nor any of their affiliates will have any obligation to allow its credit to be used in connection with the Fund’s establishment of its business relationships, nor is it expected that the Fund’s counterparties will rely on the credit of the Advisors or their affiliates in evaluating the Fund’s creditworthiness.

By reason of the various activities of the Advisors and their affiliates, the Advisors and such affiliates may acquire confidential or material non-public information or otherwise be restricted from purchasing certain potential Fund investments that otherwise might have been purchased or be restricted from selling certain Fund investments that might otherwise have been sold at the time.

The Advisors have adopted policies and procedures designed to prevent conflicts of interest from influencing proxy voting decisions made on behalf of advisory clients, including the Fund, and to help ensure that such decisions are made in accordance with its fiduciary obligations to clients. Nevertheless, notwithstanding such proxy voting policies and procedures, actual proxy voting decisions may have the effect of favoring the interests of other clients, provided that the Advisors believe such voting decisions to be in accordance with their fiduciary obligations.

SHARE REPURCHASE PROGRAM

The Fund does not currently intend to list its Shares on any securities exchange and does not expect any secondary market for them to develop in the foreseeable future. Therefore, Shareholders should expect that they will be unable to sell their Shares for an indefinite time or at a desired price. No Shareholder will have the right to require the Fund to repurchase such Shareholder’s Shares or any portion thereof. Because no public market exists for the Shares, and none is expected to develop in the foreseeable future, Shareholders will not be able to liquidate their investment, other than through the Fund’s share repurchase program, or, in limited circumstances, as a result of transfers of Shares to other investors.

To provide Shareholders with limited liquidity, the Fund is structured as an “interval fund” and intends to conduct quarterly repurchase offers for between 5% and 25% of the Fund’s outstanding shares at NAV, pursuant to Rule 23c-3 under the 1940 Act, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). Under normal market conditions, the Fund currently intends to repurchase 5% of its outstanding Shares at NAV on a quarterly basis. In connection with any given repurchase offer, it is likely that the Fund may offer to repurchase only 5% of its outstanding Shares. Quarterly repurchases shall commence within two calendar quarters after the Fund’s initial effective date. The offer to purchase Shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). The Repurchase Offer Notice will be sent to Shareholders at least 21 calendar days before the Repurchase Request Deadline; however, the Fund will seek to provide such written notification earlier but no more than 42 calendar days before the Repurchase Request Deadline. The Board will establish the Repurchase Request Deadline for each repurchase offer, but such date may be revised by the Fund’s officers, in their sole discretion, based on factors such as market conditions, the level of the Fund’s assets and shareholder servicing considerations provided that the Board is notified of this change and the reasons for it. The NAV will be calculated on the Repurchase Pricing Date, which will be no later than 14 calendar days after the Repurchase Request Deadline or the next business day if the fourteenth day is not a business day. The Fund’s NAV may fluctuate between the date you submit your repurchase request and the Repurchase Request Deadline and may also fluctuate to the extent there is any delay between the Repurchase Request Deadline and the Repurchase Pricing Date. The Fund will distribute payment to Shareholders within seven calendar days after the Repurchase Pricing Date. Thus, the Shares are appropriate only as a long-term investment. In addition, the Fund’s repurchase offers may subject the Fund and Shareholders to special risks.

Determination of Repurchase Offer Amount

The Board, in its sole discretion, will determine the number of Shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount, however, will be between 5% and 25% of the total number of Shares outstanding on the Repurchase Request Deadline. Under normal market conditions, the Fund currently intends to repurchase 5% of its outstanding shares at NAV on a quarterly basis.

If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all Shares tendered for repurchase by Shareholders who own less than one hundred Shares and who tender all of their Shares, before prorating other amounts tendered.

Notice to Shareholders

No less than 21 days and no more than 42 days before each Repurchase Request Deadline, the Fund shall send to each Shareholder of record and to each beneficial owner of the Shares that are the subject of the repurchase offer a notification (“Shareholder Notification”). The Shareholder Notification will contain information Shareholders should consider in deciding whether to tender their Shares for repurchase. The notice also will include detailed instructions on how to tender Shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment. The notice also will set forth the NAV that has been computed no more than seven days before the date of notification, and how Shareholders may ascertain the NAV after the notification date.

Repurchase Price

The repurchase price of the Shares will be the Fund’s NAV as of the close of regular trading on the NYSE on the Repurchase Pricing Date. You may call 888-444-3613 to learn the NAV. The Shareholder Notification also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.

Contingent Deferred Sales Charge

Selling brokers, or other Financial Intermediaries that have entered into distribution agreements with the Distributor, may receive a commission of up to 1.00% of the purchase price of Class C Shares.

Class C shareholders who tender for repurchase of such shareholder’s Class C Shares such that they will have been held less than 365 days after purchase, as of the time of repurchase, will be subject to a contingent deferred sales charge of 1.00% of the original purchase price. The Fund or its designee may waive the imposition of the contingent deferred sales charge in the following situations: (1) Shareholder death or (2) Shareholder disability. Any such waiver does not imply that the contingent deferred sales charge will be waived at any time in the future or that such contingent deferred sales charge will be waived for any other shareholder. Class A, Class I and Class M Shares are not subject to a contingent deferred sales charge. For Class A Shares, on an investment of $250,000 or more, the distributor from its own resources pays the selling dealer a commission of 1.00% of the amount of the investment. Such Class A shareholders may pay a contingent deferred sales charge of 1.00% on these Class A Shares sold within 18 months after purchase. Shares acquired through the Fund’s DRP, reinvestment of dividends or capital gain distributions are not subject to a contingent deferred sales charge.

Repurchase Amounts and Payment of Proceeds

Shares tendered for repurchase by Shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Shareholders may withdraw or modify their request to tender their Shares for repurchase at any time prior to the Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the Shareholder’s address of record, or credited directly to a predetermined bank account on the Purchase Payment Date, which will be no more than seven calendar days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of Shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of Shares not to exceed 2% of the outstanding Shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if Shareholders tender Shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding Shares on the Repurchase Request Deadline, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all Shares tendered for repurchase by Shareholders who own less than one hundred Shares and who tender all of their Shares, before prorating other amounts tendered.

Percentage Limitations

Compliance with any policy or limitation of the Fund that is expressed as a percentage of assets is determined at the time of purchase of portfolio securities. The policy will not be violated if these limitations are exceeded because of changes in the market value or investment rating of the Fund’s assets or if a borrower or issuer distributes equity securities incident to the purchase or ownership of a loan or fixed-income instrument or in connection with a reorganization of a borrower or issuer.

Suspension or Postponement of Repurchase Offers

The Fund may postpone or suspend repurchase offers. A postponement or suspension may occur only if approved by a vote of a majority of the Board, including a majority of the Independent Trustees. The Fund or your Financial Intermediary will send you a notice if there is a suspension or postponement of a repurchase offer and if a repurchase offer is renewed after a suspension or postponement. A suspension or postponement may be done only in limited circumstances. These circumstances include the following:

● The repurchase of Shares would cause the Fund to lose its status as a regulated investment company under Subchapter M of the Code;

● During an emergency that makes it impractical for the Fund to dispose of securities it owns or to determine the NAV of the Fund’s Shares;

● During other periods that the SEC permits the suspension or postponement of offers by the Fund for the protection of its Shareholders; or

● During any period in which the NYSE or any other market on which the Fund’s portfolio securities are traded is closed (other than customary weekend or holiday closings) or trading in those markets is restricted.

DESCRIPTION OF CAPITAL STRUCTURE

The following description is based on relevant portions of the Delaware Statutory Trust Act, as amended, and on the Declaration of Trust and bylaws. This summary is not intended to be complete. Please refer to the Delaware Statutory Trust Act, as amended, and the Declaration of Trust and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part, for a more detailed description of the provisions summarized below.

Shares of Beneficial Interest

The Declaration of Trust authorizes the Fund’s issuance of an unlimited number of Shares of beneficial interest, par value $0.001 per share. There is currently no market for Shares and the Fund does not expect that a market for Shares will develop in the foreseeable future. Pursuant to the Declaration of Trust and as permitted by Delaware law, Shareholders are entitled to the same limitation of personal liability extended to stockholders of private corporations organized for profit under the General Corporation Law of the State of Delaware, as amended (the “DGCL”) and therefore generally will not be personally liable for the Fund’s debts or obligations.

Shares

Under the terms of the Declaration of Trust, all Shares, when consideration for Shares is received by the Fund, will be fully paid and nonassessable. Distributions may be paid to Shareholders if, as and when authorized and declared by the Board. Shares will have no preference, preemptive, appraisal, conversion, exchange or redemption rights, and will be transferable only in accordance with Section 9.1 of the Declaration of Trust. The Declaration of Trust provides that the Board shall have the power to repurchase or redeem Shares. In the event of the Fund’s dissolution, after the Fund pays or adequately provides for the payment of all claims and obligations of the Fund, and upon the receipt of such releases, indemnities and refunding agreements deemed necessary by the Board, each Share will be entitled to receive, according to its respective rights, a pro rata portion of the Fund’s assets available for distribution, subject to any preferential rights of holders of the Fund’s outstanding preferred Shares, if any. Each whole Share will be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share will be entitled to a proportionate fractional vote. Shareholders shall be entitled to vote on all matters on which a vote of Shareholders is required by the 1940 Act, the Declaration of Trust or a resolution of the Board. There will be no cumulative voting in the election or removal of Trustees. Under the Declaration of Trust, the Fund is not required to hold annual meetings of Shareholders. The Fund only expects to hold Shareholder meetings to the extent required by the 1940 Act or pursuant to special meetings called by the Board or a majority of Shareholders.

Preferred Shares and Other Securities

The Declaration of Trust provides that the Board may, subject to the Fund’s investment policies and restrictions and the requirements of the 1940 Act, authorize and cause the Fund to issue securities of the Fund other than Shares (including preferred Shares, debt securities or other senior securities), by action of the Board without the approval of Shareholders. The Board may determine the terms, rights, preferences, privileges, limitations and restrictions of such securities as the Board sees fit.

Preferred Shares could be issued with rights and preferences that would adversely affect Shareholders. Preferred Shares could also be used as an anti-takeover device. Every issuance of preferred Shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (i) immediately after issuance of preferred Shares and before any distribution is made with respect to the Shares and before any purchase of Shares is made, the aggregate involuntary liquidation preference of such preferred Shares together with the aggregate involuntary liquidation preference or aggregate value of all other senior securities must not exceed an amount equal to 50% of the Fund’s total assets after deducting the amount of such distribution or purchase price, as the case may be; and (ii) the holders of preferred Shares, if any are issued, must be entitled as a class to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred Shares are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred Shares.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Pursuant to the Declaration of Trust, Trustees and officers of the Fund will not be subject in such capacity to any personal liability to the Fund or Shareholders, unless the liability arises from willful misfeasance, lack of good faith or gross negligence in the performance of their duties, or reckless disregard of their obligations and duties under the Agreement.

Except as otherwise provided in the Declaration of Trust, the Fund will indemnify and hold harmless any current or former Trustee or officer of the Fund against any liabilities and expenses (including reasonable attorneys’ fees relating to the defense or disposition of any action, suit or proceeding with which such person is involved or threatened), while and with respect to acting in the capacity of a Trustee or officer of the Fund, except with respect to matters in which such person did not act in good faith in the reasonable belief that his or her action was in the best interest of the Fund, or in the case of a criminal proceeding, matters for which such person had reasonable cause to believe that his or her conduct was unlawful. In accordance with the 1940 Act, the Fund will not indemnify any Trustee or officer for any liability to which such person would be subject by reason of his or her willful misfeasance, lack of good faith or gross negligence in the performance of his or her duties, or reckless disregard of his or her obligations and duties under the Agreement. The Fund will provide indemnification to Trustees and officers prior to a final determination regarding entitlement to indemnification as described in the Declaration of Trust.

The Investment Advisory Agreement and the Sub-Advisory Agreement provide that, in the absence of willful misfeasance, lack of good faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the Agreement, the Advisor or the Sub-Advisor, as the case may be, is not liable for any error of judgment or mistake of law or for any loss the Fund suffers.

Pursuant to the Declaration of Trust, the Fund will advance the expenses of defending any action for which indemnification is sought if the Fund receives a written undertaking by the indemnitee which provides that the indemnitee will reimburse the Fund unless it is subsequently determined that the indemnitee is entitled to such indemnification.

Number of Trustees; Appointment of Trustees; Vacancies; Removal

The Declaration of Trust provides that the number of Trustees shall be no less than one and no more than 15, as determined in writing by a majority of the Trustees then in office. As set forth in the Declaration of Trust, a Trustee’s term of office shall continue until his or her death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. Subject to the provisions of the 1940 Act, individuals may be appointed by the Trustees at any time to fill vacancies on the Board by the appointment of such persons by a majority of the Trustees then in office. Each Trustee shall hold office until his or her successor shall have been appointed pursuant to the Declaration of Trust. To the extent that the 1940 Act requires that Trustees be elected by Shareholders, any such Trustees will be elected by a plurality of all Shares voted at a meeting of Shareholders at which a quorum is present.

The Declaration of Trust provides that any Trustee may be removed (provided that after the removal the aggregate number of Trustees is not less than the minimum required by the Declaration of Trust) from office with cause only by action taken by a majority of the remaining Trustees (or, in the case of an Independent Trustee, only by action taken by a majority of the remaining Independent Trustees).

Action by Shareholders

The Declaration of Trust provides that Shareholder action can be taken at a meeting of Shareholders or by written consent in lieu of a meeting. Subject to the 1940 Act, the Declaration of Trust or a resolution of the Board specifying a greater or lesser vote requirement, the affirmative vote of a majority of Shares present in person or represented by proxy at a meeting and entitled to vote on the subject matter shall be the act of the Shareholders with respect to any matter submitted to a vote of the Shareholders.

Amendment of Declaration of Trust and Bylaws

Subject to the provisions of the 1940 Act, pursuant to the Declaration of Trust, the Board may make certain amendments to the Declaration of Trust without any vote of Shareholders. Pursuant to the Declaration of Trust and bylaws, the Board has the exclusive power to amend or repeal the bylaws or adopt new bylaws at any time.

No Appraisal Rights

In certain extraordinary transactions, some jurisdictions provide the right to dissenting Shareholders to demand and receive the fair value of their Shares, subject to certain procedures and requirements set forth in such statute. Those rights are commonly referred to as appraisal rights. The Declaration of Trust provides that Shares shall not entitle Shareholders to appraisal rights.

Waiver of Jury Trial

The Declaration of Trust provides that each Trustee, officer, Shareholder and Person beneficially owning an interest in the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Act, irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

Exclusive Jurisdiction

The Declaration of Trust provides that each Trustee, officer, Shareholder and Person beneficially owning an interest in the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Act, irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Trust or its business and affairs, the Statutory Trust Act, the Declaration of Trust or the Bylaws or asserting a claim governed by the internal affairs (or similar) doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction. In submitting to the jurisdiction of the courts of Delaware, a Trustee, officer, Shareholder or Person beneficially owning an interest in the Trust may have to bring suit in an inconvenient and less favorable forum. This provision shall not apply to claims arising under federal or state securities laws.

Conflict with Applicable Laws and Regulations

The Declaration of Trust provides that if and to the extent that any provision of the Declaration of Trust conflicts with any provision of the 1940 Act, the provisions under the Code applicable to the Fund as a RIC or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or affect the validity of any action taken or omitted to be taken prior to such determination.

OUTSTANDING SECURITIES

The following table sets forth information about the Fund’s outstanding Shares as of August 19, 2025.

	Amount Authorized	Amount Held by the Fund for its Own Account	Amount Outstanding
Class A Shares	Unlimited	None	0

Class C Shares	Unlimited	None	0

Class I Shares	Unlimited	None	10,000

Class M Shares	Unlimited	None	0

TAX ASPECTS

The following is a general summary of certain material U.S. federal income tax considerations applicable to the Fund and an investment in the Fund. The discussion below provides general tax information related to an investment in the Fund but does not purport to be a complete description of the U.S. federal income tax consequences of an investment in the Fund and does not address any state, local, non-U.S. or other tax consequences. It is based on the Code and U.S. Treasury regulations thereunder and administrative pronouncements, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. In addition, it does not describe all of the tax consequences that may be relevant in light of a Shareholder’s particular circumstances, including (but not limited to) alternative minimum tax consequences and tax consequences applicable to Shareholders subject to special tax rules, such as certain financial institutions; dealers or traders in securities who use a mark-to-market method of tax accounting; persons holding Shares as part of a hedging transaction, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to Shares; entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes; insurance companies; U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar; or tax-exempt entities, including “individual retirement accounts” or “Roth IRAs.” Unless otherwise noted, the following discussion applies only to a Shareholder that holds Shares as a capital asset and is a U.S. Shareholder. A “U.S. Shareholder” generally is a beneficial owner of Shares who is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

● a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

● an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

● a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective Shareholder that is a partner in a partnership holding Shares should consult the Shareholder’s personal advisors with respect to the purchase, ownership and disposition of Shares.

The discussion set forth herein does not constitute tax advice. Tax laws are complex and often change, and Shareholders should consult their tax advisors about the U.S. federal, state, local or non-U.S. tax consequences of an investment in the Fund.

If the Fund retains any net capital gains for reinvestment, it may elect to treat such capital gains as having been distributed to Shareholders. If the Fund makes such an election, each Shareholder will be required to report its share of such undistributed net capital gains attributed to the Fund as long-term capital gain and will be entitled to claim its share of the U.S. federal income taxes paid by the Fund on such undistributed net capital gains as a credit against its own U.S. federal income tax liability, if any, and to claim a refund on a properly-filed U.S. federal income tax return to the extent that the credit exceeds such liability. In addition, each Shareholder will be entitled to increase the adjusted tax basis of its Shares by the difference between its share of such undistributed net capital gain and the related credit. There can be no assurance that the Fund will make this election if it retains all or a portion of its net capital gain for a tax year.

Income received by the Fund from sources outside the United States may be subject to withholding and other taxes imposed by such countries, thereby reducing income available to the Fund. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. The Fund generally intends to conduct its investment activities to minimize the impact of foreign taxation, but there is no guarantee that the Fund will be successful in this regard. If more than 50% of the value of the Fund’s total assets at the close of its tax year consists of securities of foreign corporations, the Fund will be eligible to elect to “pass-through” to the Fund the foreign source amount of income deemed earned and the respective amount of foreign taxes paid by the Fund. If the Fund so elects, each Shareholder would be required to include in gross income, even though not actually received, each Shareholder’s pro rata share of the foreign taxes paid or deemed paid by the Fund, but would be treated as having paid its pro rata share of such foreign taxes and would therefore be allowed to either deduct such amount in computing taxable income or use such amount (subject to various limitations) as a foreign tax credit against federal income tax (but not both).

The Fund intends to elect to be treated as a RIC, and to qualify for and maintain its treatment as a RIC each year for U.S. federal income tax purposes. The description of the tax treatment of shareholders assumes that the Fund is treated as such.

Taxation of U.S. Shareholders

Distributions

Distributions of the Fund’s ordinary income and net short-term capital gains will, except as described below with respect to distributions of “qualified dividend income,” generally be taxable to Shareholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions (or deemed distributions, as described above), if any, of net capital gains will be taxable as long-term capital gains, regardless of the length of time a Shareholder has owned Shares. The ultimate tax characterization of the Fund’s distributions made in a tax year cannot be determined until after the end of the tax year. As a result, the Fund may make total distributions during a tax year in an amount that exceeds the current and accumulated earnings and profits of the Fund. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits will be treated by a Shareholder as a return of capital that will be applied against and reduce the Shareholder’s tax basis in its Shares. To the extent that the amount of any such distribution exceeds the Shareholder’s tax basis in its Shares, the excess will be treated as gain from a sale or exchange of Shares. Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional Shares. Generally, for U.S. federal income tax purposes, a Shareholder receiving Shares under the DRP will be treated as having received a distribution equal to the fair market value of such Shares on the date the Shares are credited to the Shareholder’s account.

A return of capital to Shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result of such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Fund Shares, even if such Shares are sold for less than the Shareholder’s original investment.

It is expected that a substantial portion of the Fund’s income will consist of ordinary income. For example, the Fund may invest in passive foreign investment companies (“PFICs”). If a “qualified electing fund” election is not available to the Fund with respect to any PFIC investments, it may make a “mark-to-market” election, under which it will recognize ordinary income or loss (but such loss is limited to the extent of previously recognized gain) each year based on such PFIC’s fluctuation in value. Additionally, interest, OID, and “market discount” on debt instruments, if any, derived by the Fund characterized as ordinary income for U.S. federal income tax purposes. In addition, certain of the Fund’s investments will be subject to other special U.S. federal income tax provisions that may affect the character, increase the amount and/or accelerate the timing of distributions to Shareholders.

Distributions made by the Fund to a corporate Shareholder will qualify for the dividends-received deduction only to the extent that the distributions consist of qualifying dividends received by the Fund. In addition, any portion of the Fund’s dividends otherwise qualifying for the dividends-received deduction will be disallowed or reduced if the corporate Shareholder fails to satisfy certain requirements, including a holding period requirement, with respect to its Shares. Distributions of “qualified dividend income” to an individual or other non-corporate Shareholder will be treated as “qualified dividend income” to such Shareholder and generally will be taxed at long-term capital gain rates, provided the Shareholder satisfies the applicable holding period and other requirements. “Qualified dividend income” generally includes dividends from domestic corporations and dividends from foreign corporations that meet certain specified criteria. Given the Fund’s investment strategy, it is not expected that a significant portion of the distributions made by the Fund will be eligible for the dividends-received deduction or the reduced rates applicable to “qualified dividend income.”

If a person acquires Shares shortly before the record date of a distribution, the price of the Shares may include the value of the distribution, and the person will be subject to tax on the distribution even though economically it may represent a return of the person’s investment in such Shares.

Distributions paid by the Fund generally will be treated as received by a Shareholder at the time the distribution is made. However, any distribution declared by the Fund in October, November or December of any calendar year, payable to Shareholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated for tax purposes as if it had been received by Shareholders on December 31 of the calendar year in which the distribution was declared. The Fund may, under certain circumstances, elect to treat a distribution that is paid during the following tax year as if it had been paid during the tax year in which the income or gains supporting the distribution was earned. If the Fund makes such an election, the Shareholder will still be treated as receiving the distribution in the tax year in which the distribution is received.

Shareholders will be notified annually, as promptly as practicable after the end of each calendar year, as to the U.S. federal tax status of distributions, and Shareholders receiving distributions in the form of additional Shares will receive a report as to the NAV of those Shares.

Sale or Exchange of Shares

The repurchase or transfer of Shares may result in a taxable gain or loss to the tendering Shareholder. Different tax consequences may apply for tendering and non-tendering Shareholders in connection with a repurchase offer. For example, if a Shareholder does not tender all of his or her Shares, such repurchase may not be treated as a sale or exchange for U.S. federal income tax purposes and may result in deemed distributions to non-tendering Shareholders. On the other hand, Shareholders holding Shares as capital assets who tender all of their Shares (including Shares deemed owned by Shareholders under constructive ownership rules) will be treated as having sold their Shares and generally will recognize capital gain or loss. The amount of the gain or loss will be equal to the difference between the amount received for the Shares and the Shareholder’s adjusted tax basis in the relevant Shares. Such gain or loss generally will be a long-term capital gain or loss if the Shareholder has held such Shares as capital assets for more than one year. Otherwise, the gain or loss will be treated as short-term capital gain or loss.

Losses realized by a Shareholder on the sale or exchange of Shares held as capital assets for six months or less will be treated as long-term capital losses to the extent of any distribution of long-term capital gains received (or deemed received, as discussed above) with respect to such Shares. In addition, no loss will be allowed on a sale or other disposition of Shares if the Shareholder acquires (including through reinvestment of distributions or otherwise) Shares or enters into a contract or option to acquire Shares, within 30 days before or after any disposition of such Shares at a loss. In such a case, the basis of the Shares acquired will be increased to reflect the disallowed loss. Under current law, net capital gains recognized by non-corporate Shareholders are generally subject to U.S. federal income tax at lower rates than the rates applicable to ordinary income.

In general, U.S. Shareholders currently are generally subject to a maximum federal income tax rate of either 15% or 20% (depending on whether the Shareholder’s income exceeds certain threshold amounts) on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in Shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. Shareholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate Shareholders with net capital losses for a tax year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each tax year. Any net capital losses of a non-corporate Shareholder in excess of $3,000 generally may be carried forward and used in subsequent tax years as provided in the Code. Corporate Shareholders generally may not deduct any net capital losses for a tax year but may carry back such losses for three tax years or carry forward such losses for five tax years.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. U.S. persons that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of this tax to their income and gains in respect of their investment in the Fund.

The Fund (or if a U.S. Shareholder holds Shares through an intermediary, such intermediary) will send to each of its U.S. Shareholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per Share and per distribution basis, the amounts includible in such U.S. Shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS, including the amount of distributions, if any, eligible for the preferential maximum rate generally applicable to long-term capital gains. Distributions paid by the Fund generally will not be eligible for the corporate dividends received deduction or the preferential tax rate applicable to Qualifying Dividends because the Fund’s income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Shareholder’s particular situation.

Under U.S. Treasury regulations, if a Shareholder recognizes losses with respect to Shares of $2 million or more for an individual Shareholder or $10 million or more for a corporate Shareholder, the Shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct Shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

The Fund will report the adjusted cost basis information is for covered securities, which generally include shares of a RIC acquired after January 1, 2012, to the IRS and to taxpayers. Shareholders should contact their Financial Intermediaries with respect to reporting of cost basis and available elections for their accounts. Shareholders should consult their tax advisors with respect to any adjustments to the basis of shares that may be required.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on Shares and the proceeds from a sale or other disposition of Shares. A Shareholder will be subject to backup withholding on all such payments if it fails to provide the payor with its correct taxpayer identification number (generally, in the case of a U.S. resident Shareholder, on an IRS Form W-9) and to make required certifications or otherwise establish an exemption from backup withholding. Corporate Shareholders and certain other Shareholders generally are exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld as backup withholding may be credited against the applicable Shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Taxation of Non-U.S. Shareholders

Whether an investment in the Fund is appropriate for a non-U.S. Shareholder (as defined below) will depend upon that investor’s particular circumstances. An investment in the Fund by a non-U.S. Shareholder may have adverse tax consequences. Non-U.S. Shareholders should consult their tax advisors before investing in Shares.

The U.S. federal income taxation of a Shareholder that is a nonresident alien individual, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes (a “non-U.S. Shareholder”), depends on whether the income that the Shareholder derives from the Fund is “effectively connected” with a U.S. trade or business carried on by the Shareholder.

If the income that a non-U.S. Shareholder derives from the Fund is not “effectively connected” with a U.S. trade or business carried on by such non-U.S. Shareholder, distributions of “investment company taxable income” will generally be subject to a U.S. federal withholding tax at the then-current rate (or a lower rate provided under an applicable treaty), subject to certain exceptions described above. Alternatively, if the income that a non-U.S. Shareholder derives from the Fund is effectively connected with a U.S. trade or business of the non-U.S. Shareholder, the Fund will not be required to withhold U.S. federal tax if the non-U.S. Shareholder complies with applicable certification and disclosure requirements, although such income will be subject to U.S. federal income tax in the manner described below and at the rates applicable to U.S. residents. Backup withholding will not, however, be applied to payments that have been subject to the respective rate of withholding tax applicable to non-U.S. Shareholders.

A non-U.S. Shareholder whose income from the Fund is not “effectively connected” with a U.S. trade or business will generally be exempt from U.S. federal income tax on capital gains distributions, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of Shares. If, however, such a non-U.S. Shareholder is a nonresident alien individual and is physically present in the United States for 183 days or more during the tax year and meets certain other requirements such capital gains distributions, undistributed capital gains and gains from the sale or exchange of Shares will be subject to the applicable U.S. tax rate.

Furthermore, properly reported distributions by the Fund and received by non-U.S. Shareholders are generally exempt from U.S. federal withholding tax when they (a) are paid by the Fund in respect of the Fund’s “qualified net interest income” (i.e., the Fund’s U.S. source interest income, subject to certain exceptions, reduced by expenses that are allocable to such income), or (b) are paid by the Fund in connection with the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gains over the Fund’s long-term capital losses for such tax year). However, depending on the circumstances, the Fund may report all, some or none of the Fund’s potentially eligible distributions as derived from such qualified net interest income or from such qualified short-term capital gains, and a portion of such distributions (e.g., derived from interest from non-U.S. sources or any foreign currency gains) would be ineligible for this potential exemption from withholding. Moreover, in the case of Shares held through an intermediary, the intermediary may have withheld amounts even if the Fund reported all or a portion of a distribution as exempt from U.S. federal withholding tax. To qualify for this exemption from withholding, a non-U.S. Shareholder must comply with applicable certification requirements relating to its non-U.S. tax residency status (including, in general, furnishing an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, IRS Form W-8IMY or IRS Form W-8EXP, or an acceptable substitute or successor form). Thus, an investment in the Shares by a non-U.S. Shareholder may have adverse tax consequences as compared to a direct investment in the assets in which the Fund will invest.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder, any distributions of “investment company taxable income,” capital gains distributions, amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of Shares will be subject to U.S. income tax, on a net income basis, in the same manner, and at the graduated rates applicable to, U.S. persons. If such a non-U.S. Shareholder is a corporation, it may also be subject to the U.S. branch profits tax.

A non-U.S. Shareholder other than a corporation may be subject to backup withholding on net capital gains distributions that are otherwise exempt from withholding tax or on distributions that would otherwise be taxable at a reduced treaty rate if such Shareholder does not certify its non-U.S. status under penalties of perjury or otherwise establish an exemption.

If the Fund distributes net capital gains in the form of deemed rather than actual distributions, a non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Shareholder’s allocable share of the tax the Fund pays on the capital gains deemed to have been distributed. However, to obtain the refund, the non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a federal income tax return even if the non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a federal income tax return.

Under the Foreign Account Tax Compliance Act provisions of the Code, the Fund is required to withhold U.S. tax (at the applicable rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements in the Code designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.

The tax consequences to a non-U.S. Shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Non-U.S. Shareholders are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Fund, including the potential application of the U.S. estate tax.

Other Taxes

Shareholders may be subject to state, local and non-U.S. taxes applicable to their investment in the Fund. In those states or localities, entity-level tax treatment and the treatment of distributions made to Shareholders under those jurisdictions’ tax laws may differ from the treatment under the Code. Accordingly, an investment in Shares may have tax consequences for Shareholders that are different from those of a direct investment in the Fund’s portfolio investments. Shareholders are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

ERISA CONSIDERATIONS

Employee benefit plans and other plans subject to ERISA or the Code, including corporate savings and 401(k) plans, IRAs and Keogh Plans (each, an “ERISA Plan”) may purchase Shares. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transactions and other standards. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of any ERISA Plan investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, none of the Fund or the Advisors will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any ERISA Plan that becomes a Shareholder, solely as a result of the ERISA Plan’s investment in the Fund.

The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult their legal advisors regarding the consequences under ERISA of an investment in the Fund through an ERISA Plan.

ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office with cause only by action taken by a majority of the remaining Trustees (or, in the case of an Independent Trustee, only by action taken by a majority of the remaining Independent Trustees). The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer or sale or transfer of substantially all of the Fund’s assets. The Fund may be dissolved only upon approval of not less than 80% of the Trustees or, to the extent provided under those circumstances described in this Registration Statement, by the vote of the majority of the outstanding Shares. To convert the Fund to an open-end investment company, the Declaration of Trust requires the favorable vote of a majority of the Continuing Trustees followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series of shares of the Fund, voting separately as a class or series, unless such amendment has been approved by at least 80% of the Continuing Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund shall be required. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms. The Board has considered these anti-takeover provisions, including provisions with respect to the Board and the shareholder voting requirements described above, which voting requirements are greater than the minimum requirements under Delaware law or the 1940 Act, and determined that these anti-takeover provisions are in the best interests of shareholders. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

PLAN OF DISTRIBUTION

Calamos Financial Services LLC, located at 2020 Calamos Court, Naperville, IL 60563, serves as the Fund’s principal underwriter and acts as the Distributor of the Fund’s Shares on a best efforts basis, subject to various conditions. The Fund’s Shares are offered for sale through the Distributor at a price equal to the then-current NAV per share plus any applicable sales load. The Distributor also may enter into agreements with Financial Intermediaries for the sale and servicing of the Fund’s Shares. While Class M Shares do not impose a front-end sales charge, if you purchase Class M Shares through certain financial firms, they may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information. In reliance on Rule 415 under the Securities Act, the Fund intends to offer its Shares, on a continual basis, through the Distributor. The Distributor is not required to sell any specific number or dollar amount of the Fund’s Shares but will use its best efforts to solicit orders for the purchase of the Shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market maker in Fund Shares. The Fund has agreed to indemnify the Distributor for losses arising out of a claim, action, suit or proceeding based upon any untrue statement of material fact or the omission to state a material fact necessary to make the statements not misleading contained in this Prospectus, unless such statement or omission was made in reliance upon written information furnished by the Distributor, provided that the Distributor shall not be entitled to any indemnification by reason of its willful misfeasance, lack of good faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the Agreement.

The Fund has authorized one or more Financial Intermediaries to receive on its behalf purchase and redemption orders. Such Financial Intermediaries are authorized to designate other intermediaries to receive purchase and redemption orders on the Fund’s behalf. The Fund will be deemed to have received a purchase order when an authorized broker or, if applicable, a broker’s authorized designee, receives the order. Purchase orders will be priced at the Fund’s NAV next computed after they are received by a Financial Intermediary or the Financial Intermediary’s authorized designee. Investors may be charged a fee if they effect transactions through a Financial Intermediary or authorized designee.

The Advisors or their affiliates, in the Advisors’ discretion and from their own resources, may pay Additional Compensation to Financial Intermediaries in connection with the sale of Fund Shares. In return for the Additional Compensation, the Fund may receive certain marketing advantages including access to a Financial Intermediary’s registered representatives, placement on a list of investment options offered by a Financial Intermediary, or the ability to assist in training and educating a Financial Intermediary. The Additional Compensation may differ among Financial Intermediaries in amount or in the manner of calculation: payments of Additional Compensation may be fixed dollar amounts, or based on the aggregate value of outstanding Shares held by Shareholders introduced by the Financial Intermediary, or determined in some other manner. The receipt of Additional Compensation by a selling Financial Intermediary may create potential conflicts of interest between an investor and its Financial Intermediary who is recommending the Fund over other potential investments. Additionally, the Fund pays a servicing fee to the Financial Intermediaries or financial institutions and for providing ongoing services in respect of clients with whom it has distributed Shares of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s transfer agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and ongoing liaison services as the Fund or the Advisors may reasonably request.

PURCHASING SHARES

Investors may purchase Class A, Class C and Class I Shares directly from the Fund in accordance with the instructions below. Investors will be assessed fees for returned checks and stop payment orders at prevailing rates charged by the Transfer Agent.. Class A, Class C, Class I and Class M Shares of the Fund may be purchased through Financial Intermediaries offering such Shares. Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary and accepted by the Fund. A Financial Intermediary may hold Shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial Intermediaries may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor’s account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund, forwarding payment promptly. The Fund accepts initial and additional purchases of Shares on each day that the NYSE is open for business. Orders will be priced based on the Fund’s NAV next computed (at the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business) after it is received by the transfer agent.

While Class M Shares are not subject to a front-end sales charge, if you purchase Class M Shares through certain financial firms, such firms may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information. Investors in Class A Shares and Class C Shares may be subject to purchase deadlines set by their Financial Intermediary. Financial Intermediaries who miss Fund deadlines on behalf of their clients on any day may have their purchases delayed until the next day that the Fund accepts purchases orders.

If an investment is made through a Keogh plan or 401(k) plan, an approved trustee must process and forward the subscription to the Fund. In such case, the Fund will send the confirmation and notice of its acceptance to the trustee.

The Fund accepts initial and additional purchases of Shares on each business day. All purchases are subject to the receipt of immediately available funds.

The Fund does not issue the Shares purchased (and an investor does not become a Shareholder with respect to such Shares) until the applicable purchase date, i.e., the following business day. Consequently, purchase proceeds do not represent capital of the Fund, and do not become assets of the Fund, until such date.

The Fund reserves the right to reject any application. Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned to the prospective investor.

By Mail - Initial Investment

To make an initial purchase by mail, complete a subscription application and mail the application, together with a check made payable to Calamos Aksia Hedged Strategies Fund to the Transfer Agent in writing via overnight mail, USO or via USPS mail, Attn: Transfer Agent, c/o State Street Corporation, 1776 Heritage Drive, North Quincy, MA 02171, 3rd Floor.

The transfer agent must receive a completed subscription application from a Financial Intermediary before an investor wires funds. The Financial Intermediary may mail or overnight deliver an subscription application to the transfer agent. Upon receipt of the completed subscription application, the transfer agent will establish an account. The account number assigned will be required as part of the instruction that should be provided to an investor’s bank to send the wire. An investor’s bank must include both the name of the Fund, the account number, and the investor’s name so that monies can be correctly applied. If you wish to wire money to make an investment in the Fund, please call the Fund at 888-444-3613 for wiring instructions and to notify the Fund that a wire transfer is coming. Any commercial bank can transfer same-day funds via wire, although the Fund will not accept payment by automated clearing house (ACH). The Fund will normally accept wired funds for investment on the day received if they are received by the Fund’s designated bank before the close of regular trading on the NYSE in accordance with the procedures described above. Your bank may charge you a fee for wiring same-day funds. The bank should transmit funds by wire to:

ABA: 011000028

State Street Bank and Trust

Account: 11889292

CALAMOS AKSIA HEDGED STRG FUND

In compliance with the USA Patriot Act of 2001, the Transfer Agent will verify certain information on each subscription application as part of the Fund’s Anti-Money Laundering Program. As requested on the application, investors must supply full name, date of birth, social security number and permanent street address. Mailing addresses containing only a P.O. Box will not be accepted. Registered representatives/investment advisors may call the Fund at 888-444-3613 for additional assistance when completing an application.

If the Transfer Agent does not have a reasonable belief of the identity of a customer, the account will be rejected or the customer will not be allowed to perform a transaction on the account until such information is received. The Fund also may reserve the right to close the account within five business days if clarifying information/documentation is not received.

Purchase Terms

With respect to Class A Shares and Class C Shares, the minimum initial investment is $2,500 for all accounts; subsequent investments may be made with at least $100, except for purchases made pursuant to the Fund’s DRP or as otherwise permitted by the Fund. Investors purchasing Class A Shares may be charged a sales load of up to 2.25% of their gross purchase, as described below. Class C shareholders who tender for repurchase of such shareholder’s Class C Shares such that they will have been held less than 365 days after purchase, as of the time of repurchase, will be subject to a contingent deferred sales charge of 1.00% of the original purchase price. No order for Class C shares of the Fund may exceed $250,000. With respect to Class M Shares, the minimum initial investment is $10,000 for all accounts; subsequent investments may be made with at least $100, except for purchases made pursuant to the Fund’s DRP or as otherwise permitted by the Fund. While Class M Shares do not impose a front-end if you purchase Class M Shares through certain financial firms, they may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information. With respect to Class I Shares, the minimum initial investment is $1,000,000 for all accounts; subsequent investments may be made in any amount. The Fund reserves the right to waive the investment minimum for Class A Shares, Class C Shares, Class I Shares and Class M Shares. Minimum initial investment is waived for current or retired trustees of the Trust, officers, and employees of the Advisors or their affiliates, employees of the Distributor, or employees of an entity with a selling group arrangement with the Distributor, and their immediate family members, including a spouse, child, stepchild, parent, stepparent, sibling, grandchild, and grandparent, in each case including in-law and adoptive relationships. The Fund may permit a Financial Intermediary to waive the initial minimum per shareholder for Class I Shares in the following situations: broker-dealers purchasing fund shares for clients in broker-sponsored discretionary fee-based advisory programs and Financial Intermediaries with clients of a registered investment advisor (RIA) who have entered into an agreement to offer institutional shares through a no-load program or investment platform. The Fund’s Class I Shares are offered for sale through its Distributor at NAV. The price of the Shares during the Fund’s continuous offering will fluctuate over time with the NAV of the Shares.

The Fund’s Shares are offered for sale through its Distributor at NAV plus any applicable sales load. The price of the Shares during the Fund’s continuous offering will fluctuate over time with the NAV of the Shares.

Class A Shares

Investors purchasing Class A Shares may be charged a sales load based on the amount of their gross investment in the Fund. The sales load payable by each investor depends upon the amount invested by such investor in the Fund, but may range from 0.00% to 2.25%. A reallowance to participating broker-dealers may be made by the Distributor from the sales load paid by each investor.

You may be able to buy Class A Shares without a sales charge (i.e., “load-waived”) when you are:

● reinvesting dividends or distributions;

● purchasing Shares through a financial services firm that has a special arrangement with the Fund;

● participating in an investment advisory or agency commission program under which you pay a fee to an investment advisor or other firm for portfolio management or brokerage services; or

● any current or retired trustee of the Fund, or any associated trust, person, or profit sharing or other benefit plan of such current or retired trustee; any employee of the Fund’s distributor or its affiliates; an employee of an entity with a selling group agreement with the Fund’s distributor; or any member of the immediate family of a person qualifying here including a spouse, child, stepchild, parent, stepparent, sibling, grandchild and grandparent, in each case including in-law and adoptive relationships.

The following sales loads apply to your purchases of Class A Shares of the Fund:

Amount Purchased	Sales Load as a % of Offering Price	Sales Loads as a % of Amount Invested	Dealer Reallowance*	Dealer Manager Fee
Under $100,000	2.25%	2.30%	2.25%	0.00%
$100,000-$249,999	1.75%	1.78%	1.75%	0.00%
$250,000 and above**	None	None	None	None

* Gross Dealer Concession paid to participating broker-dealers.

** On an investment of $250,000 or more, the distributor from its own resources pays the selling dealer a commission of 1.00% of the amount of the investment. You may pay a contingent deferred sales charge of 1.00% on shares sold within 18 months after purchase.

Reduced Sales Charges for Class A Purchases

As the table above shows, the larger your investment, the lower your initial sales charge on Class A shares. Each investment threshold that qualifies for a lower sales charge is known as a “breakpoint.” You may be able to qualify for a breakpoint on the basis of a single purchase or by aggregating the amounts of more than one purchase in the following ways:

Rights of Accumulation

You may combine the value, at the current public offering price, of Class A, Class C and Class I shares of the Fund already owned with a new purchase of Class A shares of the Fund to reduce the sales charge on the new purchase. The sales charge for the new shares will be figured at the rate in the table above that applies to the combined value of your current and new investment.

For the purposes of determining the applicable reduced sales charge, the right of accumulation allows you to include prior purchases of Class A Shares of the Fund as part of your current investment as well as reinvested dividends. To qualify for this option, you must be either:

● an individual;

● an individual and spouse purchasing shares for your own account or trust or custodial accounts for your minor children; or

● a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401, 403 or 457 of the Code, including related plans of the same employer.

To obtain any of the breakpoint discounts described above, you must notify us or your financial advisor at the time you purchase shares of each eligible account you or a member of your immediate family maintains. If you do not let us or your financial advisor know of all of the holdings or planned purchases that make you eligible for a reduction, you may not receive a discount to which you are otherwise entitled. If you make your investment through a financial advisor, it is solely your financial advisor’s responsibility to ensure that you receive discounts for which you are eligible, and the Fund is not responsible for a financial advisor’s failure to apply the eligible discount to your account. You may be asked by us or your financial advisor for account statements or other records to verify your discount eligibility, including, where applicable, records for accounts opened with a different financial advisor and records of accounts established by members of your immediate family. If you own shares exclusively through an account maintained with the Fund’s transfer agent, you will need to provide the foregoing information to us at the time you purchase shares.

If you plan to rely on this right of accumulation, you must notify the Distributor at the time of your purchase. You will need to give the Distributor your account numbers. Existing holdings of family members or other related accounts of a Shareholder may be combined for purposes of determining eligibility. If applicable, you will need to provide the account numbers of your spouse and your minor children as well as the ages of your minor children.

Letter of Intent

You may reduce the sales charges you pay on the purchase of Class A shares by making investments pursuant to a Letter of Intent (“LOI”). Under an LOI, you may purchase additional Class A shares of the Fund over a 13-month period and receive the same sales charge as if you had purchased all the shares at once. Your individual purchases will be made at the applicable sales charge based on the amount you intend to invest over a 13-month period. In addition, the market value of any current holdings in the Fund (as described and calculated under “Rights of Accumulation” as further noted in the Fund’s prospectus) are eligible to be aggregated as of the start of the 13-month period and will be credited toward satisfying the LOI, but the reduced LOI sales charge rate will only apply to purchases made on or after the commencement date of the LOI. The 13-month LOI period commences with your first purchase of shares at the reduced LOI sales charge rate, and this first purchase also acknowledges acceptance of the terms of the LOI. The initial investment must meet the minimum initial purchase requirements. Purchases resulting from the reinvestment of dividends and/or capital gains do not apply towards the fulfillment of the LOI. In all instances, it is the investor’s responsibility to notify the Fund, the Fund’s transfer agent and/or their financial advisor of any current holdings in the Funds that should be counted towards the sales charge reduction (and provide account statements, as needed, for verification purposes) and any subsequent purchases that should be counted towards fulfillment of the LOI. During the term of the LOI, shares representing up to 5% of the indicated LOI amount will be held in escrow. Shares held in escrow have full dividend and voting privileges. The escrowed shares will be released when the full amount indicated has been purchased. If the full indicated LOI amount is not purchased during the term of the LOI, you will be required to pay the Distributor an amount equal to the difference between the dollar amount of the sales charges actually paid and the amount of the sales charges that you would have paid on your aggregate purchases if the total of such purchases had been made at a single time, and the Distributor reserves the right to redeem escrowed shares from your account if necessary to satisfy this obligation. Any remaining escrowed shares will be released to you. An LOI does not obligate you to buy, or a Fund to sell, the indicated amount of shares. Before submitting and/or signing an LOI, please carefully read and review the LOI provisions found in both this prospectus and the statement of additional information.

Exchanging Shares

Exchanges from one class of Shares to another class of Shares are generally not permitted. Upon request, the Fund may, in its discretion, permit a current Shareholder to exchange his or her shares to another class of Shares in a non-taxable transaction; provided that such Shareholder meets the requirements of the new Share class.

Share Class Considerations

When selecting a Share class, you should consider the following:

● which Share classes are available to you;

● how much you intend to invest;

● how long you expect to own the Shares; and

● total costs and expenses associated with a particular Share class.

Each investor’s financial considerations are different. You should speak with your Financial Intermediary to help you decide which Share class is best for you. Not all Financial Intermediaries offer all classes of Shares. If your Financial Intermediary offers more than one class of Shares, you should carefully consider which class of Shares to purchase.

Distribution and/or Shareholder Service Expenses

The Fund has adopted a “Distribution and Shareholder Services Plan” with respect to its Class A, Class C and Class M Shares under which the Fund may compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of clients with whom they have distributed Shares of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s transfer agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Advisors may reasonably request. Under the Distribution and Shareholder Services Plan, the Fund, with respect to Class A, Class C and Class M, may incur expenses on an annual basis equal to 0.25%, 1.00% and 0.75%, respectively, of its average daily net assets. With respect to Class A Shares, the entire fee is characterized as a “shareholder service fee.” With respect to Class C Shares, 0.25% of the fee is characterized as a “shareholder service fee” and the remaining portion is characterized as a “distribution fee.” With respect to Class M Shares, the entire fee is characterized as a “distribution fee.”

The Distribution and Shareholder Services Plan and the Distribution Plan each operates in a manner consistent with Rule 12b-1 under the 1940 Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 12b-1 as a condition of an exemptive order under the 1940 Act which permits it to have asset-based distribution fees.

DISTRIBUTIONS

The Fund contemplates declaring as dividends each year all or substantially all of its taxable income. From time to time, the Fund may also pay special interim distributions in the form of cash or Shares at the discretion of the Board. Unless Shareholders elect to receive distributions in the form of cash, the Fund intends to make its ordinary distributions in the form of additional Shares under the DRP. Any distributions reinvested under the DRP will nevertheless remain subject to U.S. federal (and applicable state and local) taxation to Shareholders. The Fund may finance its cash distributions to Shareholders from any sources of funds available to the Fund, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets (including Fund investments), non-capital gains proceeds from the sale of assets (including Fund investments), dividends or other distributions paid to the Fund on account of preferred and common equity investments by the Fund in Alternative Funds and expense reimbursements from the Adviser. The Fund has not established limits on the amount of funds the Fund may use from available sources to make distributions.

Each year, a statement on Form 1099-DIV identifying the sources of the distributions (i.e., paid from ordinary income, paid from net capital gains on the sale of securities, and/or a return of capital, which is a nontaxable distribution) will be furnished to Shareholders subject to IRS reporting. Fund ordinary distributions may exceed the Fund’s earnings, especially during the period before the Fund has substantially invested the proceeds from this offering. To the extent that the Fund pays distributions that constitute a return of capital for U.S. federal income tax purposes, it will lower an investor’s tax basis in his or her Shares. A return of capital generally is a return of an investor’s investment rather than a return of earnings or gains derived from the Fund’s investment activities. There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all.

As discussed in the “Tax Aspects” section, to qualify for and maintain RIC tax treatment, the Fund is required to distribute on a timely basis with respect to each tax year dividends for U.S. federal income tax purposes of an amount at least equal to the sum of 90% of “investment company taxable income” and net tax-exempt interest income, determined without regard to any deduction for dividends paid, for such tax year. To avoid certain excise taxes imposed on RICs, the Fund is required to distribute in respect of each calendar year dividends of an amount at least equal to the sum of (1) 98% of ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of capital gain net income (adjusted for certain ordinary losses) generally for the one-year period ending on October 31 of the calendar year and (3) any ordinary income and capital gain net income for previous calendar years that were not distributed during such calendar years and on which the Fund paid no U.S. federal income tax. The Fund can offer no assurance that it will achieve results that will permit the payment of any cash distributions. If the Fund issues senior securities, the Fund will be prohibited from making distributions if doing so causes it to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of the Fund’s borrowings. Any such limitations would adversely impact the Fund’s ability to make distributions to Shareholders.

Dividend Reinvestment Plan

The Fund will operate under the DRP administered by the Transfer Agent. Pursuant to the DRP, the Fund’s Distributions, net of any applicable U.S. withholding tax, are reinvested in the same class of Shares of the Fund.

Shareholders automatically participate in the DRP, unless and until an election is made to withdraw from the DRP on behalf of such participating Shareholder. A Shareholder who does not wish to have Distributions automatically reinvested may terminate participation in the DRP by written instructions to that effect to the Transfer Agent, or to the Financial Intermediary through which the Shares are held. Shareholders who elect not to participate in the DRP will receive all distributions in cash paid to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee). For accounts on which the Transfer Agent controls this function, such written instructions must be received by the Transfer Agent at least five business days prior to the record date of the Distribution or the Shareholder will receive such Distribution in Shares through the DRP. Any written request received later than such time may be processed by the Transfer Agent but is not guaranteed. For accounts held through a Financial Intermediary, Shareholders should contact such Financial Intermediary directly for specific instructions on the process and timing required to make such changes. Any written request received later than such time may be processed by the Transfer Agent but is not guaranteed. Under the DRP, the Fund’s Distributions to Shareholders are automatically reinvested in full and fractional Shares as described below.

When the Fund declares a Distribution, the Transfer Agent, on the Shareholder’s behalf, will receive additional authorized Shares from the Fund either newly issued or repurchased from Shareholders by the Fund. The number of Shares to be received when Distributions are reinvested will be determined by dividing the amount of the Distribution by the Fund’s NAV per share.

The Transfer Agent will maintain all Shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by Shareholders for personal and tax records. The Transfer Agent will hold Shares in the account of the Shareholders in non-certificated form in the name of the participant, and each Shareholder’s proxy, if any, will include those Shares purchased pursuant to the DRP. Each participant, nevertheless, has the right to request certificates for whole and fractional Shares owned. The Fund will issue certificates in its sole discretion. The Transfer Agent will distribute all proxy solicitation materials, if any, to participating Shareholders.

In the case of Shareholders, such as banks, brokers or nominees, that hold Shares for others who are beneficial owners participating under the DRP, the Transfer Agent will administer the DRP on the basis of the number of Shares certified from time to time by the record shareholder as representing the total amount of Shares registered in the Shareholder’s name and held for the account of beneficial owners participating under the DRP.

Neither the Transfer Agent nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the DRP, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which Shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of Distributions will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Distributions. See “Tax Aspects.”

The Fund reserves the right to amend or terminate the DRP upon 30 days’ notice to Shareholders. There is no direct service charge to participants with regard to purchases under the DRP; however, the Fund reserves the right to amend the DRP to include a service charge payable by the participants.

All correspondence concerning the DRP should be directed to the Transfer Agent in writing via overnight mail, USO or via USPS mail, Attn: Transfer Agent, c/o State Street Corporation, 1776 Heritage Drive, North Quincy, MA 02171, 3rd Floor.

FISCAL YEAR; REPORTS

For accounting purposes, the Fund’s fiscal year and tax year are expected to end on March 31 and September 30, respectively. As soon as practicable after the end of each calendar year, a statement on Form 1099-DIV identifying the sources of the distributions paid by the Fund to Shareholders for tax purposes will be furnished to Shareholders subject to IRS reporting. In addition, the Fund will prepare and transmit to Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

INQUIRIES

Inquiries concerning the Fund and the Shares should be directed to the Fund at 888-444-3613.

CALAMOS AKSIA Hedged Strategies Fund

SHARES OF BENEFICIAL INTEREST

PROSPECTUS

September 30, 2025

Investors should rely only on the information contained in this Prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this Prospectus. If any such information or statements are given or made, investors should not rely upon such information or representations. This Prospectus does not constitute an offer to sell any securities other than those to which this Prospectus relates, or an offer to sell to, or a solicitation of an offer to buy from, any person in any jurisdiction where such an offer or solicitation would be unlawful. This Prospectus speaks as of the date set forth below. Investors should not assume that the delivery of this Prospectus or that any sale made pursuant to this Prospectus implies that the information contained in this Prospectus will remain fully accurate and correct as of any time subsequent to the date of this Prospectus.

HESPRO 093025

Calamos Aksia Hedged strategies fund

SHARES OF BENEFICIAL INTEREST

Class A Shares

Class C Shares

Class I Shares

Class M Shares

Statement of Additional Information

September 30, 2025

Calamos Aksia Hedged Strategies Fund (the “Fund”) is a newly organized Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company that is operated as an interval fund. The Fund’s investment objective is to seek long-term capital appreciation. There can be no assurance that the Fund will achieve its investment objective.

This Statement of Additional Information (this “Statement of Additional Information” or “SAI”) is not a prospectus. This Statement of Additional Information should be read in conjunction with the prospectus of the Fund dated September 30, 2025 as it may be amended from time to time (the “Prospectus”). This Statement of Additional Information is incorporated by reference into the Prospectus. A copy of the Prospectus (as well as the Fund’s Annual and Semi-Annual Report once completed) and any or all information that has been incorporated by reference into the prospectus or Statement of Additional Information but not delivered with the prospectus or Statement of Additional Information, will be provided upon request and without charge by writing to the Fund at Calamos Aksia Hedged Strategies Fund, 2020 Calamos Court, Naperville, Illinois 60563, Client Services, 4th Floor or by calling toll-free 888-444-3613 or by accessing the Fund’s website at calamos.com. The information on the website is not incorporated by reference into this Statement of Additional Information and investors should not consider it a part of this Statement of Additional Information. The Prospectus, and other information about the Fund, are also available on the U.S. Securities and Exchange Commission’s (the “SEC”) website at sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link.

This SAI is not an offer to sell shares of beneficial interest (“Shares”) of the Fund and is not soliciting an offer to buy Shares in any state where the offer or sale is not permitted.

Capitalized terms used but not defined in this Statement of Additional Information have the meanings ascribed to them in the Prospectus.

Shares are distributed by Calamos Financial Services LLC (“Distributor”) to institutions and financial intermediaries who may distribute Shares to clients and customers (including affiliates and correspondents) of the Fund’s investment adviser, and to clients and customers of other organizations. The Fund’s Prospectus, which is dated September 30, 2025, provides basic information investors should know before investing. This SAI is intended to provide additional information regarding the activities and operations of the Fund and should be read in conjunction with the Prospectus.

HESSAI 093025

INVESTMENT OBJECTIVE, POLICIES AND RISKS

The investment objective of the Fund, as well as the principal investment strategies of the Fund and the principal risks associated with such investment strategies, are set forth in the Prospectus. The following disclosure supplements the disclosure set forth under the caption “Types of Investments and Related Risks” in the Prospectus and does not, by itself, present a complete or accurate explanation of the matters disclosed. Prospective investors must refer also to “Types of Investments and Related Risks” in the Prospectus for a complete presentation of the matters disclosed below.

Extension Risk

An issuer could exercise its right to pay principal on an obligation held by the Fund (such as a mortgage-backed security) later than expected. This may happen when there is a rise in interest rates. Under these circumstances, the value of the obligation will decrease, and the Fund will also suffer from the inability to reinvest in higher yielding securities.

Systemic

Credit risk may also arise through a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution causes a series of defaults by the other institutions. This is sometimes referred to as a “systemic risk” and may adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms and exchanges, with which the Fund interacts on a daily basis.

Warehouse Investment Risk

The Fund may invest in warehouses, which are financing structures created prior to and in anticipation of CLO or CDO closings and issuing securities and are intended to aggregate direct loans, corporate loans and/or other debt obligations that may be used to form the basis of CLO or CDO vehicles. To finance the acquisition of a warehouse’s assets, a financing facility (a “Warehouse Facility”) is often opened by (i) the entity or affiliates of the entity that will become the collateral manager of the CLO or CDO upon its closing and/or (ii) third-party investors that may or may not invest in the CLO or CDO. The period from the date that a warehouse is opened and asset accumulation begins to the date that the CLO or CDO closes is commonly referred to as the “warehousing period.” In practice, investments in warehouses (“Warehouse Investments”) are structured in a variety of legal forms, including subscriptions for equity interests or subordinated debt investments in SPVs that obtain a Warehouse Facility secured by the assets acquired in anticipation of a CLO or CDO closing.

A Warehouse Investment generally bears the risk that (i) the warehoused assets (typically senior secured corporate loans) will drop in value during the warehousing period, (ii) certain of the warehoused assets default or for another reason are not permitted to be included in a CLO or CDO and a loss is incurred upon their disposition, and (iii) the anticipated CLO or CDO is delayed past the maturity date of the related Warehouse Facility or does not close at all, and, in either case, losses are incurred upon disposition of all of the warehoused assets. In the case of (iii), a particular CLO or CDO may not close for many reasons, including as a result of a market-wide material adverse change, a manager-related material adverse change or the discretion of the manager or the underwriter.

There can be no assurance that a CLO or CDO related to Warehouse Investments will be consummated. In the event a planned CLO or CDO is not consummated, investors in a warehouse (which may include the Fund) may be responsible for either holding or disposing of the warehoused assets. Because leverage is typically used in warehouses, the potential risk of loss may be increased for the owners of Warehouse Investments. This could expose the Fund to losses, including in some cases a complete loss of all capital invested in a Warehouse Investment.

1

The Fund may be an investor in Warehouse Investments and in CLOs or CDOs that acquire warehoused assets, including from warehouses in which any of the Fund, other clients of a Sub-Advisor or a Sub-Advisor has directly or indirectly invested. This involves certain conflicts and risks.

The Warehouse Investments represent leveraged investments in the underlying assets of a warehouse. Therefore, the value of a Warehouse Investment is often affected by, among other things, (i) changes in the market value of the underlying assets of the warehouse; (ii) distributions, defaults, recoveries, capital gains, capital losses and prepayments on the underlying assets of the warehouse; and (iii) the prices, interest rates and availability of eligible assets for reinvestment. Due to the leveraged nature of a Warehouse Investment, a significant portion (and in some circumstances all) of the Warehouse Investments made by the Fund may not be repaid.

Early Termination of Alternative Funds’ Investment Period

If the Alternative Funds in which the Fund invests terminate their investment periods earlier than anticipated, the Fund will likely not have its capital invested for as long as planned, which could have a negative effect on the Fund’s returns.

Other Fund Strategies

Derivatives

General Limitations on Futures and Options Transactions. Calamos has claimed an exclusion from the definition of the term “commodity pool operator” in accordance with the U.S. Commodity Futures Trading Commission (the “CFTC”) Regulation 4.5 so that Calamos is not subject to registration or regulation as a commodity pool operator (“CPO”) under the Commodity Exchange Act (the “CEA”) with respect to the Fund. In order to maintain the exclusion for Calamos, the Fund must invest no more than a prescribed level of its liquidation value in certain futures, certain swap contracts and certain other derivatives subject to the CEA’s jurisdiction, and the Fund must not market itself as providing investment exposure to such instruments. If the Fund’s investments no longer qualify Calamos for the exclusion, Calamos may be subject to the CFTC’s CPO registration requirements with respect to the Fund, and the disclosure and operations of the Fund would need to comply with all applicable regulations governing commodity pools registered as investment companies under the 1940 Act and commodity pool operators. Compliance with the additional registration and regulatory requirements may increase operating expenses. Other potentially adverse regulatory initiatives could also develop.

Various exchanges and regulatory authorities have undertaken reviews of options and futures trading in light of market volatility. Among the possible actions that have been presented are proposals to adopt new or more stringent daily price fluctuation limits for futures and options transactions and proposals to increase the margin requirements for various types of futures transactions.

Asset Coverage for Futures and Options Positions. The Fund complies with the regulatory requirements of the SEC and the CFTC with respect to coverage of options and futures positions by registered investment companies and, if the guidelines so require, will segregate cash, U.S. government securities, high-grade liquid debt securities and/or other liquid assets permitted by the SEC and CFTC on the Fund’s records in the amount prescribed. Securities segregated on the Fund’s records cannot be sold while the futures or options position is outstanding, unless replaced with other permissible assets, and will be marked-to-market daily.

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Options. The Fund may purchase put and call options on currencies or securities. A put option gives the purchaser the right to compel the writer of the option to purchase from the option holder an underlying currency or security or its equivalent at a specified price at any time during the option period. In contrast, a call option gives the purchaser the right to buy the underlying currency or security covered by the option or its equivalent from the writer of the option at the stated exercise price.

As a holder of a put option, the Fund will have the right to sell the currencies or securities underlying the option and as the holder of a call option, the Fund will have the right to purchase the currencies or securities underlying the option, in each case at their exercise price at any time prior to the option’s expiration date. The Fund may seek to terminate its option positions prior to their expiration by entering into closing transactions. The ability of the Fund to enter into a closing sale transaction depends on the existence of a liquid secondary market. There can be no assurance that a closing purchase or sale transaction can be effected when the Fund so desires.

Certain Considerations Regarding Options. The hours of trading for options may not conform to the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets. The purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The purchase of options involves the risk that the premium and transaction costs paid by the Fund in purchasing an option will be lost as a result of unanticipated movements in prices of the securities on which the option is based. Imperfect correlation between the options and securities markets may detract from the effectiveness of attempted hedging. Options transactions may result in significantly higher transaction costs and portfolio turnover for the Fund.

Some, but not all, of the Fund’s derivative instruments may be traded and listed on an exchange. There is no assurance that a liquid secondary market on an options exchange will exist for any particular option at any particular time, and for some options no secondary market on an exchange or elsewhere may exist. If the Fund is unable to effect a closing sale transaction with respect to options on securities that it has purchased, it would have to exercise the option to realize any profit and would incur transaction costs upon the purchase and sale of the underlying securities.

Futures Contracts. The Fund may enter into securities-related futures contracts, including security futures contracts, as an anticipatory hedge. The Fund’s derivative investments may include sales of futures as an offset against the effect of expected declines in securities prices and purchases of futures as an offset against the effect of expected increases in securities prices. The Fund does not enter into futures contracts which are prohibited under the CEA and will, to the extent required by regulatory authorities, enter only into futures contracts that are traded on exchanges and are standardized as to maturity date and underlying financial instrument. A security futures contract is a legally binding agreement between two parties to purchase or sell in the future a specific quantity of a security or of the component securities of a narrow-based security index, at a certain price. A person who buys a security futures contract enters into a contract to purchase an underlying security and is said to be “long” the contract. A person who sells a security futures contract enters into a contract to sell the underlying security and is said to be “short” the contract. The price at which the contract trades (the “contract price”) is determined by relative buying and selling interest on a regulated exchange.

Transaction costs are incurred when a futures contract is bought or sold and margin deposits must be maintained. To enter into a security futures contract, the Fund must deposit funds with its custodian in the name of the futures commodities merchant equal to a specified percentage of the current market value of the contract as a performance bond. Moreover, all security futures contracts are marked-to-market at least daily, usually after the close of trading. At that time, the account of each buyer and seller reflects the amount of any gain or loss on the security futures contract based on the contract price established at the end of the day for settlement purposes.

3

An open position, either a long or short position, is closed or liquidated by entering into an offsetting transaction (i.e., an equal and opposite transaction to the one that opened the position) prior to the contract expiration. Traditionally, most futures contracts are liquidated prior to expiration through an offsetting transaction and, thus, holders do not incur a settlement obligation. If the offsetting purchase price is less than the original sale price, a gain will be realized; if it is more, a loss will be realized. Conversely, if the offsetting sale price is more than the original purchase price, a gain will be realized; if it is less, a loss will be realized. The transaction costs must also be included in these calculations. However, there can be no assurance that the Fund will be able to enter into an offsetting transaction with respect to a particular futures contract at a particular time. If the Fund is not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the margin deposits on the futures contract and the Fund may not be able to realize a gain in the value of its future position or prevent losses from mounting. This inability to liquidate could occur, for example, if trading is halted due to unusual trading activity in either the security futures contract or the underlying security; if trading is halted due to recent news events involving the issuer of the underlying security; if systems failures occur on an exchange or at the firm carrying the position; or, if the position is on an illiquid market. Even if the Fund can liquidate its position, it may be forced to do so at a price that involves a large loss.

Under certain market conditions, it may also be difficult or impossible to manage the risk from open security futures positions by entering into an equivalent but opposite position in another contract month, on another market, or in the underlying security. This inability to take positions to limit the risk could occur, for example, if trading is halted across markets due to unusual trading activity in the security futures contract or the underlying security or due to recent news events involving the issuer of the underlying security.

There can be no assurance that a liquid market will exist at a time when the Fund seeks to close out a futures contract position. The Fund would continue to be required to meet margin requirements until the position is closed, possibly resulting in a decline in the Fund’s NAV. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.

Futures positions also may be illiquid because certain commodity exchanges limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Under such daily limits, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a particular futures contract has increased or decreased by an amount equal to the daily limit, positions in that contract can neither be entered into nor liquidated unless traders are willing to effect trades at or within the limit. Futures prices have occasionally moved beyond the daily limits for several consecutive days with little or no trading. Over-the-counter instruments generally are not as liquid as instruments traded on recognized exchanges. These constraints could prevent the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses.

Security futures contracts that are not liquidated prior to expiration must be settled in accordance with the terms of the contract. Depending on the terms of the contract, some security futures contracts are settled by physical delivery of the underlying security. At the expiration of a security futures contract that is settled through physical delivery, a person who is long the contract must pay the final settlement price set by the regulated exchange or the clearing organization and take delivery of the underlying securities. Conversely, a person who is short the contract must make delivery of the underlying securities in exchange for the final settlement price. Settlement with physical delivery may involve additional costs.

4

Depending on the terms of the contract, other security futures contracts are settled through cash settlement. In this case, the underlying security is not delivered. Instead, any positions in such security futures contracts that are open at the end of the last trading day are settled through a final cash payment based on a final settlement price determined by the exchange or clearing organization. Once this payment is made, neither party has any further obligations on the contract.

As noted above, margin is the amount of funds that must be deposited by the Fund to initiate futures trading and to maintain the Fund’s open positions in futures contracts. A margin deposit is intended to ensure the Fund’s performance of the futures contract. The margin required for a particular futures contract is set by the exchange on which the futures contract is traded and may be significantly modified from time to time by the exchange during the term of the futures contract.

If the price of an open futures contract changes (by increase in the case of a sale or by decrease in the case of a purchase) so that the loss on the futures contract reaches a point at which the margin on deposit does not satisfy margin requirements, the broker will require an increase in the margin. However, if the value of a position increases because of favorable price changes in the futures contract so that the margin deposit exceeds the required margin, the broker will pay the excess to the Fund. In computing daily NAV, the Fund marks to market the current value of its open futures contracts. The Fund expects to earn interest income on its margin deposits.

Because of the low margin deposits required, futures contracts trading involves an extremely high degree of leverage. As a result, a relatively small price movement in a futures contract may result in an immediate and substantial loss or gain to the investor. For example, if at the time of purchase 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit, before any deduction for the transaction costs, if the account were then closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount initially invested in the futures contract. However, the Fund would presumably have sustained comparable losses if, instead of the futures contract, it had invested in the underlying financial instrument and sold it after the decline.

In addition to the foregoing, imperfect correlation between futures contracts and the underlying securities may prevent the Fund from achieving the intended hedge or expose the Fund to risk of loss. Under certain market conditions, the prices of security futures contracts may not maintain their customary or anticipated relationships to the prices of the underlying security or index. These pricing disparities could occur, for example, when the market for the security futures contract is illiquid, when the primary market for the underlying security is closed, or when the reporting of transactions in the underlying security has been delayed.

In addition, the value of a position in security futures contracts could be affected if trading is halted in either the security futures contract or the underlying security. In certain circumstances, regulated exchanges are required by law to halt trading in security futures contracts. For example, trading on a particular security futures contract must be halted if trading is halted on the listed market for the underlying security as a result of pending news, regulatory concerns or market volatility. Similarly, trading of a security futures contract on a narrow-based security index must be halted under circumstances where trading is halted on securities accounting for at least 50% of the market capitalization of the index. In addition, regulated exchanges are required to halt trading in all security futures contracts for a specified period of time when the Dow Jones Industrial Average experiences one-day declines of 10%, 20% and 30%. The regulated exchanges may also have discretion under their rules to halt trading in other circumstances, such as when the exchange determines that the halt would be advisable in maintaining a fair and orderly market.

5

A trading halt, either by a regulated exchange that trades security futures or an exchange trading the underlying security or instrument, could prevent the Fund from liquidating a position in security futures contracts in a timely manner, which could expose the Fund to a loss.

Each regulated exchange trading a security futures contract may also open and close for trading at different times than other regulated exchanges trading security futures contracts or markets trading the underlying security or securities. Trading in security futures contracts prior to the opening or after the close of the primary market for the underlying security may be less liquid than trading during regular market hours.

Swap Agreements. The Fund may enter into swap agreements. In a standard “swap” transaction, two parties agree to exchange the returns, differentials in rates of return or some other amount earned or realized on the “notional amount” of predetermined investments or instruments, which may be adjusted for an interest factor. Some swaps are structured to include exposure to a variety of different types of investments or market factors, such as interest rates, commodity prices, non-U.S. currency rates, mortgage securities, corporate borrowing rates, security prices, indexes or inflation rates. Swap agreements may be negotiated bilaterally and traded OTC between two parties or, in some instances, must be transacted through a futures commission merchant and cleared through a clearinghouse that serves as a central counterparty. Certain risks are reduced (but not eliminated) if a fund invests in cleared swaps. Certain standardized swaps, including certain credit default swaps, are subject to mandatory clearing, and more are expected to be in the future. The counterparty risk for cleared derivatives is generally lower than for uncleared derivatives, but cleared contracts are not risk-free.

Swap agreements may increase or decrease the overall volatility of the Fund’s investments and the price of Fund Shares. The performance of swap agreements may be affected by a change in the specific interest rate, currency or other factors that determine the amounts of payments due to and from the Fund. If a swap agreement calls for payments by the Fund, the Fund must be prepared to make such payments when due. In addition, if the counterparty’s creditworthiness declines, the value of a swap agreement would likely decline, potentially resulting in losses.

Generally, swap agreements have fixed maturity dates that are agreed upon by the parties to the swap. The agreement can be terminated before the maturity date only under limited circumstances, such as default by or insolvency of one of the parties and can be transferred by a party only with the prior written consent of the other party. The Fund may be able to eliminate its exposure under a swap agreement either by assignment or other disposition, or by entering into an offsetting swap agreement with the same party or a similarly creditworthy party. If the counterparty is unable to meet its obligations under the contract, declares bankruptcy, defaults or becomes insolvent, the Fund may not be able to recover the money it expected to receive under the contract.

A swap agreement can be a form of leverage, which can magnify the Fund’s gains or losses. To reduce the risk associated with leveraging, the Fund will segregate assets equal to the full notional value of the swap agreements, unless future SEC staff guidance permits asset segregation to a lesser extent.

The use of swaps can cause the Fund to be subject to additional regulatory requirements, which may generate additional Fund expenses.

The Fund monitors any swaps with a view towards ensuring that the Fund remains in compliance with all applicable regulatory, investment and tax requirements.

Equity Swaps. In a typical equity swap, one party agrees to pay another party the return on a security, security index or basket of securities in return for a specified interest rate. By entering into an equity index swap, the index receiver can gain exposure to securities making up the index of securities without actually purchasing those securities. Equity index swaps involve not only the risk associated with investment in the securities represented in the index, but also the risk that the performance of such securities, including dividends, will not exceed the interest that the Fund will be committed to pay under the swap.

6

Total Return Swaps. In a total return swap, one party pays a rate of interest in exchange for the total rate of return on another investment. For example, if the Fund or an Alternative Fund wished to invest in a senior loan, it could instead enter into a total return swap and receive the total return of the senior loan, less the “funding cost,” which would be a floating interest rate payment to the counterparty.

BDCs

The Fund may invest in private BDCs and publicly traded BDCs. A BDC is a type of closed-end investment company regulated under the 1940 Act. BDCs typically invest in and lend to small and medium-sized private and certain public companies that may not have access to public equity or debt markets for capital raising. BDCs invest in such diverse industries as healthcare, chemical and manufacturing, technology and service companies. At least 70% of a BDC’s investments must be made in private and certain public U.S. businesses, and BDCs are required to make available significant managerial assistance to their portfolio companies. Unlike corporations, BDCs are not taxed on income distributed to their shareholders, provided they comply with the applicable requirements of Subchapter M of Subtitle A, Chapter 1 (“Subchapter M”) of the Internal Revenue Code of 1986, as amended (the “Code”).

Investments in BDCs may be subject to a high degree of risk. BDCs typically invest in small and medium-sized private and certain public companies that may not have access to public equity or debt markets for capital raising. As a result, a BDC’s portfolio typically will include a substantial amount of securities purchased in private placements, and its portfolio may carry risks similar to those of a private equity or venture capital fund. Securities that are not publicly registered may be difficult to value and may be difficult to sell at a price representative of their intrinsic value. Small and medium-sized companies also may have fewer lines of business so that changes in any one line of business may have a greater impact on the value of their stock than is the case with a larger company. To the extent a BDC focuses its investments in a specific sector, the BDC will be susceptible to adverse conditions and economic or regulatory occurrences affecting the specific sector or industry group, which tends to increase volatility and result in higher risk. Investments in BDCs are subject to various risks, including management’s ability to meet the BDC’s investment objective and to manage the BDC’s portfolio when the underlying securities are redeemed or sold, during periods of market turmoil and as investors’ perceptions regarding a BDC or its underlying investments change. Private BDCs are illiquid investments, and there is no guarantee the Fund will be able to liquidate or sell its private BDC investments.

Certain BDCs may use leverage in their portfolios through borrowings or the issuance of preferred stock. While leverage may increase the yield and total return of a BDC, it also subjects the BDC to increased risks, including magnification of any investment losses and increased volatility. In addition, a BDC’s income may fall if the interest rate on any borrowings of the BDC rises.

Special Purpose Acquisition Companies

A special purpose acquisition company (“SPAC”) is a publicly traded company that raises investment capital in the form of a blind pool via an initial public offering (“IPO”) for the purpose of acquiring an existing company. The typical SPAC IPO involves the sale of units consisting of one share of common stock combined with one or more warrants or fractions of warrants to purchase common stock at a fixed price upon or after consummation of the acquisition. Shortly after the SPAC’s IPO, such units typically are split into publicly listed common stock and warrants (and rights, if applicable) which are each listed and traded separately. The proceeds from the IPO are placed in trust until such time that the SPAC identifies and consummates the acquisition. A SPAC generally invests the proceeds of its IPO (less a portion retained to cover expenses), which are held in trust, in U.S. government securities, money market securities and cash. If the SPAC does not complete the acquisition within a specified period of time after going public, the SPAC is dissolved, at which point the invested funds are returned to the entity’s shareholders (less certain permitted expenses) and any rights or warrants issued by the SPAC expire worthless. Because SPACs and similar entities have no operating history or ongoing business other than seeking acquisitions, the value of their securities is particularly dependent on the ability of the entity’s management to identify and complete a profitable acquisition. Some SPACs may pursue acquisitions only within certain industries or regions, which may increase the volatility of their prices. In addition, the Fund may obtain certain private rights and other interests issued by a SPAC (commonly referred to as “founder shares”), which may be subject to forfeiture or expire worthless and which generally have more limited liquidity than SPAC shares issued in an IPO.

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SPACs are “blank check” companies with no operating history and, at the time that the Fund invests in a SPAC, the SPAC typically has not conducted any discussions or made any plans, arrangements, or understandings with any prospective transaction candidates. Accordingly, there is a limited basis, if any, on which to evaluate the SPAC’s ability to achieve its business objective, and the value of its securities is particularly dependent on the ability of the entity’s management to identify and complete a profitable acquisition. While certain SPACs are formed to make transactions in specified market sectors, others are complete “blank check” companies, and the management of the SPAC may have limited experience or knowledge of the market sector in which the transaction is made. Accordingly, at the time that the Fund invests in a SPAC, there may be little or no basis for the Fund to evaluate the possible merits or risks of the particular industry in which the SPAC may ultimately operate or the target business which the SPAC may ultimately acquire. A SPAC will not generate any revenues until, at the earliest, after the consummation of a transaction. While a SPAC is seeking a transaction target, its stock may be thinly traded and/or illiquid. There can be no assurance that a market will develop.

The proceeds of a SPAC IPO that are placed in trust are subject to risks, including the risk of insolvency of the custodian of the funds, fraud by the trustee, interest rate risk and credit and liquidity risk relating to the securities and money market funds in which the proceeds are invested.

The Fund may invest in liquid alternative strategies including stocks, rights, warrants, and other securities of SPACs. In addition, the Fund may obtain certain private rights and other interests issued by a SPAC (commonly referred to as “founder shares”), which may be subject to forfeiture or expire worthless and which generally have more limited liquidity than SPAC shares issued in an initial public offering.

Reverse Repurchase Agreements

The Fund may enter into reverse repurchase agreements with respect to its portfolio investments subject to the investment restrictions set forth herein. Reverse repurchase agreements involve the sale of securities held by the Fund with an agreement by the Fund to repurchase the securities at an agreed upon price, date and interest payment. At the time the Fund enters into a reverse repurchase agreement, it may designate on its books and records liquid instruments having a value not less than the repurchase price (including accrued interest). If the Fund establishes and maintains such a segregated account, a reverse repurchase agreement will not be considered a borrowing by the Fund; however, under certain circumstances in which the Fund does not establish and maintain such a segregated account, such reverse repurchase agreement will be considered a borrowing for the purpose of the Fund’s limitation on borrowings. The use by the Fund of reverse repurchase agreements involves many of the same risks of leverage since the proceeds derived from such reverse repurchase agreements may be invested in additional securities. Reverse repurchase agreements involve the risk that the market value of the securities acquired in connection with the reverse repurchase agreement may decline below the price of the securities the Fund has sold but is obligated to repurchase. Also, reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by the Fund in connection with the reverse repurchase agreement may decline in price.

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If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities, and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Also, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the securities subject to such agreement.

Securities Lending

To the extent permitted by the 1940 Act, the Fund may make secured loans of its marginable securities to brokers, dealers and other financial institutions; provided, however, that the value of such loaned securities may not exceed one-third of the Fund’s total asset value, including collateral received in respect of such loans. The risks in lending portfolio securities, as with other extensions of credit, consist of possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. However, such loans will be made only to broker-dealers and other financial institutions that are believed by the Advisors to be of relatively high credit standing. Loans of securities are made to broker-dealers pursuant to agreements requiring that such loans be continuously secured by collateral consisting of U.S. government securities, cash or cash equivalents (negotiable certificates of deposit, bankers’ acceptances or letters of credit) maintained on a daily mark-to-market basis in an amount at least equal at all times to the market value of the securities lent. The borrower pays to the Fund, as the lender, an amount equal to any dividends or interest received on the securities lent. The collateral must have a market value at least equal to 100% of the market value of the loaned securities at all times during the duration of the loan. The Fund invests the cash collateral received in accordance with its investment objectives, subject to the Fund’s agreement with the borrower of the securities. In the case of cash collateral, the Fund typically pays a rebate to the borrower. The reinvestment of cash collateral will result in a form of effective leverage for the Fund. Although voting rights or rights to consent with respect to the loaned securities pass to the borrower, the Fund, as the lender, retains the right to call the loans and obtain the return of the securities loaned at any time on reasonable notice, and it will do so in order that the securities may be voted by the Fund if the holders of such securities are asked to vote upon or consent to matters materially affecting the Fund’s investment. The Fund may also call such loans to sell the securities involved. When engaged in securities lending, the Fund’s performance will continue to reflect changes in the value of the securities loaned and will also reflect the receipt of interest through investment of cash collateral by the Fund in permissible investments.

Involuntary Repurchases and Mandatory Redemptions

The Fund, consistent with the requirements of the Fund’s Declaration of Trust, the provisions of the 1940 Act and rules thereunder, including Rule 23c-2, has the right to repurchase or redeem Shares of a Shareholder or any person acquiring Shares from or through a Shareholder under certain circumstances, including:

●	ownership of Shares by a Shareholder or other person will cause the Fund to be in violation of, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the U.S. or any other relevant jurisdiction;

●	continued ownership of such Shares may be harmful or injurious to the business or reputation of the Fund or the Advisors, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal consequences;

●	any of the representations and warranties made by a Shareholder in connection with the acquisition of Shares was not true when made or has ceased to be true; or

●	it would be in the best interests of the Fund to repurchase or redeem Shares.

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Secondary Invetsments

The Fund may acquire interests in Alternative Funds managed by Underlying Managers on the secondary market (“Secondary Investments”). Risks associated with Secondary Investments include:

Expenditure of Additional Costs and Resources. The costs and resources required to investigate the commercial, tax and legal issues relating to Secondary Investments may be greater than those relating to primary investments.

Contingent Liabilities Associated with Funds Acquired in Secondary Investments. Where the Fund acquires an Alternative Fund interest as a Secondary Investment, the Fund may acquire contingent liabilities associated with such interest. Specifically, where the seller of an Alternative Fund interest has received distributions from the Alternative Fund and, subsequently, the Alternative Fund recalls any portion of such distributions, the Fund (as the purchaser of the interest to which such distributions are attributable) may be obligated to pay an amount equivalent to such distributions. While the Fund may be able, in turn, to make a claim against the seller of the interest for any monies so paid to the Alternative Fund, there can be no assurance that the Fund would prevail in any such claim.

Limited Selectivity with Secondary Investments. The Fund could purchase certain Secondary Investments as a group and the Fund may not be able to carve out from such purchases those investments that the Advisor and Sub-Advisor considers (for commercial, tax, legal, or other reasons) less attractive.

Purchases of Secondary Investments Based on Available Information. The overall performance of the Fund’s Secondary Investments will depend in large part on the acquisition price paid for such secondary investments, which may be negotiated based on incomplete or imperfect information.

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Secondary Investments - Admission as a Partner. Admission as a partner or member to an Alternative Fund typically requires the approval of such Alternative Fund’s general partner or managing member. There can be no assurances that admission would be granted in connection with a Secondary Investment. In such situation, the Fund would have (i) a non-voting economic interest in the Alternative Fund; (ii) limited, if any, access to Alternative Fund information; and (iii) limited, if any, ability to enforce the Fund’s rights as an investor.

Risks Relating to Secondary Investments Involving Syndicates. The Fund may acquire Secondary Investments as a member of a purchasing syndicate, in which case the Fund may be exposed to additional risks including (among other things): (i) counterparty risk, (ii) reputation risk, (iii) breach of confidentiality by a syndicate member and (iv) execution risk. A purchasing syndicate is a group of investors who work together to buy Secondary Investments, sharing the costs and benefits.

Illiquidity of Alternative Funds and Co-Investments. The Fund will make secondary investments in Alternative Funds and Co-Investments which are illiquid and subject to substantial restrictions on transfer. The illiquidity of these interests may adversely affect the Fund were it to have to sell interests at an inopportune time or price in order to maintain liquidity in connection with a repurchase offer or impact the Fund’s ability to make a quarterly repurchase offer. In addition, the Fund may receive from an Alternative Fund or Co-Investment an in-kind distribution of securities that are illiquid or difficult to value and difficult to dispose of, with similar risks.

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INVESTMENT RESTRICTIONS

FUNDAMENTAL POLICIES

The Fund may not:

(1)	Purchase or sell real estate, commodities or commodity contracts, except that, to the extent permitted by applicable law, the Fund may (i) invest in securities directly or indirectly secured by real estate or interests therein or issued by entities that invest in real estate or interests therein; (ii) acquire, hold and sell real estate acquired through default, liquidation, or other distributions of an interest in real estate as a result of the Fund’s ownership of other assets; (iii) invest in instruments directly or indirectly secured by commodities or securities issued by entities that invest in or hold such commodities and acquire temporarily commodities as a result thereof; and (iv) purchase and sell forward contracts, financial futures contracts and options thereon;

(2)	Issue senior securities or borrow money except as permitted by the 1940 Act and the rules and interpretative positions of the SEC thereunder or otherwise as permitted by applicable law;

(3)	Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in selling its own securities or portfolio securities;

(4)	Make loans to other persons, except that (i) the Fund will not be deemed to be making a loan to the extent that the Fund makes debt investments in accordance with its stated investment strategies; (ii) the Fund may take short positions in any security or financial instrument; and (iii) the Fund may lend its portfolio securities in an amount not in excess of 331/3% of its total assets, taken at market value, provided that such loans shall be made in accordance with applicable law; and

(5)	Invest more than 25% of its total assets (taken at market value at the time of each investment) in the securities of issuers in any one industry or group of industries; provided that (i) securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities and tax-exempt securities of governments or their political subdivisions will not be considered to represent an industry (other than those securities backed only by the assets and revenues of non-governmental users with respect to which the Fund will not invest 25% or more of the value of its total assets (taken at market value at the time of each investment) in securities backed by the same source of revenue, and (ii) this investment restriction does not apply to investments by the Fund in Alternative Funds (or in another comparable investment pool). The Fund may invest in Alternative Funds that may concentrate their assets in one or more industries. The Fund will not invest 25% or more of its assets in an Alternative Fund that it knows concentrates its assets in a single industry or group of industries, and the Fund will consider the investments of underlying funds, to the extent reasonably practicable, in determining compliance with the Fund’s own concentration policy.

In addition, the Fund has adopted a fundamental policy that it will make quarterly repurchase offers pursuant to Rule 23c-3 of the 1940 Act, as such rule may be amended from time to time, for between 5% and 25% of the Shares outstanding at NAV, unless suspended or postponed in accordance with regulatory requirements, and each repurchase pricing shall occur no later than the 14th day after the Repurchase Request Deadline (as defined in the applicable Prospectus), or the next business day if the 14th day is not a business day. The Fund will repurchase Shares that are tendered by a specific date (the “Repurchase Request Deadline”). The Fund’s Board will establish the Repurchase Request Deadline for each repurchase offer, but such date may be revised by the Fund’s officers, in their sole discretion, based on factors such as market conditions, the level of the Fund’s assets and shareholder servicing considerations provided that the Board is notified of this change and the reasons for it.

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The fundamental investment limitations set forth above restrict the ability of the Fund to engage in certain practices and purchase securities and other instruments other than as permitted by, or consistent with, applicable law, including the 1940 Act. Relevant limitations of the 1940 Act as they presently exist are described below. These limitations are based either on the 1940 Act itself, the rules or regulations thereunder or applicable orders of the SEC. In addition, interpretations and guidance provided by the SEC staff may be taken into account to determine if a certain practice or the purchase of securities or other instruments is permitted by the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC. As a result, the foregoing fundamental investment policies may be interpreted differently over time as the statute, rules, regulations or orders (or, if applicable, interpretations) that relate to the meaning and effect of these policies change, and no vote of Shareholders, as applicable, will be required or sought.

NON-FUNDAMENTAL POLICIES

The Fund is also subject to the following non-fundamental restrictions and policies, which may be changed by the Board of Trustees without the approval of the holders of a majority of the outstanding voting securities of the Fund. The Fund may not:

(1)	Change or alter the Fund’s investment objective, policies, restrictions, strategies and techniques;

(2)	Purchase securities of other investment companies, except to the extent that such purchases are permitted by applicable law, including any exemptive orders issued by the SEC; and

(3)	Purchase any securities on margin except as may be necessary in connection with transactions described under “Investment Objective, Policies and Risks” above and except that the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio investments (the deposit or payment by the Fund of initial or variation margin in connection with swaps, forward contracts and financial futures contracts and options thereon is not considered the purchase of a security on margin).

In addition, the Fund’s 80% Policy to invest, under normal circumstances, 80% of its net assets (plus the amount of any borrowing for investment purposes) in Alternative Funds and Direct Investments is not a fundamental policy of the Fund and may be changed by the Board of Trustees without the vote of a majority of the Fund’s outstanding Shares (as defined by the 1940 Act). The Fund will provide shareholders with at least 60 days’ notice prior to changing the 80% policy.

Compliance with any policy or limitation of the Fund that is expressed as a percentage of assets is determined at the time of purchase of portfolio securities. The policy to determine compliance with any policy or limitation of the Fund that is expressed as a percentage of assets at the time of purchase of portfolio securities will not be violated if these limitations are exceeded because of changes in the market value or investment rating of the Fund’s assets or if a borrower distributes equity securities incident to the purchase or ownership of a portfolio investment or in connection with a reorganization of a borrower. The Fund interprets its policies with respect to borrowing and lending to permit such activities as may be lawful for the Fund, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to an exemptive order of the SEC. However, the Fund shall always be in compliance with its policy on borrowing.

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MANAGEMENT OF THE FUND

The Fund’s business and affairs are managed under the direction of the Board, subject to the laws of the State of Delaware and the Fund’s Agreement and Declaration of Trust. The Board currently consists of five members, three of whom are not “interested persons” of the Fund as defined in Section 2(a)(19) of the 1940 Act (collectively, the “Independent Trustees”). The Board annually elects the Fund’s officers, who serve at the discretion of the Board. The Board maintains an audit committee, a nominating and governance committee and an independent trustees committee and may establish additional committees from time to time as necessary.

Board of Trustees and Officers

Trustees

Information regarding the members of the Board is set forth below. The Trustees have been divided into two groups-Interested Trustees and Independent Trustees. As set forth in the Fund’s Declaration of Trust, each Trustee’s term of office shall continue until his or her death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee.

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Name, address(1) and age	Position(s) Held with the Fund	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee(3)	Other Directorships Held by Trustee
Interested Trustees(2)
John S. Koudounis (1966)	Chairman, Trustee and Vice President	Indefinite Length – Since Inception	President (since February 2021) and Chief Executive Officer, Calamos Asset Management, Inc. (“CAM”); Calamos Investments LLC (“CILLC”), Calamos Advisors LLC (“Calamos Advisors”), Calamos Wealth Management LLC (“CWM”), and Calamos Financial Services LLC (since 2016); Chairman and Chief Executive Officer, Calamos Antetokounmpo Asset Management LLC (since 2022); prior thereto, President and Chief Executive Officer (2010-2016), Mizuho Securities USA Inc.	72	-CAM (Director)
-National Hellenic Museum (Trustee/Executive Committee Member)
-The Hellenic Initiative (Board Member/Executive Committee Member)
-World Business Chicago (Trustee) — National Council of the Order of Saint Andrew the Apostle (Board Member)
-Greek Orthodox Metropolis of Chicago Foundation (Board Member/President)
-Ecumenical Patriarch Bartholomew Foundation (Board Member/Chairman of the Investment Committee)
					-SEAL Future Foundation (executive advisory board member)
Jim Vos (1962)	Trustee	Indefinite Length – Since Inception	Partner, CEO, Aksia LLC	3	None
Independent Trustees
Bjorn Forfang (1960)	Trustee	Indefinite Length – Since Inception	Deputy CEO, CFA Institute Managing Partner, Erigo Capital Partners	3	None
Christopher M. Toub (1959)	Trustee	Indefinite Length – Since Inception	Private investor; formerly Director of Equities, Alliance Bernstein LP (until 2012)	72	None
John E. Neal (1950)	Trustee	Indefinite Length – Since Inception	Retired; Private investor	72	-Director, Equity Residential Trust (publicly-owned REIT)
-Director, Creation Investments (private international microfinance company)
-Director, CenTrust Bank (Northbrook, IL community bank)
- formerly, Director Neuro-ID (private company providing prescriptive analytics for the risk industry) (until 2021)
					-formerly, Partner, Linden LLC (health care private equity) (until 2018)

(1)	The address of each Trustee is care of the Secretary of the Fund at 2020 Calamos Court, Naperville, IL 60563.

(2)	“Interested person,” as defined in the 1940 Act, of the Fund. John Koudounis and Jim Vos are each an interested person of the Fund due to their affiliation with Calamos and Aksia, respectively.

(3)	The term “Fund Complex” means two or more registered investment companies that share the same investment advisor or have an investment advisor that is an affiliated person of the investment advisor of any of the other registered investment companies or hold themselves out to investors as related companies for the purpose of investment and investor services.

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Officers

The preceding table gives information about John Koudounis and Jim Vos, each of whom is a Vice President of the Fund. The following table sets forth each other officer’s name, age, position with the Fund and date first appointed to that position, and principal occupation(s) during the past five years. Each officer serves until his or her successor is chosen and qualified or until his or her resignation or removal by the Board of Trustees.

Name, address(1) and age	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Dan Dufresne (1974)	President and Principal Executive Officer	Indefinite Length – Since Inception	Executive Vice President and Chief Operating Officer, CAM, CILLC, Calamos Advisors, and CWM (since April 2021); President, Calamos Antetokounmpo Asset Management LLC, doing business as CGAM (“CGAM”) (since July 2022); prior thereto Citadel (1999-2020); Partner (2008-2020); Managing Director, Global Treasurer (2008-2020); Global Head of Operations (2011-2020); Global Head of Counterparty Strategy (2018-2020); Senior Advisor to the COO (2020); CEO, Citadel Clearing LLC (2015-2020).

John P. Calamos (1940)	Global CIO	Indefinite Length – Since Inception	Founder, Chairman and Global Chief Investment Officer, CAM, CILLC, Calamos Advisors and its predecessor, and CWM; Director, CAM; Founder and Chairman, Calamos Private Equity LLC; Global Chief Investment Officer, CGAM (since July 2022); previously, Chief Executive Officer, Calamos Financial Services LLC, ("CFS"), CAM, CILLC, Calamos Advisors, and CWM

Brian Goldberg (1984)	Vice President	Indefinite Length – Since Inception	Partner, Co-Head of Hedge Funds, Aksia LLC (since 2005); Managing Director, Head of Event Driven & Multi-Strategy, Aksia LLC (2019 – 2023)

Joseph Larucci (1970)	Vice President	Indefinite Length – Since Inception	Partner, Aksia, LLC (since 2006)

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Thomas P. Kiley III (1968)	Vice President	Indefinite Length – Since Inception	Senior Vice President, Chief Distribution Officer (since 2024), CAM, CILLC, and Calamos Advisors; Principal Executive Officer and Chief Distribution Officer (since 2024), CFS; Vice President (since 2024), CGAM; prior thereto Managing Director, RIA Eastern Divisional Sales Manager, Blackrock Investments, Inc. (2017-2024)

Erik Ojala (1975)	Chief Legal Officer, Vice President and Secretary	Indefinite Length – Since Inception	Senior Vice President, General Counsel and Secretary, CAM, CILLC, Calamos Advisors, CWM (since 2023); Chief Legal Officer, CGAM (since 2023); General Counsel and Secretary, CFS (since 2023); prior thereto, Executive Vice President and General Counsel (2017-2023), Secretary (2010-2023) and Chief Compliance Officer (2022-2023), Harbor Capital Advisors, Inc.; Director and Secretary (2019-2023) and Chief Compliance Officer (2022-2023), Harbor Trust Company, Inc.; Director, Executive Vice President (2017-2023) and Chief Compliance Officer (2017-2021, 2022-2023), Harbor Funds Distributors, Inc.; Director (2017-2023), Assistant Secretary (2014-2023) and Chief Compliance Officer (2022-2023), Harbor Services Group, Inc.; Chief Compliance Officer, Harbor ETF Trust (2021-2023); and Chief Compliance Officer of Harbor Funds (2017-2023)

Thomas E. Herman (1961)	Chief Financial Officer, Principal Financial Officer and Vice President	Indefinite Length – Since Inception	Executive Vice President (since February 2021) and Chief Financial Officer, CAM, CILLC, Calamos Advisors, and CWM (since 2016), Chief Financial Officer, CGAM (since July 2022); prior thereto, President and Chief Financial Officer Calamos Avenue Management, LLC (2020-2022), Chief Financial Officer and Treasurer, Harris Associates (2010-2016)

Walter Kelly (1970)	Chief Compliance Officer	Indefinite Length – Since Inception	Senior Vice President, Chief Compliance Officer - Calamos Funds (since 2025), Co-Chief Compliance Officer - Calamos Advisors; prior thereto, General Counsel, Cedar Pine, LLC (2021-2025); Chief Compliance Officer SBB Research Group, LLC (2021-2025); Managing Director Nuveen Investments (since 2017), formerly, Senior Vice President (2008-2017) and Chief Compliance Officer Nuveen Funds (2006-2020).

Stephen Atkins (1965)	Treasurer	Indefinite Length – Since Inception	Senior Vice President, Head of Fund Administration (since February 2020), Calamos Advisors; prior thereto, Consultant, Fund Accounting and Administration, Vx Capital Partners (March 2019-February 2020); Chief Financial Officer and Treasurer of SEC Registered Funds, and Senior Vice President, Head of European Special Purpose Vehicles Accounting and Administration, Avenue Capital Group (2010-2018).

(1)	The address of each officer is care of the Secretary of the Fund at 2020 Calamos Court, Naperville, IL 60563.

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Biographical Information and Discussion of Experience and Qualifications

Trustees

The following is a summary of the experience, qualifications, attributes and skills of each Trustee that support the conclusion, as of the date of this Statement of Additional Information, that each Trustee should serve as a Trustee of the Fund.

Interested Trustees

John S. Koudounis

John S. Koudounis joined Calamos Investments as Chief Executive Officer in 2016. Mr. Koudounis has over 35 years of financial services experience including executive leadership in the global securities business and a deep background in global capital markets. Most recently, he served as President and Chief Executive Officer of Mizuho Securities USA, Inc. (MSUSA), a subsidiary of Mizuho Financial Group, one of the world's largest full-service financial institutions. During his tenure at Mizuho Securities, he built the firm into a full-service investment bank, expanding its debt and equity capital markets teams. Because of his leadership, the firm also grew in profitability, number of clients, and product diversification, allowing Mizuho to be considered globally as a top tier investment bank. Prior to joining MSUSA in 2008, he was Managing Director and Head of Fixed Income for ABN AMRO Americas where he played a critical role in that firm's successful growth. Mr. Koudounis graduated from Brown University with a degree in International Diplomacy & Foreign Affairs and Economics.

Jim Vos

Jim Vos is the CEO of Aksia and has over 38 years of alternative investments, research and derivatives experience. He is responsible for the overall management of Aksia as well as the design of the firm's research and advisory processes. Prior to joining Aksia, he spent 20 years at Credit Suisse and was part of the Alternative Capital Division. During his time there, he was a member of the Portfolio Strategies group, oversaw a research desk in Tokyo, managed the firm's FLP trading desk in London and was part of the CSFP derivatives trading boutique.

Mr. Vos graduated from the University of Pennsylvania with a BS in Economics.

In 2009 and 2010, he was recognized as Hedge Fund Consultant of the Year by Institutional Investor. In 2016, he was recognized as Consultant of the Year by Chief Investment Officer.

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Independent Trustees

Bjorn Forfang

Bjorn Forfang is a co-founder and Managing Partner of Erigo Capital Partners-a specialist financial advisory firm raising capital for alternative asset managers-and has over 25 years of experience in global capital markets across hedge funds, sovereign wealth funds, banking, structured products and management consulting. Before starting Erigo, Mr. Forfang was the Deputy Chief Executive Officer with CFA Institute, the premier global association for investment management professionals.

Prior to joining the CFA Institute, Mr. Forfang spent 14 years at UBS Investment Bank where he held senior management roles in New York and London. Mr. Forfang has an MBA from Harvard Business School and a JD degree from the University of Oslo. He is a CFA Charterholder.

Christopher M. Toub

Mr. Toub serves as an Independent Trustee on the boards of registered investment companies in the Fund complex since 2019. He has more than 25 years of experience in the financial services industry and previously served as Director of Equities at AllianceBernstein LP and as Chariman and CEO of AllianceBernstein Limited.

Mr. Toub earned his bachelor's degree from Williams College and an MBA from Harvard Business School.

John E. Neal

John E. Neal currently serves as the Lead Independent Trustee on the boards of registered investment companies in the Fund Complex and has been since 2001. Mr. Neal served as the President of Kemper Funds from 1995-1998, where he oversaw its retail activities. He subsequently joined Bank One as Head of Commercial Real Estate Lending and then as Managing Director and Head of Corporate Banking. Most recently, he served as a partner at Linden LLC, a middle market private equity firm specializing in healthcare. Mr. Neal received his bachelor's degree from Harvard University and his MBA from the Harvard Business School.

Committees of the Board

The Board has established an audit committee, a nominating and governance committee and an independent trustees committee. The Fund does not have a compensation committee because its officers do not receive any direct compensation from the Fund.

Audit Committee. The members of the audit committee are Bjorn Forfang, Christopher M. Toub and John E. Neal, each of whom is independent for purposes of the 1940 Act. John E. Neal serves as chairman of the audit committee. The audit committee is responsible for approving the Fund’s independent accountants, reviewing with the Fund’s independent accountants the plans and results of the audit engagement, approving professional services provided by the Fund’s independent accountants, reviewing the independence of the Fund’s independent accountants and reviewing the adequacy of the Fund’s internal accounting controls. As the Fund is recently organized, the Audit Committee did not hold any meetings during the last fiscal year.

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Nominating and Governance Committee. The members of the nominating and governance committee are Bjorn Forfang, Christopher M. Toub and John E. Neal, each of whom is independent for purposes of the 1940 Act. The nominating and governance committee is responsible for selecting, researching and nominating trustees for election by the Fund’s Shareholders, selecting nominees to fill vacancies on the Board or a committee of the Board Trustees, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and its committees.

The nominating and governance committee may consider recommendations for nomination of individuals for election as trustees from Shareholders (which include the biographical information and the qualifications of the proposed nominee) to the Secretary of the Fund, as the nominating and governance committee deems appropriate. As the Fund is recently organized, the Nominating Committee did not hold any meetings during the last fiscal year.

Independent Trustees Committee. The members of the independent trustees committee are Bjorn Forfang, Christopher M. Toub and John E. Neal, each of whom is independent for purposes of the 1940 Act. Bjorn Forfang serves as chairman of the independent trustees committee. The independent trustees committee is responsible for reviewing and making certain findings in respect of co-investment transactions pursuant to exemptive relief received from the SEC. As the Fund is recently organized, the Independent Trustees Committee did not hold any meetings during the last fiscal year.

Trustee Beneficial Ownership of Shares

The Fund has not yet commenced operations as of the date of this SAI; therefore, none of the Trustees owns Shares of the Fund.

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Compensation of Trustees

The Independent Trustees are paid an annual retainer of $50,000. The chairman of the Audit Committee is paid an additional annual fee of $10,000 and the chairman of each of the Nominating and Governance and Independent Trustees Committees is also paid an additional annual fee of $5,000. All Trustees are reimbursed for their reasonable out-of-pocket expenses. The Trustees do not receive any pension or retirement benefits from the Fund.

Shareholder Communications

Shareholders may send communications to the Board. Shareholders should send communications intended for the Board by addressing the communication directly to the Board (or individual Trustees) and/or otherwise clearly indicating in the salutation that the communication is for the Board (or individual Trustees) and by sending the communication to the Fund’s office at 2020 Calamos Court, Naperville, IL 60563. Other Shareholder communications received by the Fund not directly addressed and sent to the Board will be reviewed and generally responded to by management, and will be forwarded to the Board only at management’s discretion based upon the matters contained therein.

Codes of Ethics

The Fund, the Advisors and Calamos Financial Services LLC, the Fund’s principal underwriter and distributor of the Fund’s Shares, have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to these codes may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund, so long as such investments are made in accordance with the applicable code’s requirements. The codes of ethics are included as exhibits to the registration statement of which this Statement of Additional Information forms a part. The codes of ethics are available on the EDGAR database on the SEC’s website at sec.gov. Shareholders may also obtain copies of each code of ethics, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

The Advisor and Sub-Advisors

Calamos, an investment advisor registered with the SEC under the Advisers Act, serves as the Advisor. Aksia, an investment advisor registered with the SEC under the Advisers Act, serves as Sub-Advisor.

The Sub-Advisor is primarily responsible for the Fund’s investment strategy and the day-to-day management of the Fund’s assets allocated to it by the Advisor. For more information regarding the Advisor and Sub-Advisor, see “The Advisor and Sub-Advisor” and “Management of the Fund” in the Prospectus.

The investment advisory agreement (the “Investment Advisory Agreement”) between the Fund and the Advisor was approved by the Board and became effective on August 31, 2025. The sub-advisory agreement (the “Sub-Advisory Agreement”) between the Advisor and Aksia was approved by the Board and became effective on August 31, 2025. Following an initial two-year term, the Investment Advisory Agreement and the Sub-Advisory Agreement will each continue in effect for successive periods of twelve months, provided that each continuance is specifically approved at least annually by both (1) the vote of a majority of the Board or the vote of a majority of the outstanding securities of the Fund entitled to vote and (2) by the vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval. In addition, the Investment Advisory Agreement and the Sub-Advisory Agreement have termination provisions that allow the parties to terminate the agreement without penalty. The Investment Advisory Agreement and Sub-Advisory Agreement may be terminated at any time, without penalty, by the applicable Advisor or Sub-Advisor upon 60 days’ notice to the other party or parties thereto. If the Sub-Advisory Agreement is not continued by the Board or is terminated by the Board or the Advisor, the Investment Advisory Agreement shall be terminated at the time the Sub-Advisory Agreement is terminated.

Pursuant to the Investment Advisory Agreement, in consideration of the advisory services provided by the Advisor to the Fund, the Advisor is entitled to an investment management fee (the “Investment Management Fee”) payable monthly in arrears and accrued daily based upon the Fund’s average daily net assets at an annual rate of 1.10%. In addition, pursuant to Sub-Advisory Agreement, the Advisor pays Aksia a sub-advisory fee (the “Sub-Advisory Fee”) payable monthly in arrears and accrued daily based upon the Fund’s average daily net assets at an annual rate of 0.55%. The Investment Management Fee paid to the Advisor will be paid out of the Fund’s assets and the Sub-Advisory Fee will be paid by the Advisor out of its Investment Management Fee.

Portfolio Management

Other Accounts Managed by Portfolio Managers

The portfolio managers primarily responsible for the day-to-day management of the Fund also manages other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following table identifies, as of June 30, 2025: (i) the number of other registered investment companies, other pooled investment vehicles and other accounts managed by the portfolio manager; (ii) the total assets of such companies, vehicles and accounts; and (iii) the number and total assets of such companies, vehicles and accounts that are subject to an advisory fee based on performance.

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	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee (in millions)
Brian Goldberg
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	22	$13,460	6	$5,778
Other Accounts	0	$0	0	$0
Joseph Larucci
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	22	$13,460	6	$5,778
Other Accounts	0	$0	0	$0
David O’Donohue
Registered Investment Companies	31	$17,888	0	$0
Other Pooled Investment Vehicles	2	$11	0	$0
Other Accounts	0	$0	0	$0
Michael Grant
Registered Investment Companies	3	$3,204	0	$0
Other Pooled Investment Vehicles	2	$11	0	$0
Other Accounts	133	$172	0	$0

The portfolio managers may invest for their own benefit in securities held in brokerage and fund accounts. The information shown in the table does not include information about those accounts where the portfolio managers or members of their family have a beneficial or pecuniary interest because no advisory relationship exists with the Advisor, Aksia or any of their affiliates.

The Fund’s portfolio managers are responsible for managing the Fund and other accounts, including separate accounts and unregistered funds.

Aksia’s Compensation of Portfolio Managers

Portfolio managers are compensated with an annual salary and a discretionary year-end annual bonus, the amount of which is based on a multitude of quantitative and qualitative factors and are benchmarked against peers and local markets. Portfolio managers of the Advisor are also eligible to receive long-term incentive awards based on the performance of certain managed investment products for investment professionals. Depending on seniority within the firm, portfolio managers also may be eligible to receive performance fees from private funds that they manage that vest over time. Performance fees can make up a significant portion of a portfolio manager’s overall compensation, and primarily are based on the investment performance of the private funds managed by the portfolio manager. This compensation structure aligns a portfolio manager’s and investors’ long-term interests.

Calamos’ Compensation of Portfolio Managers

Compensation for portfolio management team members includes a competitive base salary, and an annual cash bonus (driven by investment, company, and individual performance). Portfolio managers are also eligible for the Calamos Long-Term Incentive ("LTI") program, which is an incentive award vesting over time that reflects appreciation and depreciation in the value of both the funds managed by such professional and the company generally. LTI awards vest on a three-year schedule (25% on or about the first anniversary of the award grant, 25% on or about the second anniversary of the award grant, and 50% on or about the third anniversary of the award grant). Each investment team LTI award will be allocated as follows: (i) 33.3% to track the value of the associate's managed strategies, (ii) 33.3% to track the Advisor's strategy of the associate's choice, and (iii) 33.3% to track the value of the firm; all over the vesting period.

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Calamos’ Conflict Disclosure

Other than potential conflicts between investment strategies, the side-by-side management of both the Fund and other accounts may raise potential conflicts of interest due to the interest held by the Advisor in an account and certain trading practices used by the portfolio managers (e.g., cross trades between the Fund and another account and allocation of aggregated trades). The Advisor has developed policies and procedures reasonably designed to mitigate those conflicts. For example, the Advisor will only place cross-trades in securities held by the Fund in accordance with the rules promulgated under the 1940 Act and has adopted policies designed to ensure the fair allocation of securities purchased on an aggregated basis.

The allocation methodology employed by the Advisor varies depending on the type of securities sought to be bought or sold and the type of client or group of clients. Generally, however, orders are placed first for those clients that have given the Advisor brokerage discretion (including the ability to step out a portion of trades), and then to clients that have directed the Advisor to execute trades through a specific broker. However, if the directed broker allows the Advisor to execute with other brokerage firms, which then book the transaction directly with the directed broker, the order will be placed as if the client had given the Advisor full brokerage discretion. The Advisor and its affiliates frequently use a ”rotational” method of placing and aggregating client orders and will build and fill a position for a designated client or group of clients before placing orders for other clients. A client account may not receive an allocation of an order if: (a) the client would receive an unmarketable amount of securities based on account size; (b) the client has precluded the Advisor from using a particular broker; (c) the cash balance in the client account will be insufficient to pay for the securities allocated to it at settlement; (d) current portfolio attributes make an allocation inappropriate; and (e) account specific guidelines, objectives and other account specific factors make an allocation inappropriate. Allocation methodology may be modified when strict adherence to the usual allocation is impractical or leads to inefficient or undesirable results. The Advisors’ head trader must approve each instance that the usual allocation methodology is not followed and provide a reasonable basis for such instances and all modifications must be reported in writing to the Advisors’ Chief Compliance Officer on a monthly basis.

Investment opportunities for which there is limited availability generally are allocated among participating client accounts pursuant to an objective methodology (i.e., either on a pro rata basis or using a rotational method, as described above). However, in some instances, the Advisor may consider subjective elements in attempting to allocate a trade, in which case the Fund may not participate, or may participate to a lesser degree than other clients, in the allocation of an investment opportunity. In considering subjective criteria when allocating trades, the Advisor is bound by its fiduciary duty to its clients to treat all client accounts fairly and equitably.

The portfolio managers advise certain accounts under a performance fee arrangement. A performance fee arrangement may create an incentive for a portfolio manager to make investments that are riskier or more speculative than would be the case in the absence of performance fees. A performance fee arrangement may result in increased compensation to the portfolio managers from such accounts due to unrealized appreciation as well as realized gains in the client’s account.

Aksia’s Conflict Disclosure

As a registered investment adviser, Aksia is required to disclose and mitigate potential conflicts of interest. As such, Aksia has adopted policies and procedures that both identify and address potential conflicts, described in detail below:

a.            Allocation of Investment Opportunities: Aksia’s procedures require the objective allocation of general investment opportunities to ensure fair and equitable allocation among customized separate account and advisory client accounts (collectively, “Clients”). In the event there is limited capacity in a general investment opportunity in which multiple Clients are interested, Aksia will first evaluate the opportunity in light of the investment guidelines and restrictions relevant to each Client, in order to determine whether the opportunity could be suitable for the Client. Once Aksia has identified the Clients for which the opportunity may be suitable, Aksia will reach out to each Client (or in the case of an investment management Client, to the Aksia client team) to gauge such Client’s interest in investing. When Aksia has received responses from the identified Clients, Aksia will advise the underlying manager offering the general investment opportunity which of Aksia’s Clients are interested in investing in its vehicle and request that the manager determine the allocations to the various Aksia Clients. In the event that Aksia’s aggregate client interest exceeds the available capacity, and the manager is unwilling to decide between eligible clients, Aksia will seek to split the capacity pro rata among interested and eligible discretionary and non-discretionary advisory clients.

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With respect to co-investment opportunities (“Co-Investments”), Aksia will first compile a list of advisory clients for which (i) Aksia has an obligation to perform co-investment sourcing services and (ii) such opportunity is consistent with the relevant client’s co-investment program preferences (“Participating Clients”), subject to any limitations placed upon Aksia by the underlying manager offering the Co-Investment. Aksia will then submit an indication of interest to the manager, specifying a distinct amount of the opportunity to be made available for each client. In submitting an indication of interest, Aksia will communicate to the manager a desired allocation of the opportunity in respect of discretionary clients, as well as non-discretionary Clients who have communicated to Aksia a desire to participate in the opportunity and the amount thereof. In the event of a Co-Investment opportunity with scarce capacity, the underlying manager offering the Co-Investment opportunity will generally determine the allocations among Aksia’s relevant clients. If the underlying manager delegates full or partial authority to Aksia, Aksia will seek to allocate the investment to Participating Clients in a fair and equitable manner with a preference towards a pro rata allocation based on interest. Following such allocation, if there is an additional excess allocation remaining, such excess allocation may be offered to any client of Aksia or to any third party, in each case selected by Aksia in its sole discretion. The foregoing allocation policy with respect to Co-Investments does not apply to client-sourced opportunities which may be preserved by the client to the extent Aksia is also not allocated or offered the opportunity directly by the manager.

Aksia acts as a discretionary investment manager to one or more Registered Investment Companies (each, a “Registered Fund’). Any Co-Investment opportunities in which both a Registered Fund and certain other Aksia Client funds invest must comply with either the exemptive relief Aksia has been granted by the SEC, or with SEC no-action guidance. The participation of a Registered Fund may impact the ability of the Registered Fund or of these certain Aksia Client funds to make an investment or a follow-on investment.

With respect to secondary opportunities (“Secondary”), Aksia will first compile a list of advisory clients for which (i) Aksia is specifically contractually obligated to perform Secondary sourcing services and (ii) such opportunity is consistent with the relevant client’s Secondary program preferences and capabilities. Once Aksia determines the interest for each Client, Aksia will seek to directly or indirectly allocate the opportunity among such Clients pro-rata based on interest. If the seller is unable to allocate the opportunity across multiple Clients, Aksia will use a rotation approach, and review the date of each eligible client’s most recent offer of a Secondary opportunity. The client with the most time elapsed since its last Secondary offer will be offered the Secondary opportunity. If such client is a non-discretionary Advisory Client, Aksia will request the seller’s permission to notify the relevant client of the opportunity so that the client will be able to consider submitting a bid on the opportunity. If, however, Aksia has discretionary authority with respect to such client, Aksia will determine whether to submit an offer on the client’s behalf. If the relevant client or Aksia, as applicable, chooses not to submit a bid in respect of such Secondary opportunity, then the process will be repeated with the next client based on the time elapsed since the last Secondary offer until a bid is submitted in respect of the opportunity, or all identified clients have been offered the opportunity. If a bid has still not been submitted in respect of such opportunity, the opportunity may then be offered to clients for which Aksia is not expressly contractually obligated to perform Secondary sourcing services but for whom such opportunity may not be consistent with the relevant client’s general investment preferences and capabilities. The foregoing allocation policy with respect to Secondaries does not apply to client-sourced opportunities which may be preserved by the client to the extent Aksia is not also allocated or offered the opportunity directly by the manager.

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b.            Performance-Based Fees and Side-by-Side Management: While most advisory clients choose to pay fixed or asset-based fees, some pay performance-based fees. In addition, amongst clients paying fixed or asset-based fees, some may pay higher fees than others. These different payment structures may give rise to a potential conflict of interest because Aksia may have an incentive to favor Client accounts that pay Aksia performance-based compensation or higher fees. Aksia is mindful of its obligation to act in the best interests of its advisory clients and has thus adopted policies and procedures designed to mitigate the potential conflicts of interest that relate to the management of multiple accounts, including accounts with differing fee arrangements.

Aksia employs a wide range of investment objectives and strategies for its Clients. These differing objectives and strategies raise potential conflicts of interest. For example, Aksia may evaluate the purchase of an investment opportunity for one Client account while simultaneously evaluating the sale of such opportunity for a different Client.

In specific instances, these differing strategies may result in Aksia buying and selling different securities and instruments within an issuer's capital structure for different Clients. Accordingly, it is possible that one Client may acquire an instrument that is senior in the capital structure of an issuer relative to an instrument for a different Client that is more junior in the capital structure. In certain circumstances, such as if the credit quality of the issuer deteriorates, the Aksia may owe conflicting fiduciary duties to multiple Clients, in that action taken to protect the interest of one set of holders may be detrimental to, or conflict with the interests of, other holders of that issuer's securities or instruments. When the Aksia causes its Clients to take opposite positions with respect to a particular security or investment, or to invest in securities of an issuer with varying seniority in the issuer's capital structure, actions taken by the Aksia for one set of Clients may disadvantage other sets of Clients.

c.            Clients with Affiliated Investment Managers: Given that Aksia’s clients are large institutions there are certain circumstances where Aksia may recommend, purchase, or sell for its clients’ funds managed by investment managers that are affiliated with, managed or owned by clients of Aksia. Aksia has addressed this potential conflict of interest through the implementation of policies and procedures reasonably designed to ensure that its activities are carried out in compliance with applicable regulatory requirements and in the best interests of clients. For example, if Aksia were to recommend an investment with an investment manager that Aksia knew was affiliated with an Aksia client, Aksia would fully disclose the relationship in its due diligence report. In addition, the potential investment would be subjected to Aksia’s extensive due diligence process, which includes multiple layers of review by multiple individuals.

d.            Investing in Securities Recommended to Clients: From time to time, Aksia may form investment vehicles owned by Aksia, its members, its employees and/or its affiliates, that invest (directly or indirectly) in certain Clients to which it provides investment management services (a “GP Commitment”). This arrangement creates a conflict of interest because Aksia or its related persons has an incentive to favor Clients in which it owns a financial interest over its other Clients. Aksia addresses this potential conflict of interest via the implementation of its policies and procedures relating to the allocation of investment opportunities. In addition, certain of Aksia’s investment management clients have made seed investments in funds in return for fee savings or revenue participation (“Client Affiliated Managers”). To the extent that investment management clients in which Aksia has made a GP Commitment have made seed investments in funds of Client Affiliated Managers, Aksia will benefit economically from profits earned by such investment management clients, in addition to the fees that Aksia directly earns from its investment management clients. This poses a conflict of interest for Aksia in its recommendations to its clients. To mitigate this conflict, Aksia will disclose its pecuniary interest in such Client Affiliated Managers to its clients and take other steps to maintain Aksia’s objectivity. Clients can also instruct Aksia to avoid making investment allocations to Client Affiliated Managers.

e.            Gifts and Business Entertainment, Including Co-Hosting Events: In the ordinary course of business, Aksia personnel may receive and provide gifts and business entertainment. Such gifts and entertainment are strictly monitored by Aksia's compliance team and governed by the respective firm's Compliance Manual and Code of Ethics. In addition, Aksia hosts investor events and roundtables where investment managers may serve as panelists or co-hosts of such events. Aksia does not receive any compensation for such events and co-sponsored events are disclosed to attendees. Aksia attempts to mitigate any potential conflict arising from any manager recommendation by ensuring that all recommended funds undergo full due diligence prior to recommendation.

Securities Ownership of Portfolio Managers

The Portfolio Managers have ownership and financial interests in and may receive compensation and/or variable profit distributions from, the Advisors based on the Advisors’ financial performance, such as its overall revenues and profitability. The Portfolio Managers’ compensation is not tied to the Fund’s performance, except to the extent that the fee paid to the Advisors impacts the Advisors’ financial performance. The following table shows the dollar range of equity securities in the Fund beneficially owned by the portfolio managers as of September 1, 2025.

Name	Aggregate Dollar Range of Equity Securities in the Fund(1)
Brian Goldberg	None
Joseph Larucci	None
David O’Donohue	None
Michael Grant	None

(1)	Dollar ranges are as follows: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,001-$500,000, $500,001-$1,000,000 or Over $1,000,000.

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PORTFOLIO TRANSACTIONS

Since the Fund generally acquires and disposes of its investments in privately negotiated transactions, it infrequently uses brokers in the normal course of business.

Subject to policies established by the Fund’s Board, the Sub-Advisor is primarily responsible for the execution of any traded securities in the Fund’s portfolio and the Fund’s allocation of brokerage commissions. The Sub-Advisor does not expect to execute transactions through any particular broker or dealer but seek to obtain the best net results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operations facilities of the firm, and the firm’s risk and skill in positioning blocks of securities.

While the Sub-Advisor generally seeks reasonably competitive trade execution costs, the Fund will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Sub-Advisor may select a broker based partly upon brokerage or research services provided to the Sub-Advisor and the Fund and any other clients. In return for such services, the Fund may pay a higher commission than other brokers would charge if the Sub-Advisor determines in good faith that such commission is reasonable in relation to the services provided.

TAXATION OF THE FUND

The following is a general summary of certain additional U.S. federal income tax considerations applicable to the Fund. The discussion below provides general tax information related to an investment in the Fund but does not purport to be a complete description of the U.S. federal income tax consequences applicable to the Fund and does not address any state, local, non-U.S. or other tax consequences. It is based on the Code and U.S. Treasury regulations thereunder and administrative pronouncements, all as of the date hereof, any of which is subject to change, possibly with retroactive effect.

The Fund has to elected to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a regulated investment company (“RIC”) under Subchapter M. As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes as dividends to Shareholders. To qualify as a RIC in any tax year, the Fund must satisfy three important tests each year. The Fund will qualify as a RIC if (i) at least 90% of the Fund’s gross income for such tax year consists of dividends; interest; payments with respect to certain securities loans; gains from the sale or other disposition of shares, securities or foreign currencies; other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such shares, securities or currencies; and net income derived from interests in “qualified publicly-traded partnerships” (such income, “Qualifying RIC Income”); (ii) the Fund’s holdings are diversified so that, at the end of each quarter of such tax year, (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash equivalents, securities of other RICs, U.S. government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Fund’s total assets is invested (x) in securities (other than U.S. government securities or securities of other RICs) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or (y) in the securities of one or more “qualified publicly-traded partnerships;” and (iii) the Fund meets the 90% Distribution Requirement (described below). The Fund’s share of income derived from a partnership other than a “qualified publicly-traded partnership” will be treated as Qualifying RIC Income only to the extent that such income would have constituted Qualifying RIC Income if derived directly by the Fund. A “qualified publicly-traded partnership” is generally defined as an entity that is treated as a partnership for U.S. federal income tax purposes if (1) interests in such entity are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and (2) that satisfies certain gross income requirements, but less than 90% of its gross income for the relevant tax year consists of Qualifying RIC Income. The Code provides that the Treasury Department may by regulation exclude from Qualifying RIC Income foreign currency gains that are not directly related to the RIC’s principal business of investing in shares or securities (or options and futures with respect to shares or securities). The Fund anticipates that, in general, its foreign currency gains will be directly related to its principal business of investing in shares and securities.

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The Fund must distribute on a timely basis with respect to each tax year dividends of an amount at least equal to 90% of the sum of its “investment company taxable income” and its net tax-exempt interest income, determined without regard to any deduction for dividends paid, to Shareholders (the “90% Distribution Requirement”). If the Fund qualifies as a RIC and satisfies the 90% Distribution Requirement, the Fund generally will not be subject to U.S. federal income tax on its “investment company taxable income” and net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes as dividends to Shareholders (including amounts that are reinvested pursuant to the DRP). In general, a RIC’s “investment company taxable income” for any tax year is its taxable income, determined without regard to net capital gains and with certain other adjustments. The Fund intends to distribute all or substantially all of its “investment company taxable income,” net tax-exempt interest income (if any) and net capital gains on an annual basis. Any taxable income, including any net capital gains that the Fund does not distribute in a timely manner, will be subject to U.S. federal income tax at regular corporate rates.

If the Fund retains any net capital gains for reinvestment, it may elect to treat such capital gains as having been distributed to Shareholders. If the Fund makes such an election, each Shareholder will be required to report its share of such undistributed net capital gains attributed to the Fund as long-term capital gain and will be entitled to claim its share of the U.S. federal income taxes paid by the Fund on such undistributed net capital gains as a credit against its own U.S. federal income tax liability, if any, and to claim a refund on a properly-filed U.S. federal income tax return to the extent that the credit exceeds such liability. In addition, each Shareholder will be entitled to increase the adjusted tax basis of its Shares by the difference between its share of such undistributed net capital gain and the related credit. There can be no assurance that the Fund will make this election if it retains all or a portion of its net capital gain for a tax year.

As a RIC, the Fund will be subject to a nondeductible 4% federal excise tax on certain undistributed amounts for each calendar year (the “4% excise tax”). To avoid the 4% excise tax, the Fund must distribute in respect of each calendar year dividends of an amount at least equal to the sum of (1) 98% of its ordinary taxable income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of its capital gain net income (adjusted for certain ordinary losses) generally for the one-year period ending on October 31 of the calendar year and (3) any ordinary income and capital gains for previous calendar years that were not distributed during those calendar years. For purposes of determining whether the Fund has met this distribution requirement, the Fund will be deemed to have distributed any income or gains previously subject to U.S. federal income tax. Any distribution declared by the Fund in October, November or December of any calendar year, payable to Shareholders, of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated for tax purposes as if it had been paid on December 31 of the calendar year in which the distribution was declared. The Fund generally intends to avoid the imposition of the 4% excise tax, but there can be no assurance in this regard.

If the Fund fails to qualify as a RIC in any tax year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income, including its net capital gains, even if such income were distributed, and all distributions out of earnings and profits would be taxed as ordinary dividend income. Such distributions generally would be eligible for the dividends-received deduction in the case of certain corporate Shareholders and may be eligible to be qualified dividend income in the case of certain non-corporate Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (any of which could be subject to interest charges) before re-qualifying for taxation as a RIC. If the Fund fails to satisfy either the income test or asset diversification test described above, in certain cases, however, the Fund may be able to avoid losing its status as a RIC by timely providing notice of such failure to the IRS, curing such failure and possibly paying an additional tax or penalty. If the Fund fails to satisfy the 90% Distribution Requirement during a taxable year, it may nonetheless be able to avoid disqualification by using either “deficiency dividend” or “spillback dividend” procedures.

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Some of the investments that the Fund is expected to make, such as investments in debt instruments having market discount and/or treated as issued with original issue discount (“OID”), may cause the Fund to recognize income or gain for U.S. federal income tax purposes prior to the receipt of any corresponding cash or other property. As a result, the Fund may have difficulty meeting the 90% distribution requirement necessary to maintain RIC tax treatment. Because this income will be included in the Fund’s investment company taxable income for the tax year it is accrued, the Fund may be required to make a distribution to Shareholders to meet the distribution requirements described above, even though the Fund will not have received any corresponding cash or property. The Fund may be required to borrow money, dispose of other securities or forgo new investment opportunities for this purpose.

There may be uncertainty as to the appropriate treatment of certain of the Fund’s investments for U.S. federal income tax purposes. In particular, the Fund expects to invest a portion of its net assets in below investment grade instruments. U.S. federal income tax rules with respect to such instruments are not entirely clear about issues such as whether and to what extent the Fund should recognize interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, in connection with the Fund’s general intention to distribute sufficient income to qualify for and maintain its treatment as a RIC for U.S. federal income tax purposes, and to minimize the risk that it becomes subject to U.S. federal income or excise tax.

The Fund may invest in shares of foreign companies that are classified under the Code as passive foreign investment companies (“PFICs”). In general, a foreign company is considered a PFIC if at least 50% of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. In general, under the PFIC rules, an “excess distribution” received with respect to PFIC shares is treated as having been realized ratably over the period during which the Fund held the PFIC shares. The Fund generally will be subject to tax on the portion, if any, of the excess distribution that is allocated to the Fund’s holding period in prior tax years (and an interest factor will be added to the tax, as if the tax had actually been payable in such prior tax years) even though the Fund distributes the corresponding income to Shareholders. Excess distributions include any gain from the sale of PFIC shares as well as certain distributions from a PFIC. All excess distributions are taxable as ordinary income.

The Fund may be eligible to elect alternative tax treatment with respect to PFIC shares. Under one such election (i.e., a “QEF” election), the Fund generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether any distributions are received from the PFIC. If this election is made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply. Alternatively, the Fund may be able to elect to mark its PFIC shares to market, resulting in any unrealized gains at the Fund’s tax year end being treated as though they were recognized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of the PFIC’s Shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income in prior tax years with respect to shares in the same PFIC.

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Because the application of the PFIC rules may affect, among other things, the character of gains, the amount of gain or loss and the timing of the recognition of income, gain or loss with respect to PFIC shares, as well as subject the Fund itself to tax on certain income from PFIC shares, the amount that must be distributed to Fund Shareholders, and which will be recognized by Fund Shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not invest in PFIC shares. Note that distributions from a PFIC are not eligible for the reduced rate of tax on distributions of “qualified dividend income.”

Some of the CLOs in which the Fund may invest may be PFICs, which are generally subject to the tax consequences described above. Investment in PFICs for U.S. federal income tax purposes may cause the Fund to recognize income in a tax year in excess of the Fund’s distributions from such PFICs and the Fund’s proceeds from sales or other dispositions of equity interests in PFICs during that tax year. As a result, the Fund may be required to find other sources of cash to satisfy the distribution requirements applicable to RICs.

If the Fund holds more than 10% of the interests treated as equity for U.S. federal income tax purposes in a foreign corporation that is treated as a controlled foreign corporation (“CFC”), including equity tranche investments and certain debt tranche investments in a CLO treated as a CFC, the Fund may be treated as receiving a deemed distribution (taxable as ordinary income) each tax year from such foreign corporation of an amount equal to the Fund’s pro rata share of the foreign corporation’s earnings for such tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution to the Fund during such tax year. This deemed distribution is required to be included in the income of certain U.S. shareholders of a CFC, such as the Fund. The Fund is generally required to distribute such income in order to satisfy the distribution requirements applicable to RICs, even to the extent the Fund’s income from a CFC exceeds the distributions from the CFC and the Fund’s proceeds from the sales or other dispositions of CFC stock during that tax year. In general, a foreign corporation will be treated as a CFC for U.S. federal income tax purposes if more than 50% of the shares of the foreign corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power or value of all classes of shares of a corporation.

The functional currency of the Fund, for U.S. federal income tax purposes, is the U.S. dollar. Gains or losses attributable to fluctuations in foreign currency exchange rates that occur between the time a Fund accrues interest income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities generally are respectively characterized as ordinary income or ordinary loss for U.S. federal income tax purposes. Similarly, on the sale of other disposition of certain investments, including debt securities, certain forward contracts, as well as other derivative financial instruments, denominated in a foreign currency, gains or losses attributable to fluctuations in the value of foreign currency between the date of acquisition of the security or contract and the date of disposition also are generally treated as ordinary gain or loss. These gains and losses, referred to under the Code as “section 988” gains and losses, may increase or decrease the amount of the Fund’s investment company taxable income subject to distribution to Fund Shareholders as ordinary income. For example, fluctuations in exchange rates may increase the amount of income that the Fund must distribute to qualify for tax treatment as a RIC and to prevent application of an excise tax on undistributed income. Alternatively, fluctuations in exchange rates may decrease or eliminate income available for distribution. If section 988 losses exceed other investment company taxable income during a tax year, the Fund would not be able to distribute amounts considered dividends for U.S. federal income tax purposes, and any distributions during a tax year made by the Fund before such losses were recognized would be re-characterized as a return of capital to Fund Shareholders for U.S. federal income tax purposes, rather than as ordinary dividend income, and would reduce each Fund Shareholder’s tax basis in Fund Shares.

29

If the Fund utilizes leverage through the issuance of preferred Shares or borrowings, it will be prohibited from declaring a distribution or dividend if it would fail the applicable asset coverage test(s) under the 1940 Act after the payment of such distribution or dividend. In addition, certain covenants in credit facilities or indentures may impose greater restrictions on the Fund’s ability to declare and pay dividends on Fund Shares. Limits on the Fund’s ability to pay dividends on Fund Shares may prevent the Fund from meeting the distribution requirements described above and, as a result, may affect the Fund’s ability to be subject to tax as a RIC or subject the Fund to the 4% excise tax. The Fund endeavors to avoid restrictions on its ability to make distribution payments. If the Fund is precluded from making distributions on Fund Shares because of any applicable asset coverage requirements, the terms of preferred Shares (if any) may provide that any amounts so precluded from being distributed, but required to be distributed by the Fund to enable the Fund to satisfy the distribution requirements that would enable the Fund to be subject to tax as a RIC, will be paid to the holders of preferred Shares as a special distribution. This distribution can be expected to decrease the amount that holders of preferred Shares would be entitled to receive upon redemption or liquidation of such preferred Shares.

Certain of the Fund’s investments are expected to be subject to special U.S. federal income tax provisions that may, among other things, (1) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (2) convert lower-taxed long-term capital gains into higher-taxed short-term capital gains or ordinary income, (3) convert an ordinary loss or a deduction into a capital loss, the deductibility of which is more limited, (4) adversely affect when a purchase or sale of shares or securities is deemed to occur, (5) adversely alter the intended characterization of certain complex financial transactions, (6) cause the Fund to recognize income or gain without a corresponding receipt of cash, (7) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (8) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment and (9) produce income that will not constitute Qualifying RIC Income. The application of these rules could cause the Fund to be subject to U.S. federal income tax or the 4% excise tax and, under certain circumstances, could affect the Fund’s status as a RIC. The Fund monitors its investments and may make certain tax elections to mitigate the effect of these provisions.

The foregoing discussion is a summary only and is not intended as a substitute for careful tax planning. Potential investors should consult their own tax advisers as to the tax consequences of investing in such Shares, including under state, local and other tax laws.

PROXY VOTING POLICY AND PROXY VOTING RECORD

The Fund has delegated its proxy voting responsibility to the Advisor. A Copy of the Advisor’s proxy voting policies and procedures is attached as Appendix A.

The Fund shall file an annual report of each proxy voted with respect to portfolio securities of the Fund during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year. Information on how the Fund voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 will be available (1) without charge, upon request, by calling 888-444-3613; and (2) on the SEC’s website at sec.gov.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As the Fund had not commenced operations as of the date of this SAI, and except as noted below, no persons owned of record or beneficially 5% or more of the outstanding Shares of the Fund as of that date.

30

Calamos Investment LLC (“CILLC”) has provided the initial investment in the Fund. For so long as CILLC or the Advisor has a greater than 25% interest in the Fund, it may be deemed to be a “control person” of the Fund for purposes of the 1940 Act.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

An independent registered public accounting firm for the Fund performs an annual audit of the Fund’s financial statements. The Board has engaged Cohen & Company, Ltd., located at 1835 Market St., Suite 310 Philadelphia, PA 19103, to serve as the Fund’s independent registered public accounting firm.

LEGAL COUNSEL

Faegre Drinker Biddle & Reath LLP, located at One Logan Square, Suite 2000, Philadelphia, PA 19103-6996 serves as the Fund’s legal counsel.

DISTRIBUTOR

The Distributor is the distributor of Shares and is located at 2020 Calamos Court, Naperville, IL 60563. The Distributor is a registered broker-dealer and is a member of the Financial Industry Regulatory Authority, Inc. Pursuant to the Distribution Agreement, the Distributor acts as the agent of the Fund in connection with the continuous offering of Shares of the Fund. The Distributor continually distributes Shares of the Fund on a best efforts basis. The Distributor has no obligation to sell any specific quantity of Shares. The Distributor and its officers have no role in determining the investment policies of the Fund.

ADDITIONAL INFORMATION

A registration statement on Form N-2, including amendments thereto, relating to the Shares offered hereby, has been filed by the Fund with the SEC. The Prospectus and this Statement of Additional Information do not contain all of the information set forth in the registration statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the Shares offered hereby, reference is made to the registration statement. A copy of the registration statement may be reviewed on the EDGAR database on the SEC’s website at sec.gov. Prospective investors can also request copies of these materials, upon payment of a duplicating fee, by electronic request at the SEC’s e-mail address (publicinfo@sec.gov).

31

FINANCIAL STATEMENTS

Appendix B to this SAI provides financial information regarding the Fund and the Calamos Aksia Hedge Fund Access Core Alpha LP (the “Predecessor Fund”). The Fund's and the Predecessor Fund's financial statements have been audited by Cohen & Company, Ltd. The Predecessor Fund's June 30, 2025 Schedule of Investments are unaudited.

32

Appendix A

Proxy Voting Policies and Procedures for Calamos Aksia Hedged Strategies Fund

A-1

Internal Use Only

Proxy Voting Policies and Procedures

Calamos Aksia Alternative Credit and Income Fund

Calamos Aksia Private Equity and Alternatives Fund

Calamos Aksia Hedged Strategies Fund

Amended: August 13, 2025

Introduction

Calamos1, as an investment adviser to the Advisory Clients (defined below), (including, in the case of Calamos Advisors LLC, the Calamos Aksia Alternative Credit and Income Fund,d Calamos Aksia Private Equity and Alternatives Fund2, and Calamos Aksia Hedged Strategies Fund (collectively “the Funds”), has adopted these proxy voting policies and procedures. They are reasonably designed to ensure that proxies of Advisory Clients are voted in the best interest of such Advisory clients, in accordance with Calamos Advisors’ fiduciary duties and Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended. Calamos recognizes the importance of maximizing and protecting the interests of its Advisory Clients through its voting practices.

Voting proxies on behalf of Advisory Clients is established by the advisory contracts or comparable documents between Calamos Advisors and each Advisory Client or otherwise pursuant to the delegation of proxy voting responsibilities by an Advisory Client (subject to the general oversight of such Advisory Client’s board of trustees), and our proxy voting guidelines have been tailored to reflect these specific contractual and other obligations.

General Proxy Voting Guidelines

Calamos Advisors' proxy voting guidelines have been developed based on its years of experience with proxy voting and corporate governance issues. These guidelines have been reviewed by various members of Calamos Advisors' organization, including Portfolio Management, Legal, Compliance, and certain other Calamos Advisors’ officers. Calamos reviews these proxy voting policies and procedures annually with the Board of Trustees of the Calamos Funds.

While Calamos Advisors has adopted guidelines for voting proxies as summarized below, Calamos Advisors may deviate from the guidelines when it determines that the particular facts and circumstances warrant such deviation to protect the interests of the applicable Advisory Clients. Each proxy and proposal will be considered based on the relevant facts and circumstances. The guidelines below are not intended to be an exhaustive list of all the issues that may arise nor can Calamos Advisors anticipate all future situations. Corporate governance issues are diverse and continually evolving, and Calamos Advisors monitors these changes.

1 See Appendix A for a complete list of covered entities.

2 Expected to launch as a ’40 Act fund in 2Q2025

1

Internal Use Only

Two of the primary factors Calamos Advisors considers when determining the desirability of investing in a particular company on behalf of an Advisory Client is the quality and depth of that company's management. Accordingly, the recommendation of management on any issue is a factor that Calamos Advisors considers in determining how proxies should be voted. However, Calamos Advisors does not consider recommendations from management to be determinative of Calamos Advisors' voting decision in all cases. As a matter of practice, the votes with respect to most issues are cast in accordance with the recommendation of the company's management. Certain proposals, however, may be considered on their own merits, and Calamos Advisors will not support the position of a company's management in any situation where Calamos Advisors determines that the support of management's position would adversely affect the investment merits of owning that company's shares. To this end, certain types of ballot proposals are reviewed on a case-by-case basis. Such items generally include:

●	Mergers, acquisitions, reincorporation and reorganizations

●	Shareholder rights plans / poison pills

●	Severance compensation packages / golden parachutes

In addition, Calamos Advisors’ proxy guidelines will defer to management’s recommendations on the election of directors but will consider both meeting attendance and over-boarding when determining its vote.

Responsibility of Calamos Advisors to Vote Proxies

Calamos Advisors has assigned its administrative duties with respect to the proxy analysis and voting decisions to the “Proxy Group” (the Investment Team – research analysts and portfolio management), and administrative processing to its Corporate Actions Group (“Corporate Actions”), members of the Operations Department.

Calamos Advisors utilizes two vendors which provide distinct services relevant to Calamos Advisors’ proxy duties. To assist it in analyzing proxies, Calamos Advisors subscribes to a supplementary, unaffiliated, third-party corporate proxy research service, Glass Lewis, which provides in-depth analyses of shareholder meeting agendas and vote recommendations. Glass Lewis facilitates the voting decision of each proxy by applying Calamos Advisors’ custom proxy voting guidelines or rules (“custom policies”) as described above. Said differently, Glass Lewis analyzes the ballot item and maps a vote for the ballot item based on Calamos Advisors’ custom policies.

Calamos Advisors will generally follow its custom policies unless the Proxy Group and/or the Proxy Review Committee3 determines that the Advisory Client’s interests are best served by voting otherwise or unless otherwise directed by the Advisory Client.

Calamos Advisors also utilizes two systems owned by Broadridge to monitor and manage the processes associated with proxies: Proxy Edge and Proxy Disclosure. Proxy Edge receives the voting decisions from Glass Lewis and uses it to vote the ballots for Calamos Advisors. Proxy Edge provides the record keeping, voting, account administration and reporting for Calamos Advisors. Proxy Edge feeds meetings, agenda items and related votes by account to Proxy Disclosure which facilitates additional reporting as well as the annual N-PX filing for Calamos Advisors and the Calamos Funds.

3 The Proxy Review Committee is comprised of representatives from Portfolio Management (which may include portfolio managers and/or research analysts employed by Calamos), Operations, and advisory, non-voting members from the Legal and Compliance Departments.

2

Internal Use Only

Proxy Edge systematically votes shares based on Calamos Advisors’ custom policies. Unless a ballot contains a case-by-case proposal, a ballot is systematically voted based on the shares on holding reconciliation date (record date) or as soon as Glass Lewis has applied the Calamos Advisors custom policies to the ballot after that date. Calamos Advisors performs a reconciliation versus shares held at the custodian when the ballot is received by Proxy Edge. The shares from the custodian are continually updated on Proxy Edge based on account trade activity up until the record date.

Any ballot that includes one or more “proposals to be voted on a case-by-case” basis will not be systematically voted. All proposals on this type of ballot are manually voted. Proposals to be voted on a case-by-case basis are sent to the Proxy Group along with the written guidance and other relevant information produced by Glass Lewis to assist with the Proxy Group’s analysis. Any named Portfolio Manager for a Calamos Fund or Calamos Advisors strategy may provide the voting instructions to the Proxy Group.

Based on the instruction provided by the Proxy Group, the Corporate Actions Group will process the Calamos Advisors votes on Proxy Edge, and Proxy Edge will then vote each proxy accordingly (unless otherwise directed by an Advisory Client).

Proxies are voted solely in the best interests of Calamos Advisors’ clients; namely the Calamos Funds, separate account clients, and where employee benefit plan assets are involved, in the interests of the plan participants and beneficiaries (collectively, "Advisory Clients") that have properly delegated such responsibility to Calamos Advisors.

Corporate Actions is responsible for maintaining oversight of all facets of the proxy process as described above and including:

●	overseeing account administration on both Broadridge systems (Proxy Edge and Proxy Disclosure);
●	identifying potential conflicts of interest and reporting them to the Proxy Review Committee;
●	consulting with the Proxy Group for the relevant portfolio security (and the Proxy Review Committee, if necessary);
●	monitoring proxies to ensure Glass Lewis applies Calamos Advisors’ custom policies to the ballot on a timely basis;
●	ensuring proxies that have items to be voted on a case-by-case basis are voted as directed by the Proxy Group or Calamos Advisors’ custom policies, as needed;
●	ensuring the voting process is timely;
●	validating meetings by Fund in Proxy Disclosure and reconciling to Proxy Edge data;
●	facilitating a timely filing of Calamos Advisors’ and the Funds’ annual Form N-PX through Proxy Disclosure; and
●	maintaining proxy voting records.

Limitations Relating to Proxy Voting

Securities Lending. Certain Advisory Clients may participate in securities lending programs with various counterparties. Upon direction by the Portfolio Manager(s), if prior to record date, Corporate Actions will recall the portfolio securities held on loan to vote proxies on all shares held on the record date. Based on the timing of a Portfolio Manager’s direction to recall shares from loan versus the record date of the meeting, there is no guarantee that any such security’s shares can be retrieved in time to vote the proxy. The Portfolio Managers seek to balance the economic benefits of continuing to participate in an open securities lending transaction against the inability to vote proxies. As a result, Calamos Advisors generally will not recall portfolio securities to vote proxies.

3

Internal Use Only

Securities of Foreign Issuers. In certain foreign jurisdictions, the voting of proxies on portfolio securities may involve additional restrictions that may have an economic impact or cost to the security holder. We believe that in some instances the best interest of Advisory Clients is served by abstaining or not voting such proxies. Examples of issues unique to foreign securities include, but are not limited to, the following

(i)	Share Blocking. In certain non-U.S. jurisdictions, a security holder that votes a proxy is prohibited from selling the security until the meeting for which the proxy has been voted is completed. This period of time may range from days to weeks. Since this blocking of sales prevents the sale of a security regardless of market conditions and developments, Calamos Advisors believes it increases risk. Therefore, it often may be in the best interests of our Advisory Clients not to vote such proxies. Whether we vote such proxies will be determined on a case-by-case basis.

(ii)	Lack of Notice or Information. Foreign regulations do not standardize the notification period for a proxy vote. In some instances, the notice period is so short that Calamos Advisors we cannot research the issues presented. In instances where there is insufficient notice to permit Calamos Advisors to cast a reasoned vote, Calamos Advisors will abstain from voting on particular issues or to not vote at all.

Additional Information Provided by Issuer Before Voting Deadline. Glass Lewis has the ability to alert Calamos Advisors of any updates that were made to its analysis document for each meeting based on issuer feedback. Calamos Advisors must indicate its interest in the issuer meeting for Glass Lewis to know to alert Calamos Advisors of the new information. Calamos Advisors’ indication of this interest is a manual process handled by accessing the original analysis document. Corporate Actions has created a process to help ensure Calamos Advisors’ interest in certain meetings is properly communicated to Glass Lewis.

Conflicts of Interest

Directors and employees of Calamos Advisors, including the Proxy Group, are sensitive to the possibility that their interests may conflict with the interests of Calamos Advisors’ Advisory Clients.

A.	Identification of Conflicts of Interest. Conflicts of interest can arise in situations where:

●	The issuer is a client of Calamos Advisors or its affiliates;
●	The issuer is a vendor whose products or services are material or significant to the business of Calamos Advisors or its affiliates;
●	The issuer is an entity participating, or which may participate, in the distribution of investment products[4] advised, sub-advised, administered, or sponsored by Calamos Advisors or its affiliates
●	An employee of Calamos Advisors or its affiliates also serves as a director or officer of the issuer (Calamos Advisors does not generally allow its employees to serve on the board of a public company);

4 e.g., a broker, dealer, investment adviser, or bank.

4

Internal Use Only

●	A director of Calamos Asset Management, Inc., the sole managing member of Calamos Investments LLC (Calamos Advisors’ parent) or a Trustee of the Calamos Funds, also serves as an officer or director of the issuer; or
●	The issuer is a Calamos proprietary product, e.g. a Calamos closed-end fund.
●	In the event of Rule 12d1-4 conflicts, a Calamos Fund and its affiliates must vote their respective securities in a non-Calamos “Acquired” Fund in the same proportion as the vote of all other holders of such securities under certain circumstances.[5]

Even while a proxy may involve an entity with which a relationship exists, generally the matters put to vote do not cause a conflict of interest between Calamos Advisors and its Advisory Clients.

Potential conflicts of interest are identified based upon analyses of client, broker and vendor lists, information periodically gathered from directors and officers, and information derived from other sources, including public filings relative to the matters for which the Company is seeking shareholder approval.

B.	Resolution of Conflicts of Interest. Calamos Advisors will generally apply its custom policies to proxy matters regardless of whether a conflict has been identified. However, where a conflict has been identified, the Proxy Group will refer the matter, along with the recommended course of action (based on Calamos Advisors’ custom policies), if any, to the Proxy Review Committee[6] for evaluation. The Proxy Review Committee will independently review such proxies, determine the appropriate action to be taken which in limited circumstances includes sending the proxy directly to the relevant Advisory Clients for approval, along with a recommendation regarding the vote. To the extent the shares have been systematically voted and the Proxy Committee decides to vote differently than its custom policies, Corporate Actions will manually change the vote within Proxy Edge so long as the vote deadline has not already passed. In cases where the vote deadline has already passed, such vote cannot be changed.

C.	Records of Corporate Actions. Corporate Actions with a representative from Legal will prepare a Conflicts Report for each situation where a conflict of interest is identified. The Conflict Report (1) describes any conflict of interest; (2) discusses the procedures used to address such conflict of interest; and (3) discloses any contacts from parties outside Calamos Advisors (other than routine communications from proxy solicitors) with respect to the proposal not otherwise reported. The Conflicts Report will also include written confirmation that any recommendation provided was made solely on the investment merits in the best interests of Advisory Clients and without regard to any other consideration.

5 To the extent a Calamos Fund and its affiliates in the aggregate hold more than 25% of outstanding voting securities of a non-Calamos Acquired fund that is a registered open-end fund or unit investment trust as a result of a decrease in the outstanding voting securities of the non-Calamos fund or the Calamos Fund and its affiliates in the aggregate hold more than 10% of the outstanding voting securities of a non-Calamos Closed-end fund or business development company, the Calamos Fund and its affiliates must mirror or echo vote (i.e., vote their respective securities in the same proportion as the vote of all other holders of such securities; provided, however, that in circumstances where all holders of the outstanding voting securities of the Acquired Fund are required to mirror or echo vote, the Calamos Fund and its affiliates will seek instructions from shareholders with regard to the voting of all proxies with respect to such Acquired Fund and vote such proxies only in accordance with such instructions. See also Procedures for Compliance with Section 12(d)(1), Related Rules and Exemptive Orders.

5

Internal Use Only

Record Retention and Disclosure

A.	Record Retention. Calamos Advisors shall be responsible for collecting and maintaining proxy related information on each vote cast as required by applicable law. Such information shall include (i) the name of the shareholder whose proxy is being voted; (ii) the name of the company; (iii) the exchange ticker symbols of the company; (iv) Security Identifier; (v) proxy statements; (vi) shareholder meeting date; (vii) brief identification of the matter voted on; (viii) whether the matter was proposed by the company or by a security holder; (ix) whether a vote was cast on the matter; (x) how the vote was cast (e.g., for or against proposal, or abstained, for or withheld regarding election of directors); (xi) whether the vote was cast for or against management; (xii) Conflicts Reports; and (xiii) any information created by Calamos Advisors or a third party needed by the Committee to make a voting determination. The above information shall be maintained in an easily accessible place for a period of not less than six years from the end of the fiscal year in which the information was created, with the first two years in an appropriate office of Calamos Advisors unless record retention is outsourced.

B.	Disclosure. Calamos Advisors shall be responsible for appropriately disclosing proxy voting information, including these policies and procedures, the voting guidelines and the voting records as may be required by applicable law. Corporate Actions, in conjunction with Legal will file all required SEC Forms N-PX, on a timely basis with respect to itself and its investment company clients, disclose that its proxy voting record is available on the web site, and will make available the information disclosed in its investment company clients’ Forms N-PX as soon as is reasonable practicable after filing such Forms N-PX with the SEC, and will, upon request, furnish a copy of the proxy policies and procedures to any requesting Advisory Client. Corporate Actions, in conjunction with Legal will ensure that all required disclosure about proxy voting of the investment company clients is made in such clients' financial statements and disclosure documents.

Calamos Advisors’ Reports to the Calamos Funds’ Boards and Non-Investment Company Advisory Clients

Corporate Actions shall provide proxy information to each Board of Trustees of the Calamos Funds as such Boards may request from time to time.

For non-investment company Advisory Clients of Calamos Advisors, Corporate Actions shall appropriately respond in writing to all written client requests for information on how it voted on behalf of the client. Such written request along with the written response shall be maintained in an easily accessible place for a period of not less than five years from the end of the fiscal year, with the first two years in an appropriate office of Calamos Advisors.

6

Internal Use Only

Appendix A – In-Scope Entities

This policy pertains to the entities listed in the following tables.

Companies

Company name	Description
Calamos Advisors LLC	U.S. Investment Adviser
Table 1 - List of In-Scope Companies

Closed-End Fund Name
Calamos Aksia Alternative Credit and Income Fund
Calamos Aksia Private Equity and Alternatives Fund
Calamos Aksia Hedged Strategies Fund

Table 2 - List of In-Scope U.S. Funds

Revision Date

Date
Adopted: September 5, 2023
Amended: November 21, 2024
Amended: February 20, 2025
Amended: August 13, 2025

Table 3 – List of Revision Dates for Policy

7

Appendix B

Calamos Aksia Hedged Strategies Fund

STATEMENT OF ASSETS AND LIABILITIES

As of August 19, 2025

ASSETS
Cash	$100,000
Due from Advisor	192,269
Deferred offering costs	321,885

Total Assets	614,154

LIABILITIES
Organizational costs payable	192,269
Offering costs payable	321,885

Total Liabilities	514,154

Net Assets applicable to 10,000 shares outstanding of Class I	$100,000

Net Asset Value, offering, and redemption price per shares outstanding of Class I	$10.00

See accompanying notes which are an integral part of these financial statements

STATEMENT OF OPERATIONS

For the Period From March 21, 2025 (Organization Date) through August 19, 2025

Investment Income	$-

Expenses
Organizational costs	192,269
Total expenses	192,269
Less: Reimbursement from Advisor	(192,269)
Net expenses	-
NET INVESTMENT INCOME (LOSS)	-

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$-

See accompanying notes which are an integral part of these financial statements

Calamos Aksia Hedged Strategies Fund

NOTES TO THE FINANCIAL STATEMENTS

August 19, 2025

1. Organization

Calamos Aksia Hedged Strategies Fund (the “Fund”), was organized as a Delaware statutory trust on March 21, 2025 and is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a closed-end, non-diversified management investment company that will be operated as an interval fund. The Fund has been inactive since the date it was organized except for matters relating to the Fund's establishment, designation, registration of the Fund's shares of beneficial interest (“Shares”) and the sale of 10,000 Shares of Class I (“Initial Shares”) for $100,000 to Calamos Advisors LLC (the “Advisor”) on August 19, 2025. The proceeds of such Initial Shares in the Fund are held in non-interest bearing cash. The Declaration of Trust authorizes the Fund’s issuance of an unlimited number of Shares of beneficial interest, par value $.001 per. The Fund’s investment objectives are to seek attractive risk-adjusted returns and high current income.

The Fund intends to offer four separate classes of Shares designated as Class A (“Class A Shares”), Class C (“Class C Shares”), Class I (“Class I Shares”), and Class M (“Class M Shares”). Each class is subject to different fees and expenses. Only Class I Shares have been issued as of the date of this financial statement. The Fund may offer additional classes of Shares in the future.

2. Accounting Policies

Basis of Preparation and Use of Estimates - The Fund is an investment company and follows the accounting and reporting guidance under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies. The accompanying financial statements has been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of the financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from these estimates.

Indemnifications - In the normal course of business, the Fund has entered into contracts that contain a variety of representations which provide general indemnifications. The Fund's maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred. However, the Fund expects the risk of loss to be remote.

Share Valuation - The net asset value (“NAV”) of the Fund’s Shares is determined daily, as of the close of regular trading on the NASDAQ (normally, 4:00 p.m., Eastern time). Each Share is offered at the NAV next calculated after receipt of the purchase in good order. The price of the Shares increases or decreases on a daily basis according to the NAV of the Shares. The NAV of the Fund will equal, unless otherwise noted, the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses.

Federal Income Taxes - The Fund intends to elect to be taxed as a regulated investment company (“RIC”) for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”). The Fund expects to operate in such a manner to qualify for taxation as a RIC. To qualify for and maintain its treatment as a RIC for U.S. federal income tax purposes, the Fund is required to meet certain specified source-of-income and asset diversification requirements, and is required to distribute dividends for U.S. federal income tax purposes of an amount at least equal to 90% of the sum of its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses each tax year to Shareholders, as applicable.

3. Investment Advisory Agreement

The Fund has entered into an Investment Advisory Agreement with the Advisor, pursuant to which the Advisor will provide general investment advisory services for the Fund. For providing these services, the Advisor will receive a management fee from the Fund, payable monthly in arrears and accrued daily based upon the Fund's average daily net assets at an annual rate of 1.10%.

The Advisor, the Sub-Advisor and the Fund have entered into the Expense Limitation Agreement under which the Advisor and Sub-Advisor agree on a monthly basis to reimburse the Fund’s operating expenses 50/50 to the extent that the Fund’s monthly “Specified Expenses” (as defined below) in respect of each class of the Fund (each, a “Class”) exceed 0.35% of the average daily net asset value of such Class (the “Expense Limitation”). This Agreement shall continue in effect for a period of three years from the August 13, 2025. Thereafter, this Agreement may be annually renewed with the written agreement of the Advisor, the Sub-Advisor and the Fund. The Board of Trustees of the Fund may terminate this Agreement at any time upon notice to the Advisor and Sub-Advisor, and this Agreement shall automatically terminate upon the termination of the Investment Advisory Agreement between the Advisor and the Fund or the termination of the Sub-Advisory Agreement among the Fund, the Advisor and the Sub-Advisor. For purposes of this Agreement, the Fund’s “Specified Expenses” in respect of a Class mean all other expenses incurred in the business of the Fund and allocated to the Class, including the Fund’s annual operating expenses, with the exception of: (i) the Management Fee ( as defined in the Fund’s prospectus), (ii) the Shareholder Servicing Fee (as defined in the Fund’s prospectus), (iii) the Distribution Fee (as defined in the Fund’s prospectus), (iv) certain costs associated with the acquisition, ongoing investment and disposition of the Fund’s investments and unconsummated investments, including legal costs, professional fees, travel costs and brokerage costs, (v) acquired fund fees and expenses; (vi) dividend and interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund), (vii) taxes and costs to reclaim foreign taxes, and (viii) extraordinary expenses (as determined in the discretion of the Advisor and Sub-Advisor). If, while the Advisor is the investment advisor to the Fund and the Sub-Advisor is investment sub-advisor to the Fund, the Fund's estimated annualized Specified Expenses in respect of a Class for a given month are less than the Expense Limitation, the Advisor and Sub-Advisor shall be entitled to reimbursement by the Fund on a 50/50 basis of the other expenses borne by the Advisor and Sub-Advisor on behalf of the Fund (the "Reimbursement Amount") during any of the previous thirty-six (36) months, but only to the extent that the Fund's estimated annualized Specified Expenses in respect of a Class are less than, for such month, the lesser of the Expense Limitation or any other relevant expense limit then in effect with respect to the Class, and provided that such amount paid to the Advisor and Sub-Advisor will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed. The Advisor and Sub-Advisor may recapture a Specified Expense in any year within the thirty-six (36) month period after the Advisor and Sub-Advisor bear the expense. The Fund’s obligation to make reimbursement payments shall survive the termination of the Expense Limitation Agreement. For the period ended August 19, 2025, the Advisor and Sub-Advisor waived their fees and absorbed other expenses totaling $192,269. For a period not to exceed three years from the date on which advisory fees are waived or Fund expenses absorbed by the Advisor and Sub-Advisor, the Advisor and Sub-Advisor may recoup amounts waived or absorbed, provided it is able to effect such recoupment and remain in compliance with (a) the limitation on Fund expenses in effect at the time of the relevant reduction in advisory fees or payment of the Fund’s expenses, and (b) the limitation on Fund expenses at the time of the recoupment. At August 19, 2025, the amount of these potentially recoverable expenses was $192,269. Waived fees and absorbed other expenses subject to potential recovery will expire on August 2028.

Organizational and Offering Expenses – The Advisor and the Sub-Advisor have agreed to advance the Fund’s organizational costs and offering costs already incurred and any additional costs incurred prior to the commencement of operation by the Fund. Organizational costs include, among other things, the cost of organizing as a Delaware statutory trust, including the cost of legal services and other fees pertaining to the Fund’s organization. Organizational costs are expensed as incurred by the Fund and are subject to recoupment by the Advisor and the Sub-Advisor in accordance with the Expense Limitation discussed above. The Fund’s initial offering costs, which are also subject to the Expense Limitation discussed above, include, among other things, legal, printing and other expenses pertaining to this Offering. Any offering costs paid by the Advisor or Sub-Advisor on behalf of the Fund will be recorded as a Payable for offering costs in the Statement of Assets and Liabilities and accounted for as a deferred charge until commencement of operations. Thereafter these initial offering costs will be amortized over 12 months on a straight-line basis.

4. Sub-Advisory Agreement

The Advisor and the Fund have entered into a Sub-Advisory Agreement with Aksia LLC (the “Sub-Advisor”), pursuant to which the Sub-Advisor will provide general investment sub-advisory services for the Fund. For providing these services, the Sub-Advisor will receive a fee from the Advisor, payable monthly in arrears and accrued daily based upon the Fund's average daily net assets at an annual rate of 0.55%.

5. Other Agreements

State Street Bank and Trust Company (“SSB”) (the “Administrator”) serves as administrator, accounting agent and transfer agent to the Fund. Pursuant to the agreement with the Administrator, for the services rendered to the Fund by the Administrator, the Fund pays the Administrator the greater of an annual minimum fee or an asset based fee, which scales downward based upon net assets for fund administration, fund accounting and transfer agency services.

The Fund has entered into a Custody Agreement with SSB (the “Custodian”). Under the terms of this agreement, the Custodian will serve as custodian of the Fund’s assets.

The Fund has entered into a distribution agreement with Calamos Financial Services, LLC to act as the distributor for the sale of Shares. Calamos Financial Services, LLC is an affiliate of the Advisor.

6. Limited Liquidity

The Fund is a closed-end interval fund and, to provide liquidity and the ability to receive NAV on a disposition of at least a portion of Shares, makes quarterly offers to repurchase Shares. No Shareholder will have the right to require the Fund to repurchase its Shares, except as permitted by the Fund's interval structure. No public market for the Shares exists, and none is expected to develop in the future. Consequently, Shareholders will not be able to liquidate their investment other than as a result of repurchases of their Shares by the Fund, and then only on a limited basis.

The Fund has adopted, pursuant to Rule 23c-3 under the Investment Company Act, a fundamental policy, which cannot be changed without Shareholder approval, requiring the Fund to offer to repurchase at least 5% of its Shares at NAV on a regular schedule. The schedule adopted by the Fund currently requires the Fund to make repurchase offers every quarter.

7. Segment Reporting

As defined under ASU No. 2023-07 the chief operating decision maker (“CODM”) consists of the members of Committees and Senior Executive Teams of the Advisors. The Fund operates as a single reportable segment, which reflects how the CODM monitors and manages the operating results of the Fund. The financial information used by the CODM to assess the segment’s performance and to allocate resources, including total return, expense ratios, changes in net assets from operations and portfolio composition, is consistent with that presented within the Funds’ financial statements and financial highlights.

8. Subsequent Events

In preparing these financial statements, management has evaluated subsequent events through the date of issuance of the financial statements included herein. There were no other events or transactions that occurred during this period that materially impacted the amounts or disclosures in the Fund’s financial statements.

The Fund expects to commence operations on or about October 1, 2025. The Board of Trustees has approved that, simultaneous with the commencement of the Fund’s operations, Calamos Aksia Hedge Fund Core Access Alpha LP (the “Private Fund”) will reorganize with and transfer substantially all of its assets into the Fund in exchange for Class I shares of the Fund. The Private Fund and the Fund maintain materially the same accounting policies, and utilize the same valuation policies and methodologies, except because the Fund generally intends to calculate its net asset value on each business day and the Private Fund calculates its net asset value less frequently, the time at which an investment’s valuation is recorded may differ.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees of

Calamos Aksia Hedged Strategies Fund

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of Calamos Aksia Hedged Strategies Fund (the “Fund”) as of August 19, 2025, and the related statement of operations for the period March 21, 2025 (organization date) to August 19, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of August 19, 2025 and the results of its operations for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of cash held as of August 19, 2025, by correspondence with the custodian. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Fund’s auditor since 2025.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

August 26, 2025

CALAMOS AKSIA HEDGE FUND ACCESS CORE ALPHA LP

(a Delaware Limited Partnership)

Financial Statements and Independent Auditor's Report

for the period from June 1, 2024 (commencement of operations) to December 31, 2024

CALAMOS AKSIA HEDGE FUND ACCESS CORE ALPHA LP

(a Delaware Limited Partnership)

Independent Auditor’s Report

To the Partners of

Calamos Aksia Hedge Fund Access Core Alpha LP

Opinion

We have audited the accompanying financial statements of Calamos Aksia Hedge Fund Access Core Alpha LP (the “Fund”), which comprise the statement of assets and liabilities, including the schedule of investments, as of December 31, 2024, and the related statements of operations, changes in partners’ capital and cash flows for the period from June 1, 2024 (commencement of operations) to December 31, 2024, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Fund as of December 31, 2024, and the results of its operations, changes in its partners’ capital and its cash flows for the period from June 1, 2024 (commencement of operations) to December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Fund and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Fund Reorganization

As discussed in Note 10 to the financial statements, on April 1, 2025, the General Partner, in consultation with the Sub-Advisor, approved a fund reorganization plan for the orderly transfer of certain of Calamos Aksia Hedge Fund Access Enhanced Alpha LP’s (“Enhanced Partnership”) investments into the Fund, and notified all of Enhanced Partnership’s limited partners regarding the exchange of the Fund’s interests to Enhanced Partnership’s limited partners. Thereafter, the Fund’s limited partners have authorized the General Partner to reorganize the Fund into a closed-end, registered investment company that operates as an interval fund, by contributing the Fund’s assets to the newly formed interval fund in exchange for shares of the interval fund that will be distributed to the former limited partners. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Cohen & Company, Ltd.

Chicago, Illinois

May 5, 2025

CALAMOS AKSIA HEDGE FUND ACCESS CORE ALPHA LP

(a Delaware Limited Partnership)

SCHEDULE OF INVESTMENTS

DECEMBER 31, 2024

	Initial				Percentage
	Acquisition				of Partners'
Description of Investment	Date	Shares	Cost	Fair value	Capital
Hedge Funds:
Event Driven
Empyrean Capital Overseas Fund Ltd(b)(d)	6/1/2024	300	$300,000	$322,022	6.04%
Long/Short Equity
Holocene Advisors Offshore Fund Ltd(b)(d)	6/1/2024	275	275,000	289,054	5.42%
Kodai Offshore Ltd(b)(d)	6/1/2024	225	225,000	226,581	4.25%
Multi-Strategy
Atlas Enhanced Fund Ltd(b)(d)	6/1/2024	325	325,000	350,020	6.57%
Elliott International Limited(b)(d)	7/1/2024	202	450,000	474,108	8.90%
ExodusPoint Partners International Fund Ltd(b)(d)	6/1/2024	300	300,000	323,563	6.07%
LMR Multi-Strategy Fund Limited(b)(d)	6/1/2024	3,250	325,000	359,813	6.75%
Point72 Capital LP(a)(b)(d)	6/1/2024	N/A	400,000	442,209	8.30%
Relative Value
Claren Road Credit Fund Ltd(b)(d)	7/1/2024	225	225,000	231,650	4.35%
Garda Fixed Income Relative Value Opportunity Fund (Onshore) Ltd.(b)(d)	7/1/2024	300	300,000	306,269	5.75%
Stratus Feeder Limited(b)(d)	6/1/2024	183	225,000	251,013	4.71%
Taula Global Macro Fund Limited(b)(d)	6/1/2024	225	225,000	241,958	4.54%
Two Sigma Spectrum US Fund LP(a)(b)(d)	7/1/2024	N/A	325,000	339,543	6.37%
Whitebox Relative Value Fund Ltd(b)(d)	6/1/2024	225	225,000	244,137	4.58%
Tactical Trading
Brevan Howard Alpha Strategies Fund (Cayman No. 2) Limited(b)(d)	6/1/2024	2,250	225,000	237,072	4.45%
Caxton Macro Limited(b)(d)	6/1/2024	200	200,000	212,519	3.99%
Kirkoswald Global Macro Fund Limited(b)(d)	7/1/2024	2,250	225,000	238,778	4.48%
Rokos Global Macro Fund Limited(b)(d)	6/1/2024	1,750	175,000	191,718	3.60%
Total Hedge Funds			4,950,000	5,282,027	99.12%

Mutual Funds:
United States
Calamos Market Neutral Income Fund Class I Shares(c)	6/24/2024	3,434	50,000	51,270	0.96%
Total Mutual Funds			50,000	51,270	0.96%

Total investment in Investment Funds			$5,000,000	$5,333,297	100.08%

(a)	Private investment fund does not issue shares or units.

(b)	Investment valued using net asset value per share (or its equivalent) as a practical expedient. See Note 3 for respective investment categories, unfunded commitments and redemptive restrictions.

(c)	Affiliated investment fund, see Note 5.

(d)	Investment restricted for resale. The total value of these investments is $5,282,027, which represents 99.12% of net assets.

See the accompanying notes to the financial statements

3

CALAMOS AKSIA HEDGE FUND ACCESS CORE ALPHA LP

(a Delaware Limited Partnership)

STATEMENT OF ASSETS AND LIABILITIES

DECEMBER 31, 2024

ASSETS:
Investments in hedge funds, at fair value (cost: $4,950,000)	$5,282,027
Investments in affiliated mutual funds, at fair value (cost: $50,000)	51,270
Cash and cash equivalents	73,161
Receivable from General Partner	35,877

TOTAL ASSETS	5,442,335

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
Accrued administration fees	25,617
Accrued expenses	86,783

TOTAL LIABILITIES	112,400

TOTAL PARTNERS' CAPITAL	5,329,935

TOTAL LIABILITIES AND PARTNERS' CAPITAL	$5,442,335

See the accompanying notes to the financial statements

4

CALAMOS AKSIA HEDGE FUND ACCESS CORE ALPHA LP

(a Delaware Limited Partnership)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JUNE 1, 2024 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2024

INVESTMENT INCOME:
Interest income	$3,074
Dividend income from affiliated investments	759

TOTAL INVESTMENT INCOME	3,833

EXPENSES:
Management fees	35,966
Professional fees	60,500
Administration fees	25,617
Custody fees	21,520
Other expenses	17,500

TOTAL EXPENSES	161,103
Less: Expenses waived by the General Partner (see note 5)	(117,942)
Less: Management fees waived by the General Partner (see note 5)	(35,966)

NET EXPENSES	7,195

NET INVESTMENT LOSS	(3,362)

NET CHANGE IN UNREALIZED GAIN ON INVESTMENTS
Net change in unrealized gain on affiliated investments	1,270
Net change in unrealized gain on unaffiliated investments	332,027

NET GAIN ON INVESTMENTS	333,297

NET INCREASE IN PARTNERS' CAPITAL RESULTING FROM OPERATIONS	$329,935

See the accompanying notes to the financial statements

5

CALAMOS AKSIA HEDGE FUND ACCESS CORE ALPHA LP

(a Delaware Limited Partnership)

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

FOR THE PERIOD FROM JUNE 1, 2024 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2024

	General	Limited
	Partner	Partners	Total
PARTNERS' CAPITAL AS OF JUNE 1, 2024	$-	$-	$-
(COMMENCEMENT OF OPERATIONS)
Capital contributions	50,000	4,950,000	5,000,000
Net increase in partners' capital resulting from operations	3,299	326,636	329,935

PARTNERS' CAPITAL AS OF DECEMBER 31, 2024	$53,299	$5,276,636	$5,329,935

See the accompanying notes to the financial statements

6

CALAMOS AKSIA HEDGE FUND ACCESS CORE ALPHA LP

(a Delaware Limited Partnership)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JUNE 1, 2024 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net increase in partners' capital resulting from operations	$329,935
Adjustments to reconcile net increase in partners' capital resulting from operations to net cash used in operating activities:
Net change in unrealized gain on affiliated investments	(1,270)
Net change in unrealized gain on unaffiliated investments	(332,027)
Purchases of affiliated investments	(50,000)
Purchases of unaffiliated investments	(4,950,000)
Changes in operating assets and liabilities:
Increase in receivable from General Partner	(35,877)
increase in accrued administration fees	25,617
Increase in accrued expenses	86,783

Net cash used in operating activities	(4,926,839)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	5,000,000

Net cash provided by financing activities	5,000,000

NET INCREASE IN CASH	73,161

CASH AND CASH EQUIVALENTS AS OF JUNE 1, 2024 (COMMENCEMENT OF OPERATIONS)	-

CASH AND CASH EQUIVALENTS AS OF DECEMBER 31, 2024	$73,161

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash received for interest during the period	$3,074

See the accompanying notes to the financial statements

7

CALAMOS AKSIA HEDGE FUND ACCESS CORE ALPHA LP

(a Delaware Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

(1)	Organization

Calamos Aksia Hedge Fund Access Core Alpha LP (the “Partnership”) was organized on April 3, 2024 as a Delaware limited partnership and commenced operations on June 1, 2024. The General Partner of the Partnership is Calamos Advisors LLC (the “General Partner”), a Delaware limited liability company. The General Partner also acts as the investment adviser to the Partnership (“Investment Adviser”). The General Partner has also retained Aksia LLC (the “Sub-Advisor”) to provide the Partnership with investment sub-advisory services in connection with the Partnership’s investments. Subject to limitation in the Partnership’s limited partnership agreement (“Agreement”), the business and purposes of the Partnership are primarily to achieve long-term capital appreciation by (a) making primary investments (“Primary Investments”) in various strategies offered by third-party investment managers (the “Underlying Managers”) and managers affiliated with the Advisor, the Sub-Advisor and/or their respective Affiliates (the “Affiliated Funds” and, together with the Underlying Managers, the “Alternative Funds”); (b) making Liquid Investments; (c) investing in Alternative Funds acquired on the secondary market (together, “Secondary Investments”); (d) making direct investments in equity, debt and other financial instruments and obligations that are consistent with the strategies pursued by underlying Alternative Funds or that provide access to private markets (together, “Direct Investments”); (e) making Direct Investments that include programmatic investment relationships with third-party investment managers outside of their commingled private funds (“Opportunistic Investments”); (f) making co-investments in the equity or debt of companies whose securities are not traded on any securities exchange, typically alongside private equity funds and other co-investment vehicles, including Affiliated Funds; (g) engaging in all other activities desirable, necessary, related or incidental to, or in connection with, any of the foregoing; and (g) engaging in any other lawful acts or activities consistent with the foregoing for which limited partnerships may be formed under the Delaware Act. The General Partner is responsible for paying any fees payable to the Sub-Advisor or any other sub-advisor engaged by the General Partner to provide advisory services to the Partnership.

The Partnership was formed by the General Partner with the expectation that the Partnership will convert to an unlisted, closed-end interval fund that is registered under the Investment Company Act. The Limited Partners have authorized the General Partner to reorganize the Partnership into a closed-end, registered investment company that operates as an “interval fund,” by contributing the Partnership’s assets to the newly formed interval fund in exchange for shares of the interval fund that will be distributed to the former Limited Partners as shareholders of the interval fund (a “Conversion”). On and after the date of the Conversion, the former Limited Partners will be subject to the terms of the interval fund’s governing documents, supervision by the interval fund’s board of directors, and other rules and provisions of the Investment Company Act. The General Partner will bear the legal costs of a Conversion.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”). The Partnership is an investment company and follows the accounting and reporting guidance in FASB ASC 946, Investment Companies.

(b)	Cash and Cash Equivalents

Cash and cash equivalents represent cash and overnight investments in interest-bearing demand deposits with a financial institution. Amounts held overnight are available on the next business day. Cash is held at a major financial institution and is subject to credit risk to the extent its balance exceeds applicable FDIC limitations. At December 31, 2024, the Partnership did not hold cash in excess of the limit of $250,000.

8

CALAMOS AKSIA HEDGE FUND ACCESS CORE ALPHA LP

(a Delaware Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

(2)	Summary of Significant Accounting Policies (continued)

(c)	Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including the fair value of investments and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Investments in Hedge Funds

Investments in the Hedge Funds are recorded on a trade-date basis. Realized gains and losses on the Hedge Funds are recognized based on the pro-rata cost method. Unrealized gains and losses resulting from recording investments at fair value are included in net change in unrealized gain or loss on investments in the accompanying Statement of Operations. The General Partner values the investments in the Hedge Funds at fair value. Investments in the Hedge Funds are recorded at net asset value (“NAV”) as a practical expedient for determining fair value.

As a practical expedient, fair value ordinarily represents the Partnership's proportionate share of the Hedge Funds net asset values determined in accordance with each Hedge Fund’s valuation policies and reported at the time of the Partnership’s valuation by the management of each Hedge Fund. Generally, the fair value of the Partnership's investment in each Hedge Fund represents the amount that the Partnership could reasonably expect to receive from such Hedge Fund if the Partnership’s investment was redeemed at the time of the valuation, based on information reasonably available at the time the valuation is made and that the Partnership believes to be reliable. The Partnership records its proportionate share of each Hedge Fund’s unrealized gain or loss in the Statement of Operations.

The unrealized gain (loss) allocated from each Hedge Fund is net of the Partnership’s proportionate share of fees and expenses charged or incurred by such Hedge Fund.

The Partnership will record distributions of cash from any Hedge Fund using the average cost basis of the investment in the Hedge Fund. The Partnership would recognize within the Statement of Operations its share of realized gains or (losses).

Net change in unrealized gain or loss on investments, within the Statement of Operations includes the Partnership’s share of interest and dividends, realized (but undistributed) and unrealized gains and losses on security transactions and expenses of the Hedge Fund. Due to the nature of the Hedge Funds, the Partnership can only liquidate its position in the Hedge Fund according to the terms described in each Hedge Fund’s operating or limited partnership agreement.

(e)	Investments in Mutual Funds

Investments in the Mutual Funds are recorded on a trade-date basis. The General Partner values the investment in the Mutual Funds at the closing NAV per share on the date of valuation.

The Partnership will record distributions of cash from any Mutual Fund using the average cost basis of the investment in the Mutual Fund. The Partnership would recognize within the Statement of Operations the corresponding realized gains or (losses).

(f)	Expenses

The Partnership bears its own expenses, including, but not limited to: legal fees; accounting and auditing fees; custodial fees; administrator fees; organizational expenses; and other types of expenses approved by the General Partner.

9

CALAMOS AKSIA HEDGE FUND ACCESS CORE ALPHA LP

(a Delaware Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

(2)	Summary of Significant Accounting Policies (continued)

(g)	Income Taxes

The Partnership is treated as a partnership for tax purposes and is not subject to U.S. federal income taxes. Rather, the Partnership’s taxable income flows through to the partners, who are responsible for paying the applicable income taxes on the income allocated to them. The Partnership is subject to partnership audit rules enacted as part of the Bipartisan Budget Act of 2015 (the “Centralized Partnership Audit Regime”). Under the Centralized Partnership Audit Regime, any IRS audit of the Partnership would be conducted at the Partnership level, and if the IRS determines an adjustment, the default rule is that the Partnership would pay an “imputed underpayment” including interest and penalties, if applicable. The Partnership may instead elect to make a “push-out” election, in which case the partners for the year that is under audit would be required to take into account the adjustments on their own personal income tax returns.

In accordance with GAAP, the General Partner is required to determine whether a tax position of the Partnership is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions not meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon the ultimate settlement with the taxing authority. The Partnership has elected an accounting policy to classify interest and penalties, if any, as interest expense. Based on its analysis, the General Partner has determined there is no tax expense or interest expense related to uncertainties in income tax positions and there is no tax liability resulting from unrecognized tax benefits relating to uncertain income tax positions for the period from June 1, 2024 (commencement of operations) to December 31, 2024.

The Partnership files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Partnership is subject to examination by federal, state, local and foreign jurisdictions, where applicable. As of December 31, 2024, the Partnership remains subject to examination by various tax jurisdictions under their respective statutes of limitations. There are currently no examinations being conducted of the Partnership by the Internal Revenue Service or any other taxing authority.

(3)	Fair Value of Investments

The Partnership uses a fair value hierarchy that prioritizes inputs to valuation techniques used to measure fair value. The objective of a fair value measurement is to determine the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Accordingly, the fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

●	Level 1 – Quoted prices in active markets for identical securities

●	Level 2 – Other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc.)

●	Level 3 – Significant unobservable inputs (including the Partnership’s own assumptions in determining the fair value of investments)

An individual investment level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

10

CALAMOS AKSIA HEDGE FUND ACCESS CORE ALPHA LP

(a Delaware Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

(3)	Fair Value of Investments (continued)

Fair value is a market-based measure, based on assumptions of prices and inputs considered from the perspective of a market participant that are current as of the measurement date, rather than an entity-specific measure. Therefore, even when observable inputs are not readily available, the Partnership’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date.

The Partnership uses authoritative guidance that permits the measurement of fair value of an investment fund, which does not have a readily determinable fair value, based on the NAV of the investment fund as a practical expedient, without further adjustment, unless it is probable that the investment fund will be sold at a value significantly less than the NAV. In using NAV as a practical expedient, certain attributes of the investment fund that may impact the fair value of the investment fund are not considered in measuring fair value. Attributes of those investment funds include the investment strategies of the investees and may also include, but are not limited to, restrictions on the investor’s ability to redeem its investments at the measurement date and any unfunded commitments. The Partnership’s investment in the Investment Funds was measured using the practical expedient to determine fair value. There were no changes to the valuation policy for the period from June 1, 2024 (commencement of operations) to December 31, 2024. Although Investments in the Investment Funds measured using the NAV as a practical expedient are not categorized within the fair value hierarchy, they are included in the table below to permit reconciliation to the Schedule of Investments.

The availability of valuation techniques and observable inputs can vary from investment to investment and are affected by a wide variety of factors, including the type of investment, whether the investment is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the investments existed. Accordingly, the degree of judgment exercised by the Partnership in determining fair value is greatest for investments categorized in Level 3. In some cases, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In such cases, the fair value measurement is generally categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement. There were no transfers into or out of Level 3 of the fair value hierarchy for the period ended. The Partnership held no Level 3 investments as of December 31, 2024.

The following is a summary of the Partnership’s assets at fair value as of December 31, 2024:

Investments	Level 1	Level 2	Level 3	Net Asset Value	Total
Investments in Investment Funds,
Hedge Funds (1)	$-	$-	$-	$5,282,027	5,282,027
Mutual Funds	51,270	-	-	-	51,270

Total investments in Investment Funds	$51,270	$-	$-	$5,282,027	$5,333,297

(1) The Hedge Fund investments are measured at fair value using the net asset value per share (or its equivalent) practical expedient.

11

CALAMOS AKSIA HEDGE FUND ACCESS CORE ALPHA LP

(a Delaware Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

(3)	Fair Value of Investments (continued)

The following descriptions of investment categories should be read in conjunction with the schedule of investments.

Event Driven - Strategies predicated on the occurrence of a corporate event as a catalyst to realize value, such as a merger, spinoff, liquidation or restructuring. These strategies can rely on a mix of harder catalysts (such as announced mergers) and softer catalysts (such as a proposed asset sale or restructuring), can be expressed across the capital structure (i.e. both equity and credit instruments), and include Event & Merger, Event Credit, and Activist.

Long/Short Equity - Strategies involving the purchase of public equities which the manager believes will appreciate in value and the sale (short) of securities either believed to be overpriced or with the express intention of hedging the risk on the long side. The strategy is the oldest and most prevalent alternative investment strategy, dating back to the first ‘hedged’ fund, run by A.W. Jones in 1949. Long/Short Equity encompasses a variety of strategies and portfolio formats, including Fundamental Value, Fundamental Growth, Low Net, Multi-PM, Opportunistic, and Specialist.

Multi-Strategy - In Multi-Strategy funds, the manager allocates capital or risk across a number of individual strategies (typically at least three), each of which has a team specializing in their respective area. Multi-Strategy funds benefit from diversification across the strategies, which should reduce strategy and asset class specific risk compared to standalone strategies. Additionally, managers have the flexibility to allocate balance sheet capital among favorable strategies. Within Multi-Strategy, strategies include Relative Value Multi-Strategy, Directional Multi-Strategy, Asia Multi-Strategy, and Multi-Risk Premia.

Relative Value - A diverse set of strategies that generally exploit perceived inefficiencies in pricing relationships across securities or markets and are often explicitly designed to produce an uncorrelated return profile. Typically characterized by low net exposure profiles and a greater use of leverage, they can be discretionary or systematic and focus on any asset or derivative, including equities, fixed income, options, and even insurance. Relative value strategies include Long/Short Credit, Structured Credit, Fixed Income Arbitrage, Insurance Linked, Quantitative Strategies, and Volatility.

Tactical Trading - Strategies focused on short - and medium-term trades, across the full range of asset classes, that may be long or short at any given time but with generally little long-term directionality. Tactical trading strategies include CTA, Global Macro, Discretionary Commodities, and Risk Mitigation.

12

CALAMOS AKSIA HEDGE FUND ACCESS CORE ALPHA LP

(a Delaware Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

(3)	Fair Value of Investments (continued)

The following table represents investment strategies, unfunded commitments and redemptive restrictions of investments that are measured at NAV per share (or its equivalent) as a practical expedient as of December 31, 2024:

			Redemption
	Unfunded	Withdrawal	Notice Period	Lock Up
Fund / Investment Category	Commitment	Frequency	(Days)	Period
Hedge Funds:
Event Driven
Empyrean Capital Overseas Fund Ltd (3)	None	Quarterly	65	none
Long/Short Equity				12 months (1)
Holocene Advisors Offshore Fund Ltd	None	Quarterly	65
Kodai Offshore Ltd (3)	None	Quarterly	90	12 months (1)
Multi-Strategy
Atlas Enhanced Fund Ltd (3)	None	Quarterly	65	none
Elliott International Limited (3)	None	Quarterly	60	none
ExodusPoint Partners International Fund Ltd (3)	None	Quarterly	92	12 months (1)
LMR Multi-Strategy Fund Limited (3)	None	Quarterly	92	none
Point72 Capital LP (3)	None	Quarterly	45	none
Relative Value				12 months (1)
Claren Road Credit Fund Ltd	None	Quarterly	45
Garda Fixed Income Relative Value
Opportunity Fund (Onshore) Ltd. (3)	None	Quarterly	60	none
Stratus Feeder Limited	None	Monthly	62	none
Taula Global Macro Fund Limited (3)	None	Quarterly	92	12 months (2)
Two Sigma Spectrum US Fund LP	None	Quarterly	57	none
Whitebox Relative Value Fund Ltd	None	Quarterly	60	none
Tactical Trading
Brevan Howard Alpha Strategies Fund
(Cayman No. 2) Limited(b)(d)	None	Monthly	92	none
Caxton Macro Limited	None	Quarterly	60	none
Kirkoswald Global Macro Fund Limited	None	Quarterly	60	none
Rokos Global Macro Fund Limited (3)	None	Monthly	92	none

(1)	During the lock up period capital redemptions are allowed but are subject to an early redemption fee that varies by investment.

(2)	During the lock up period no capital redemptions are allowed from the investment.

(3)	Redemption from the hedge fund is subject to gate provisions as detailed in the respective hedge fund's documents.

(4)	Partners’ Capital

(a)	Contributions

On June 1, 2024, the Partnership commenced operations and accepted initial subscriptions for Limited Partnership interest from partners of $3,475,000. On July 1, 2024 the Partnership accepted additional subscriptions for interest of $1,525,000. The minimum initial subscription for each Limited Partner is $500,000, although subscriptions of lesser amounts may be accepted in the sole and absolute discretion of the General Partner. The General Partner, shall permit additional subscriptions for interests on the first business day of each calendar month; and as of any other date selected by the General Partner in its sole discretion; provided that the General Partner may suspend the offering of Interests with respect to the Partnership from time to time or terminate the offering of such interests at any time in its discretion.

As of December 31, 2024, the Partnership has accepted a total of $5,000,000 in partner subscriptions.

13

CALAMOS AKSIA HEDGE FUND ACCESS CORE ALPHA LP

(a Delaware Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

(4)	Partners’ Capital (continued)

(b)	Profit and Loss Allocations

Profits and losses are allocated to all partners of the Partnership in accordance with the terms of the Agreement. In general, each partner’s share of the profits and losses of the Partnership are allocated in proportion to their respective interests in the Partnership.

(c)	Capital Withdrawals and Distributions

No limited partner shall be entitled to receive distributions from the Partnership, except as provided in the Agreement or withdraw any amount from the Partnership other than upon such limited partner’s withdrawal from the Partnership except as provided in the Agreement or upon the consent of, or as may be required by, and upon such terms as may be determined by, the General Partner in its sole discretion. For the period from June 1, 2024 (commencement of operations) to December 31, 2024, the Partnership made no distributions to the partners.

The General Partner will provide limited partners, in writing, of the details of the Partnership’s voluntary capital withdrawal rights (including effective dates for withdrawals and notice requirements), if any, from time to time. For any limited partner withdrawal allowed per the Agreement, The General Partner will cause the Partnership to distribute not less than at least 95% of withdrawal payments within thirty days following the applicable withdrawal date. The remaining amount shall be retained and paid promptly following completion of the Partnership’s audited financial statements for the calendar year in which the withdrawal was effective and any amount so retained will not be considered to be invested in the Partnership. The General Partner may suspend in part or in whole the right of any Partner to make withdrawals from the Partner’s Capital Account if, in the General Partner’s sole discretion, such suspension is warranted, and per the terms and limitation provided in the Agreement. For the period from June 1, 2024 (commencement of operations) to December 31, 2024, there have been no partner withdrawals from the Partnership.

(5)	Related Party Transactions

Pursuant to the Agreement, as compensation for managing the business and affairs of the Partnership, the General Partner receives a monthly management fee equal to 1.25% per annum of NAV of each Limited Partners’ Capital Account, determined as of the last business day of each month. The management fee will begin to accrue on each investment date with respect to each Limited Partner and shall be prorated for partial periods. The Advisor may elect to voluntarily reduce, waive, or otherwise modify the management fee with respect to any Limited Partner, including for substantial amounts contributed to the Partnership by a Limited Partner or group of Limited Partners whose assets are managed and/or referred by an investment adviser, broker-dealer, investment consultant or other financial intermediary. To the extent that the Partnership makes investments in Affiliated Funds, the Management Fee charged at the Partnership-level will be waived. The Advisor may waive voluntarily the management fee with respect to any partner which is an affiliate of the Advisor or Sub-Advisor. During the period, the management fee was waived for all partners. The General Partner waived management fees of $35,966 during the period from June 1, 2024 (commencement of operations) to December 31, 2024. At December 31, 2024, no management fees were owed to the General Partner.

The aggregate value of related parties’ capital at December 31, 2024 was $5,329,935.

14

CALAMOS AKSIA HEDGE FUND ACCESS CORE ALPHA LP

(a Delaware Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

(5)	Related Party Transactions (continued)

The Advisor and the Sub-Advisor have entered into an expense limitation agreement with the Partnership to reimburse the Partnership for certain operating and administrative expenses not to exceed, on an annualized basis, 0.25% of the average monthly NAV of the Partnership’s at month-end from the date the Partnership commences investment operations through the one-year anniversary thereof. These expenses include Partnership operating and administrative expenses, excluding (i) Management Fees, (ii) costs associated with the acquisition, ongoing investment and disposition of the Fund’s investments and unconsummated investments, including legal costs, professional fees, travel costs and brokerage costs, (iii) the Fund’s pro rata share of fees and expenses of Alternative Funds and Underlying Managers, (iv) borrowing costs (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund), (v) taxes and costs to reclaim any taxes, and (vi) extraordinary expenses (each as determined in the discretion of the General Partner). Any such expenses paid or otherwise borne are shared 50/50 between the Advisor and the Sub-Advisor. This expense limitation agreement may be annually renewed with the written agreement of the Advisor, the Sub-Advisor and the Partnership. The Partnership may terminate the expense limitation agreement at any time upon notice to the Advisor and Sub-Advisor, and the expense limitation agreement will automatically terminate upon the termination of the investment advisory agreement between the Advisor and the Fund or the termination of the investment sub-advisory agreement between the Advisor and the Sub-Advisor. The expenses incurred by the Partnership which exceeded the annualized basis for the period from June 1, 2024 (commencement of operations) to December 31, 2024 were $117,942. The reimbursement amount owed to the Partnership from the General Partner as of December 31, 2024 was $35,877. These fees are not subject to recoupment by the Advisor.

As permitted by the First Amended and Restated Limited Partnership Agreement of the Partnership, the Partnership holds Institutional Class shares of Calamos Market Neutral Income Fund (CMNIX), an open end investment company registered under the Investment Company Act of 1940, as amended. Calamos Advisors LLC serves as investment adviser of CMNIX. The investment objective of CMNIX is to seek high current income consistent with stability of principal. The Partnership will incur its percentage interest of underlying funds' fees and expenses. The Partnership invested in CMNIX, an underlying mutual fund which has its own management fee paid to Calamos and operating expenses, some of which may be duplicate of the Partnership's expenses.

Transactions related to investments in affiliated companies for the period from June 1, 2024 to December 31, 2024 were as follows:

	Beginning					Change in	Shares held as	Value at
	Value at	Purchases	Proceeds	Dividend	Realized	Unrealized	of December	December 31,
Affiliated Investment Company	June 1, 2024	and Cost	from Sales	Income	Gain/Loss	Gain (Loss)	31, 2024	2024
Calamos Market Neutral Income
Fund Class I Shares	$-	$50,000	$-	$759	$-	$1,270	$3,434	$51,270
Total	$-	$50,000	$-	$759	$-	$1,270	$3,434	$51,270

On or after April 1, 2025, the Partnership accepted an in-kind contribution (in lieu of a cash contribution) from Calamos Aksia Hedge Fund Access Enhanced Alpha, LP, a Delaware limited partnership (the “Enhanced Partnership”), consisting of the Enhanced Partnership’s investments in sixteen (16) hedge funds (collectively, the “Investments”), in exchange for a limited partnership interest in the Partnership (the “Interest”). Immediately after the completion of the transfer, the Enhanced Partnership made an in-kind distribution of the Interest to its limited partners based on their respective percentage interests. The costs incurred in the transfer are subject to the Partnership’s expense limitation agreement (described above). The valuations of the Investment and the Interest were determined by Calamos, Aksia and the applicable Partnership’s Valuation Committee, according to written valuation policies, without independent verification or obtaining third party quotes.

15

CALAMOS AKSIA HEDGE FUND ACCESS CORE ALPHA LP

(a Delaware Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

(6)	Administrative Services

UMB Fund Services (the “Administrator”) serves as the Partnership’s administrator and performs certain administrative and accounting services on behalf of the Partnership. Administrative fees for the period from June 1, 2024 (commencement of operations) to December 31, 2024 were $25,616 and are reflected on the Statement of Operations. At December 31, 2024, $25,616 of fees were owed to the administrator.

(7)	Financial Highlights

Nonregistered investment funds are required to disclose certain financial highlights related to investment performance and operations. These financial highlights for the period from June 1, 2024 (commencement of operations) to December 31, 2024 applicable to the Partnership’s Limited Partners as follows:

Total return	6.77%

Ratios to average limited partners' capital
Operating expenses before Adviser reimbursement	5.65%
Expenses waived by the General Partner	(4.14)%
Management fees waived by the General Partner	(1.26)%
Net total expenses after General Partner reimbursement	0.25%

Net investment loss(1)	(0.12)%

Portfolio turnover rate	0.00%

(1) Includes expenses reimbursed by the General Partner

Financial highlights are calculated for each limited partner class taken as a whole. An individual limited partner’s return and ratios may vary based on participation in new issues, private investments, different management fee arrangements, and the timing of capital transactions.

The expense and net investment loss ratios do not reflect the income and expenses incurred by the underlying investment funds.

The ratios, excluding nonrecurring expenses to the General Partner, have been annualized. Total return has not been annualized.

(8)	Indemnifications

In the normal course of business, the Partnership enters into contracts that provide general indemnifications. The Partnership’s maximum exposure under these agreements is dependent on future claims that may be made against the Partnership, and therefore cannot be established; however, based on the General Partner’s experience, the risk of loss from such claims is considered remote.

(9)	Market and Credit Risks

In the normal course of business, the Partnership maintains its cash balance at a financial institution, which at times may exceed federally insured limits. The Partnership is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf. The General Partner monitors the financial condition of each financial institution.

The Partnership’s portfolio may not generally be diversified at all times. Accordingly, the investment portfolio of the Partnership may be subject to more rapid change in value than would be the case if the Partnership was required to maintain a wide diversification among securities, companies, countries, or industry groups.

16

CALAMOS AKSIA HEDGE FUND ACCESS CORE ALPHA LP

(a Delaware Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

(9)	Market and Credit Risks (continued)

The Partnership's investment in the Investment Funds is subject to the market and credit risks associated with the investments held by the Investment Funds.

The General Partner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. The Partners bear the risk of loss only to the extent of the fair value of their respective investments and, in certain specific circumstances, distributions received.

(10)	Subsequent Events

These financial statements were approved by management and available to be issued on May 5, 2025. Subsequent events have been evaluated through this date. On or after April 1, 2025, the Partnership accepted an in-kind contribution of certain Investments from the Enhanced Partnership in exchange for an Interest (as those terms are defined above under “Related Party Transactions”).

Management has determined that there were no other subsequent events requiring recognition or disclosure in the financial statements.

17

CALAMOS AKSIA HEDGE FUND ACCESS CORE ALPHA LP

(a Delaware Limited Partnership)

SCHEDULE OF INVESTMENTS (Unaudited)

JUNE 30, 2025

	Initial				Percentage
	Acquisition				of Partners’
Description of Investment	Date	Shares	Cost	Fair value	Capital
Hedge Funds:

Event Driven
Empyrean Capital Overseas Fund Ltd(b)(d)	6/1/2024	300	$300,000	$329,531	3.28%
Redwood Offshore Fund Ltd(b)(d)	4/1/2025	2,250	246,560	246,552	2.45%
ValueAct Capital Partners II LP(a)(b)(d)	4/1/2025	N/A	244,657	264,952	2.64%
VR Global Offshore Fund Ltd(b)(d)	4/1/2025	180	222,085	229,027	2.28%

Long/Short Equity
BlackRock Strategic Equity Hedge Fund Limited(b)(d)	5/1/2025	461	263,414	290,456	2.89%
D1 Capital Partners Offshore LP(a)(b)(d)	4/1/2025	N/A	249,220	277,029	2.76%
Holocene Advisors Offshore Fund Ltd(b)(d)	6/1/2024	275	275,000	308,947	3.07%
Sourcerock Fund LP(a)(b)(d)	4/1/2025	N/A	181,231	172,980	1.72%

Multi-Strategy
Atlas Enhanced Fund Ltd(b)(d)	6/1/2024	325	400,000	450,947	4.49%
Elliott International Limited(b)(d)	7/1/2024	202	450,000	489,345	4.87%
ExodusPoint Partners International Fund Ltd(b)(d)	6/1/2024	300	375,000	429,219	4.27%
LMR Multi-Strategy Fund Limited(b)(d)	6/1/2024	3,250	375,000	432,081	4.30%
Point72 Capital LP(a)(b)(d)	6/1/2024	N/A	400,000	467,480	4.65%
Sculptor Overseas Fund II, Ltd.(b)(d)	4/1/2025	400	426,321	442,544	4.40%
Verition Multi-Strategy Fund LLC(a)(b)(d)	4/1/2025	N/A	430,161	429,643	4.28%

Relative Value
Claren Road Credit Fund Ltd(b)(d)	7/1/2024	225	275,000	287,525	2.86%
Garda Fixed Income Relative Value Opportunity Fund (Onshore) Ltd.(b)(d)	7/1/2024	300	300,000	321,200	3.20%
Linden Investors LP(a)(b)(d)	4/1/2025	N/A	374,590	378,399	3.77%
One William Street Capital Offshore Fund Ltd(b)(d)	4/1/2025	300	318,326	324,795	3.23%
Renaissancere Medici Fund Ltd.(b)(d)	4/1/2025	114	305,157	310,510	3.09%
Stratus Feeder Limited(b)(d)	6/1/2024	183	225,000	270,595	2.69%
Taula Global Macro Fund Limited(b)(d)	6/1/2024	225	225,000	256,043	2.55%
Two Sigma Spectrum US Fund LP(a)(b)(d)	7/1/2024	N/A	325,000	365,510	3.64%
Voya Mortgage Investment Fund SP(b)(d)	4/1/2025	1,173	297,700	302,786	3.01%
Whitebox Relative Value Fund Ltd(b)(d)	6/1/2024	225	225,000	250,632	2.49%
Brevan Howard Alpha Strategies Fund (Cayman No. 2) Limited(b)(d)	6/1/2024	2,250	225,000	248,787	2.48%
Brevan Howard FG Macro Fund Limited(b)(d)	4/1/2025	1,998	197,773	207,202	2.06%
Caxton Macro Limited(b)(d)	6/1/2024	200	200,000	241,729	2.41%
GreshamQuant ACAR Fund Ltd(b)(d)	4/1/2025	175	139,594	128,421	1.28%
Kirkoswald Global Macro Fund Limited(b)(d)	7/1/2024	2,250	225,000	247,712	2.47%
Man AHL CCS (Restricted) SPC - Enhanced
Momentum Segregated Portfolio A (b)(d)	4/1/2025	90,843	192,278	179,889	1.79%
Rokos Global Macro Fund Limited(b)(d)	6/1/2024	1,750	175,000	215,091	2.14%
Saba Capital Carry Neutral Tail Hedge Offshore Fund Ltd(b)(d)	4/1/2025	200	204,843	189,145	1.88%
Total Hedge Funds			9,268,910	9,986,704	99.39%

(a)	Private investment fund does not issue shares or units.
(b)	Investment valued using net asset value per share (or its equivalent) as a practical expedient. See the following table for investment categories, unfunded commitments and redemptive restrictions.
(c)	Affiliated investment fund.
(d)	Investment restricted for resale. The total value of these investments is $9,986,704, which represents 99.39% of net assets.

18

CALAMOS AKSIA HEDGE FUND ACCESS CORE ALPHA LP

(a Delaware Limited Partnership)

SCHEDULE OF INVESTMENTS (Unaudited) (Continued)

JUNE 30, 2025

	Initial				Percentage
	Acquisition				of Partners’
Description of Investment	Date	Shares	Cost	Fair value	Capital
Mutual Funds:

United States
Calamos Market Neutral Income Fund Class I Shares(c)	6/24/2024	3,434	50,000	52,781	0.53%
Total Mutual Funds			50,000	52,781	0.53%

Total investment in Investment Funds			$9,318,910	$10,039,485	99.92%

(a)	Private investment fund does not issue shares or units.
(b)	Investment valued using net asset value per share (or its equivalent) as a practical expedient. See the following table for investment categories, unfunded commitments and redemptive restrictions.
(c)	Affiliated investment fund.
(d)	Investment restricted for resale. The total value of these investments is $9,986,704, which represents 99.39% of net assets.

19

CALAMOS AKSIA HEDGE FUND ACCESS CORE ALPHA LP

(a Delaware Limited Partnership)

SCHEDULE OF INVESTMENTS (Unaudited) (Continued)

JUNE 30, 2025

The following table represents investment strategies, unfunded commitments and redemptive restrictions of investments that are measured at NAV per share (or its equivalent) as a practical expedient as of June 30, 2025:

			Redemption
	Unfunded	Withdrawal	Notice Period	Lock Up
Fund / Investment Category	Commitment	Frequency	(Days)	Period
Hedge Funds:

Event Driven
Empyrean Capital Overseas Fund Ltd (3)	None	Quarterly	65	none
Redwood Offshore Fund Ltd (3)	None	Quarterly	75	none
ValueAct Capital Partners II LP (3)	None	Annually	90	12 months (2)
VR Global Offshore Fund Ltd (3)	None	Quarterly	45	12 months (1)

Long/Short Equity
BlackRock Strategic Equity Hedge Fund Limited (3)	None	Monthly	32	none
D1 Capital Partners Offshore LP (3)	None	Quarterly	90	none
Holocene Advisors Offshore Fund Ltd (3)	None	Quarterly	65	12 months (1)
Sourcerock Fund LP	None	Quarterly	65	12 months (1)

Multi-Strategy
Atlas Enhanced Fund Ltd (3)	None	Quarterly	65	none
Elliott International Limited (3)	None	Quarterly	60	none
ExodusPoint Partners International Fund Ltd (3)	None	Quarterly	92	12 months (1)
LMR Multi-Strategy Fund Limited (3)	None	Quarterly	92	none
Point72 Capital LP (3)	None	Quarterly	45	none
Sculptor Overseas Fund II, Ltd.	None	Quarterly	30	none
Verition Multi-Strategy Fund LLC (3)	None	Quarterly	45	none

Relative Value
Claren Road Credit Fund Ltd	None	Quarterly	45	12 months (1)
Garda Fixed Income Relative Value Opportunity Fund (Onshore) Ltd. (3)	None	Quarterly	60	none
Linden Investors LP (3)	None	Quarterly	65	none
One William Street Capital Offshore Fund Ltd (3)	None	Quarterly	92	Months 1-12 (2) Months 13-24 (1)
Renaissancere Medici Fund Ltd. (3)	None	Monthly	30	none
Stratus Feeder Limited	None	Monthly	62	none
Taula Global Macro Fund Limited (3)	None	Quarterly	92	12 months (2)
Two Sigma Spectrum US Fund LP (3)	None	Quarterly	57	none
Voya Mortgage Investment Fund SP	None	Quarterly	65	12 months (1)
Whitebox Relative Value Fund Ltd (3)	None	Quarterly	60	none

Tactical Trading
Brevan Howard Alpha Strategies Fund (Cayman No. 2) Limited (3)	None	Monthly	92	none
Brevan Howard FG Macro Fund Limited (3)	None	Monthly	60	none
Caxton Macro Limited	None	Quarterly	45	none
GreshamQuant ACAR Fund Ltd (3)	None	Quarterly	92	none
Kirkoswald Global Macro Fund Limited (3)	None	Quarterly	60	none
Man AHL CCS (Restricted) SPC - Enhanced Momentum Segregated Portfolio A	None	Quarterly	32	none
Rokos Global Macro Fund Limited (3)	None	Monthly	92	none
Saba Capital Carry Neutral Tail Hedge Offshore Fund Ltd (3)	None	Monthly	35	6 months (1)

(1)	During the lock up period capital redemptions are allowed but are subject to an early redemption fee that varies by investment.

(2)	During the lock up period no capital redemptions are allowed from the investment.

(3)	Redemption from the hedge fund is subject to gate provisions as detailed in the respective hedge fund's documents.

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